      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         UNISON HEALTHCARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                DELAWARE                                  8050                                 86-0684011
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                        AND ITS GUARANTOR SUBSIDIARIES:

ARIZONA       SUNQUEST SPC, INC.                                86-0686301
DELAWARE      BRITWILL HEALTHCARE COMPANY                       52-1788276
DELAWARE      BRITWILL INVESTMENTS - I, INC.                    52-1797108
DELAWARE      BRITWILL INVESTMENTS - II, INC.                   52-1797107
DELAWARE      BRITWILL FUNDING CORPORATION                      75-2569735
TEXAS         EMORY CARE CENTER, INC.                           75-2497463
TENNESSEE     MEMPHIS CLINICAL LABORATORY, INC.                 62-1308835
UTAH          AMERICAN PROFESSIONAL HOLDING, INC.               87-0421087
TEXAS         AMPRO MEDICAL SERVICES, INC.                      75-2409091
MISSOURI      GAMMA LABORATORIES, INC.                          43-1247740
DELAWARE      SIGNATURE HEALTH CARE CORPORATION                 84-1093732
COLORADO      BROOKSHIRE HOUSE, INC.                            84-1123466
COLORADO      CHRISTOPHER NURSING CENTER, INC.                  84-1124242
COLORADO      AMBERWOOD COURT, INC.                             84-1123461
ARIZONA       THE ARBORS HEALTH CARE CENTER, INC.               86-0668106
COLORADO      LOS ARCOS, INC.                                   84-1123464
COLORADO      PUEBLO NORTE, INC.                                84-1109376
INDIANA       CEDAR CARE, INC.                                  35-1833292
INDIANA       SHERWOOD HEALTHCARE CORP.                         35-1816034
ARIZONA       BRITWILL INDIANA PARTNERSHIP                      86-0846998
COLORADO      RIO VERDE NURSING CENTER, INC.                    84-1195626
COLORADO      SIGNATURE MANAGEMENT GROUP, INC.                  84-1188485
COLORADO      CORNERSTONE CARE, INC.                            84-1305948
COLORADO      ARKANSAS, INC.                                    84-1305949
COLORADO      DOUGLAS MANOR, INC.                               84-1305945
COLORADO      SAFFORD CARE, INC.                                84-1305944
COLORADO      REHABWEST, INC.                                   84-1250141
ARIZONA       QUEST PHARMACIES, INC.                            86-0801362
ARIZONA       SUNBELT THERAPY MANAGEMENT SERVICES, INC.         86-0843762
ALABAMA       DECATUR SPORTSFIT & WELLNESS CENTER, INC.         63-1090003
MISSISSIPPI   THERAPY HEALTH SYSTEMS, INC.                      64-0743156
ALABAMA       HENDERSON & ASSOCIATES REHABILITATION, INC.       63-1090002
ALABAMA       SUNBELT THERAPY MANAGEMENT SERVICES, INC.         63-0897514
(STATE OR OTHER JURISDICTION OF           (EXACT NAME OF GUARANTOR                (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)         AS SPECIFIED IN ITS CHARTER)           IDENTIFICATION NUMBER)

(STATE OR OTHER JURISDICTION OF       (STATE OR OTHER JURISDICTION OF           (EXACT NAME OF GUARANTOR

(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       INCORPORATION OR ORGANIZATION)          AS SPECIFIED IN ITS CHARTER)

 INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)
         8800 NORTH GAINEY CENTER DRIVE, SUITE 245                                JAMES A. RICE
                 SCOTTSDALE, ARIZONA 85258                                UNISON HEALTHCARE CORPORATION
                      (602) 423-1954                                8800 NORTH GAINEY CENTER DRIVE, SUITE 245
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                     SCOTTSDALE, ARIZONA 85258
                          INCLUDING                                              (602) 423-1954
  AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                                                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                              P. ROBERT MOYA, ESQ.
                                QUARLES & BRADY
                            ONE EAST CAMELBACK ROAD
                                   SUITE 400
                          PHOENIX, ARIZONA 85012-1649
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================================================

                                                          PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
        TITLE OF EACH CLASS OF            AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
      SECURITIES TO BE REGISTERED          REGISTERED        PER SHARE       OFFERING PRICE         FEE
---------------------------------------------------------------------------------------------------------------
                                          $100,000,000
12 1/4% Senior Notes, Due 2006.........  principal amount       $1,000        $100,000,000       $30,300(1)
---------------------------------------------------------------------------------------------------------------
Guarantees of each of the Guarantor
  Subsidiaries.........................        (2)              (3)               (3)             None(3)
===============================================================================================================

(1) Includes the base registration fee of $200 for each $1 million registered plus the offsetting collection fee of $103 for each $1 million registered.

(2) The 12 1/4% Senior Notes Due 2006 will be guaranteed by each of the Guarantor Subsidiaries.

(3) No additional consideration will be paid by the recipients of the 12 1/4% Senior Notes Due 2006 for the Guarantees. Pursuant to Rule 457(n), no separate fee is payable for the Guarantees.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED           , 1997
PROSPECTUS
                         UNISON HEALTHCARE CORPORATION
[UNISON LOGO] OFFER TO EXCHANGE ITS 12 1/4% SENIOR NOTES DUE 2006,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         12 1/4% SENIOR NOTES DUE 2006

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
         NEW YORK CITY TIME, ON                , 1997, UNLESS EXTENDED

    The 12 1/4% Senior Notes due 2006 offered hereby (the "Exchange Notes") are being offered by Unison HealthCare Corporation, a Delaware corporation ("Unison" or the "Company"). Unison hereby offers to exchange (the "Exchange Offer") up to $100.0 million in aggregate principal amount of Exchange Notes for $100.0 million in aggregate principal amount of Unison's outstanding 12 1/4% Senior Notes due 2006 (the "Original Notes"). The Original Notes and the Exchange Notes are sometimes referred to herein collectively as the "Senior Notes."

    The Terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Original Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will be freely transferable by holders thereof (other than as described herein) and issued free of any covenant restricting transfer absent registration. The Exchange Notes will evidence the same debt as the Original Notes and contain terms which are substantially identical to the terms of the Original Notes for which they are to be exchanged. All of the Senior Notes (i.e., whether Original Notes or Exchange Notes) will be treated as a single class for all purposes under the Indenture. For a description of the terms of the Senior Notes, see "Description of the Senior Notes." There will be no cash proceeds to the Company from the Exchange Offer.

    The Exchange Notes will bear interest from the most recent date to which interest has been paid on the Original Notes. Interest has been paid through April 30, 1997, and is next due on November 1, 1997 for interest through October 31, 1997. Holders whose Original Notes are accepted for exchange will not receive any payment in respect of interest on such Original Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. See "The Exchange Offer -- Terms of the Exchange Offer."

    The Senior Notes are redeemable at the option of the Company, in whole or in part, on or after November 1, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. Prior to November 1, 1999, Unison may redeem up to 25% of the original principal amount of the Senior Notes at 110% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more Public Equity Offerings (as defined herein); provided, however, that at least $75.0 million principal amount of the Senior Notes remain outstanding and that such redemption occurs within 60 days following the closing of any such Public Equity Offering. See "Description of the Senior Notes -- Optional Redemption."

    The Original Notes were sold on October 31, 1996, in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act (the "Private Offering"). Accordingly, the Original Notes may not be offered, resold or otherwise pledged, hypothecated or transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered to satisfy the obligations of the Company under a Registration Rights Agreement relating to the Original Notes. See "The Exchange Offer -- Purposes and Effects of the Exchange Offer" and "The Registration Rights Agreement." Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold or otherwise transferred by the holders thereof (other than any holder which is an affiliate of the Company within the meaning of Rule 405 under the Securities Act and other than any broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged and do not intend to engage, and have no arrangement or understanding with any person to engage, in the distribution of such Exchange Notes. See "The Exchange Offer -- Purposes and Effects of the Exchange Offer."

    The Senior Notes are general unsecured senior obligations of Unison and rank pari passu with all existing and future indebtedness of Unison and senior in right of payment to all existing and future subordinated indebtedness of Unison. Unison is a holding company and has no material assets or operations other than its investment in its subsidiaries. The Senior Notes are fully and unconditionally guaranteed on a senior unsecured and joint and several basis (the "Guarantees") by all of Unison's present subsidiaries and will generally be guaranteed by any future subsidiaries (collectively, the "Guarantors"). The Guarantees rank senior to all subordinated indebtedness of the Guarantors and rank pari passu in right of payment with all other indebtedness of the Guarantors. The indenture governing the Senior Notes (the "Indenture") provides that Unison may from time to time incur additional Indebtedness (as defined) secured by Unison's assets, subject to certain limitations. As of December 31, 1996, on a pro forma basis, Unison had approximately $141.2 million of senior indebtedness outstanding (including the Senior Notes) of which approximately $23.2 million is secured indebtedness that effectively ranks senior to the Senior Notes. See "Description of the Senior Notes."

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DESCRIPTION OF CERTAIN RISKS RELATING TO UNISON AND AN INVESTMENT IN ITS SECURITIES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
               The date of this Prospectus is             , 1997.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by so delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 210 days after the date hereof (or longer under certain circumstances), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Senior Notes constitute securities for which there is no established trading market. Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding. The Company does not currently intend to list either the Original Notes or the Exchange Notes on any securities exchange. To the extent that any Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Notes could be adversely affected. No assurances can be given as to the liquidity of the trading market for either the Original Notes or the Exchange Notes.

     The Exchange Offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered for exchange. The Exchange Offer will
expire at 5:00 P.M., New York City time, on             , 1997 unless extended
(the "Expiration Date"). The date of acceptance for exchange of the Original Notes will be the first business day following the Expiration Date. Original Notes tendered pursuant to the Exchange Offer may be withdrawn at anytime prior to the Expiration Date; otherwise, such tenders are irrevocable. The Company will pay all expenses incident to the Exchange Offer.

     THE DISTRIBUTION OF THIS PROSPECTUS AND THE EXCHANGE OFFER DESCRIBED HEREIN MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus and the documents referred to herein. As used herein (i) the "Completed Acquisitions" means acquisitions completed from January 1, 1995, through December 31, 1996 including (among others) the Signature Acquisition and the Ampro Acquisition on October 31, 1996; and (ii) the "Dispositions" means the disposition of four nursing facilities that were subleased to an unrelated party on March 1, 1997 and the planned disposition of four additional nursing centers, one of which is not currently in operation.

                                  THE COMPANY

     Unison is a leading provider of comprehensive long-term and specialty healthcare services. As of March 31, 1997, after giving effect to the Dispositions, Unison ranks as one of the 25 largest long-term care operators in the United States, operating facilities in 12 states clustered in the Midwest, Southwest and Southeast. These facilities include 47 long-term and specialty care facilities with 4,671 licensed beds and eight independent or assisted living facilities with 315 units. Unison seeks to operate its businesses as an interrelated network of services to provide a full continuum of cost-effective long-term and specialty healthcare. Unison's pro forma total revenues for the twelve months ended December 31, 1996 were $182.1 million.

     Unison's healthcare services include both traditional long-term care and higher margin specialized healthcare services, such as rehabilitation, infusion and respiratory therapy. Unison also has recently expanded its role as a medical supplier, both to its facilities and to non-affiliated facilities, of pharmaceutical services, rehabilitation services, medical supplies and laboratory testing. Unison's range of services includes the following:

     - Long-Term Care Services. Unison's facilities provide residents with routine long-term care services, including room and board, daily dietary services, social and recreational therapy, housekeeping, laundry and nursing services.

     - Ancillary Services. Unison provides ancillary services including physical, speech, and occupational therapies, pharmaceuticals, parenteral and enteral nutrition, infusion and respiratory therapies and laboratory services. Unison has expanded its healthcare expertise in ancillary services and now directly provides some of these services in substantially all of its facilities.

     - Subacute and Specialty Care Services. Unison provides care to patients with specialized healthcare needs, including those suffering from Alzheimer's disease, AIDS, wound injuries and other ailments. Specialty units are located in designated sections within selected facilities and are staffed by specially trained personnel. As of March 31, 1997, Unison operated more than 480 beds in such units.

     - Assisted and Independent Living Services. Unison's independent and assisted living centers provide central dining, limited nursing services, recreational areas, social programs, housekeeping, laundry and maintenance services. Such facilities are designed to accommodate individuals with more modest healthcare needs.

     Unison's quality mix (defined as percentage of revenues derived from all payors excluding Medicaid) has improved from approximately 41.5% in 1994 to approximately 46.5% for the year ended December 31, 1996 and, after giving effect to the Completed Acquisitions and the Dispositions, 48.3% for the year ended December 31, 1996. Over the same period and on a same facility basis, average occupancy improved from 72.2% to 78.6%. On an overall basis, average occupancy was 77.0% for the year ended December 31, 1996 and, after giving effect to the Completed Acquisitions and the Dispositions, average occupancy for the same period was 78.9%.

     Unison's focus on long-term and specialty healthcare responds to general demographic trends and the healthcare cost containment initiatives of third-party payors. As the number of people over the age of 65 grows faster than the overall population and advances in medicine and technology increase life expectancies, Unison expects that the need for long-term care facilities will continue to increase. Unison's subacute care responds to cost containment initiatives of third-party payors by providing a lower cost alternative for patients who continue to require medical and nursing care, but whose condition permits discharge from an acute care hospital. Long-term care facilities generally have lower capital requirements and operating costs than acute care hospitals and are able to offer complex long-term and specialty healthcare services to patients generally at a lower cost than acute care hospitals.

                               BUSINESS STRATEGY

     Unison's business strategy is to become a preferred provider of long-term and specialty healthcare services in each of its markets by offering a full range of high quality, cost competitive, long-term healthcare services. Unison seeks to offer these services across the entire continuum of care, from independent and assisted living to traditional long-term, specialty and subacute care. The key elements of this business strategy are as follows:

     - Provide a Continuum of Care. Unison operates both skilled nursing and assisted living facilities and provides a wide variety of medical, rehabilitative and pharmaceutical treatments. This strategy provides an opportunity for entry at each point in the continuum of care. As patients' needs change, they may be served by different elements of Unison's care continuum. The primary benefit of offering a continuum of care is that it offers patients an appropriate level of cost-effective care which the Company believes is attractive to third-party payors.

     - Improve Payor Quality Mix, Occupancy Levels and Operating
       Margins. Unison is focused on improving its payor quality mix and occupancy levels. The profitability of caring for private-pay and Medicare patients is generally higher than that of Medicaid patients. Unison has implemented marketing systems that are designed to improve quality mix and occupancy and operating systems that are designed to enable Unison to compete effectively for higher acuity patients.

     - Increase Contribution from Ancillary Services. Unison believes that opportunities exist to capture ancillary service revenue and operating profits, both from its own facilities and from non-affiliated facilities. Unison's ancillary service revenues have grown from $10,000 in 1993 to $33.1 million in 1996. In 1993 only 0.5% of revenues were from ancillary services, whereas on a pro forma basis for the year ended December 31, 1996, 29.1% of total revenues were from ancillary services. During 1996, Unison acquired several rehabilitation therapy companies, which provide physical, occupational, and speech therapy, two institutional pharmacy businesses and a Medicare Part B billing and supply company that specializes in wound management and enteral/parenteral feeding services. Through completion of the Ampro Acquisition in a pooling transaction on October 31, 1996, Unison also provides medical laboratory services.

     - Concentrate Healthcare Facilities in Geographic "Clusters." Although Unison's acquisition program has been substantially curtailed for the indefinite future, Unison has in the past sought to acquire facilities which fit within existing geographic regions or "clusters," and to enter new markets through clustered acquisitions. Clustering is intended to attempt to capture local economies of scale by providing ancillary services, purchasing, marketing, information systems, risk management, accounting, reimbursement and quality control to geographically concentrated facilities.

     - Provide High Quality Care on an Economic Basis. Unison seeks to position each of its facilities as a high quality provider in its respective market, but to do so on a cost-effective basis. Upon acquiring a facility, Unison typically implements extensive management and operational changes designed to improve quality of service and appearance, enhance operating cash flow and reduce overhead. For example, Unison continues to register strong levels of regulatory compliance, as illustrated by the reduction in the number of deficiencies cited in governmental reviews conducted from August 1995 through July 1996 of the 28 operating facilities Unison acquired in the BritWill Acquisition. Under Unison management these 28 facilities averaged a 43% reduction in the number of deficiencies cited after the first review, a 75% reduction as of October 1, 1996 and a 93% reduction as of May 20, 1997 as compared with the number of deficiencies cited prior to the BritWill Acquisition.

                              RECENT ACQUISITIONS

     Simultaneous with the completion of the Private Offering of the Original Notes on October 31, 1996, Unison acquired Signature Health Care Corporation and certain related companies (collectively, "Signature") (the "Signature Acquisition"). As of March 31, 1997, Signature operated 11 long-term care facilities with 1,043 licensed beds in Arizona and Colorado, provided rehabilitation services through RehabWest, Inc. ("RehabWest") and operated two assisted living facilities with 124 units. Signature's long-term care facilities generally offer the same types of services as are provided by Unison's other facilities.

     On October 31, 1996, Unison also acquired American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc. (together, "Ampro") (the "Ampro Acquisition"). As of March 31, 1997, Ampro provided medical laboratory services (primarily the testing of body fluids and tissues for disease or chemical concentrations) to 275 nursing homes and other long-term care facilities in Texas, Missouri and Tennessee.

                              COMPANY INFORMATION

     Unison completed its initial public offering on December 18, 1995. Its common stock trades on the Nasdaq National Market System under the symbol UNHC. As a result of substantial losses during 1996, Unison does not currently satisfy the tangible net worth criteria for maintaining its listing.

     Unison's principal executive office is located at 8800 North Gainey Center Drive, Suite 245, Scottsdale, Arizona 85258, and its telephone number is (602) 423-1954.

                               THE EXCHANGE OFFER

Purpose of Exchange........  The Original Notes were sold in the Private
                             Offering by Unison to certain accredited institutions through CIBC Wood Gundy Securities Corp., Cruttenden Roth Incorporated and Wheat, First Securities, Inc., who acted as the initial purchasers (the "Initial Purchasers"). In connection therewith, Unison executed and delivered, for the benefit of the holders of the Original Notes, a Registration Rights Agreement dated October 31, 1996 (the "Registration Rights Agreement"), which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, providing for, among other things, the Exchange Offer. Because of the registration of the Exchange Offer, Unison believes that the Exchange Notes will be freely transferable by the holders thereof without any further registration or any prospectus delivery requirements under the Securities Act, except that a "dealer" or any "affiliates" of a "dealer" (as such terms are defined under the Securities Act) who exchanges Original Notes held for its own account (a "Restricted Holder") will be required to deliver copies of this Prospectus in connection with any resale of the Exchange Notes issued in exchange for such Original Notes. See "Risk
                             Factors -- Consequences of Failure to Exchange," "The Exchange Offer--Purposes and Effects of the Exchange Offer," "The Registration Rights Agreement" and "Plan of Distribution."

The Exchange Offer.........  Unison is offering to exchange pursuant to the
                             Exchange Offer up to $100.0 million aggregate principal amount of Unison's new 12 1/4% Senior Notes due 2006 (the "Exchange Notes") for $100.0 million aggregate principal amount of Unison's outstanding 12 1/4% Senior Notes due 2006 (the "Original Notes"). The Original Notes and the Exchange Notes are sometimes collectively referred to herein as the "Senior Notes." The terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes will be freely transferable by holders thereof (other than as provided herein) and are not subject to any covenant regarding registration under the Securities Act. See "The Exchange Offer -- Terms of the Exchange Offer" and "The Exchange
                             Offer -- Procedures for Tendering." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time on             , 1997, unless
                             extended (the "Expiration Date").

Conditions of the
  Exchange Offer...........  Unison's obligation to consummate the Exchange
                             Offer will be subject to certain conditions. Unison will not be required to accept for exchange any Original Notes tendered and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Notes, if, among other things, certain legal actions or proceedings are instituted, there shall have occurred certain changes or developments in the business or financial affairs of the Company, there shall have been proposed, adopted or enacted any law, statutes or regulations materially affecting the Company or the benefits of the Exchange Offer, the holders of a majority in principal amount have not approved an amendment to the Registration Rights Agreement to cause the effectiveness of the registration statement of which this Prospectus is a part to cure the Registration Default thereunder (thereby halting the accrual of Additional Interest), or there shall have occurred certain economic or other events. See "The Exchange
                             Offer -- Conditions of the Exchange Offer." Unison reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such conditions.

Procedures for Tendering
  Original Notes...........  Each holder of Original Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Original Notes and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. Original Notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry of such Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Depository") is delivered in a timely fashion. By executing the Letter of Transmittal, each holder will represent to the Company, among other things, (i) that the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (ii) that neither the holder nor any such other person is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such Exchange Notes and (iii) that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of Unison, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. Each broker or dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering the Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange
                             Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Original Notes who wish to tender their
                             Original Notes and whose Original Notes are not entirely available or who cannot deliver their Original Notes must complete, sign and deliver the Letter of

                             Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date and must tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m. New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders."

Acceptance of Original
  Notes and Delivery of
  Exchange Notes...........  Except as otherwise provided herein, and upon satisfaction or waiver of certain conditions, Unison will accept for exchange any and all Original Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Exchange Agent.............  First Bank National Association, St. Paul,
                             Minnesota is serving as Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

Effect on Holders of
  the Original Notes.......  Although a delay in the filing and in the effective date of the Exchange Offer Registration Statement, of which this Prospectus is a part, caused a temporary increase in the interest accruing on the Original Notes, upon the effective date of this Exchange Offer Registration Statement and assuming approval of the proposed amendment to the Registration Rights Agreement, the stated rate of 12.25% per annum is again in effect in accordance with their terms. As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of this Exchange Offer, Unison will have fulfilled one of the covenants contained in the Registration Rights Agreement and, accordingly, there will be no new increase in the interest rate on the Original Notes pursuant to the applicable terms of the Registration Rights Agreement due to the Exchange Offer. Holders of the Original Notes who do not tender their Original Notes will be entitled to all the rights and limitations applicable thereto under the Indenture dated as of October 31, 1996, among Unison, the Guarantors, and First Bank National Association, St. Paul, Minnesota, as trustee (the "Trustee") relating to the Original Notes and the Exchange Notes (the "Indenture"), except for any rights under the Indenture or the Registration Rights Agreement which by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Original Notes pursuant to, the Exchange Offer. See "The Registration Rights Agreement." All untendered Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and in the Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Original Notes could be adversely affected.

Use of Proceeds............  There will be no cash proceeds to Unison from the exchange pursuant to the Exchange Offer. See "Use of Proceeds."

                            TERMS OF EXCHANGE NOTES

     The Exchange Offer applies to the entire outstanding $100.0 million principal amount of Original Notes. The terms of the Exchange Notes are identical in all material respects to the Original Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Original Notes for Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and will be treated together with the Original Notes under the Indenture pursuant to which both the Original Notes were, and the Exchange Notes will be, issued. See "Description of the Senior Notes."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that prospective investors should consider in connection with the Exchange Offer and an investment in the Senior Notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following summary historical and pro forma financial data of Unison has been derived from financial information prepared by Unison and should be read in conjunction with the audited consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. The summary financial information should also be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selected Historical and Pro Forma Financial Data" included elsewhere herein.

     The following unaudited summary pro forma statement of operations data, other financial data and selected operating and other data for the year ended December 31, 1996 give effect to the Completed Acquisitions, the Dispositions and the Private Offering of the Original Notes as if they had been completed at the beginning of the period.

     The unaudited pro forma data does not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the separate historical financial statements and notes thereto included elsewhere in this Prospectus.

          SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA(1)
                             (dollars in thousands)

                                                                     YEARS ENDED DECEMBER 31,
                                                   ------------------------------------------------------------
                                                                        ACTUAL
                                                   ------------------------------------------------   PRO FORMA
                                                    1992     1993      1994     1995(2)     1996       1996(3)
                                                   ------   -------   -------   -------   ---------   ---------
STATEMENT OF OPERATIONS DATA:
Total revenues...................................  $4,523   $ 7,011   $18,406   $68,488   $ 148,674   $182,104
Expenses:
  Wages and related..............................   2,201     3,689     9,593    35,047      85,789     99,833
  Other operating................................   1,727     2,629     6,462    24,032      64,771     71,386
  Rent...........................................     155       206     1,406     6,673      15,658     15,613
  Interest.......................................      14        44       147     1,176       5,824     15,638
  Depreciation and amortization..................      88       157       286     1,311       4,561      7,500
  Impairment losses..............................      --        --        --        --       3,865      3,865
                                                   -------  -------    ------   -------   ---------   --------
    Total expenses...............................   4,185     6,725    17,894    68,239     180,468    213,835
                                                   -------  -------    ------   -------   ---------   --------
    Income (loss) before income
      taxes......................................     338       286       512       249     (31,794)   (31,731)

Income taxes (benefit)...........................     100       177       172       132      (8,356)   (12,692)
                                                   -------  -------    ------   -------   ---------   --------
    Net income (loss)............................  $  238   $   109   $   340   $   117   $ (23,438)  $(19,039)
                                                   =======  =======    ======   =======   =========   ========

OTHER DATA:
  Skilled nursing facilities:(4)
    Number of facilities.........................       4         6        16        45          54         48
    Number of licensed beds......................     436       671     1,621     4,629       5,455      4,818
    Patient days.................................      --    12,705   112,727   581,410   1,203,655   1,732,584

  Assisted living facilities:(4)
    Number of facilities.........................      --         1         4         6           8          8
    Number of units..............................      --        30       104       229         320        320

  Sources of patient revenues (skilled nursing
    facilities):
    Medicare.....................................      --       3.4%      9.1%     26.9%       29.5%      30.2 %
    Private pay..................................      --      13.8      32.4      17.2        17.0       18.1
                                                   -------  -------    ------      ----   ---------   --------
      Quality mix................................      --      17.2      41.5      44.1        46.5       48.3

    Medicaid.....................................      --      82.8      58.5      55.9        53.5       51.7
                                                   -------  -------    ------      ----   ---------   --------
         Total...................................      --     100.0%    100.0%    100.0%      100.0%     100.0 %
                                                   =======  =======    ======      ====   =========   ========

                                                                                     AT DECEMBER 31, 1996
                                                                                     --------------------
                                                                                            ACTUAL
                                                                                     --------------------
BALANCE SHEET DATA:
  Cash and cash equivalents........................................................        $ 17,409
  Working capital deficit..........................................................         (13,955)
  Total assets.....................................................................         230,921
  Total debt.......................................................................         157,138
  Stockholders' equity.............................................................          11,689

       NOTES TO SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

(1) The years ended December 31, 1992, 1993, 1994 and 1995 have been restated to reflect the pooling accounting treatment for the acquisition of Ampro.

(2) On August 10, 1995, Unison acquired BritWill HealthCare Company ("BritWill"). The actual results for the year ended December 31, 1995 include the results of operations for BritWill for the five months ended December 31, 1995.

(3) Gives effect to (i) the Dispositions, (ii) the Completed Acquisitions and
    (iii) the Private Offering and the application of the net proceeds therefrom, effective, in each case, at the beginning of the period presented. See "Use of Proceeds" and "Unaudited Pro Forma Condensed Combined Financial Statements" and Notes thereto.

(4) Number of facilities, beds and units expressed are at end of period.

                                  RISK FACTORS

     The following risk factors and the information provided elsewhere in this Prospectus should be considered carefully in evaluating the Senior Notes. Certain statements contained in this discussion of Risk Factors, as well as elsewhere in this Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, may constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). While the Company believes that the assumptions underlying these statements are reasonable, such assumptions (and thus the statements based upon them) could prove to be inaccurate. Important factors which could cause results to vary include limitations on the Company's access to debt or equity financing in light of recent losses and cash flow shortfalls, adverse uninsured determinations in existing or future litigation or regulatory proceedings, health care statutory or regulatory changes which disfavor the types of care delivered by the Company and a reversal of the current limitations in the supply of long-term care facilities. Important factors which could cause results to vary also include the factors discussed in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Unison disclaims any obligation to update any such factors or to announce revisions to any of the forward-looking statements contained herein to reflect future events or developments.

SIGNIFICANT LEVERAGE; LIMITED CAPITAL RESOURCES

     After giving effect to the Dispositions and the application of the net proceeds from the Private Offering of the Original Notes, on December 31, 1996, Unison had approximately $157.1 million in total long-term indebtedness (93.1% of total capitalization). Unison also has significant long-term lease obligations (approximately $15.5 million for 1997 and $164.7 million in the aggregate). Unison's pro forma rent expense (adjusted for effects of the Completed Acquisitions and the Dispositions) for the year ended December 31, 1996 was approximately $15.6 million. Substantially all of Unison's cash flow and availability under its lines of credit, together with additional funds from sources yet to be developed, will be needed for the next year and beyond in order to satisfy its working capital, debt service and lease obligations. Substantially all of the assets of Unison and its subsidiaries are pledged to secure indebtedness and lease obligations. See "Capitalization," "Selected Historical and Pro Forma Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Certain of Unison's leases and loan agreements contain covenants requiring Unison to achieve and then maintain specified financial ratios. Although Unison is current on its payment obligations on its outstanding loans and facilities leases, it is not in compliance with certain covenants under mortgage loans with one lender for six of its health care facilities and with the lease agreements for 23 facilities leased from Omega Healthcare Investors, Inc. ("Omega"). Unison has obtained a waiver from Omega for these financial covenant violations as of December 31, 1996, and it is negotiating the terms of revised covenants for the future. Management is attempting to renegotiate the leases; however, there can be no assurance that such restructuring will be accomplished.

     The Senior Notes and some of Unison's other indebtedness and lease obligations include covenants that prohibit or limit, among other things, asset sales, acquisitions, investments, incurrence of debt and liens, the making of restricted payments, affiliate transactions, engaging in certain mergers and consolidations and entering new lines of business. Unison's failure to comply with any of these covenants or lease obligations could result in an event of default, thereby permitting acceleration of the related indebtedness or termination of the related lease, which could have a material adverse effect on Unison's financial condition and results of operations.

     The degree to which Unison is leveraged, as well as the level of its rent expense and the terms of its leases, could have important consequences to holders of the Senior Notes, including: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired, (ii) a substantial portion of the Company's cash flow from operations may be dedicated to the payment of principal, interest and rent expense, thereby reducing the funds available to the Company for its operations, (iii) all of the Company's other indebtedness and contingent obligations is scheduled to become due and nearly all of its leased facilities are subject to renewal or repricing prior to the time any principal payments are required to be made on the Senior Notes, (iv) certain of the Company's borrowings bear, and will continue to bear, variable rates of interest, which expose the Company to increases in interest rates, and (v) certain of the Company's indebtedness and leases contain financial and other restrictive covenants as described above. There can be no assurance that the Company's operating results will be sufficient for the payment of the Company's indebtedness and other obligations.

LIMITED OPERATING HISTORY; HISTORY OF LOSSES AND ACCUMULATED DEFICIT

     Unison began operations in 1992 and, prior to the pooling effects of the Ampro Acquisition on October 31, 1996, incurred net losses through the third quarter of 1995. Unison reported a small net profit in the fourth quarter of 1995, but it reported substantial losses for 1996. Unison's future profitability will depend on many factors, including its ability to reduce and control costs, its ability to integrate recently acquired operations, occupancy levels, government regulation and reimbursement policies, competition, Unison's ability to attract and retain qualified personnel at competitive rates, the outcome of pending litigation and general economic conditions. While the Company has instituted revenue enhancement and cost containment programs and continues to work at integrating recent acquisitions, there can be no assurance that Unison will be profitable in the future. See "-- Recent Business Expansion," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Acquisitions" and "-- Government Regulation."

PENDING SECURITIES LITIGATION

     Unison and certain of its current and former directors and officers (among others) are named as defendants in several class action complaints seeking unspecified damages following Unison's announcement in March 1997 that the Company expected to restate its financial statements for the nine-month period ended September 30, 1996. To date, six such claims have been filed in federal district court in Phoenix, Arizona alleging violations of Sections 10 and 20 of the Exchange Act and Rule 10b-5 promulgated thereunder. While the purported class periods and the named defendants vary, the broadest class period to date asserts that between March 29, 1996 and March 10, 1997 (the date before Unison's March 11 announcement of the need for a restatement) the defendants knew, or were reckless in not knowing, that Unison's results for the first three quarters of 1996 were materially overstated, and/or misrepresented the capability of Unison's internal accounting system to reliably record and reflect its financial condition. Two of these actions (Amothy Corp. v. Unison HealthCare Corp. et al.) also allege that the conduct allegedly giving rise to the alleged violations of federal law also violated the defendants' state law fiduciary duties as directors and officers. The individual defendants named in some or all of these actions are Jerry M. Walker (the Company's former Chief Executive Officer), Craig Clark (the Company's former Chief Financial Officer), Paul Contris (the Company's former Vice President of Acquisitions), Phillip Rollins (the Company's Chief Operating Officer) and Bruce Whitehead (Chairman of the Board). In addition, the Company is informed that an action has been filed in the Superior Court of the State of California (County of Orange) against the Company and the aforesaid individuals, as well as John T. Lynch, Jr. (a member of the Board of Directors), Trouver Capital Partners, L.P. (a private investment banking firm of which Mr. Lynch is a general partner), Cruttenden Roth Inc. and Wheat First Butcher Singer (the latter two entities are named individually and as representatives of a purported defendant underwriter class). The Orange County action is purportedly filed on behalf of all persons who acquired Unison stock in the Company's December 1995 initial public offering ("IPO"); it essentially alleges that in connection with the IPO, the defendants made positive statements about the Company's prospects for which there was no basis, that accounts receivable were overstated, and that the Company's statement of financial position as of September 30, 1995 was not fairly presented. Unison's bylaws require the Company to indemnify current and former officers and directors to the extent permitted by Delaware law against such liabilities and related expenses. The Company denies the material allegations in these complaints and intends to defend the actions vigorously. Management believes that the costs of the ultimate disposition of these matters, if any, will be substantially covered by insurance. An adverse determination could have a material adverse effect upon Unison.

MARKET LISTING FOR EQUITY SECURITIES AND ACCESS TO CAPITAL MARKETS

     Because of its substantial losses in 1996, Unison does not currently satisfy the minimum tangible net worth criteria for maintaining the listing of its common stock on The Nasdaq Stock Market's National Market System. If the listing of its common stock is suspended and not renewed, Unison's ability to raise capital in the public or private equity markets will be hampered. Management is exploring options to forestall or ameliorate any such action.

HOLDING COMPANY STRUCTURE; ENFORCEABILITY OF GUARANTEES; SECURED INDEBTEDNESS

     Unison is a holding company whose only material assets are its investments in its subsidiaries. Unison conducts no business and is dependent on distributions from its subsidiaries to service its debt obligations, including the payment of interest and principal on the Senior Notes. Some lease obligations of Unison's subsidiaries have provisions that may limit or restrict distributions to Unison. There can be no assurance that such distributions will be adequate to fund the interest and principal payments on the Senior Notes when due. The guaranty provisions of the Indenture relating to the Senior Notes provide that if Unison fails to satisfy any payment obligation under the Senior Notes, the holders of the Senior Notes will have a direct claim against the Guarantors. However, as of December 31, 1996, on a pro forma basis after giving effect to the Private Offering of the Original Notes, the application of the net proceeds therefrom and certain other transactions described herein, the aggregate outstanding principal amount of senior indebtedness of Unison and its subsidiaries was approximately $141.2 million (including the Senior Notes), of which approximately $23.2 million was secured indebtedness that effectively ranked senior to the Senior Notes. If a court were to invalidate any one or more of the Guarantees under fraudulent conveyance laws or other legal or equitable principles or if, by the terms of such Guarantees, the obligations thereunder were limited as necessary to prevent such avoidance, the claims of other creditors of the Guarantors, including claims of trade creditors, would, to such extent, have priority as to the assets of the Guarantors over the claims of the holders of the Senior Notes. In addition, the Indenture provides that upon the sale or other disposition of a Guarantor, which transaction is otherwise in compliance with the Indenture, such Guarantor shall be deemed released from its Guarantee. See "Description of the Senior Notes -- Future Guarantees."

RECENT BUSINESS EXPANSION

     A key element of Unison's business strategy during 1995 and 1996 was to expand through the leasing of new or existing long-term and specialty healthcare facilities and the acquisition or development of ancillary healthcare businesses or services, including pharmacy, physical, speech and occupational therapy, respiratory therapy and laboratory services. Acquisitions are inherently risky due to the possibility of unknown and unforeseen contingencies affecting the new businesses and due to costs of integrating acquired operations into the overall enterprise. These risks have impacted and may continue to impact Unison's financial performance. Although Unison has substantially curtailed its acquisition strategy, its corporate overhead increased during the second half of 1996 in the expectation that the number and size of acquisitions might continue to grow. This expansion will make it difficult to reduce costs in response to liquidity challenges. See "Business -- Acquisitions."

HEALTHCARE REFORM

     Political, economic and regulatory influences have produced and are likely to continue to produce fundamental changes in the healthcare industry in the United States. For example, proposed federal budgets have called for substantial reductions in projected Medicare spending. In addition, the Clinton administration and various members of Congress have advanced a number of legislative proposals to reform the healthcare system. Among the proposals considered by the Congress has been a "block grant" funding mechanism for the disbursement of the federal share of Medicaid payments to the individual states, which, if enacted, could cause a reduction in the availability of Medicaid funds in future years. Certain other proposals are intended to reduce the rate of increase in Medicare and Medicaid expenditures through cost savings and other measures which are expected to be developed in the near future. Unison anticipates that federal and state governments will continue to review and assess alternative healthcare delivery systems and payment methods. Due to uncertainty regarding the ultimate features of reform initiatives and their enactment and implementation, Unison cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on Unison. There can be no assurance that such reforms, if enacted, or administrative responses to budgetary constraints, will not have a material adverse effect on Unison. See "Business -- Government Regulation."

REIMBURSEMENT BY THIRD-PARTY PAYORS

     Governmental payors and their paying agencies and private third-party payor sources have instituted cost containment measures of various kinds designed to limit payments made for long-term care and ancillary services, and there can be no assurance that future measures will not materially and adversely affect reimbursements to Unison. Revenues received from the Medicare program for services provided in Unison's facilities represented approximately 29.5% and 30.2%, respectively, of Unison's actual and pro forma revenues for the year ended December 31, 1996. The Medicare program is subject to statutory and regulatory changes, retroactive and prospective rate adjustments, complex reimbursement audits, paying agency discretion and interpretations, administrative rulings and funding restrictions, all of which could have the effect of limiting or reducing reimbursement levels for Unison's services. Unison cannot predict whether any changes to this program will be adopted or, if adopted, the effect, if any, such changes will have on Unison. Any significant decrease in Medicare reimbursement levels, or the imposition of significant restrictions on participation in the Medicare program, could have a material adverse effect on Unison. There can be no assurance that Unison's facilities will continue to satisfy the requirements for participation in the Medicare program.

     Unison bills on a "salary equivalency" fee-based schedule for physical therapy services and respiratory therapy services provided to Medicare patients at its facilities, as is generally required by law. These rates are significantly lower than those for speech and occupational therapy, which are reimbursed under the "prudent buyer" rule. The federal Health Care Financing Administration ("HCFA") recently proposed rules applying salary equivalency guidelines for speech and occupational therapy services. The imposition of salary equivalency guidelines on speech and occupational therapy services could significantly impact Unison's margins. See "Business -- Government Regulation."

     Unison's facilities that participate in applicable state Medicaid programs are subject to risks of changes in Medicaid reimbursement and payment delays resulting from budgetary shortfalls of state Medicaid programs. Unison operates a total of 13 facilities in Texas and 12 facilities in Indiana including three in Indiana held for disposition. The Texas and Indiana facilities accounted for 21.0% and 12.4%, respectively, of Unison's pro forma revenues for the year ended December 31, 1996. Furthermore, some state Medicaid programs require certification of all beds in the facility, which may limit the ability of a facility in any such state to establish a distinct Medicare Part A unit for subacute care. In an attempt to limit the Federal budget deficit, there have been, and Unison expects that there will continue to be, a number of other proposals to limit Medicare and Medicaid payments for services. Unison cannot predict whether any of these proposals will be adopted or, if adopted, the effect, if any, such proposals would have on Unison. There can be no assurance that the rates paid to Unison by Medicare, Medicaid or other payors will be adequate to reimburse Unison for the cost of providing services. In addition, cost increases due to inflation without corresponding increases in reimbursement would adversely affect Unison's business. See "Business -- Government Regulation."

EXTENSIVE GOVERNMENT REGULATIONS

     The operation of skilled nursing facilities is subject to federal, state and local laws relating to, among other things, the number of beds, the provision of ancillary services, the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies, fire prevention and compliance with building codes, as well as those relating to other businesses, such as those mandating fair employment practices and prohibiting damage to the environment. Skilled nursing facilities are also subject to periodic inspection by governmental and other authorities to assure compliance with various standards and to maintain continued licensing under state law and certification under the Medicare and Medicaid programs. Although Unison generally has been able to secure necessary approvals or licenses in the past, it closed one facility during 1996 due to regulatory problems, and the failure to obtain or renew any required regulatory approvals or licenses could adversely affect Unison's ability to offer existing or additional services, to receive Medicaid and Medicare payments, and to expand the scope of its operations, any of which could materially adversely affect Unison's business.

     In May, 1996, HCFA announced the first year results of its "Operation Restore Trust" initiative, designed to combat Medicare and Medicaid fraud, waste and abuse by home health agencies, nursing homes and durable medical equipment suppliers. Operation Restore Trust originally focused on five states and is now extended to all states and is focused on problems with claims for services not rendered or not provided as claimed and claims falsified to circumvent coverage limitations on medical supplies. In addition, HCFA certification, survey and enforcement regulations impose significant new burdens on long-term care facilities. The regulations may require state survey agencies to take aggressive enforcement actions, such as imposing fines, decertifying facilities, banning admission or revoking necessary licenses and closing facilities. Additional remedies are available. Published reports indicate that in the initial surveys conducted, as many as 70% of the facilities surveyed were not in compliance with the new rules. There can be no assurance that these rules, or future rules or legislation, will not have a material adverse effect on Unison. See
"Business -- Government Regulation."

COMPETITION

     The industries in which Unison operates are highly competitive. Unison competes with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, long-term care hospitals, assisted living facilities, home care providers and other subacute and specialty care providers, both for patients and for nurses and other key personnel. Many of these companies have greater financial and other resources than Unison. A number of states in which Unison operates do not have "certificate of need" or similar laws restricting the construction of competing facilities. No assurance can be given that Unison will have the resources to compete successfully with such companies. See "Business -- Competition."

MANAGEMENT TRANSITION AND DEPENDENCE ON SKILLED PERSONNEL

     Three of Unison's executive officers, including its Chief Executive Officer, Chief Financial Officer and Executive Vice President of Acquisitions, resigned during the first part of 1997. They have not been replaced on a permanent basis. A number of other personnel have also been laid off, primarily in an attempt to control overhead costs. In addition, several facility administrators have recently resigned. A loss of key personnel could adversely affect Unison's ability to rebuild its financial health. Unison's business strategy also depends on its ability to attract and retain qualified clinical management, marketing and other personnel. Unison competes with general acute care hospitals, rehabilitation facilities, nursing homes, ambulatory care facilities and other healthcare providers for the services of physicians, registered nurses, therapists and other clinical personnel. Such clinical personnel are in high demand and are often subject to competing offers. There can be no assurance that Unison will be able to attract and retain the qualified personnel necessary for its business and planned growth. See
"Business -- Operations" and "Management -- Employment Agreements."

CONCENTRATION OF OWNERSHIP

     Messrs. Walker, Rollins, Contris, and Clark have pledged an aggregate of 522,593 shares of their Company stock (approximately 8.1% of Unison Common Stock currently outstanding) to Mr. Bruce H. Whitehead, the chairman of Unison and agent for the sellers, to secure the Company's obligations incurred in connection with the BritWill Acquisition in 1995, a portion of which was repaid in January 1997 using proceeds from the Private Offering of the Original Notes and the remainder of which remains outstanding. In the event of a default, Mr. Whitehead could foreclose on the pledged stock. Mr. Whitehead beneficially owns approximately 7.4% of Unison's Common Stock currently outstanding. See "Principal Stockholders."

     In connection with the Signature Acquisition, 1,490,431 shares of Unison Common Stock were issued to David A. Kremser, who also became a director of Unison. This means that Mr. Kremser beneficially owns approximately 23.8% of the Unison shares outstanding, making Mr. Kremser the largest shareholder and potentially a controlling person of Unison. See "Principal Stockholders."

CHANGE OF CONTROL

     Unison is required to make an offer to purchase all of the Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, upon the occurrence of any "change of control" as defined in the Indenture (the "Repurchase Covenant"). A change of control of Unison also constitutes an event of default under Unison's obligations to HealthPartners Funding, L.P. and Omega. Unison could in the future incur other indebtedness subject to similar triggering events. See "Description of the Senior Notes -- Change of Control Offer."

     Upon the occurrence of a change of control, Unison might be unable to comply with the Repurchase Covenant if (i) a lender declares an event of default with respect to such indebtedness as a result of such triggering event, or (ii) the terms of any indebtedness (whether or not senior to the Senior Notes) include a restriction on the repurchase by Unison of the Senior Notes, unless in either case Unison obtains the consent of the holders of such indebtedness or repays all of such indebtedness. There can be no assurance that Unison would have sufficient funds available at the time of a change of control to take such steps.

LACK OF PUBLIC MARKET; RESTRICTIONS ON RESALE OF THE ORIGINAL NOTES

     There can be no assurance regarding the future development of a market for the Original Notes and the Exchange Notes, or the ability of holders of the Original Notes or Exchange Notes to sell their Original Notes or Exchange Notes or the price at which such holders may be able to sell their Original Notes or Exchange Notes. If such a market were to develop, the Original Notes and, if issued, the Exchange Notes could trade at prices lower than the initial offering price as a result of many factors, including prevailing interest rates, Unison's operating results and the market for similar securities. The Initial Purchasers have advised Unison that they currently intend to make a market in the Original Notes and the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the Original Notes or Exchange Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Original Notes and the Exchange Notes, or that an active public market for the Original Notes or Exchange Notes will develop. In addition, such market-making activity will be subject to the limitations imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and may be limited during this Exchange Offer. Unison does not intend to apply for listing or quotation of the Original Notes or the Exchange Notes on any securities exchange or stock market; however, it is expected that the Senior Notes will continue to be eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc. The Original Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. See "Plan of Distribution."

PROCEDURES FOR TENDER OF ORIGINAL NOTES

     Except as otherwise provided herein, the Exchange Notes will be issued in exchange for Original Notes only after timely receipt by the Exchange Agent of such Original Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. See "The Exchange
Offer -- Procedures for Tendering" and "-- Guaranteed Delivery Procedures." Therefore, holders of Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Original Notes for exchange. Any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE ORIGINAL NOTES

     The Original Notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Original Notes that are not tendered in exchange for Exchange Notes or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company does not currently anticipate that it will register the Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Notes could be adversely affected. See "The Exchange Offer -- Consequences of Failure to Exchange."

                               THE EXCHANGE OFFER

PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

     The Original Notes were sold by Unison on October 31, 1996 to the Initial Purchasers, who resold the Original Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and other institutional "accredited investors" (as defined in Rule 501(a) under the Securities Act) in the Private Offering. In connection with the sale of the Original Notes, Unison and the Initial Purchasers entered into a Registration Rights Agreement dated as of October 31, 1996 (the "Registration Rights Agreement") pursuant to which Unison agreed to use its best efforts to file with the Commission a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Original Notes for Exchange Notes as soon as practicable, and to become effective under the Securities Act as soon as practicable, but in no event later than 45 days and 135 days following the issuance of the Original Notes, respectively. The Exchange Offer Registration Statement was actually filed more than 45 days and became effective more than 135 days after issuance of the Original Notes, so certain additional interest accrued on the Original Notes for the period of the delay (the "Additional Interest"). As a condition to its obligation to consummate the Exchange Offer, Unison has proposed an amendment to the Registration Rights Agreement (the "Amendment") confirming that the registration defaults will be deemed cured, and the resulting Additional Interest will cease to accrue, as of the effective date of the Exchange Offer Registration Statement. A copy of the Amendment is included in this Prospectus as Appendix A. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "The Registration Rights Agreement."

     This Prospectus is a part of the Exchange Offer Registration Statement that Unison has filed with the Commission as provided above. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy Unison's obligations thereunder. The term "holder," with respect to the Exchange Offer, means any person in whose name Original Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Notes are held of record by the Depository. Assuming the Amendment becomes effective, upon completion of the Exchange Offer Unison generally will not be required to file any registration statement to register any outstanding Original Notes. Holders of Original Notes who do not tender their Original Notes or whose Original Notes are tendered but not accepted generally will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Original Notes.

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties unrelated to Unison, Unison believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than a person that is an "affiliate" of Unison within the meaning of Rule 405 under the Securities Act and except as set forth in the next paragraph) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged and does not intend to engage, and has no arrangement or understanding with any person to engage, in the distribution of such Exchange Notes.

     If any person were to be participating in the Exchange Offer for the purpose of distributing securities in a manner not permitted by the Commission's interpretation: (i) the position of the staff of the Commission enunciated in interpretive letters would be inapplicable to such person and (ii) such person would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     The Exchange Offer is not being made to, nor will Unison accept surrenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction. Prior to the Exchange Offer, however, Unison will use its best efforts to register or qualify the Exchange Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as is necessary to permit consummation of the Exchange Offer and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Exchange Notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, Unison will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). Unison will issue up to $100.0 million aggregate principal amount of Exchange Notes in exchange for a like principal amount of outstanding Original Notes which are validly tendered and accepted in the Exchange Offer. Subject to the conditions of the Exchange Offer described below, the Company will accept any and all Original Notes which are so tendered. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer.

     The Exchange Offer is not conditioned upon any number of Original Notes being tendered.

     The form and terms of the Exchange Notes will be the same in all material respects as the form and terms of Original Notes, except that the initial issuance and exchange of the Exchange Notes will be registered under the Securities Act and hence the Exchange Notes will not bear legends restricting the transfer thereof. The Exchange Notes will not represent additional indebtedness of Unison and will be entitled to the benefits of the Indenture together with (and as a part of a single class with) the Original Notes.

     Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Original Notes. Interest has been paid through April 30, 1997, and is next due on November 1, 1997 for interest through October 31, 1997. Accordingly, registered holders of Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest (including Additional Interest) accruing from the most recent date to which interest has been paid or, if no further interest has been paid, from April 30, 1997. Original Notes accepted for exchange will cease to accrue interest from and after the date of the consummation of the Exchange Offer. Holders whose Original Notes are accepted for exchange will not receive any payment in respect of interest on such Original Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

     Holders of Original Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. Unison intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement. Original Notes which are not tendered for exchange or are tendered but not accepted in the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but generally will not be entitled to any registration rights under the Registration Rights Agreement. See "The Registration Rights Agreement."

     Unison shall be deemed to have accepted validly tendered Original Notes when, as and if Unison has given oral or written notice thereof to the Exchange Agent for the Exchange Offer. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from Unison.

     If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letters of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

CONDITIONS OF THE EXCHANGE OFFER

     In addition, and notwithstanding any other term of the Exchange Offer, Unison will not be required to accept for exchange any Original Notes tendered for Exchange Notes and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the Exchange Offer which, in the judgment of the Company, could reasonably by expected to materially impair the ability of Unison to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to Unison; or

          (b) there shall have been proposed, adopted or enacted any law, statute, rule or regulation which, in the judgment of Unison, could reasonably be expected to materially impair the ability of Unison to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to Unison; or

          (c) the Initial Purchasers and holders of a majority in principal amount of outstanding Original Notes do not consent in writing to the Amendment to the Registration Rights Agreement proposed by Unison confirming that the Registration Defaults thereunder are cured or waived, and accordingly Additional Interest has ceased to accrue, as of the effective date of the Exchange Offer Registration Statement.

     The foregoing conditions are for the sole benefit of Unison and may be asserted by Unison regardless of the circumstances giving rise to such conditions or may be waived by Unison in whole or in part at any time and from time to time in its sole discretion. If Unison waives or amends the foregoing conditions, Unison will, if required by applicable law, extend the Exchange Offer for a minimum of five business days from the date that Unison first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by Unison concerning the events described above will be final and binding upon all parties.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENTS

     The Exchange Offer will expire at 5:00 P.M., New York City Time, on
              , 1997, subject to extension by the Company by notice to the Exchange Agent as herein provided. Unison reserves the right to so extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

     Unison reserves the right (i) to delay accepting for exchange any Original Notes for any Exchange Notes or to extend or terminate the Exchange Offer and not accept for exchange any Original Notes for any Exchange Notes if any of the events set forth under the caption "Conditions of the Exchange Offer" shall have occurred and shall not have been waived by Unison by giving oral or written notice of such delay or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by public announcement thereof. If the Exchange Offer is amended in a manner determined by Unison to constitute a material change, Unison will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Exchange Notes of such amendment and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the holders of the Exchange Notes, if the Exchange Offer would otherwise expire during such five to 10 business-day period. The rights reserved by the Company in this paragraph are in addition to the Company's rights set forth under the caption "Conditions of the Exchange Offer."

PROCEDURES FOR TENDERING

     Only a holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Original Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date.

     Any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing the Depositary to transfer such Original Notes into the Exchange Agent's account in accordance with the Depositary's procedure for such transfer. Although delivery of Original Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth in "Exchange Agent" below prior to 5:00 P.M., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder of Original Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     The method of delivery of Original Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Original Notes should be sent to the Company. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member of a signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Unison, evidence satisfactory to Unison of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes will be determined by Unison in its sole discretion, which determination will be final and binding. Unison reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes Unison's acceptance of which would, in the opinion of counsel for the Company, be unlawful. Unison also reserves the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. Unison's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such times as the Company shall determine. Although Unison intends to request the Exchange Agent to notify holders of defects or irregularities with respect to tenders of Original Notes, neither Unison, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, Unison reserves the right in its sole discretion (subject to limitations contained in the Indenture) (i) to purchase or make offers for any Original Notes that remain outstanding subsequent to the Expiration Date and
(ii) to the extent permitted by applicable law, purchase Original Notes or Exchange Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder will represent to Unison, among other things, (i) that the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (ii) that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of Unison or, if such person is an affiliate of Unison, that such person will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, such holder by tendering will acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available, or (ii) who cannot deliver their Original Notes and other required documents to the Exchange Agent prior to the Expiration Date, or cannot complete the procedure for book-entry transfer prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly competed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Original Notes (if available) and the principal amount of Original Notes tendered together with a duly executed Letter of Transmittal (or a facsimile thereof), stating that the tender is being made thereby and guaranteeing that, within three business days after the Expiration Date, the certificate(s) representing the Original Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Original Notes delivered electronically) with any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such certificate(s) representing all tendered Original Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Original Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 P.M., New York City Time, on the Expiration Date, unless previously accepted for exchange.

     To withdraw a tender of Original Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date, and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including the certificate number or numbers and principal amount of such Original Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Original Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Unison, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Unison. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of Unison and its affiliates.

     Unison has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Unison, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Unison may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange. Unison will pay the other expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Trustee, accounting and legal fees and printing costs.

     Unison will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

RESALE OF EXCHANGE NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Unison believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than broker-dealers, as set forth below, and other than any such holder which is "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co., Incorporated

(available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     By tendering in the Exchange Offer, each holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a holder,
(ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which such holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of Unison will represent to the Company that such holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that holder without registration under the Securities Act or an exemption therefrom.

     As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of making of this Exchange Offer, Unison will have fulfilled one of its obligations under the Registration Rights Agreement and holders of Original Notes who do not tender their Original Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. See "The Registration Rights Agreement." Accordingly, any holder of Original Notes that does not exchange that holder's Original Notes for Exchange Notes will continue to hold the untendered Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent of such rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Original Notes evidenced thereby (the form of which letter can be obtained from the Trustee) or (vi) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

     Accordingly, if any Original Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Original Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange Original Notes."

TERMINATION OF CERTAIN RIGHTS

     Holders of the Senior Notes will not be entitled to certain rights under the Registration Rights Agreement following the consummation of the Exchange Offer. The rights that generally will terminate are the right (i) to have the Company file with the Commission and use its best efforts to have declared effective a shelf registration statement to cover resales of the Original Notes by the holders thereof and (ii) to receive additional interest if the registration statement of which this Prospectus is a part or the shelf registration statement are not filed with, or declared effective by, the Commission within certain specified time periods or the Exchange Offer is not consummated within a specified time period. See "The Registration Rights Agreement."

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Unison or its subsidiaries since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tender be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company intends to take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Original Notes in such jurisdiction.

     The Company may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Original Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Original Notes except to the extent that it may be required to do so under the Registration Rights Agreement. See "The Registration Rights Agreement."

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in Unison's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Unison upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by Unison over the term of the Exchange Notes under generally accepted accounting principles.

EXCHANGE AGENT

     First Bank National Association, St. Paul, Minnesota has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent, as follows:

                         By Hand/Overnight Courier/Mail:
                        First Bank National Association
                 Attn: David Haussen, Specialized Finance Group
                               180 East 5th Street
                            St. Paul, Minnesota 55101

                            Facsimile Transmission:
                                 (612) 244-1537
                        (For Eligible Institutions Only)

                             Confirm by Telephone:
                                 (612) 244-8162

     Requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter nor modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders of either Original Notes or Exchange Notes. Certain holders of the Original Notes (including insurance companies, tax exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF AN ORIGINAL NOTE SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S ORIGINAL NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     The issuance of the Exchange Notes to holders of the Original Notes pursuant to the terms set forth in this Prospectus should not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss should be recognized by holders of the Original Notes upon receipt of the Exchange Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a holder's basis in the Exchange Notes should be the same as such holder's basis in the Original Notes exchanged therefor. Holders should be considered to have held the Exchange Notes from the time of their original acquisition of the Original Notes.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of Unison's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive the Original Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which replace the Original Notes, except as otherwise described herein). The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of Unison.

     The net proceeds to the Company from the sale of the Original Notes were used to effect a series of transactions referred to below (collectively, the "Transactions"). The remainder was used for general corporate purposes, including acquisitions.

     The Transactions include:

          (i) the Signature Acquisition, for which the cash paid at closing totaled approximately $43,067,000, including approximately $5,350,000 to acquire the stock of RehabWest and a pre-sale distribution by RehabWest of approximately $667,000 to the former owner (see
     "Business -- Acquisitions");

          (ii) the Ampro Acquisition, for which cash paid from proceeds of the Original Notes was approximately $487,000 (see "Business -- Acquisitions");

          (iii) the reduction of Unison's outstanding revolving credit facility, which bore interest at the rate of prime plus 2.0%, by approximately $8,900,000, and payment of $200,000 of related fees;

          (iv) the repayment of certain bank financing in the principal amount of $7,500,000, bearing interest at the rate of 9.75% per annum and maturing in February 1997 (the "Bank Financing");

          (v) the repayment in January 1997 of $9,750,000 of the obligations due to the former BritWill shareholders in connection with the BritWill Acquisition, comprised of the $8,000,000 outstanding principal amount of a subordinated note (the "Subordinated Note"), which at the time of repayment bore interest at 8.0% per annum and which would have matured in 2000, and $1,750,000 of a lump sum contingent obligation (the "Additional Payment Obligation") (see "Business -- Acquisitions");

          (vi) the repayment of leasehold mortgage financing from Omega (the "Omega Leasehold Mortgage Financing") in the principal amount of $4,000,000, which bore interest at rates of 10.25% to 10.75% per annum;

          (vii) the prepayment in January 1997 of Unison's $2,000,000 of outstanding convertible promissory notes and debentures (the "Sunbelt Notes") issued in connection with Unison's 1996 acquisition of Sunbelt Therapy Management Services, Inc. ("Sunbelt"), which bore interest at the rate of 10.0% per annum and matured in annual installments through February 1, 1999; and

          (viii) the repayment of certain other indebtedness, totaling approximately $2,883,000, bearing interest at rates ranging from the prime rate to 10.0% and having maturities from May 1997 to June 1998.

     The source and uses of funds are set forth below (in thousands).

    Source of funds:
      Private Offering of Original Notes......................................  $100,000
                                                                                ========
    Uses of funds(1):
      Signature Acquisition payment...........................................  $ 43,067
      Ampro Acquisition payment...............................................       487
      Reduction of revolving credit facility and payment of related fees(2)...     9,100
      Repayment of Bank Financing(3)..........................................     7,634
      Repayment of Subordinated Note and payment of Additional Payment
         Obligation...........................................................     9,750
      Repayment of Omega Leasehold Mortgage Financing(4)......................     4,034
      Repayment of the Sunbelt Notes(5).......................................     2,048
      Repayment of certain other indebtedness(6)..............................     2,883
      General corporate purposes(7)...........................................    15,547
      Fees and expenses from Private Offering(8)..............................     5,450
                                                                                --------
              Total uses of funds.............................................  $100,000
                                                                                ========

---------------

(1) The funds were used over a period of time beginning on October 31, 1996 through approximately March 15, 1997.

(2) Includes $200,000 of fees. The revolving credit facility was paid down to a zero balance with proceeds of the Offering, and has since been drawn upon. As of March 24, 1997 the outstanding balance was approximately $2,651,000. The balance is subject to change on a daily basis.

(3) Includes interest and fees in the amount of $134,000.

(4) Includes interest in the amount of $34,000.

(5) Includes interest in the amount of $48,000. The holders of the Sunbelt Notes elected to receive a portion of the total payment due them in the form of Unison common stock valued at $800,000.

(6) Includes bank debt of Ampro and Sunbelt in the aggregate amount of $896,000; debt owed to various parties in connection with prior acquisitions by Ampro or Unison in the aggregate amount of $1,095,000; and $892,000 of other indebtedness.

(7) Includes disbursements for reduction of accounts payable; working capital related to the conversion of therapy services to Sunbelt from other providers; costs related to certain capital expenditures; costs related to the relocation of the corporate office; costs related to the upgrade of the general ledger, accounts payable, payroll, and labor time-keeping systems; costs related to acquisitions in the approximate amount of $1,067,000; and other costs.

(8) Includes costs related to the Offering as well as certain costs related to the Ampro and Signature acquisitions, including a fee to Trouver Capital Partners, L.P. ("Trouver") in the amount of $83,940.

                                 CAPITALIZATION

     The following table sets forth the cash and cash equivalents and capitalization of Unison as of December 31, 1996 and as adjusted to assume the application of the remaining proceeds from the sale of the Original Notes. This table should be read in conjunction with the information contained in Use of Proceeds, the Consolidated Financial Statements of the Company and the Unaudited Pro Forma Condensed Combined Financial Statements, including the related notes thereto, appearing elsewhere in this Prospectus.

                                                                       AS OF DECEMBER 31, 1996
                                                                     ---------------------------
                                                                                     PRO FORMA
                                                                      ACTUAL        AS ADJUSTED
                                                                     --------       ------------
                                                                       (DOLLARS IN THOUSANDS)
Cash and cash equivalents..........................................  $ 17,409         $  4,865
                                                                      =======         ========

Long-term debt, including current portions:
  Senior Notes.....................................................  $100,000         $100,000
  Signature mortgage...............................................    18,640           18,640
  Subordinated Note................................................     8,000               --
  Additional Payment Obligation....................................    11,500            9,750
  Sunbelt Notes....................................................     2,800               --
  Other indebtedness...............................................    16,378           15,404
                                                                      -------         --------

          Total debt...............................................   157,138          143,794

Stockholders' equity...............................................    11,689           12,489
                                                                      -------         --------
          Total capitalization.....................................  $168,827         $156,283
                                                                      =======         ========

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Financial Statements are presented after the Signature Acquisition has been accounted for as a purchase and the Ampro Acquisition has been accounted for as a pooling of interests. Accordingly, the Unaudited Pro Forma Condensed Combined Financial Statements include the combined operations of Unison and Ampro for all periods presented. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 has been prepared as if the Completed Acquisitions (if consummated later) and the Dispositions had been consummated as of the beginning of the period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if the application of the proceeds of the Original Notes had been completed as of December 31, 1996.

     The pro forma information is based on the historical statements of operations of the acquired businesses giving effect to the placement of the Original Notes and the other assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the separate historical financial statements and notes thereto included elsewhere in this Prospectus.

                         UNISON HEALTHCARE CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AT DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                              ADJUSTMENTS
                                                                                            FOR THE PRIVATE    PRO FORMA
                                                                                  UNISON      OFFERING(A)     AS ADJUSTED
                                                                                 --------   ---------------   -----------
ASSETS
Current assets:
  Cash and cash equivalents....................................................  $ 17,409      $ (12,544)      $   4,865
  Accounts and notes receivable, net...........................................    28,608             --          28,608
  Other current assets.........................................................     5,885             --           5,885
                                                                                 --------        -------        --------
    Total current assets.......................................................    51,902        (12,544)         39,358
Lease operating rights and other assets, net...................................   119,758             --         119,758
Goodwill, net..................................................................    28,431             --          28,431
Property and equipment, net....................................................    30,830             --          30,830
                                                                                 --------        -------        --------
    Total assets...............................................................  $230,921      $ (12,544)      $ 218,377
                                                                                 ========        =======        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt............................................  $ 33,915      $ (11,644)      $  22,271
  Other current liabilities....................................................    31,942             --          31,942
                                                                                 --------        -------        --------
    Total current liabilities..................................................    65,857        (11,644)         54,213
Long-term debt.................................................................   123,223         (1,700)        121,523
Deferred taxes.................................................................    24,791             --          24,791
Other long-term liabilities....................................................     5,361             --           5,361
                                                                                 --------        -------        --------
    Total liabilities..........................................................   219,232        (13,344)        205,888
                                                                                 --------        -------        --------
Stockholders' equity:
  Common stock.................................................................         5             --               5
  Additional paid-in capital...................................................    34,723            800          35,523
  Accumulated deficit..........................................................   (23,039)            --         (23,039)
                                                                                 --------        -------        --------
    Total stockholders' equity.................................................    11,689            800          12,489
                                                                                 --------        -------        --------
    Total liabilities and stockholders' equity.................................  $230,921      $ (12,544)      $ 218,377
                                                                                 ========        =======        ========

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                                      ADJUSTMENTS
                                                                                                        FOR THE
                                                            OTHER         PRO FORMA                     PRIVATE        PRO FORMA
                              UNISON    SIGNATURE(b)   ACQUISITIONS(c)   ADJUSTMENTS      PRO FORMA    OFFERING       AS ADJUSTED
                             --------   ------------   ---------------   -----------      ---------   -----------     -----------
Total revenues.............. $148,674     $ 41,964         $ 6,283        $ (14,539)(d)
                                                                               (278)(e)   $182,104      $    --        $ 182,104
Expenses:
  Wages and related.........   85,789       18,235           3,668           (7,859)(d)     99,833           --           99,833
  Other operating...........   64,771       10,376           2,500           (5,983)(d)
                                                                               (278)(e)     71,386           --           71,386
  Rent......................   15,658        1,748              22           (2,467)(d)
                                                                                652(e)      15,613           --           15,613
  Interest..................    5,824        6,256             283             (170)(d)
                                                                               (283)(e)
                                                                                 23(f)      11,933        3,705(j)        15,638
  Depreciation and
    amortization............    4,561        2,849             128             (380)(d)
                                                                               (128)(e)
                                                                                 23(g)       7,053          447(k)         7,500
  Impairment losses.........    3,865           --              --               --          3,865           --            3,865
                              -------      -------          ------          -------       --------     --------          -------
         Total expenses.....  180,468       39,464           6,601          (16,850)       209,683        4,152          213,835
                              -------      -------          ------          -------       --------     --------          -------
Income (loss) before income
  taxes.....................  (31,794)       2,500            (318)           2,033        (27,579)      (4,152)         (31,731)
Income tax expense
  (benefit).................   (8,356)        (323)             --           (2,352)(h)    (11,031)      (1,661)(h)      (12,692)
                              -------      -------          ------          -------       --------     --------          -------
Net income (loss)........... $(23,438)    $  2,823         $  (318)       $   4,385       $(16,548)     $(2,491)       $ (19,039)
                              =======      =======          ======          =======       ========     ========          =======
Shares used in per share
  calculation...............    4,676           --              --            1,253(i)       5,929           --            5,929
Net loss per share.......... $  (5.01)                                                    $  (2.79)                    $   (3.21)

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

    (a) To record the application in 1997 of the remaining proceeds of the Original Notes, as follows (in thousands).

        Repayment of BritWill Note...................................................  $ 8,000
        Payment of a portion of the BritWill Additional Payment Obligation...........    1,750
        Repayment of the Sunbelt Notes...............................................    2,000
        Repayment of certain other indebtedness......................................      794
                                                                                       -------
        Cash used to refinance debt..................................................   12,544
        Balance of Sunbelt Notes converted to shares of Unison Common Stock..........      800
                                                                                       -------
                                                                                       $13,344
                                                                                       =======

    (b) Represents the combined operating results for Signature for the ten months ended October 31, 1996 after application of the purchase method of accounting. The table below illustrates the historical operating results of the Signature Affiliates and RehabWest and the purchase accounting adjustments associated with the Signature Acquisition.

                                                             TEN MONTHS ENDED OCTOBER 31, 1996
                                                 ----------------------------------------------------------
                                                                                PURCHASE
                                                                               ACCOUNTING
                                                 SIGNATURE                    AND PRO FORMA
                                                 AFFILIATES     REHABWEST      ADJUSTMENTS        SIGNATURE
                                                 ----------     ---------     -------------       ---------
                                                                       (IN THOUSANDS)
    Total revenues.............................   $ 37,953       $ 4,011         $    --           $41,964
    Expenses:
      Wages and related........................     15,753         2,482              --            18,235
      Other operating..........................     16,360           630          (6,614)(1)        10,376
      Rent.....................................      1,739             9              --             1,748
      Interest.................................      1,780             3           4,473(2)          6,256
      Depreciation and amortization............      1,380             2           1,467(3)          2,849
                                                   -------        ------         -------           -------
             Total expenses....................     37,012         3,126            (674)           39,464
                                                   -------        ------         -------           -------
    Income before taxes........................        941           885             674             2,500
    Income tax expense (benefit)...............       (593)           --             270              (323)
                                                   -------        ------         -------           -------
    Net income.................................   $  1,534       $   885         $   404           $ 2,823
                                                   =======        ======         =======           =======

---------------
    (1) To eliminate management fees paid to a related party ($7,077,000) net of estimated incremental overhead costs ($463,000).

    (2) To record interest on debt incurred in connection with the Signature Acquisition, as follows (dollars in thousands).

                                                                         DEBT       INTEREST     INTEREST
                                                                       INCURRED       RATE       EXPENSE
                                                                       --------     --------     -------
       Signature Affiliates..........................................  $ 37,054       12.25%     $3,783
       RehabWest.....................................................     6,013       12.25         614
       Seller notes in escrow........................................     1,146        8.00          76
                                                                        -------                  ------
                                                                       $ 44,213                  $4,473
                                                                        =======                  ======

    (3) Under the purchase method of accounting, assets acquired and liabilities assumed were recorded at the estimated fair value as determined by an independent appraisal. The resultant excess of the purchase price over fair value of net assets acquired is being amortized over a period of 40 years for the Signature Affiliates and 20 years for RehabWest, the noncompete costs and assembled workforce are amortized over five years and lease operating rights are amortized over the lease term, including renewal options, not to exceed 30 years. The adjustment to property and equipment is depreciated over 20 years. Such depreciation and amortization amounts to approximately $1,942,000 for the 10 months ended October 31, 1996. In addition, amortization expense was reduced by $475,000 for the 10-month period as a result of eliminating prior goodwill amortization in Signature's historical statement of operations.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

    (c) Other Acquisitions: The following table summarizes the unaudited operating results for the following acquisitions entered into from January 1, 1996 through the later of the date of lease inception or the period of the statement of operations.

                                                                                        YEAR ENDED
                                                                                     DECEMBER 31, 1996
                                                                   ACQUISITION     ---------------------
                             ACQUISITION                              DATE         REVENUES     EXPENSES
    -------------------------------------------------------------  -----------     --------     --------
                                                                                      (IN THOUSANDS)
    Sunbelt Therapy..............................................    Feb. 1996      $  544       $  568
    Franciscan Enumclaw..........................................    Aug. 1996       2,487        2,755
    Franciscan Walla Walla.......................................    Aug. 1996       1,116        1,182
    Other acquisitions...........................................    July 1996       2,136        2,096
                                                                                    ------       ------
                                                                                    $6,283       $6,601
                                                                                    ======       ======

    (d) In September 1996, Unison announced a plan to dispose of seven nursing facilities, two of which were not in operation. To record the disposition of these facilities and one additional facility disposed of in March 1997 as if the dispositions had occurred at the beginning of the period presented.

    (e) Operating lease pro forma adjustments represent adjustments to the pre-lease operating results of the facilities identified in note (c). The historical results have been adjusted to include the lease expense incurred by Unison, elimination of management fee income to Unison and elimination of the lessor's depreciation, interest expense and management fees.

    (f) To record interest on debt incurred to acquire Sunbelt.

    (g) To record amortization of goodwill related to the acquisition of Sunbelt.

    (h) To record the tax provision related to the pro forma adjustments and adjustments related to the sale of the Original Notes at an assumed rate of 40%.

    (i) Unison issued 1,509,434 shares of its common stock in connection with the Signature Acquisition. To adjust shares used in the earnings per share calculation as if the Signature Acquisition had occurred at the beginning of the period presented.

    (j) To record interest expense on the $100,000,000 principal amount of Senior Notes for the ten months ended October 31, 1996, net of repayments and reductions, as follows (dollars in thousands).

                                                                                      INTEREST     INTEREST
                                                                          AMOUNT        RATE       EXPENSE
                                                                         --------     --------     --------
Senior Notes...........................................................  $100,000      12.25%      $ 10,208
Less amounts allocated to:
  Signature............................................................   (37,054)      12.25        (3,782)
  RehabWest............................................................    (6,013)      12.25          (614)
Repayments.............................................................   (25,283)      10.00        (2,107)
                                                                         --------                  --------
                                                                         $ 31,650                  $  3,705
                                                                         =========                 ========

    (k) To record amortization expense related to debt issue costs amounting to $5,366,000 incurred in connection with the Private Offering of the Original Notes.

          SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA(1)
                 (dollars in thousands, except per share data)

                                                                  YEARS ENDED DECEMBER 31,
                                            ---------------------------------------------------------------------
                                                                     ACTUAL
                                            ---------------------------------------------------------   PRO FORMA
                                              1992        1993        1994       1995(2)      1996       1996(3)
                                            ---------   ---------   ---------   ---------   ---------   ---------
STATEMENT OF OPERATIONS DATA:
Total revenues............................  $   4,523   $   7,011   $  18,406   $  68,488   $ 148,674   $182,104
Expenses:
  Wages and related.......................      2,201       3,689       9,593      35,047      85,789     99,833
  Other operating.........................      1,727       2,629       6,462      24,032      64,771     71,386
  Rent....................................        155         206       1,406       6,673      15,658     15,613
  Interest................................         14          44         147       1,176       5,824     15,638
  Depreciation and amortization...........         88         157         286       1,311       4,561      7,500
  Impairment losses.......................         --          --          --          --       3,865      3,865
                                            ---------   ---------   ---------   ---------   ---------   ---------
    Total expenses........................      4,185       6,725      17,894      68,239     180,468    213,835
                                            ---------   ---------   ---------   ---------   ---------   ---------
    Income (loss) before income taxes.....        338         286         512         249     (31,794)   (31,731)
Income taxes (benefit)....................        100         177         172         132      (8,356)   (12,692)
                                            ---------   ---------   ---------   ---------   ---------   ---------
    Net income (loss).....................  $     238   $     109   $     340   $     117   $ (23,438)  $(19,039)
                                            =========   =========   =========   =========   =========   =========
Net income (loss) per share...............  $    0.13   $    0.06   $    0.19   $    0.05   $   (5.01)  $  (3.21)
Shares used in per share calculation......  1,806,164   1,806,164   1,806,164   2,280,213   4,676,037   5,929,037

OTHER DATA:
  Skilled nursing facilities:(4)
    Number of facilities..................          4           6          16          45          54         48
    Number of licensed beds...............        436         671       1,621       4,629       5,455      4,818
    Patient days..........................         --      12,705     112,727     581,410   1,203,655   1,732,584

  Assisted living facilities:(4)
    Number of facilities..................         --           1           4           5           8          8
    Number of units.......................         --          30         104         229         320        320

  Sources of patient revenues:
    Medicare..............................         --         3.4%        9.1%       26.9%       29.5%      30.2 %
    Private pay...........................         --        13.8        32.4        17.2        17.0       18.1
                                            ---------   ---------   ---------   ---------   ---------   ---------
      Quality mix.........................         --        17.2        41.5        44.1        46.5       48.3
    Medicaid..............................         --        82.8        58.5        55.9        53.5       51.7
                                            ---------   ---------   ---------   ---------   ---------   ---------
         Total............................         --       100.0%      100.0%      100.0%        100%       100%
                                            =========   =========   =========   =========   =========   =========
    Ratio of earnings to fixed
      charges(5)..........................       6.15x       3.54x       1.83x       1.07x         --         --

                                                                 AT DECEMBER 31,
                                            ---------------------------------------------------------   PRO FORMA
                                              1992        1993        1994        1995        1996       1996(6)
                                            ---------   ---------   ---------   ---------   ---------   ---------
BALANCE SHEET DATA:
  Cash and cash equivalents...............  $     169   $     199   $     306   $   6,169   $  17,409   $  4,865
  Working capital (deficit)...............        272         298       1,691        (927)    (13,955)   (14,855)
  Total assets............................        879       1,862       7,468      81,301     230,921    218,377
  Total debt..............................        163         259       2,623      26,737     157,138    143,794
  Stockholders' equity....................       (157)        (47)        736      20,903      11,689     12,489

       NOTES TO SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

(1) The years ended December 31, 1992, 1993, 1994 and 1995 have been restated to reflect the pooling accounting treatment for the acquisition of Ampro.

(2) On August 10, 1995, Unison acquired BritWill. The actual results for the year ended December 31, 1995 include the results of operations for BritWill for the five months ended December 31, 1995.

(3) Gives effect to (i) the Dispositions, (ii) the Completed Acquisitions and
    (iii) the Private Offering of the Senior Notes and the application of the net proceeds therefrom, effective, in each case, at the beginning of the period presented.

(4) Number of facilities, beds and units expressed are at end of period.

(5) Earnings are defined as income (loss) before income taxes and fixed charges. Fixed charges are defined as interest expense and a portion of rent expense representing the interest factor, which Unison estimates to be one-third of base rents. Earnings were inadequate to cover fixed charges by approximately $31,794,000 in 1996 and $31,731,000 in 1996 on a pro forma basis.

(6) Gives effect to the application of the remaining proceeds of the Senior Notes effective as of December 31, 1996.

                             BRITWILL SEPARATE DATA

HISTORICAL

     The selected historical financial data set forth below are derived from BritWill's audited financial statements. The audited financial statements of BritWill for the one month ended July 31, 1995, the six months ended June 30, 1995 and the year ended December 31, 1994, together with the Notes thereto, are included elsewhere herein. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" applicable to BritWill's separate historical results and other financial information included herein.

                                          SEVEN MONTHS
                                              ENDED                      YEARS ENDED
                                            JULY 31,                    DECEMBER 31,
                                       -------------------     -------------------------------
                                        1995        1994        1994        1993        1992
                                       -------     -------     -------     -------     -------
                                           (UNAUDITED)                 (IN THOUSANDS)
    Revenues:
      Net patient....................  $38,378     $29,098     $53,801     $32,107     $27,107
      Other..........................      476         759         624         625          70
                                       -------     -------     -------     -------     -------
              Total revenues.........   38,854      29,857      54,425      32,732      27,177
    Expenses:
      Operating......................   28,333      22,666      40,037      23,483      15,162
      General and administrative.....    3,870       3,350       6,252       3,670       6,714
      Rent...........................    5,223       4,719       8,264       5,097       3,750
      Interest.......................      906         571         872         385       2,850
      Depreciation and
         amortization................      591         487         987         704         791
                                       -------     -------     -------     -------     -------
              Total expenses.........   38,923      31,793      56,412      33,339      29,267
                                       -------     -------     -------     -------     -------
    Income (loss) from operations....      (69)     (1,936)     (1,987)       (607)     (2,090)
    Other Income:
         Interest income.............      113          50          55          65         220
                                       -------     -------     -------     -------     -------
    Income (loss) before income
      taxes..........................       44      (1,886)     (1,932)       (542)     (1,870)
    Income taxes.....................       31          26          53          52          --
                                       -------     -------     -------     -------     -------
    Net income (loss)................  $    13     $(1,912)    $(1,985)    $  (594)    $(1,870)
                                       =======     =======     =======     =======     =======

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act which are based on assumptions set forth in this discussion that could prove to be inaccurate. Important factors that could cause actual events to vary from the discussions herein include the factors discussed in "Risk Factors", "Business", "-- Overview" and "-- Risks and Uncertainties".

     The following material should be read in conjunction with Unison's Consolidated Financial Statements and related notes thereto for the years ended December 31, 1994, 1995 and 1996. All references in this discussion and analysis to years are to fiscal years ended December 31 of such year.

SIGNIFICANT EVENTS

- On October 31, 1996, Unison completed the private placement of its $100,000,000 12 1/4% Senior Notes Due 2006 (the "Senior Notes").

- On October 31, 1996, Unison completed the Signature Acquisition and the Ampro Acquisition. See "-- Acquisitions and Dispositions".

- On September 30, 1996, Unison announced a plan to dispose of seven (subsequently amended to include eight) underperforming nursing facilities and recorded a $3,865,000 nonrecurring charge in the 1996 third quarter. See
  "-- Acquisitions and Dispositions".

- For the year ended December 31, 1996, Unison recorded a net loss of $23,438,000 compared to net income of $117,000 and $340,000 in 1995 and 1994, respectively. See "-- Results of Operations".

OVERVIEW

     From a financial performance standpoint, 1996 was a very disappointing year for Unison. In 1996, the Company pursued an aggressive expansion program and the financial reporting and management information systems were not adequate for the larger and more complex needs of the Company. On March 11, 1997, the Company announced that it would restate its financial results for the nine months ended September 30, 1996 and estimated that the restatement would be in the range of $5,000,000 to $6,000,000. Unison also stated that its investigation was continuing. On May 12, 1997, after consultation with the Company's auditors, Unison announced that the restatement would be significantly higher than the previous estimate. As a result of the auditor's examination in conjunction with the Company's prior investigation, the restated pretax loss for the nine months ended September 30, 1996 is $14,997,000.

     Despite these difficulties, Unison believes that its core businesses remain fundamentally sound. Its nursing home occupancy levels and quality mix have shown improvement. Unison's quality of care as measured by levels of compliance in state health care surveys is high. Unison's ancillary services subsidiaries (providing therapy, pharmacy and laboratory services both to Unison facilities and those of independent nursing home companies) are generally profitable. As of May 21, 1997, Unison is current in all of its loan and leasehold payment obligations, having recently made the first required interest payment on its Senior Notes. During March 1997, Unison's outside directors took initial steps to replace the Company's chief executive and several of its principal financial officers. Unison also substantially curtailed its acquisition program, reduced its corporate cost structure, and is implementing revenue enhancement programs and expense controls in its nursing homes and ancillary services companies. See "-- Liquidity and Capital Resources." The Company also is pursuing new sources of debt or equity financing to help it rebuild value for its shareholders and note holders. The Company believes that the revenue enhancement and cost containment initiatives and access to cash flows from draws on its line of credit or, if necessary, proceeds from sales of unencumbered assets and additional borrowings, will provide Unison with the liquidity necessary to meet its obligations during 1997.

RISKS AND UNCERTAINTIES

     Risks and uncertainties that may impact future operating results and cash flows include those described below.

     High Leverage and Limited Capital Resources. At December 31, 1996, Unison had approximately $157,138,000 in total long-term indebtedness, which was approximately 93.1% of its total capitalization. It also has significant long-term operating lease obligations (approximately $15,492,000 for 1997 and $164,743,000 in the aggregate). Substantially all of Unison's cash flow and availability under its current lines of credit, together with additional funds from sources yet to be developed, will be needed for the next year and beyond in order to satisfy its working capital, debt service and lease obligations. The Company believes that the revenue enhancement and cost containment initiatives and access to cash flows from draws on its line of credit or, if necessary, proceeds from sales of unencumbered assets and additional borrowings will provide Unison with the liquidity necessary to meet its obligations during 1997. The Senior Notes and Unison's other indebtedness and lease obligations include certain covenants that prohibit or limit asset sales, acquisitions, incurrence of additional debt and liens, the making of restricted payments, affiliate transactions, engaging in certain mergers and consolidations and entering new lines of business. Unison's ability over the near term to respond to unexpected obligations or revenue shortfalls or to other risks and uncertainties is limited.

     Pending Securities Litigation. Unison and certain of its current and former directors and officers (among others) are named as defendants in several class action complaints seeking unspecified damages following Unison's announcement in March 1997 that the Company expected to restate its financial statements for the nine-month period ended September 30, 1996. To date, six such claims have been filed in federal district court in Phoenix, Arizona alleging violations of Sections 10 and 20 of the Exchange Act and Rule 10b-5 promulgated thereunder. While the purported class periods and the named defendants vary, the broadest class period to date asserts that between March 29, 1996 and March 10, 1997 (the date before Unison's March 11 announcement of the need for a restatement) the defendants knew, or were reckless in not knowing, that Unison's results for the first three quarters of 1996 were materially overstated, and/or misrepresented the capability of Unison's internal accounting system to reliably record and reflect its financial condition. Two of these actions (Amothy Corp.
v. Unison HealthCare Corp. et al. and Falkenstein v. Unison HealthCare Corp. et al.) also allege that the conduct allegedly giving rise to the alleged violations of federal law also violated the defendants' state law fiduciary duties as directors and officers. The individual defendants named in some or all of these actions are Jerry M. Walker (the Company's former Chief Executive Officer), Craig Clark (the Company's former Chief Financial Officer), Paul Contris (the Company's former Vice President of Acquisitions), Phillip Rollins (the Company's Chief Operating Officer) and Bruce Whitehead (Chairman of the Board). In addition, the Company is informed that an action has been filed in the Superior Court of the State of California (County of Orange) against the Company and the aforesaid individuals, as well as John T. Lynch, Jr. (a member of the Board of Directors), Trouver Capital Partners, L.P. (a private investment banking firm of which Mr. Lynch is a general partner), Cruttenden Roth Inc. and Wheat First Butcher Singer (the latter two entities are named individually and as representatives of a purported defendant underwriter class). The Orange County action is purportedly filed on behalf of all persons who acquired Unison stock in the Company's December 1995 initial public offering ("IPO"); it essentially alleges that in connection with the IPO, the defendants made positive statements about the Company's prospects for which there was no basis, that accounts receivable were overstated, and that the Company's statement of financial position as of September 30, 1995 was not fairly presented. Unison's bylaws require the Company to indemnify current and former officers and directors to the extent permitted by Delaware law against such liabilities and related expenses. The Company denies the material allegations in these complaints and intends to defend the actions vigorously. Management believes that the costs of the ultimate disposition of these matters, if any, will be substantially covered by insurance. An adverse determination could have a material adverse effect upon Unison.

     Market Listing for Equity Securities and Access to Capital
Markets. Because of its substantial losses in 1996, Unison does not currently satisfy the minimum tangible net worth criteria for maintaining the listing of its common stock on The Nasdaq Stock Market's National Market System. If the listing of its common stock is suspended and not renewed, Unison's ability to raise capital in the public or private equity markets will be hampered. Management is exploring options to forestall or ameliorate any such action.

     History of Losses and Accumulated Deficit. Unison began operations in 1992 and, prior to the pooling effects of the Ampro Acquisition on October 31, 1996, it incurred net losses through the third quarter of 1995.

Unison reported a small net profit in the fourth quarter of 1995, but it reported substantial losses for 1996. Unison's future profitability will depend upon many factors, including its ability to reduce and control costs, its ability to integrate recently acquired operations, occupancy levels, government regulation and reimbursement policies, competition, Unison's ability to attract and retain qualified personnel at competitive rates, the outcome of pending litigation and general economic conditions. While the Company has instituted revenue enhancement and cost containment programs and continues to work at integrating recent acquisitions, there can be no assurance that Unison will be profitable in the future.

     Risks from Recent Business Expansion. A key element of Unison's business strategy during 1995 and 1996 was to expand through the leasing of new or existing long-term and specialty healthcare facilities and the acquisition or development of ancillary healthcare businesses or services. The acquisitions of BritWill, Signature, Sunbelt, RehabWest, and Ampro and the formation of Quest occurred pursuant to this strategy. Acquisitions are inherently risky due to the possibility of unknown and unforeseen contingencies affecting the new businesses and due to costs of integrating acquired operations into the overall enterprise. These risks have impacted and may continue to impact Unison's financial performance. Although Unison has substantially curtailed its acquisition strategy, its corporate overhead increased during the second half of 1996 in the expectation that the number and size of acquisitions might continue to grow. This expansion will make it difficult to reduce costs in response to liquidity challenges.

     Management Transition and Dependence on Skilled Personnel. Three of Unison's executive officers, including its CEO, CFO and VP of Acquisitions, resigned during the first part of 1997. They have not been replaced on a permanent basis. A number of other personnel have also been laid off, primarily in an attempt to control overhead costs. The loss of key personnel could adversely affect Unison's ability to rebuild its financial health.

     Rate Increases on Senior Notes. Pursuant to the Senior Note Registration Rights Agreement, the interest rate payable on Unison's outstanding Senior Notes has temporarily increased from 12.25% to 13.00%, and it is subject to further increases at 90 day intervals (to a maximum rate of 14.25%) until a registration statement for the Senior Notes (or for Exchange Notes on the same terms) is filed and becomes effective with the Securities and Exchange Commission (the "Commission"). Unison has delayed filing the required registration statement while it completed work on its financial statements for 1996, but expects to make the filing in 1997. In light of Unison's 1996 results, the Commission may choose to review that filing. Accordingly, further delays in completing the required registration, with corresponding additional interest expense on the Senior Notes, are possible.

     Loan and Lease Covenant Violations. Although Unison is current on its payment obligations on its outstanding loans and facilities leases, it is not in compliance with certain covenants under mortgage loans with one lender for six of its health care facilities and with the lease agreements for 23 facilities leased from Omega. Unison has obtained a waiver from Omega for these financial covenant violations as of December 31, 1996, and it is negotiating the terms of revised covenants for the future. Management is attempting to renegotiate the leases; however, there can be no assurance that such restructuring will be accomplished. An acceleration of Unison's obligations under any of its financial instruments or a default under any of its facilities leases could have a material adverse impact on Unison.

ACQUISITIONS AND DISPOSITIONS

     On October 31, 1996, Unison acquired by merger Signature for a combination of Unison common shares, approximately $37,054,000 in cash and promissory notes totaling approximately $1,146,000. In accordance with an adjustment provision of the Signature merger agreements relating to stockholders' equity, in March 1997 the former shareholders of Signature received additional consideration of $2,511,000, paid in convertible promissory notes ($1,827,000) and 238,052 shares of Unison common stock ($684,000 valued as of March 27, 1997). Signature operated 11 long-term care facilities and two assisted living facilities in Arizona and metropolitan Denver, Colorado. Unison also acquired RehabWest (a related rehabilitation company) for approximately $5,350,000 in cash. The Signature Mergers and the acquisition of RehabWest are referred to collectively as the "Signature Acquisition."

     On October 31, 1996, Unison also acquired Ampro in a pooling of interests transaction. The consideration paid for Ampro included: (a) cash of approximately $237,000; (b) 540,000 shares of Unison Common Stock and (c) a promissory note in the amount of $250,000 which has since been prepaid. Ampro operates medical laboratories in Texas, Missouri and Tennessee which, at March 31, 1997, provided testing services for 275 nursing homes and other healthcare facilities. Summarized results of operations of Ampro are as follows:

                                                         YEARS ENDED DECEMBER 31,
                                                 ----------------------------------------
                                                    1994           1995           1996
                                                 ----------     ----------     ----------
        Revenues.............................    $6,000,000     $7,203,000     $6,547,000
        Net income (loss)....................       420,000        143,000       (565,000)

     Other acquisitions that have closed within the past three years include BritWill (1995), Sunbelt (1996) and several smaller facilities or enterprises. See "Business -- Acquisitions."

     On September 30, 1996, Unison announced a disposition plan designed to improve its long-term financial strength and operating performance (the "Dispositions"). The plan includes the disposition of eight nursing facilities (the "Disposition Facilities"), two of which are closed, which do not meet Unison's operational or financial criteria. Unison also recorded a nonrecurring charge of $3,865,000 in the quarter ended September 30, 1996 to record impairment of long-lived assets and to establish reserves for costs to dispose of the Disposition Facilities. Four of these facilities were subleased to an unrelated party effective March 1, 1997 and the other four are held for disposition. Results of operations of the Disposition Facilities were as follows:

                                                                       YEARS ENDED
                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1995        1996
                                                                   -------     -------
                                                                     (IN THOUSANDS)
        Revenues.................................................  $16,269     $14,539
        Net loss before taxes and impairment losses..............       90       2,320

RESULTS OF OPERATIONS

UNISON HISTORICAL

     The following table summarizes selected operating statistics. Pro forma data give effect to the Dispositions as if all of the Disposition Facilities had been disposed of on December 31, 1996.

                                                            AT DECEMBER 31,
                                                        ------------------------     PRO FORMA
                                                        1994     1995      1996        1996
                                                        ----     -----     -----     ---------
    Leased/Owned Facilities:
      Number of facilities..........................     11         42        59          53
      Number of licensed beds:
         Long-term care.............................    631      3,872     5,145       4,508
         Assisted and independent living............    104        112       320         320
    Managed Facilities:
      Number of facilities..........................      9          8         3           3
      Number of licensed beds.......................    990        874       310         310
    Institutional Pharmacies:
      Number of outlets.............................     --          1         2           2
      Nonaffiliated facilities served...............     --         17        42          42
    Therapy Services:
      Nonaffiliated entities served.................     --         --        55          55
    Laboratory Services:
      Nonaffiliated entities served.................    225        260       295         295

     The following table identifies Unison's sources of revenues. Pro forma data give effect to (i) the Dispositions and (ii) acquisitions completed after January 1, 1996 as if such transactions had occurred on January 1, 1996.

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------     PRO FORMA
                                                       1994      1995      1996        1996
                                                       -----     -----     -----     ---------
    Percentage of total revenues:
      Long-term care.................................   67.4%     87.6%     81.0%       84.1%
      Therapy contracts..............................     --        --       8.9         7.5
      Pharmacies.....................................     --       1.0       4.6         3.8
      Medicare Part B billing and supply.............     --       0.9       1.1         1.0
      Laboratory services............................   32.6      10.5       4.4         3.6
                                                       -----     -----     -----       -----
         Total.......................................  100.0%    100.0%    100.0%      100.0%
                                                       =====     =====     =====       =====

     Unison's revenues fluctuate from facility to facility based on various factors, including total capacity, occupancy rates, reimbursement systems and rates among the payor categories, payor mix and the scope and utilization of Unison's ancillary services. Medicare patients generate the highest revenue per patient day, although profitability is not always increased due to the additional costs associated with the higher level of care required by such patients. In general, private pay sources are more profitable to Unison than governmental reimbursement sources. Unison generally derives a higher profit margin from ancillary services than from basic nursing services.

     Data for nursing center operations with respect to sources of net patient revenues by payor type are set forth below (long-term care only). Pro forma data give effect to (i) the Dispositions and (ii) acquisitions completed after January 1, 1996, as if such transactions had occurred on January 1, 1996.

                                                           YEARS ENDED DECEMBER
                                                                    31,
                                                          -----------------------    PRO FORMA
                                                          1994     1995     1996       1996
                                                          -----    -----    -----    ---------
    Medicare...........................................     9.1%    26.9%    29.5%      30.2%
    Private and other..................................    32.4     17.2     17.0       18.1
                                                          -----    -----    -----      -----
      Quality Mix......................................    41.5     44.1     46.5       48.3
    Medicaid...........................................    58.5     55.9     53.5       51.7
                                                          -----    -----    -----      -----
      Total............................................   100.0%   100.0%   100.0%     100.0%
                                                          =====    =====    =====      =====

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Unison recorded a net loss of $23,438,000 in 1996 and net income of $117,000 in 1995. Loss before taxes amounted to $31,794,000 in 1996 compared to pretax income in 1995 of $249,000. The pretax loss in 1996 is primarily attributable to: (i) write-offs and provisions for doubtful accounts related to management fees and patient and other receivables in the aggregate amount of $4,524,000; (ii) a provision for impairment of long-lived assets and the Dispositions amounting to $3,865,000, (iii) gross receipt taxes, interest, and penalties of approximately $3,565,000, (iv) accrued accounting, legal and other professional fees relating to 1996 matters of $1,300,000, (v) loan transaction costs and fees for debt which has been paid off and acquisition costs of $1,762,000, (vi) increased corporate salary costs from $2,838,000 in 1995 to $5,340,000 in 1996, (vii) a litigation settlement amounting to $725,000 and
(viii) losses from nursing home operations.

     Revenues. Revenues were $148,674,000 in 1996 compared to $68,488,000 in 1995. The $80,186,000 increase is due primarily to revenues from patient services which increased from $64,947,000 in 1995 to $146,379,000 in 1996. Patient days increased from 613,000 in 1995 to 1,235,000 in 1996. The increase in patient days and net patient service revenues is primarily attributable to
(i) the increase in the number of facilities operated, including a full year of operations of the 28 facilities acquired in the BritWill Acquisition on August 10, 1995 and 13 facilities with the Signature Acquisition on October 31, 1996;
(ii) the acquisitions of institutional pharmacies and therapy companies, and progress in providing ancillary products and services to patients of Unison facilities and unrelated facilities; and (iii) the increase in Unison's quality mix to 46.5% in

1996 compared to 44.1% in the prior year period. Other operating revenues decreased to $2,295,000 in 1996 from $3,541,000 in 1995 due primarily to the decrease in managed facilities from eight at December 31, 1995 to three at December 31, 1996.

     Wages and Related. Wages and related expense increased 144.8% from $35,047,000 in 1995 to $85,789,000 in 1996 and as a percentage of revenues from 51.2% in 1995 to 57.7% in 1996. The dollar increase is due primarily to the increase in the number of leased facilities operated and an increase in corporate overhead due to Unison's acquisition program during 1996 and accounting and information system conversions. The percentage increase is due primarily to the acquisition of therapy companies which have an inherently higher percentage of salaries to revenues than long-term care providers and an increase in corporate and regional overhead.

     Other Operating. Other operating expenses increased 169.5% from $24,032,000 in 1995 to $64,771,000 in 1996, due primarily to an increase in the number of leased facilities operated as well as (i) a $1,892,000 increase in the provision for doubtful accounts related to management fees and other accounts receivable; (ii) costs associated with acquisition efforts and litigation; and
(iii) increases in corporate overhead. Other operating expenses as a percentage of revenues amounted to 43.6% in 1996 compared to 35.1% in 1995.

     Rent Expense. Rent expense increased 134.6% from $6,673,000 in 1995 to $15,658,000 in 1996. The increase is due primarily to the increase in the number of leased facilities operated. Rent expense as a percentage of revenues increased to 10.5% in 1996 from 9.7% in 1995.

     Interest Expense. Interest expense amounted to $5,824,000 in 1996 compared to $1,176,000 in 1995. The increase is primarily the result of debt incurred and assumed in connection with acquisitions, including the $100,000,000 of Senior Notes issued on October 31, 1996, as well as increases in borrowings for working capital. See "-- Liquidity and Capital Resources." Interest expense as a percentage of revenues increased to 3.9% in 1996 from 1.7% in 1995.

     Depreciation and Amortization. Depreciation and amortization expense increased from $1,311,000 in 1995 to $4,561,000 in 1996. The increase is due primarily to the increase in goodwill and lease operating rights associated with acquisitions and an increase in fixed assets resulting from capital expenditures and ownership interests in six facilities acquired in the Signature Acquisition. Depreciation and amortization expense as a percentage of revenues was 3.1% in 1996 and 1.9% in 1995.

     Income Tax Expense (Benefit). Unison recorded an income tax credit for 1996 amounting to $8,356,000, or 26.3% of pretax loss of $31,794,000. The effective tax rate is lower than the statutory federal income tax rate due primarily to (i) amortization of intangible assets and other expenses which are not deductible for tax; (ii) taxable income of certain subsidiaries which are not consolidated for tax; and (iii) the valuation allowance established against deferred tax assets. Unison recorded a tax provision in 1995 of $132,000, or 53.0% of pretax income. The effective tax rate for 1995 is higher than the statutory federal tax rate due primarily to amortization of intangible assets and other nondeductible expenses.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Revenues. Revenues increased from $18,406,000 in 1994 to $68,488,000 in 1995. The increase is primarily attributable to revenues from patient services which increased from $17,070,000 in 1994 to $64,947,000 in 1995. Patient days increased from 140,000 in 1994 to 613,000 in 1995. Of this growth in patient revenues and census, approximately 90% is attributable to acquisitions, with the remainder attributable primarily to the increase in quality mix and an increase in average census of facilities owned throughout the period. Unison operated 11 leased nursing and assisted living facilities at December 31, 1994 compared to 42 leased nursing and assisted living facilities at December 31, 1995. The revenues related to the 28 facilities acquired from BritWill are included in Unison's results of operations for periods subsequent to July 31, 1995. Management fees and other revenue increased from $1,336,000 in 1994 to $3,541,000 in 1995 as a result of an increase in the number of managed facilities from nine facilities in 1994 to 12 facilities during 1995 (with eight facilities under such management agreements at December 31, 1995).

     Wages and Related. Wages and related expense increased from $9,593,000 in 1994 to $35,047,000 in 1995. The increase in wages and related expense is primarily attributable to the increase in the number of leased facilities operated. Wages and related expense as a percent of revenues decreased from 52.1% in 1994 to 51.2% in 1995 as a result of the higher proportion of revenues from certain ancillary businesses whose operations are less labor-intensive than those of the nursing facilities.

     Other Operating. Other operating expenses increased from $6,462,000 in 1994 to $24,032,000 in 1995. The increase is attributable primarily to an increase in the number of facilities operated. Other operating expenses as a percent of revenues remained constant at 35.1% in 1994 and 1995.

     Rent Expense. Rent expense increased from $1,406,000 in 1994 to $6,673,000 in 1995. The increase is primarily a result of the acquisition of 4 leased facilities during the first seven months of 1995 and an additional 28 facilities from the BritWill Acquisition for the last five months of the year. Rent expense as a percent of patient revenues increased from 7.6% in 1994 to 9.7% in 1995.

     Interest Expense. Interest expense increased from $147,000 in 1994 to $1,176,000 in 1995. The increase is primarily attributable to the agreement entered into in April 1995 to sell the Company's accounts receivable and additional indebtedness assumed in connection with the BritWill Acquisition. Interest expense as a percent of revenues increased from 0.8% in 1994 to 1.7% in 1995.

     Depreciation and Amortization Expense. Depreciation and amortization expense increased from $286,000 in 1994 to $1,311,000 in 1995. The increase is due primarily to the amortization of goodwill and lease operating rights attributable to the increase in leased facilities, related equipment purchases and leasehold improvements. Depreciation and amortization expense as a percent of revenues increased from 1.6% in 1994 to 1.9% in 1995.

BRITWILL HISTORICAL

Overview

     BritWill's long-term care facilities derived 28.6% of resident care revenue from Medicare and ancillary services for the seven months ended July 31, 1995 compared to 18.8% in the comparable 1994 period. For the year ended December 31, 1994, 17.6% of resident care revenue was derived from Medicare and ancillary services compared with 5.0% for the year ended December 31, 1993.

Seven Months Ended July 31, 1995 Compared to Seven Months Ended July 31, 1994

     Revenues. Revenues increased from $29.9 million in 1994 to $38.9 million in 1995, an increase of 30.1%. These increases are primarily attributable to the expansion of Medicare services; there were 15 facilities in the Medicare program in the first seven months of 1994 compared to 24 in 1995. Medicare and ancillary revenue were 7.0% and 7.0%, respectively, of patient revenues in 1994 compared to 23.0% and 6.0%, respectively, of patient revenues for 1995. Management fee revenues decreased by $120,000 or 75% due to the conversion of 2 facilities from management contracts to leases in November of 1994. However, this decrease was offset by an additional $3.2 million in patient revenues.

     Wages and Related Expense. Wages and related expense increased from $17.0 million in 1994 to $23.3 million in 1995, an increase of 37.1%. Salary and wages increased 18.4%. New leases contributed to $1.7 million of the wage increase. The remaining increase is attributable to increased staffing necessary to support the Company's increased Medicare services.

     Lease Expense. Lease expense increased from $4.7 million in 1994 to $5.2 million in 1995, an increase of 10.6% due to the addition of the 3 facilities in the fourth quarter of 1994.

     General and Administrative. General and administrative expenses increased from $3.4 million in 1994 to $3.9 million in 1995, an increase of 14.7%. This increase is primarily attributable to new leases. As a percentage of revenues, general and administrative expenses declined from 11.2% of revenue in 1994 to 10.0% of revenue in 1995.

     Depreciation and Amortization. Depreciation and amortization increased from $487,000 in 1994 to $591,000 in 1995, an increase of 21.4%. This increase is attributable to additional equipment and leasehold improvements at BritWill's facilities.

     Interest Expense. Interest expense increased from $571,000 in 1994 to $906,000 in 1995, an increase of 58.7%. This increase was primarily due to additional borrowings under the revolving credit facility.

     Income (Loss) before Income Taxes and Net Income. Income before income taxes increased from a loss of $1.9 million for the seven months ended July 31, 1994 to income of $43,880 for the seven months ended July 31, 1995. This was primarily attributable to an increase in acuity of patients and an increase in Medicare patients in 1995; thus, ancillary utilization increased resulting in substantially improved performance. There was no tax benefit provided for the 1994 loss since a valuation reserve was established for such income tax benefits. Net income increased from a net loss of $1.9 million for the seven months ended July 31, 1994 to net income of $13,380 for the seven months ended July 31, 1995.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

     Revenues. Revenues increased from $32.7 million in 1993 to $54.4 million in 1994, an increase of 66.4%, primarily attributable to the acquisition of nine facility leases in Texas, primarily in the fourth quarter of 1993. In addition, in the latter half of 1994, there was a significant increase in Medicare patient days as there were more Medicare certified facilities. Management fee revenues decreased 28.1% due to the conversion of two facilities from management contracts to leases in June 1994 and two additional facilities in November. The increase in patient census was diluted by a modification in Rule 14 under the Indiana Medicaid reimbursement program. The effect of this ruling decreased revenues by $1.2 million.

     Operating Expenses. Operating expenses increased from $23.5 million in 1993 to $40.0 million in 1994, an increase of 70.2%. Facility salaries and wages increased 68.2%, attributable to new leases in Texas. Ancillary expenses increased $1.7 million due to the increase in the number of facilities participating in the Medicare program.

     Lease Expense. Lease expense increased from $5.1 million in 1993 to $8.3 million in 1994, an increase of 62.7%, due to the new leases.

     General and Administrative. General and administrative expenses increased from $3.7 million in 1993 to $6.3 million in 1994, an increase of 70.3%. This increase is primarily attributable to new leases and additional resources dedicated to expanded Medicare operations in 1994.

     Depreciation and Amortization. Depreciation and amortization increased from $704,000 in 1993 to $987,000 in 1994, an increase of 40.2%. This is primarily attributable to the amortization of leasehold rights recorded as part of the acquisition of five of the Texas facilities in December of 1994.

     Interest Expense. Interest expense increased from $385,000 in 1993 to $872,000 in 1994, an increase of 126.5%, primarily due to the payment of interest on subordinated long-term debt.

     Income/Loss before Income Taxes and Net Loss. Loss before income taxes increased from $542,155 for the year ended December 31, 1993 to $1.9 million for the year ended December 31, 1994. This was primarily attributable to an increase in supplies expense, principally ancillary costs, in 1994 which were not billable to Medicaid. There was no tax benefit provided for the losses since a valuation reserve was established for such income tax benefit. Net loss increased from $593,905 in 1993 to $2.0 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1996, Unison had $17,409,000 in cash and cash equivalents compared to $6,169,000 at December 31, 1995. The Company had a working capital deficit of $13,955,000 at December 31, 1996 compared to a working capital deficit at December 31, 1995 amounting to $927,000. The working capital deficit shown at December 31, 1996 is primarily the result of current maturities of notes and debt amounting to $33,915,000. Of this amount, approximately $12,545,000 was repaid in January 1997 with proceeds from the Senior Notes and $19,622,000 is classified as a current liability because Unison is not in compliance with certain financial covenants; however, although the financial covenants have not yet been cured, management has no reason to believe that this debt will be accelerated and paid off in 1997.

     Cash used in operations in the year ended December 31, 1996 amounted to $23,658,000 compared to $932,000 in 1995 and $43,000 in 1994. The increase is due primarily to losses from operations for the various reasons described above in the comparison of 1996 to 1995 and a net increase in accounts receivable of $5,310,000, partially offset by an increase in accounts payable and accrued expenses of $2,454,000 and a decrease in prepaid expenses of $825,000.

     Net cash used in investing activities amounted to $48,723,000 in 1996 compared to $3,679,000 in 1995 and $1,630,000 in 1994. In 1996, capital expenditures amounted to $3,587,000 compared to $1,333,000 in 1995 and $995,000 in 1994. Capital expenditures of approximately $2,144,000 are budgeted for 1997 for routine replacements and refurbishment of facilities, which is anticipated to be funded from operating cash flows and borrowings under lines of credit. Expenditures for acquisitions, net of cash acquired, amounted to $41,225,000 in 1996, $40,066,000 of which relates to the Signature Acquisition, compared to $677,000 in 1995 for the BritWill Acquisition and $300,000 in 1994. Increases in intangible and other assets amounted to $2,707,000 in 1996, $1,397,000 in 1995 and $155,000 in 1994.

     Net cash provided by financing activities amounted to $83,621,000 in 1996 compared to $10,474,000 in 1995 and $1,795,000 in 1994. At December 31, 1996,
Unison had $157,138,000 in total debt (93.1% of total capitalization) compared to $26,737,000 (56.1% of total capitalization) at December 31, 1995.

     On October 31, 1996, Unison completed the private placement of $100,000,000 of the Senior Notes. The net proceeds to Unison amounting to $94,550,000 were used to complete the Signature Acquisition and the Ampro Acquisition and prepay certain debt and contingent obligations as described below. Excess proceeds of approximately $15,500,000 were used for acquisitions and working capital. The stated interest rate of 12 1/4% per annum is subject to temporary increase if the Senior Notes (or Exchange Notes with the same terms) are not registered with the Commission within specified time periods. As of December 31, 1996, the interest rate on the Senior Notes was 12.75% and as of May 16, 1997 the interest rate is 13.00%. The interest rate is subject to further increases of 0.25% on June 13, 1997 and every 90 days thereafter (up to a maximum rate of 14 1/4%) until such registration becomes effective.

     In January 1997, Unison repaid with proceeds from the Senior Notes the $8,000,000 Subordinated Note payable to the former BritWill shareholders and $1,750,000 of the contingent obligation due to the former BritWill shareholders. Thereafter, Unison's remaining obligation associated with the BritWill Acquisition is the $9,750,000 Additional Payment Obligation. The Additional Payment Obligation is payable in monthly installments of $99,000 to $166,000, which includes interest at 12.0% to 14.0%, with a balloon payment of $8,146,000 due August 9, 2000. Because these payments are contingent upon revenue targets that, in light of recent acquisitions, are likely to be achieved, the Additional Payment Obligation is recorded as long-term debt and an increase in lease operating rights in the consolidated balance sheet at December 31, 1996. Although this does not change the amount of cash due to the former BritWill shareholders, Unison will record an increase in amortization and interest expense in 1997 in the aggregate amount of approximately $1,600,000. In the event of a sale by Unison prior to August 9, 2000 of debt or equity securities exceeding $10,000,000, the remaining balance of the Additional Payment Obligation will be due in full.

     In connection with the Signature Acquisition, Unison assumed a 10.5% mortgage loan (the "Mortgage Note") collateralized by property and equipment of six of the Signature facilities. The Mortgage Note requires Unison to maintain a consolidated net worth of at least $39,000,000 and a minimum current ratio (current assets to current liabilities) consolidated for the six properties of at least 1.45 to 1 during 1996 and a debt service coverage ratio (as defined) for the four preceding quarters consolidated for the six properties of at least
1.5 to 1. While the minimum current ratio and debt service ratios consolidated for the six properties were in compliance with the debt covenants, Unison's consolidated net worth was $11,689,000 as of December 31, 1996 and accordingly, the Company was not in compliance with the net worth covenant. Unison did not receive a waiver of this covenant violation and accordingly, classified the entire obligation of $18,640,000 as current. In addition, the Company has not met the financial reporting requirements of the Mortgage Note.

     Effective February 1, 1996, in connection with the acquisition of Sunbelt Therapy, Unison issued the Sunbelt Notes in the aggregate amount of $2,800,000 with interest payable quarterly at 10.0%. The Sunbelt Notes were convertible into shares of Unison Common Stock. In January 1997, Unison repaid $2,000,000 of the Sunbelt Notes with proceeds from the Senior Notes, and the remaining $800,000 principal amount was converted into 105,196 shares of Unison Common Stock. In November 1996, but effective February 1, 1996, Unison repurchased the 10% minority interest in Sunbelt Therapy. Consideration for the purchase was comprised of promissory notes and guaranteed payments totalling $1,876,000, with interest payable quarterly at 9.0% per annum, and 27,942 shares of Unison Common Stock. Additional contingent payments of up to $1,418,000 will be due if specified income targets are achieved by Sunbelt Therapy.

     Unison also entered into a number of capital leases in 1996. At December 31, 1996, capital lease obligations for purchases of computer systems and other fixed assets totalled $2,969,000, payable monthly over three to five years with interest at 11.5% to 12.9%. The leases of two nursing facilities entered into in August 1996 were recorded as capital leases; at December 31, 1996 the aggregate lease obligation amounted to $4,122,000, payable monthly over the lease terms at effective interest rates of 10.5% to 15.0%.

     Unison's minimum annual contractual commitments for leaseholds and principal and interest on debt are expected to be as follows:

                                                     LONG-TERM        OPERATING         TOTAL
                                                        DEBT           LEASES        OBLIGATIONS
                                                    ------------     -----------     ------------
Year ending December 31,
  1997............................................  $ 33,289,000     $15,492,000     $ 48,781,000
  1998............................................    20,878,000      15,591,000       36,469,000
  1999............................................    19,268,000      15,362,000       34,630,000
  2000............................................    25,793,000      14,727,000       40,520,000
  2001............................................    16,499,000      13,975,000       30,474,000
  Thereafter......................................   177,071,000      89,596,000      266,667,000

     Unison finances its working capital needs out of its operating cash flows and under a $10,000,000 revolving credit facility. Borrowings under this credit facility bear interest at the prime rate plus 2.0% (10.25% at December 31, 1996) and are secured by certain of Unison's eligible accounts receivable. On October 31, 1996, Unison repaid the outstanding balance of $8,900,000 (plus $200,000 of fees) with proceeds from the Senior Notes. There were no outstanding borrowings under this credit facility at December 31, 1996. In March 1997, Unison paid a management fee (in lieu of a termination fee) of $500,000. The lender agreed that the existing facility would remain in place at Unison's option until May 26, 1998. Unison is currently working with several lenders in an effort to replace the existing credit facility and increase the availability of working capital.

     On April 21, 1997, the Company obtained a $2,950,000 loan for general working capital purposes from affiliates of two of its directors, Messrs. Kremser and Whitehead. The loan bears interest at prime plus 2% and is due on the earlier of 30 days notice or August 1, 1997. The loan (and other Company indebtedness to Messrs. Kremser and Whitehead and their affiliates) is secured by a pledge of certain other accounts receivable and the stock of certain Unison subsidiaries.

     The terms of certain of Unison's indebtedness and lease obligations require the Company to meet certain financial and reporting covenants including current ratio and cash flow ratio and maintenance of specified levels of net worth. At December 31, 1996, Unison was not in compliance with many of these covenants. At December 31, 1996, Unison was obligated to Omega as a tenant under three master lease agreements covering 14 facilities having an aggregate minimum rent of approximately $34,900,000 (subject to increase) during the remainder of their initial terms. The master leases require the Company to maintain specified cash flow to rent ratios, cash flow to debt service ratios, minimum cash, current ratios and tangible net worth ratios (each as defined). Unison also leases six facilities located in Texas from BritWill Texas (the "BritWill Texas Leases") for an initial term that expires in December 2005. The Britwell Texas Leases contain cross default provisions with the Omega leases by which if Unison is in default with any Omega indebtedness or lease obligation, the Company is also in default under the Britwell Texas Leases. Unison was not in compliance with these covenants at December 31, 1996. Omega has waived all existing covenant violations through April 11, 1997. The Company may not be in compliance with these covenants after this date and, accordingly, is negotiating with Omega to restructure the aforementioned covenants. Management is attempting to renegotiate the leases; however there can be no assurance that such restructuring will be accomplished.

     Unison's primary response to these developments has been to reduce costs wherever possible without adversely impacting the quality of care and ancillary services it provides. The number of corporate office personnel has been reduced by approximately 35%, from 142 on December 31, 1996 to 92 on May 15, 1997. Cost cutting and revenue enhancement initiatives are also underway at the nursing homes and ancillary services companies.

     The Company believes that its revenues from operations and its existing $10,000,000 line of credit facility may be sufficient to meet its near-term cash flow and capital requirements. However, these funds might not be adequate in the event of a material reduction in revenues or increase in expenses or if other risks identified above were to occur. The Company is attempting to develop lending relationships that will use the Company's available accounts receivable and other available assets to reduce overall borrowing costs and, if necessary, supply additional working capital. The Company also intends to explore opportunities for a secured or unsecured term loan or for equity financings, should that prove necessary or desirable. There can be no assurances that such financings will be available or, if available, that necessary funds will be available on terms favorable to Unison and its shareholders.

     Inflation. The Company does not believe that inflation has adversely affected the Company's business during the past three years, even though Medicare and Medicaid reimbursement rates in some areas have not kept pace with inflation. To the extent inflation occurs in the future, the Company may not be able to pass on the increased costs associated with providing health care services to patients if reimbursement from third party payors does not keep up with such increases.

                                    BUSINESS

INTRODUCTION

     Unison is a leading provider of comprehensive long-term and specialty healthcare services. As of March 31, 1997, after giving effect to the Dispositions, Unison ranks as one of the 25 largest long-term care operators in the United States, operating facilities in 12 states clustered in the Midwest, Southwest and Southeast. These facilities include 47 long-term and specialty care facilities with 4,671 licensed beds and eight independent or assisted living facilities with 315 units. Unison seeks to operate its businesses as an interrelated network of services to provide a full continuum of cost-effective long-term and specialty healthcare.

     Unison's healthcare services include both traditional long-term care services and higher margin specialized healthcare, such as rehabilitation, infusion and respiratory therapy. Unison also has recently expanded its role as a medical supplier, both to its facilities and to non-affiliated facilities, of pharmaceutical services, rehabilitation and therapy services, medical supplies and laboratory testing.

INDUSTRY OVERVIEW

     Unison believes there will continue to be significant business opportunities to provide healthcare services to long-term care residents in non-hospital settings, including both long-term care facilities and assisted or independent living facilities. Certain factors that contribute to this growth potential are described below.

     Industry Consolidation. The long-term care industry is highly fragmented. There are approximately 16,000 long-term care facilities in the United States which contain a total of approximately 1.6 million licensed beds. The 35 largest long-term care providers operate approximately 4,000 facilities comprising approximately 450,000 licensed beds, or 28% of the industry total. Recently, the long-term care industry has been subject to competitive pressures and uncertainty with regard to future changes in governmental regulations, which have resulted in a trend toward consolidation, especially of smaller, local operators into larger, more established regional or national providers. The increasing complexity of medical services provided, growing regulatory and compliance requirements and increasingly complicated and potentially volatile reimbursement systems have resulted in the consolidation of operators who lack sophisticated management information systems, operating efficiencies and financial resources to compete effectively. Unison believes that this trend toward consolidation will continue. See "-- Business Strategy."

     Aging Population. The overwhelming majority of the patients in long-term care facilities and residents in assisted or independent living facilities are over the age of 65. According to the United States Bureau of the Census, the number of people over the age of 65 in the United States has grown from approximately 25.6 million in 1980, or 11.3% of the population, to approximately
31.1 million in 1990, or 12.5% of the population, and is projected to increase to approximately 62.2 million, or 18% of the population, by 2025. The United States Bureau of the Census also reported that approximately 6% of the United States population between the ages of 75 and 84 and 22% of those over 84 used some form of healthcare services in a long-term care facility. As the United States population ages, the demand for the types of service Unison provides is expected to increase. According to published reports, one in three Americans currently 65 years old can be expected to enter a nursing home, for an average of two to three years.

     Cost Containment Pressures. Governmental and private pay sources have adopted cost containment measures which encourage reduced lengths of stay in acute care hospitals. Many of the patients being discharged, in particular elderly patients, require additional skilled nursing care and specialty healthcare services, such as those provided by Unison. Any subsequently adopted healthcare reform proposals are expected to continue to emphasize the cost containment efforts included in healthcare reform legislation. See
"-- Government Regulation."

     Advances in Medical Technology. Sophisticated new forms of medical equipment and treatment have lengthened life expectancies, increasing the number of individuals requiring specialized care and supervision. In the past, the level of care required by many of these individuals was not generally available outside acute care hospitals. However, long-term care providers such as Unison have become a more attractive alternative to acute care hospitals in certain instances due to technological advances that have enabled long-term care providers to offer services less expensively than are provided by acute care hospitals.

     Limitations in the Supply of Long-Term Care Facilities. In many areas the number of available long-term care beds has not grown as quickly as the demand for them in recent years. Many states (but not all of the states in which Unison operates) have enacted certificate of need or similar legislation which generally limit the construction of long-term care facilities and the addition of beds or services in existing facilities. Furthermore, high construction costs, limitations on government reimbursement for the full costs of construction, and start-up expenses also act to constrain growth in the numbers of facilities. As a result, the Company believes that the supply of long-term care facilities may not grow as quickly as the demand for such facilities. See "-- Government Regulation -- Certificates of Need."

BUSINESS STRATEGY

     Unison's business strategy is to become a preferred provider of long-term and specialty healthcare services in its markets by offering a full range of high quality, cost competitive, long-term healthcare services. Unison seeks to offer these services across the entire continuum of care from independent and assisted living, to traditional long-term, specialty and subacute care.

     Provide a Continuum of Care. Unison operates both skilled nursing and assisted living facilities and provides a wide variety of medical, rehabilitative and pharmaceutical treatments. This strategy provides an opportunity for entry at each point in the continuum of care. As patients' needs change, they may be served by different elements of the care continuum. The primary benefit of offering a continuum of care is that it offers patients an appropriate level of cost-effective care which the Company believes is attractive to third party payors.

     Unison believes that independent and assisted living arrangements have become an increasingly important component of the continuum of care required by older Americans. Cost containment pressures from government and private payors alike encourage discharge from long-term and specialty care facilities before residents may be fully able to care entirely for themselves. The change from the traditional family structure which was able to care for the sick and elderly to dual income families has increased the need for facilities that can assist such persons. Unison believes that offering services at this important level of the continuum of care enables it to maintain contacts with potential consumers of its long-term and specialty healthcare services and thus to improve its occupancy levels and profitability.

     Improve Payor Quality, Occupancy Levels and Operating Margins. Unison is focused on improving its payor quality mix and occupancy levels. The profitability of caring for private-pay and Medicare patients is generally higher than that of Medicaid patients. Unison's marketing efforts are focused on the hospital and medical community in each market to promote higher occupancy levels and improved payor mix at its long-term care facilities and assisted or independent living centers.

     Unison seeks to improve its profitability by attempting to obtain an increasing proportion of its revenue from specialized healthcare services which typically generate higher profit margins than basic long-term nursing care. Specialty healthcare services are developed in cooperation with and in accordance with the needs of the local medical community. Specialty programs are developed by marketing professionals and facility administrators working directly with local hospital discharge planners and physicians. Management believes that this approach generally has been well received by local medical communities, as demonstrated by the recent increases in Unison's quality mix.

     Increase Contribution from Ancillary Services. Unison believes that opportunities exist to capture ancillary service revenues and operating profits, both from its own facilities and from non-affiliated facilities. Unison provides ancillary services to facility residents in response to physician orders. The major ancillary services include physical, speech, and occupational therapies; pharmaceuticals; parenteral and enteral nutrition; infusion and respiratory therapies; and laboratory services. Historically, Unison has provided most of these services through contracts with third party providers, but it is increasingly offering such services through its ancillary services companies. In addition to providing services to its own long-term and specialty healthcare facilities, each of these ancillary providers offers services to other, unrelated long-term care providers, adding to Unison's revenue base. See
"-- Acquisitions."

     Concentrate Healthcare Facilities in Geographic "Clusters." Although Unison's acquisition program has been substantially curtailed for the indefinite future, Unison has in the past sought to acquire facilities which fit within existing geographic regions or "clusters," and to enter new markets through clustered acquisitions. Clustering is intended to attempt to capture local economies of scale by providing ancillary services, purchasing, marketing, information systems, risk management, accounting, reimbursement and quality control to geographically concentrated facilities. The cluster strategy is based on the belief that clustering facilities will enable Unison to leverage management across a larger base of client revenue and efficiently monitor individual facilities, ensuring high quality patient care. Clustering facilities should also enable Unison to leverage the addition of ancillary services over a larger patient base. The Signature Acquisition, which included the acquisition of five long-term care facilities in the Denver, Colorado area, is an example of this strategy.

     Provide High Quality Care on an Economic Basis. Unison seeks to position each of its facilities as a high quality provider in its respective market, but to do so on a cost-effective basis. Unison believes it provides quality patient care and is generally successful in maintaining regulatory compliance. This is illustrated by the reduction in the number of deficiencies cited in governmental reviews from August 1995 through July 1996 of the 28 operating facilities Unison acquired in the BritWill Acquisition. Under Unison management, these facilities averaged a 43% reduction in the number of deficiencies cited after the first review, a 75% reduction as of October 1, 1996, and a 93% reduction as of May 20, 1997 as compared with the number of deficiencies cited prior to the acquisition. At the time of the Signature Acquisition all of Unison's facilities had implemented Unison's quality improvement program.

     Contain Costs. Unison believes that the increasing penetration of managed care will intensify the focus on containing costs. Unison establishes detailed operating budgets at its facilities and the administrator is responsible for adherence to these budgets. Monitoring the performance of these budgets at the facility level is necessary to enable Unison to control operating costs.

PATIENT SERVICES

     Unison's objective is to provide long-term care services across the continuum of care from independent living services to subacute care services, all of which are provided primarily to the elderly. Independent living facilities that offer assistance with activities of daily living are appropriate for those among the elderly requiring limited healthcare services. Assisted living facilities are appropriate for residents in need of greater assistance, but who do not need the services of a skilled nursing facility. The services of an assisted living facility are appropriate where nutritional, housekeeping, and only limited medical services are needed. For the elderly and other patients in need of specialized support, rehabilitation, nutrition, respiratory therapies and other treatments, skilled nursing care is often required. The innovation of specialized subacute services within skilled nursing facilities also responds to the needs of patients requiring intense and specialized treatment and rehabilitation therapy services immediately after hospitalization.

     Assisted and Independent Living Services. Services and facilities at assisted and independent living centers include central dining facilities, limited nursing services, recreational areas, social programs, housekeeping, laundry and maintenance service, emergency call systems, special features for handicapped persons and transportation to shopping and special events. These facilities provide fewer nursing and medical services than are provided at Unison's long-term care facilities. Unison believes that the availability of healthcare services and assistance with the activities of daily living are significant reasons that residents move to an assisted or independent living center.

     Skilled Nursing Care Services. Unison's skilled nursing facilities provide basic healthcare services, including room and board, dietary services, recreational therapy, social services, housekeeping, laundry and nursing services. In addition, the long-term care facilities dispense medications and otherwise follow care plans prescribed by the patient's physician. Unison's long-term care facilities are licensed by state licensing agencies and are extensively regulated at the federal, state, and local level. Unison also provides for the delivery of specialty medical services at its facilities.

     Subacute and Other Specialty Care Services. Unison's facilities currently offer a wide variety of subacute and specialty healthcare services, which may include (i) intensive rehabilitation services; (ii) wound management; (iii) enteral and parenteral feeding programs; (iv) intravenous drug administration, including chemotherapy; (v) respiratory therapy; (vi) orthopaedic rehabilitation and (vii) other specialized subacute services. Subacute and other specialty care is a major component of Unison's strategy. Unison provides care to certain types of patients with specialized needs through designated units such as those for the treatment of Alzheimer's disease, AIDS and other conditions. These units are located in specially designed sections within selected facilities and are staffed by specially trained personnel. As of March 31, 1997 Unison operated 246 licensed beds in Alzheimer's units, 36 beds in AIDS units and more than 200 beds in other specialty units, including wound management, hospice care, rehabilitation services and respiratory therapy. In addition to providing care tailored to the unique needs of patients within these units, these services include education and support to the patients' families. These units generally receive higher levels of reimbursement. The daily cost to patients for Unison's specialty services are generally significantly less than the cost charged for similar services by acute care hospitals.

     Ancillary Services. Unison provides ancillary services to the residents of skilled nursing facilities in response to physician orders. The major ancillary services include physical, speech and occupational therapies, pharmaceuticals, parenteral and enteral nutrition, infusion and respiratory therapies and laboratory services.

PAYOR MIX

     Medicare, Medicaid, and other payor sources each pay at different rates, which are customarily expressed as rates per patient day. Changes in the mix of a facility's patient population among Medicaid, Medicare, and private pay can significantly affect the profitability of the facility's operations because of the widely varying rates of payment between these various payors. As the following table indicates, Unison has achieved growth in its quality mix of payor sources throughout the periods presented.

                                                        YEAR ENDED DECEMBER 31,
                                                  -----------------------------------     PRO FORMA
               SOURCE OF REVENUES                 1993      1994      1995      1996       1996(1)
------------------------------------------------  -----     -----     -----     -----     ---------
Medicare........................................    3.4%      9.1%     26.9%     29.5%       30.2%
Private and other...............................   13.8      32.4      17.2      17.0        18.1
                                                  -----     -----     -----     -----       -----
     Quality mix................................   17.2      41.5      44.1      46.5        48.3
Medicaid........................................   82.8      58.5      55.9      53.5        51.7
                                                  -----     -----     -----     -----       -----
       Total....................................  100.0%    100.0%    100.0%    100.0%      100.0%
                                                  =====     =====     =====     =====       =====

---------------
(1) Adjusts for the Completed Acquisitions and the Dispositions as though such transactions occurred as of the first day of the period presented.

PROPERTIES

     The following table summarizes certain information regarding the long-term care facilities and assisted and independent living centers operated by Unison as of June 30, 1997. Except as indicated, all of the facilities are leased.

     The following table lists, by state, the nursing facilities operated by the Company as of June 30, 1997.

                                                         LICENSED                         MANAGED FOR
                                               NUMBER      BEDS      OWNED    LEASED    THIRD PARTIES(1)
                                               ------    --------    -----    ------    ----------------
Alabama......................................     2          189       --         2             --
Arizona......................................     7          685        3         4             --
Colorado.....................................     5          473        3         2             --
Idaho........................................     2          183       --         2             --
Indiana(2)...................................    12        1,074       --        12             --
Kansas.......................................     2          106       --         2             --
Michigan.....................................     2          307       --         1              1
Nevada.......................................     1           99       --         1             --
Pennsylvania.................................     1           74       --         1             --
Tennessee....................................     1           89       --        --              1
Texas........................................    13        1,474       --        13             --
Washington...................................     2          187       --         2             --
                                                           -----      ---     -----            ---
                                                 --
Number of nursing facilities.................                           6        42              2
                                                 50
                                                                      ===     =====            ===
                                                 ==
Number of licensed beds......................              4,940      480     4,300            160
                                                           =====      ===     =====            ===

---------------
(1) Excludes two facilities with an aggregate of 222 licensed beds for which Unison provides reduced-scope management services and receives management fees averaging 3.0% of revenues.

(2) Includes three facilities with an aggregate of 269 licensed beds which are held for disposition.

     The following table lists, by state, the independent living and assisted living facilities operated by the Company as of June 30, 1997. All of the facilities are leased.

                                                                      NUMBER     UNITS
                                                                      ------     -----
        Alabama.....................................................     3         80
        Arizona.....................................................     2        124
        Idaho.......................................................     1         60
        Indiana.....................................................     1         19
        Pennsylvania................................................     1         32
                                                                                  ---
                                                                         -
                                                                                  315
                                                                         8
                                                                                  ===
                                                                         =

     Unison leases approximately 23,000 square feet of office space in Scottsdale, Arizona and Denver, Colorado. The Scottsdale office houses the executive offices of Unison, and the lease for that space expires in the year 2004. Unison maintains regional offices in Lakewood, Colorado and Indianapolis, Indiana. These regional offices are either in small office suites or in homes of the regional executives. Quest Pharmacies, Inc. ("Quest") leases approximately 3,600 square feet of commercial office space in Longview, Texas for its pharmacy operations and approximately 2,000 feet of office space in Bloomington, Indiana for its Indiana pharmacy. Sunbelt, through the four therapy companies, leases an aggregate of approximately 38,000 square feet of space for outpatient clinics and fitness centers in Mississippi and Alabama. Ampro leases an aggregate of approximately 7,700 square feet for office and laboratory space in Texas and Tennessee and owns one building with approximately 4,000 square feet of space, in Missouri. Lease terms on most of the office, pharmacy, laboratory and therapy space range from one to five years. Management believes that Unison's leased properties are adequate for its present needs and that suitable additional or replacement space will be available as required.

     Unison leases 50 long-term and specialty healthcare facilities and assisted or independent living centers. Unison's leases typically are triple net obligations, have initial terms of 5-10 years with renewal options for up to 15 to 20 years and are generally classified as operating leases within the meaning of Statement of Financial Accounting Standards No. 13. Unison's leases typically provide for automatic rent increases or repricing. Unison typically grants its lessor a security interest in Unison's personal property at the leased facility. Unison's leases are typically entered into by its subsidiaries and guaranteed by Unison. Some of the leases require Unison to maintain a minimum net worth, expend specified sums per bed for capital expenditures, maintain certain current ratios and coverage ratios and prohibit Unison from operating any additional facilities within a certain radius of the leased facility. In addition, Unison is generally required to maintain comprehensive insurance covering the facilities it leases as well as personal and real property damage insurance and professional malpractice insurance. Failure to pay rent within a specified time period constitutes a default under each lease agreement, which default, if uncured, permits the facility's lessor to terminate the lease. In all cases, Unison's interest in the premises is subordinated to that of the lessor's mortgage lenders.

     Unison's most significant lessors are Omega from which Unison leases 14 facilities, American Health Properties from which Unison leases six facilities and BritWill Investments-Texas, Ltd. ("BritWill Texas") from which Unison leases six facilities. The leases typically include cross default provisions. Covenants in the Omega leases require maintenance of specified operating ratios, levels of working capital and net worth. As of December 31, 1996, Unison was not in compliance with these covenants. Omega has agreed to waive these requirements as of December 31, 1996. Unison is in the process of renegotiating the Omega leases to provide for a single lease of all Omega properties and to restructure the associated covenants.

ACQUISITIONS

     On October 31, 1996, Unison acquired Signature. As of March 31, 1997, Signature operated 11 long-term care facilities with 1,043 licensed beds in Arizona and Colorado. Signature provides rehabilitation services through its related company, RehabWest. Signature also operates two assisted living facilities with 124 units. Signature's long-term care facilities generally offer the same types of services as are provided by Unison's other facilities.

     At closing, the shareholders of Signature and RehabWest received (a) cash equal to approximately $42.4 million (minus the amount paid by Unison to redeem outstanding options for shares of Signature Health Care), (b) 1,509,434 shares of Unison Common Stock, and (c) promissory notes of Unison in the aggregate principal amount of $1.1 million bearing interest at the rate of 8% per annum and maturing one to two years after the closing, which have been deposited into escrow to secure Signature's representations and warranties. In accordance with the adjustment provisions of the Signature merger agreements relating to their stockholders' equity at closing, in March 1997 the former shareholders of Signature received an additional $2.5 million in convertible promissory notes and shares of Unison common stock.

     On October 31, 1996, Unison also acquired Ampro in a pooling of interests transaction. The consideration paid for Ampro included: (a) cash of approximately $237,000, (b) 540,000 shares of Unison Common Stock, and (c) a promissory note in the amount of $250,000, bearing interest at the rate of 10% per annum and due in installments through April 15, 1998, which has since been prepaid. The cash and promissory note eliminated the interest of a single shareholder and represented less than 10% of the transaction value. Ampro operates a medical laboratory business with laboratories in Texas, Missouri and Tennessee which, at March 31, 1997, provided testing services for approximately 275 nursing homes and other healthcare facilities.

     Unison's most significant acquisition prior to 1996 was the purchase of BritWill on August 10, 1995. The consideration for the purchase included a debenture that was fully converted into 561,815 shares of Unison Common Stock and a combination of promissory notes and lump sum contingent payment obligations totaling $25.0 million, as well as certain monthly contingent payment obligations. Unison's only remaining obligation related to the BritWill Acquisition is the $9.8 million Additional Payment Obligation. The Additional Payment Obligation is payable in monthly installments of $98,854 to $166,376 which includes interest at 12.0% to 14.0% with a balloon payment of $8.1 million due August 9, 2000. Because these payments are contingent upon revenue targets that, in light of recent acquisitions are likely to be achieved, the Additional Payment Obligation is recorded as long-term debt and an increase in lease operating rights in the consolidated balance sheet. In the event of a sale by Unison prior to August 9, 2000 of debt or equity securities exceeding $10.0 million, the unamortized balance of the Additional Payment Obligation will be due in full. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Management -- Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     The Company has also acquired and developed several other ancillary businesses in recent years. In May 1995, Unison established Quest to develop an institutional pharmacy business. Quest has acquired the pharmacy operations of Med-Shop Pharmacy in Gilmer, Texas, Indiana Prescription Lab, an institutional pharmacy in Bloomington, Indiana, and Pharmcare, an institutional pharmacy in Longview, Texas. As of March 31, 1997, Quest provided institutional pharmacy services to 84 long-term care facilities, including 31 Unison facilities and 53 facilities operated by others. Since March 1995 the Company has also operated a Medicare Part B billing and supply company that specializes in wound management and enteral and parenteral feeding services. On February 1, 1996, Unison acquired Sunbelt to provide therapy services. As of March 31, 1997, Sunbelt (including RehabWest) provided therapy services to 94 facilities, including 35 Unison facilities and 59 facilities operated by others.

     The following table shows the growth in the number of long-term care facilities and independent and assisted living facilities leased or managed by Unison (excluding two closed facilities) as of the dates indicated together with the related number of licensed beds or living units, and the numbers as adjusted to exclude the facilities held for disposition by Unison.

                                                                               DECEMBER 31,
                                         ----------------------------------------------------------------------------------------
                                                1994                   1995                   1996             1996 AS ADJUSTED
                                         -------------------    -------------------    -------------------    -------------------
                STATE                    FACILITIES    BEDS     FACILITIES    BEDS     FACILITIES    BEDS     FACILITIES    BEDS
--------------------------------------   ----------    -----    ----------    -----    ----------    -----    ----------    -----
Long-term care facilities:
  Florida.............................        2          210         1          150         1          150         1          150
  Indiana.............................        1          162        12        1,081        12        1,073         9          804
  Michigan............................        1           71         2          307         2          307         2          307
  Nevada..............................        1           99         1           99         1           99         1           99
  Pennsylvania........................        1           74         1           74         1           74         1           74
  Tennessee...........................        1           89         2          176         1           89         1           89
  Alabama.............................        3          337         2          189         2          189         2          189
  Arizona.............................        1          115         1          115         7          685         7          685
  Idaho...............................        2          183         2          183         2          183         2          183
  Kansas..............................        1           59         3          208         2          106         2          106
  Washington..........................        2          222         2          222         2          187         2          187
  Texas...............................       --           --        16        1,825        16        1,837        13        1,469
  Colorado............................       --           --        --           --         5          476         5          476
                                             --                     --                     --                     --
                                                       -----                  -----                  -----                  -----
                                             16        1,621        45        4,629        54        5,455        48        4,818
                                             --                     --                     --                     --
                                                       -----                  -----                  -----                  -----
Assisted and independent living
  facilities:
  Pennsylvania........................        1           30         1           30         1           32         1           32
  Alabama.............................        3           74         3           82         3           82         3           82
  Tennessee...........................       --           --         1          117        --           --        --           --
  Idaho...............................       --           --        --           --         1           60         1           60
  Indiana.............................       --           --        --           --         1           22         1           22
  Arizona.............................       --           --        --           --         2          124         2          124
                                             --                     --                     --                     --
                                                       -----                  -----                  -----                  -----
                                              4          104         5          229         8          320         8          320
                                             --                     --                     --                     --
                                                       -----                  -----                  -----                  -----
    Total.............................       20        1,725        50        4,858        62        5,775        56        5,138
                                             ==        =====        ==        =====        ==        =====        ==        =====

OPERATIONS

     Unison is responsible for the day-to-day operation of both operated (owned or leased) and managed facilities. These responsibilities include recruiting, hiring and training all nursing and other personnel, and directing the full scope of patient care activities that are necessary to operate the facilities. In general, these activities include direct patient care, nursing services, food service, social services and resident activity programs, housekeeping and maintenance, business office services including billing and accounts receivable management, accounts payable, accounting and finance, quality assurance, and regulatory compliance at each facility.

     Organization. Unison believes that long-term and specialty care facilities should be managed on a decentralized basis. This approach is intended to place direct decision making as close to the bedside as possible so that facilities will be able to respond to the specific needs of each medical community. In order to accomplish this, Unison has created five regions, each of which is supervised by a regional director. The regional director is supported by a clinical operations specialist, a financial consultant, a regional director of marketing, and assistant regional managers and clerical personnel, all of whom are employed by Unison. Daily operations of each leased and managed facility are supervised by an on-site licensed administrator. The administrator of each facility is supported by other professional personnel, including a medical director, who assists in the medical management of the facility, a director of marketing who directs the sales and marketing efforts of the facility and a director of nursing who supervises a staff of registered nurses, licensed practical nurses and nurses aides. Other personnel include dietary staff, activities and social service staff, housekeeping, laundry and maintenance staff and a business office staff.

     Quality Management. Unison maintains a quality improvement program that is focused on important aspects of care and critical key indicators that measure the quality of care provided to its patients. The program is an internal facility process focused on involvement by direct care givers. Reporting is monitored by Unison's eight registered nurses under the direction of the Senior Vice President of Clinical Operations. Monthly reports are used to monitor adherence to the standards of care established by Unison's quality improvement program. On-site visits are conducted by specially trained healthcare professionals. The quality improvement program is designed to provide patients with better care, and thus a higher quality of life.

     In addition to its quality improvement program, Unison strives to provide each of its facilities with resources to deliver the high quality of care Unison expects. Policy and procedure manuals are maintained by Unison and provided to each facility. The manuals are updated to include changes in regulatory requirements and improvements in clinical practices.

     The facility administrator at each facility is primarily responsible for adherence to Unison's standards of practice. Each facility administrator's incentive compensation is based, in part, on the achievement of specified quality objectives. Clinical Operations Specialists provide individualized on-site training to direct care givers. Clinical Operations Specialists also conduct mock state and federal surveys in advance of scheduled annual surveys.

     In recent years Unison entered into certain leases of facilities that have had regulatory compliance or quality difficulties. Unison has generally achieved improvements of such facilities. In August 1995, Unison acquired 28 operating facilities in the BritWill Acquisition. Regulatory records contained 244 total deficiencies cited at these facilities prior to acquisition. On the first governmental review conducted after acquisition this number was reduced to 138 deficiencies, a 43% reduction in regulatory noncompliance. As of October 1, 1996 the number of deficiencies at these facilities was 61, reflecting a cumulative reduction of 75%. As of May 20, 1997, the equivalent number of deficiencies is 17.

     Marketing. Unison's marketing efforts are designed to promote higher occupancy levels and improved payor quality mix. Quality mix has improved from approximately 41.5% in 1994 to approximately 46.5% in 1996 and, after giving effect to the Completed Acquisitions and the Dispositions, 48.3% in 1996. Over the same period and on a same facility basis, average occupancy improved from 72.2% to 78.6%. On an overall basis, average occupancy was 77.0% for 1996, and after giving effect to the Dispositions, average occupancy for 1996 was 78.9%. Unison believes that the long-term healthcare and assisted and independent living industries are driven by local market forces and that patients and referral sources are generally located in the immediate geographic area of the facility. Unison's marketing strategy emphasizes the role and performance of the administrator and director of admissions in marketing and promoting the services offered by Unison facilities to each local community.

     Unison's marketing program is focused on market analysis, competitive services, sales training, and accountability and tracking systems. Quantitative and systematic reporting and analysis is monitored by the regional directors of marketing, under the supervision of the Vice President of Marketing. Market specific information, along with weekly and monthly reporting, is used to monitor adherence to the standards established by Unison.

     The hub of this strategy is the local facility administrator and director of admissions and marketing. These individuals, under the direction of the corporate and regional marketing staff, are responsible for establishing and building relationships with various referral sources including general and specialty physicians, hospital administration and discharge planners, insurance case managers and other local community organizations. Unison seeks to use their input in conjunction with demographic and medical data analysis to identify specific market needs, and to introduce new services where appropriate. The facilities also are involved in community affairs in order to maintain a public awareness of their services.

DESCRIPTION OF MANAGEMENT SERVICES AND AGREEMENTS

     As of May 1, 1997, Unison manages two long-term care facilities pursuant to agreements under which Unison's responsibilities include recruiting, hiring and training all nursing and other personnel on behalf of the owner and providing quality assurance, resident care, dietary care, marketing, accounting, and data processing services. Services performed at the headquarters level include group contract purchasing, employee training and development, quality assurance oversight, human resource management, assistance with third-party reimbursement, financial and accounting functions, cash management, system design and development and marketing support.

     Unison receives a management fee for the management of long-term care facilities based on a percentage of net revenues of each facility. Other than certain corporate and regional overhead costs, the costs for services provided at a facility are the facility owner's obligation. The facility owner also is obligated to pay for all required capital expenditures. Unison is not required to advance funds to the owners of the facilities it manages.

COMPETITION

     Unison's facilities compete with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, long-term care hospitals, assisted living facilities, home care providers and other subacute and specialty care providers. Many of these companies have greater financial and other resources than Unison. No assurance can be given that Unison will have the resources to compete successfully with such companies. In addition, cost containment efforts, which encourage more efficient utilization of general acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of general acute care hospitals have converted portions of their facilities to other purposes, including various types of long-term and subacute care. Unison believes that the primary factors in competing for subacute patients and programs are the scope and quality of services offered, the location and attractiveness of the facility and the price of such services.

     Unison's pharmacy, rehabilitation therapy, laboratory and product supply businesses compete with national, regional and local pharmacies, therapy providers, medical reference laboratories and product supply companies, some of which have significantly greater financial and other resources than Unison. No assurance can be given that Unison will have the resources to compete successfully with such companies. Unison believes that the primary factors in competing for product supply business are the price and quality of the products offered, that the primary factor in competing for pharmacy and laboratory businesses is prompt service and the primary factors in competing for rehabilitation therapy business are quality of service and availability of competent therapists.

INSURANCE

     Unison carries general liability, comprehensive property damage, malpractice, workers' compensation, directors and officers and other insurance coverages that management considers adequate for the protection of its assets and operations. The Company is partially self insured with respect to certain healthcare benefits and workers' compensation benefits. There can be no assurance, however, that the coverage limits of such policies will be adequate or that insurance will continue to be available to Unison on commercially reasonable terms in the future. A successful claim against Unison in excess of its insurance coverage could have a material adverse effect on Unison and its financial condition and results of operations. Claims against Unison, regardless of their merit or outcome, may also have an adverse effect on Unison's reputation and business.

GOVERNMENT REGULATION

     Introduction. The federal government and all states in which Unison operates regulate various aspects of Unison's business. All of Unison's skilled nursing facilities are certified or approved as providers under one or more of the Medicaid or Medicare programs. To participate in the Medicare or Medicaid program, each facility must comply with federal participation requirements and meet additional state licensure requirements. All of these programs are currently the subject of numerous legislative and regulatory proposals at both federal and state levels, some of which could adversely affect Unison. Further, some state Medicaid programs require certification of all beds in a facility, which may limit the ability of a facility in such states to establish distinct Part A Medicare units for subacute care. Unison does not currently operate in any of these states. Long-term care facilities include both skilled nursing facilities for Medicare and nursing facilities for Medicaid. The Federal Social Security Act (the "Act") authorizes the Secretary of the Department of Health and Human Services to execute agreements with state survey agencies to determine whether skilled nursing facilities meet the federal participation requirements for Medicare. State survey agencies perform the same survey tasks for nursing facilities participating or seeking to participate in the Medicaid program. The results of Medicare and Medicaid surveys are used by the Healthcare Financing Administration ("HCFA") and Medicaid state agencies as the basis for decisions to execute, deny or terminate provider agreements with facilities.

     Enforcement Proceedings and Sanctions; Certification Requirements. Under the Omnibus Reconciliation Act of 1987 ("OBRA"), HCFA has promulgated survey, certification and enforcement rules governing skilled nursing facilities and nursing facilities participating in the Medicare and Medicaid programs. Among other things, the HCFA rules governing survey and certification of long-term care facilities define a number of terms used in the survey and certification process. The rules require states to enact state plans (required by federal law) to incorporate the provisions of the rules, including the full range of remedies for nursing facilities subject to the jurisdiction of the state Medicaid agency. Additional remedies are available.

     Unannounced standard surveys must be conducted at least every 15 months with a state-wide average of 12 months. In addition to the standard survey, survey agencies have the authority to conduct surveys as frequently as necessary to determine whether facilities comply with requirements of participation, to determine whether facilities have achieved correction and to monitor care if there is a change of ownership or management of a facility. Furthermore, the state survey agency must review all complaint allegations and conduct a standard or an abbreviated standard survey to investigate complaints of violations of regulatory requirements by long-term care facilities if a review of the complaint shows that a deficiency in one or more of the federal requirements may have occurred and only a survey will determine whether a deficiency or deficiencies exist. If a facility has been found to furnish substandard quality of care, or to have deficiencies requiring "significant improvement," it is subject to an extended survey. The extended survey is intended to identify policies and procedures which may have caused a facility to furnish substandard quality of care.

     HCFA's rules allow either HCFA or state agencies to impose one or more remedies provided under the rules for any particular deficiency. Facilities must provide a plan of correction for all deficiencies regardless of whether a remedy is imposed. At a minimum, the following remedies are available: termination of provider agreement; temporary management; denial of payment for new admissions; civil money penalties; closure of the facility in emergencies or transfer of residents or both; and state monitoring. States may also adopt optional remedies. The rules divide remedies into three categories. Category 1 remedies include directed plans of correction, state monitoring and directed in-service training. Category 2 remedies include denial of payment for new admissions; denial of payment for all individuals (imposed only by HCFA); and civil money penalties of $50 to $3,000 per day. Category 3 remedies include temporary management, immediate termination or civil money penalties of $3,050 to $10,000 per day. The rules define situations in which one or more of the penalties must be imposed.

     The HCFA certification, survey and enforcement regulations impose significant new burdens on long-term care facilities. The regulations may require state survey agencies to take aggressive enforcement actions. The breadth of the rules create uncertainty over how the rules will be implemented and the standards of compliance.

     Unison believes that its facilities substantially comply with the various state licensure and Federal certification requirements applicable to them. However, in the ordinary course of its business, Unison sometimes receives notices of alleged deficiencies for failure to comply with regulatory requirements. Unison reviews such notices and attempts to take corrective action. Unison's facilities sometimes receive notices from state agencies which result in fines and/or the agencies taking steps to decertify the facilities from participation in Medicare and Medicaid programs. In one instance, Unison paid or agreed to pay monetary penalties totaling $134,225 (following reductions due to waiver of appeal rights) for violations of Medicare regulations and approximately $16,000 for violations of state regulations, and voluntarily terminated the participation of that facility in the Medicare program and transferred residents to other facilities. This instance involved Unison's Hillside Care Center located in Bonner Springs, Kansas. Hillside is currently closed and is one of the Disposition Facilities.

     Certificates of Need. Many states (although not every state in which Unison operates) have adopted certificate of need or similar health planning laws which generally require prior state agency approval of certain acquisitions, new bed additions or services or capital expenditures. To the extent that such approvals are required for Unison to expand its operations or enter new geographic markets, Unison could be adversely affected by its inability to obtain the necessary approvals and could incur delays and expenses associated with obtaining such approvals.

     Patient Referral Regulations. Unison is also subject to federal and state laws that prohibit direct and indirect payments between healthcare providers that are intended to induce or encourage the referral of patients to a particular provider of items or services. Violation of these laws may result in criminal fines, imprisonment and exclusion from the Medicare and Medicaid programs. Federal regulations establish certain safe harbors from liability under this statute. While failure to satisfy all of the criteria for a safe harbor does not necessarily mean that an arrangement is unlawful, arrangements that are of the same generic kind as those for which a safe harbor is available may be subject to scrutiny if they fail to qualify for the appropriate safe harbor. In addition, under separate statutes, submission of claims for payment that are deemed to be false or fraudulent, or for items or services that are "not provided as claimed," may lead to civil monetary penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state healthcare programs.

     Under Medicare conditions of participation and some state licensure laws, Unison, because of its method of service delivery, is required to contract with healthcare providers, practitioners and suppliers, including hospitals, facilities, physicians, pharmacies and medical equipment companies. Some of these individuals or entities may refer, or be in a position to refer, patients to Unison, and Unison may refer, or be in a position to refer, patients to certain of these individuals or entities. The Health Insurance Portability and Accountability Act ("HR 3103"), which was signed by President Clinton on August 21, 1996, has for the first time established a procedure requiring the Secretary of the Department of Health and Human Services to issue advisory opinions concerning some activity punishable under federal healthcare fraud statutes. See "-- HR 3103". The section concerning advisory opinions did not take effect until six months after the date of enactment of HR 3103, and will sunset four years after the date of enactment. Although Unison believes its practices are not in violation of these laws, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with Unison's practices.

     Additional legislation that became effective in stages on January 1, 1992 and January 1, 1995 prohibits physician referrals for certain "designated health services" rendered to Medicare and Medicaid patients by a provider in which the referring physician has an ownership interest or other financial relationship. Various exceptions are available for financial arrangements that would otherwise prohibit physician self-referrals.

Many states have also enacted physician self-referral laws that apply whether or not Medicare or Medicaid payments are involved. Similar penalties, including fines and loss of licensure or eligibility to participate in government reimbursement programs, apply to violations of these state self-referral laws. These self-referral laws could require Unison to modify its contractual arrangements in order to satisfy an available exception, or limit the ability of physicians with whom Unison has compensation arrangements to refer patients to Unison.

     The nursing home industry has been a target of focus by government regulators seeking to discover and prosecute claims of healthcare fraud and from time to time Unison has received inquiries related to such claims. Medicare intermediaries and carriers have been given new instructions from HCFA concerning investigating and referring for prosecution suspected instances of Medicare and Medicaid fraud and abuse. In May 1996, the federal government announced the first year results of its "Operation Restore Trust" initiative. This initiative is a combined federal and state effort designed to combat healthcare fraud, waste and abuse and specifically targets the Medicare and Medicaid programs in connection with services of home health agencies, nursing homes and durable medical equipment suppliers. These entities are targeted because they account for the fastest growing cost areas in the Medicare and Medicaid programs. Operation Restore Trust originally focused on five states:
California, Florida, Illinois, New York and Texas. It is now extended to all states and is concerned with detection of suspected nursing facility fraud and abuse. This effort is focused on problems with claims for services not rendered or not provided as claimed and claims falsified to circumvent coverage limitations on medical supplies. The Company expects efforts of this sort to continue.

     Payment For Services. Unison derives a significant portion of its net revenues, directly or indirectly, from the Medicare and Medicaid programs. These programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings and funding restrictions, all of which could limit or reduce reimbursement for Unison's services. Any significant decrease in Medicare or Medicaid reimbursement amounts could have a material adverse effect on Unison. Unison also obtains payment from private insurers, including managed care organizations and private pay patients. Unison's facilities also have contracts with private payors, including health maintenance organizations and other managed care organizations, to provide certain healthcare services to cover patients for a set per diem payment for each patient. There can be no assurance that the rates paid to Unison by these payors will remain at current levels or be adequate to reimburse Unison for the cost of providing services to covered beneficiaries. In addition, cost increases due to inflation without corresponding increases in reimbursement could adversely affect Unison's business.

     The Medicare Program. The Medicare Program is a federally funded and administered health insurance program for individuals age 65 and over or who are disabled as defined by the Social Security Administration. Medicare covers and pays for rehabilitation therapy services furnished in facilities in various ways. Medicare reimburses the skilled nursing facility based on a reasonable cost standard. For rehabilitation services provided directly, specific guidelines exist for evaluating the reasonable cost of physical therapy, occupational therapy and speech language pathology services. Medicare applies salary equivalency guidelines in determining the reasonable cost of physical therapy and respiratory services, which is the cost that would be incurred if the therapist were employed by a nursing facility, plus an amount designed to compensate the provider for certain general and administrative overhead costs. Medicare pays for occupational therapy and speech language pathology services on a reasonable cost basis, subject to the so-called "prudent buyer" rule for evaluating the reasonableness of the costs. Unison's gross margins for services reimbursed under the salary equivalency guidelines are significantly less than services reimbursed under the "prudent buyer" rule.

     HCFA recently proposed rules applying salary equivalency guidelines to certain speech and occupational therapy services, while updating physical and respiratory therapy guidelines. The proposed rates for occupational therapy and speech language pathology services are lower than the Medicare reimbursement rates currently received by Unison for these services. The proposed rates are open for comment and have been subject to criticism by the industry. Unison cannot predict when or if changes will be made to current Medicare reimbursement methodologies. The imposition of salary equivalency guidelines on speech language pathology and occupational therapy services could significantly impact Unison's margins.

     The Medicare program covers patients requiring daily skilled nursing and other rehabilitation care following a minimum three-day stay in a general acute care hospital, but does not cover patients requiring only intermediate or custodial levels of care. With certain exceptions, payment for skilled nursing facility services is made prospectively with each facility receiving an interim payment during the year for its expected reimbursable costs. The interim payment is later adjusted to reflect actual allowable direct and indirect costs of services based on the submission of an annual cost report at year end. Each facility is also subject to limits on reimbursement for routine costs. Exceptions to these limits are available for, among other things, the provision of atypical services. Due in part to the provision of subacute services, Unison's costs for care delivered to Medicare patients in certain of its long-term and specialty healthcare facilities have exceeded the routine cost limits. Unison's failure to recover excess costs or to obtain such exceptions could adversely affect Unison's results of operations.

     The Medicaid Program. All of Unison's nursing facilities are certified to participate in applicable state Medicaid programs. Medicaid is a joint federal-state medical assistance program for individuals who meet certain income and resource standards. Facilities participating in the Medicaid program are required to meet state licensing requirements to be certified in accordance with state and federal regulations and to enter into contracts with the state agency to provide services at rates established by the state. Current federal law requires Medicaid programs to pay rates that are reasonable and adequate to meet the costs which must be incurred by a nursing facility in order to provide care and services in compliance with applicable standards. There can be no assurance that this provision will survive the current legislative efforts to revise Medicaid. Beyond this general mandate, however, states have considerable flexibility in establishing their Medicaid reimbursement systems, and as a result, the payment methodologies and rates vary significantly from state to state. All of the states in which Unison operates Medicaid-certified facilities use a cost-based reimbursement system under which reimbursement rates are determined by the state from cost reports filed annually by each facility, on a prospective or retrospective basis. Recently, several states, including Texas and Pennsylvania, have adopted case-mix prospective payment systems, pursuant to which payment levels increase based on a patient's acuity level and need for services. Reimbursable costs normally include the costs of providing healthcare services to patients, administrative and general costs, and the costs of property and equipment. Not all costs incurred are reimbursed, however, because of cost ceilings applicable to both operating and fixed costs. Some state Medicaid programs include an incentive allowance for providers whose costs are less than the ceilings and who meet other requirements. In addition, certain Medicaid payments are subject to relatively long collection cycles and payment delays due to budget shortfalls in state Medicaid programs.

     Medicaid reimbursement regulations for Indiana nursing facilities have been revised three times since August 1, 1994. The first set of revised regulations (known as "Rule 14") replaced the Rule 4.1 prospective payment system which had existed since 1983. Under Rule 4.1, actual rate increases after the base period were generally limited to approximately 3.0% annually and facility operators were permitted to bill separately for certain ancillary therapy services and non-routine medical supplies.

     With the adoption of Rule 14, the Indiana reimbursement system changed from a true prospective payment system to a modified cost-based system. Base rates are now determined by actual costs in the base period subject to various line item limits. Rates for subsequent years are set at the lower of costs from the prior year or rates from the prior year inflated by the HCFA Skilled Nursing Facility Market Basket Index, subject to maximum allowable limits and various line item limits. This system has, over the last decade, resulted in an increase in annual reimbursement rates of approximately 6%. Rule 14 also precludes facility operators from billing separately for certain ancillary therapy services and non-routine medical supplies. The overall impact of Rule 14 reduced total Medicaid nursing facility payments by $10 million statewide out of total prior year expenses of $720 million. The elimination of separate billing for supplies and therapies had a significant effect on certain facility operators who had relied heavily on this mechanism to underwrite operating losses from per diem rates. Rule 14.1, Rule 14.2 and legislation effective July 1, 1995 have made minor amendments which have generally increased certain line item limits.

     HR 3103. On August 21, 1996, President Clinton signed HR 3103, which contains a variety of significant healthcare fraud and abuse provisions, including: creation of a coordinated federal healthcare fraud and abuse program; establishment of a Medicare integrity program; expansion of current healthcare fraud and abuse sanctions; creation of a healthcare fraud criminal sanction; creation of a criminal penalty for fraudulent disposition of assets in order to obtain Medicaid benefits; and expansion of the authority to impose, and increasing the amount of, civil monetary penalties.

     Pharmacy. Pharmacists and those providing pharmacy services in the United States are regulated by state statutes and the rules and regulations of state boards of pharmacy. Currently, Unison operates pharmacies only in Texas and Indiana. As required by Texas and Indiana law, Unison and its pharmacists are licensed as a retail pharmacy and as pharmacists, respectively. In addition, both state and federal regulators prohibit the dispensing of certain drugs or medicines other than pursuant to a prescription written by a licensed practitioner. In order to implement these restrictions, regulations impose strict recordkeeping requirements with respect to the handling and dispensing of controlled substances, small quantities of which are maintained in Unison's pharmacy for use in filling prescriptions. These requirements also impose significant recordkeeping obligations upon Unison and its pharmacists. Unison is subject to regular audits by governmental authorities to monitor compliance with recordkeeping and other requirements imposed by law and regulation. Penalties for failure to comply with applicable regulations can range from imposition of fines to the suspension or revocation of the license of the pharmacy, one or more pharmacists, or both. As of March 31, 1997 Unison provided pharmacy services to 14 Company-affiliated, and 42 non-affiliated skilled nursing facilities in East Texas, and nine Unison-affiliated and eleven non-affiliated skilled nursing facilities in Indiana (including the Disposition Facilities), and eight other Unison-affiliated skilled nursing facilities in Arizona, Colorado, Washington and Idaho.

     Health Care Reform. The Clinton administration and various members of Congress have made a number of legislative proposals to reform the healthcare system. Congress is also considering proposals to significantly reduce Medicare and Medicaid spending, either as a part of efforts to reduce the budget or as a separate initiative. In addition, some of the states in which Unison operates are considering or implementing various healthcare reform proposals. These proposals could limit the types of services or number of providers available to Medicaid beneficiaries. Unison anticipates that Congress and state legislatures will continue to review and assess healthcare reform and budget reduction. Talks in Congress have reached a stalemate with regard to the type and extent of legislative reform of Medicare and Medicaid programs. Due to uncertainties regarding the ultimate features of reform or budget initiatives and their enactment and implementation, Unison cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on Unison. No assurance can be given that such measures will not have a material adverse effect on Unison.

EMPLOYEES

     As of May 1, 1997, the Company employed approximately 4,600 full time equivalent employees. Unison has collective bargaining agreements covering approximately 500 of its full time equivalent employees. Unison believes that its overall relations with its employees are good.

LEGAL PROCEEDINGS

     Unison is, and may in the future be, party to litigation arising in the ordinary course of its business. It is also routinely subject to surveys and investigations by regulators and payors. There can be no assurance that Unison's insurance coverage will be adequate to cover all liabilities occurring by reason of such claims or investigations or that any such matters that are not covered by insurance will not have an adverse effect on Unison's business.

     Unison and certain of its current and former directors and officers are named as defendants in several class action complaints seeking unspecified damages following Unison's announcement in March 1997 that the Company expected to restate its financial statements for the nine-month period ended September 30, 1996. To date, six such claims have been filed in federal district court in Phoenix, Arizona alleging violations of Sections 10 and 20 of the Exchange Act and Rule 10b-5 promulgated thereunder. While the purported class periods and the named defendants vary, the broadest class period to date asserts that between March 29, 1996 and March 10, 1997 (the date before Unison's March 11 announcement of the need for a restatement) the defendants knew, or were reckless in not knowing, that Unison's results for the first three quarters of 1996 were materially overstated, and/or misrepresented the capability of Unison's internal accounting system to reliably record and reflect its financial condition. Two of these actions (Amothy Corp. v. Unison HealthCare Corp. et al. and Falkenstein v. Unison HealthCare Corp. et al.) also allege that the conduct allegedly giving rise to the alleged violations of federal law also violated the defendants' state law fiduciary duties as directors and officers. The individual defendants named in some or all of these actions are Jerry M. Walker (the Company's former Chief Executive Officer), Craig Clark (the Company's former Chief Financial Officer), Paul Contris (the Company's former Vice President of Acquisitions), Phillip Rollins (the Company's Chief Operating Officer) and Bruce Whitehead (Chairman of the Board). In addition, the Company is informed that an action has been filed in the Superior Court of the State of California (County of Orange) against the Company and the aforesaid individuals, as well as John T. Lynch, Jr. (a member of the Board of Directors), Trouver Capital Partners, L.P. ("Trouver") (a private investment banking firm of which Mr. Lynch is a general partner), Cruttenden Roth Inc. and Wheat First Butcher Singer (the latter two entities are named individually and as representatives of a purported defendant underwriter class). The Orange County action is purportedly filed on behalf of all persons who acquired Unison stock in the Company's December 1995 initial public offering ("IPO"); it essentially alleges that in connection with the IPO, the defendants made positive statements about the Company's prospects for which there was no basis, that accounts receivable were overstated, and that the Company's statement of financial position as of September 30, 1995 was not fairly presented. Unison's bylaws require the Company to indemnify current and former officers and directors to the extent permitted by Delaware law against such liabilities and related expenses. The Company denies the material allegations in these complaints and intends to defend the actions vigorously. Management believes that the costs of the ultimate disposition of these matters, if any, will be substantially covered by insurance. An adverse determination could have a material adverse effect upon Unison.

     Unison has received a complaint filed on October 22, 1996 in the Texas state district court by RehabWorks, Inc. ("RehabWorks"), a therapy services provider, based on allegations that Unison breached a non-solicitation covenant in a contract with RehabWorks and tortiously interfered with RehabWorks' employment relationship with several of its former employees. RehabWorks also claims that Unison is past due with respect to payment of fees owed the therapy services provider in the amount of approximately $875,000 plus interest. The complaint seeks injunctive relief plus a judgment for the unpaid fees, alleged compensatory damages of not less than $2,375,000 and exemplary damages of not less than $2,250,000, plus interest and attorneys' fees. Unison intends to defend this lawsuit vigorously.

     Certain of Unison's subsidiaries are defendants in a suit instituted on June 19, 1996 in the Texas state district court of Shelby County, Texas, which has been transferred to Dallas County (Texas Star Therapy, Inc. vs. Emory Care Center, et al, Case No. 96-07767-B) and in a related arbitration proceeding. Texas Star is seeking $516,577 for unpaid therapy services provided by Texas Star during 1995 plus interest, penalties, attorney fees and costs. On May 30, 1997, the Company entered into a settlement agreement in the amount of $875,000, payable in installments through November 15, 1997.

     A Unison subsidiary is also a defendant in Carillon/Alpha Limited vs. BritWill Healthcare Corporation, Case No. 96-5742, filed on November 8, 1996 in the Texas state district court for Dallas County, seeking $218,000 plus interest and attorney's fees for three months rent and related costs for the period after the subsidiary vacated the premises and before a new tenant occupied them. Unison has asserted various defenses and intends to defend this lawsuit vigorously.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     As described more fully under "Management's Discussion and Analysis of Financial Condition and Results of Operations" herein, the Company discovered early in 1997 that its operating results for the nine months ended September 30, 1996 were worse than reported. Unison's independent directors took steps to redirect the financial and executive leadership and direction of the Company. In connection with these changes Messrs. Walker, Clark and Contris ultimately resigned as executive officers, directors and employees of the Company. David A. Kremser, a Unison director who served as president and CEO of Signature until it was acquired by Unison in October 1996, has served as Interim Chief Executive Officer and Chief Financial Officer since April 1997.

     The following table sets forth certain information with respect to the current directors and executive officers of the Company.

            NAME             AGE                 POSITION WITH THE COMPANY
---------------------------- ----    --------------------------------------------------
Phillip R. Rollins..........   39    Executive Vice President-Operations, Chief
                                     Operating Officer, Director
James A. Rice...............   50    Executive Vice President, General Counsel and
                                     Secretary
L. Robert Oberfield.........   59    President, Quest Pharmacies, Inc.
Paul G. Henderson...........   41    President, Sunbelt Therapy Management Services,
                                     Inc.
Terry Troxell...............   46    Senior Vice President - Clinical Operations
William G. Allen, Jr........   46    Senior Vice President - Operations
Bruce H. Whitehead(1).......   44    Chairman of the Board, Director
John T. Casey(2)(3).........   51    Director
Tyrrell L. Garth(2).........   48    Director
David A. Kremser(1)(4)......   49    Director
John T. Lynch, Jr.(1)(3)....   48    Director
Mark W. White(2)(3).........   57    Director

---------------
(1) Member of Executive Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

(4) Mr. Kremser became a director of Unison upon the closing of the Signature Acquisition. Since April 1997, Mr. Kremser has served as Chairman of the Executive Committee of the Board of Directors.

     Phillip R. Rollins, 39, has served as the Executive Vice President and Chief Operating Officer of Unison since it commenced operations in July 1992, when he co-founded Unison. From June 1989 until joining Unison, he was the Director of Operations of Samaritan Senior Services, Inc. ("Samaritan"), a regional operator of subacute and long-term care facilities based in Phoenix, Arizona. Prior to joining Samaritan, Mr. Rollins was the Director of Medicare and Ancillary Services for Life Care Centers of America, a private operator of long-term care facilities headquartered in Cleveland, Tennessee. Mr. Rollins is a member of the American College of Health Care Administrators.

     James A. Rice has served as Executive Vice President, General Counsel and Secretary of Unison since June 5, 1997. From 1995 to June 1997, when he joined Unison, he was Special Counsel to Kaiser Foundation Health Plan, Inc., an operator of prepaid health plans. From 1983 to 1995, Mr. Rice was an attorney in private practice. From 1979 to 1983, Mr. Rice was Vice President, Associate General Counsel and Assistant Secretary of American Medical International, Inc., a publicly traded hospital management company. Mr. Rice is a Certified Administrator of Residential Care Facilities for the Elderly in California.

     L. Robert Oberfield, 59, has been President of Quest Pharmacies, Inc., a subsidiary of Unison, since it was organized in March 1995. From December 1992 to March 1995, he was employed by Sunscript Pharmacy

Corp., a subsidiary of Sun Healthcare Company, most recently as President. From September 1990 to December 1992 he was employed by RDS Acquisition Corp. ("RDS"). RDS commenced bankruptcy proceedings in December 1991. At the time the proceedings commenced, Mr. Oberfield was the Senior Vice President of RDS, and he served as its President thereafter until December 1992.

     Paul G. Henderson has served as President of Sunbelt Therapy Management Services, Inc. since the acquisition of Sunbelt by Unison in March 1996. For the past six years, Mr. Henderson has been active in the founding and management of physical therapy service providers (such as Sunbelt) and in providing patient care.

     Terry Troxell, 46, served as Director of Professional Services of Unison since it commenced operations in July 1992. In November 1994, she became Vice President of Clinical Operations of Unison and in September 1996 she became Senior Vice President of Clinical Operations. From July 1991 until July 1992, Ms. Troxell served as Director of Professional Services of Samaritan. She was employed by the Arizona Department of Health from 1985 until 1991, where she served as Program Manager of Health Care Facility Licensure and Enforcement, overseeing the licensing, certification and enforcement of all licensed healthcare facilities in Arizona. Ms. Troxell is a licensed Registered Nurse and a Certified Gerontologist Clinical Specialist. She sits on the American Health Care Association's national facility standards committee and Long-Term Care Nurse Council. She is a member of the American Gerontological Nurses Association and the Association for Professionals in Infection Control and Epidemiology.

     William G. Allen, Jr., 46, has been Senior Vice President - Operations since October 1996. Prior thereto he was a Regional Vice President for Unison (since November 1994), and before that he was Executive Director of Plantation Manor Incorporated, a private operator of skilled nursing and assisted living facilities.

     Bruce H. Whitehead, 44, has served as the Chairman of the Board of Unison since August 1995. He is also President and Chief Executive Officer of the general partner of Whitehead Family Investments, Ltd. Prior to joining Unison, Mr. Whitehead was Chairman of BritWill from its inception in 1992. From 1984 through 1992, Mr. Whitehead was President of The BritWill Company, which also invested in and managed long-term care facilities.

     John T. Casey, 51, has served as a Director of Unison since August 1995. Mr. Casey was the Chief Executive Officer of InteCare LLC, a hospital management firm in Irving, Texas, until June 1, 1997. From October 1991 through August 1995, Mr. Casey was the Chief Operating Officer of American Medical International, a publicly traded hospital management company. Prior to October 1991, Mr. Casey was President of Samaritan Health Services, a hospital and long-term care provider.

     Tyrrell L. Garth, 48, has served as a Director of Unison since August 1995. Mr. Garth became President of Cheyenne Capital in Beaumont, Texas, a personal investment firm, in 1996. Prior thereto he was a partner in the law firm of Moore, Landry, Garth, Jones, Barmeister and Hulett, LLP, which served as general counsel to BritWill prior to its acquisition by Unison in August 1995.

     David A. Kremser, 49, founded Signature in July 1987 and served as its Chairman, President, Chief Executive Officer and a Director until it was acquired by Unison in October 1996. From January 1985 through 1987, Mr. Kremser was a Director and Executive Vice President of Columbia Corporation, a long-term care company, and the President of Columbia West Corporation, a subsidiary of Columbia Corporation. Prior to joining Columbia Corporation, he was affiliated with ARA Services, Inc. ("ARA"), most recently with responsibility for ARA's operations in California, Colorado, Wyoming and Texas.

     John T. Lynch, Jr., 48, has been a director of Unison since June 1992. Mr. Lynch was also a director of BritWill between 1992 and its acquisition by Unison in August 1995. In January 1990, he co-founded Trouver, a private investment banking firm and serves as one of its general partners. Mr. Lynch was Managing Director and a member of the Health Care Finance Group of Furman Selz Incorporated, and was Managing Director and head of Health Care Finance Groups at Thomson McKinnon Securities, Inc. and Dean Witter Reynolds, Inc. for the period 1980 through 1990.

     Mark W. White, 57, has served as a Director of Unison since August 1995. Mr. White has been an attorney in private practice since 1987. From 1983 to 1987, Mr. White served as Governor of the State of Texas.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Commission. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 1996, except that: (i) on June 24, 1997, Messrs. Walker, Clark and Oberfield and Ms. Troxell reported on a Form 5 for the year ended December 31, 1996, a repricing of options on January 16, 1996; (ii) on June 24, 1997, Mr. Rollins amended a Form 5 to report the same repricing of options; and (iii)Mr. Contris has not yet reported on a Form 5 for the year ended December 31, 1996, a repricing of options on January 16, 1996.

EXECUTIVE COMPENSATION

     The following table sets forth, with respect to the years ended December 31, 1996 and 1995, compensation awarded to, earned by or paid to (i) Unison's Chief Executive Officer throughout 1996 and (ii) the four other executive officers who were serving as executive officers at December 31, 1996 and whose total salary and bonus exceeded $100,000.

                         SUMMARY COMPENSATION TABLE (1)

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                        ANNUAL           ------------
                                                     COMPENSATION         SECURITIES
                                                  -------------------     UNDERLYING
                                                   SALARY      BONUS     OPTIONS/SARS     ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR      ($)         ($)         (#)(2)       COMPENSATION
----------------------------------------  ----    --------    -------    ------------    ------------
Jerry M. Walker,........................  1996    $275,000    $41,250        33,924
  President, Chief Executive Officer(3)   1995     200,000    $37,500        33,924
                                          1994     161,952
Phillip R. Rollins,.....................  1996    $220,000    $33,000        73,924
  Executive Vice President -              1995     200,000     30,000        33,924
  Operations, Chief Operating Officer     1994     138,515
Craig R. Clark,.........................  1996    $220,000    $33,000       133,924
  Executive Vice President,               1995     184,373     30,000        33,924        $175,000(5)
  Chief Financial Officer, Chief          1994      14,231     20,000                        88,250(6)
  Accounting Officer(4)
Paul J. Contris,........................  1996    $220,000    $33,000        65,443
  Executive Vice President -              1995     200,000     30,000        33,924
  Acquisitions and Development(7)         1994     138,515
L. Robert Oberfield,....................  1996    $136,800                   16,185
  President, Quest Pharmacies, Inc.       1995      64,000                    6,185

---------------
(1) Certain columns have been omitted where there has been no compensation paid or awarded to or earned by any of the named executives required to be reported in such columns.

(2) The amounts shown for 1996 include both new option grants and outstanding options from prior years that were granted during 1995 and "repriced" during 1996.

(3) Effective April 25, 1997, Mr. Walker resigned as President and Chief Executive Officer and as a Director.

(4) Effective April 25, 1997, Mr. Clark resigned as Executive Vice President, Chief Financial Officer and Chief Accounting Officer and as a Director.

(5) Represents a payment equal to one year's base salary in connection with the termination of Mr. Clark's employment agreement with BritWill.

(6) Includes consulting fees of $87,750 paid by BritWill before Mr. Clark became an employee of BritWill and $500 of fees as a director of BritWill. See
    "-- Employment Contracts, Termination of Employment, and Change-in-Control Arrangements."

(7) Mr. Contris served as Unison's Executive Vice President - Finance and Chief Accounting Officer from August 15, 1995 until June 1996. Effective April 25, 1997, Mr. Contris resigned as Executive Vice President -- Acquisitions and Development and as a Director.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)

     The following table sets forth information about stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

                                                                                    POTENTIAL REALIZABLE
                                INDIVIDUAL GRANTS                                           VALUE
---------------------------------------------------------------------------------     AT ASSUMED ANNUAL
                                            PERCENT OF                                      RATES
                               NUMBER OF      TOTAL                                    OF STOCK PRICE
                               SECURITIES    OPTIONS                                  APPRECIATION FOR
                               UNDERLYING   GRANTED TO    EXERCISE                         OPTION
                                OPTIONS     EMPLOYEES      OR BASE                         TERM(4)
                                GRANTED     IN FISCAL       PRICE      EXPIRATION   ---------------------
            NAME                 (#)(1)      YEAR(2)      ($/SH)(3)       DATE         5%         10%
-----------------------------  ----------   ----------   -----------   ----------   --------   ----------
Jerry M. Walker..............          0        0.00%             --           --
Phillip R. Rollins...........     40,000        9.70%          $9.50     9/6/2006   $238,980   $  605,622
Craig R. Clark...............    100,000       24.25%    $9.00-$9.50     9/6/2006    578,583    1,466,243
Paul J. Contris..............     40,000        9.70%          $9.50     9/6/2006    238,980      605,622
L. Robert Oberfield..........     10,000        2.42%          $9.50     9/6/2006     59,745      151,406

---------------
(1) Consists entirely of stock options. In connection with their resignations, Messrs. Contris and Clark relinquished their options.

(2) Based on total grants during the fiscal year of 412,412.

(3) The options were granted in September 1996 with an exercise price of $13.75 per share and were repriced in December 1996 to $9.50 per share.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the repriced exercise price and sold on the last day of its term at the appreciated price.

                   LAST FISCAL YEAR-END OPTION VALUE TABLE(1)

     The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year. There were no option exercises during the last fiscal year.

                                                               NUMBER OF
                                                              SECURITIES               VALUE OF
                                                              UNDERLYING              UNEXERCISED
                                                              UNEXERCISED            IN-THE-MONEY
                                                            OPTIONS/SARS AT         OPTIONS/SARS AT
                                                          FISCAL YEAR-END (#)     FISCAL YEAR-END ($)
                                                             EXERCISABLE/            EXERCISABLE/
                          NAME                               UNEXERCISABLE         UNEXERCISABLE(1)
--------------------------------------------------------  -------------------     -------------------
Jerry M. Walker.........................................     16,962/ 16,962          $69,968/$ 69,968
Phillip R. Rollins......................................     16,962/ 56,962           69,968/ 214,968
Craig R. Clark..........................................     16,962/116,962           69,968/ 462,468
Paul J. Contris.........................................      8,481/ 56,962           34,984/ 179,984
L. Robert Oberfield.....................................      2,474/ 13,711           10,205/  46,455

---------------
(1) Value as of December 31, 1996 is based upon the closing bid price on that date of $13.125 as reported on the Nasdaq National Market, minus the exercise price after repricing, multiplied by the number of shares underlying the option. In connection with their resignations, Messrs. Walker, Contris and Clark no longer hold their options.

COMPENSATION OF DIRECTORS

     The nonemployee directors of Unison receive an annual retainer of $10,000, plus $1,000 for each Board and Committee meeting attended, and reimbursement of expenses. In addition they are entitled to participate in the Option Plan. Directors who are also employees of Unison receive no additional compensation for serving on the Board of Directors. Mr. Kremser receives compensation pursuant to a services agreement described elsewhere herein. As compensation for services on the Executive Committee, Mr. Lynch will receive an additional $15,000 per month.

THE 1995 STOCK OPTION PLAN

     Unison's 1995 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors effective July 10, 1995 and approved by the stockholders on August 8, 1995. The Board of Directors approved on September 6, 1996, and Unison's stockholders approved at the Unison Special Meeting on October 28, 1996, an amendment to the Option Plan (the "Option Plan Amendment") which increased the number of shares of Unison Common Stock authorized for issuance under the Option Plan from 511,046 to 800,000.

     The Option Plan is divided into two separate components: (i) a Discretionary Option Grant Program under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price determined by the Plan Administrator and (ii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Unison Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

     The Discretionary Option Grant Program is administered by the Compensation Committee. The Compensation Committee as Plan Administrator has complete discretion to determine which eligible individuals are to receive option grants, the time or times when such option grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-qualified stock option under the Federal tax laws, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Upon an acquisition of Unison by merger, consolidation or reorganization, each outstanding option may be substituted with shares of the acquiring company or such option may be canceled in consideration for a cash payment to the optionee of an amount per option share equal to the excess of the highest fair market value of Unison Common Stock during the 60-day period preceding the acquisition over the option exercise price. A similar cash payment will be made to each optionee upon the dissolution or liquidation of Unison.

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of Unison Common Stock on the new grant date.

     Under the Automatic Option Grant Program, each individual serving as a non-employee member of the Board of Directors of Unison on the date of adoption of the Option Plan by the Board of Directors received an option grant on such date for 9,246 shares of Unison Common Stock, except that the Chairman of the Board of Directors received an option for 10,496 shares. The Option Plan Amendment increased these amounts. Nonemployee Directors are now entitled to receive annual option grants in respect of 15,000 shares (17,500 shares in the case of the Chairman of the Board) for 1996 and at each subsequent annual meeting of stockholders.

     Each automatic grant becomes exercisable 50% one year after the grant and 100% two years after the grant and has a term of 10 years, subject to earlier termination following the optionee's removal from the Board of Directors for cause.

     The Board of Directors may amend or modify the Option Plan at any time. The Option Plan will terminate on July 9, 2005, unless sooner terminated by the Board of Directors.

     Effective August 10, 1995, the Board of Directors granted options to purchase 261,520 shares of Unison Common Stock in the aggregate under the 1995 Plan to certain employees of Unison, including each of the executive officers in the following amounts: Messrs. Walker, Rollins, Clark and Contris, 33,924 shares each, which vest over a two-year period from the grant date; and to Mr. Oberfield and Ms. Troxell, 6,185 shares each, which vest over a four-year period from the grant date. All of the options have an exercise price (after repricing in January 1996) of $9.00 per share, the fair market value of the Common Stock on the grant date, as determined by the Board of Directors.

     In September 1996 the Compensation Committee of the Board of Directors confirmed a special, one-time grant (originally promised in July 1996 subject to Compensation Committee Approval) of options for 60,000 shares to Mr. Clark having an exercise price of $9.50 per share, in conjunction with his assumption of additional responsibilities as Unison's Chief Accounting Officer. On the same date, the Compensation Committee recommended, and the full Board approved, the issuance of options for an additional 324,350 shares to Unison employees at an exercise price of $13.75 per share (subsequently repriced at $9.50 per share), including options for 40,000 shares each to Messrs. Rollins, Contris and Clark, options for 10,000 shares to each of Mr. Oberfield and Mr. Henderson, options for 6,500 shares to Mr. Allen and options for 7,500 shares to Ms. Troxell. Mr. Allen received an additional option grant in October 1996 for 10,000 shares at an exercise price of $10.50 per share. The following table sets forth stock options granted in 1996.

                               1996 OPTION GRANTS
                            UNISON STOCK OPTION PLAN

                                                                                NUMBER OF
                              NAME AND POSITION                               OPTION SHARES
    ----------------------------------------------------------------------    -------------
    Jerry M. Walker, President, CEO.......................................              0
    Phillip R. Rollins, Executive Vice President..........................         40,000
    Craig R. Clark, Executive Vice President..............................        100,000
    Paul J. Contris, Executive Vice President.............................         40,000
    L. Robert Oberfield, President,
      Quest Pharmacies, Inc...............................................         10,000
    Executive Group (8 persons)...........................................        224,000
    Non-Executive Director Group..........................................         92,500
    Non-Executive Officer Employee Group..................................        188,412

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with their resignations, in each case effective April 25, 1997, Messrs. Walker, Clark and Contris will receive severance payments in the amounts of $45,832, $18,333 and $15,335, respectively, in full satisfaction of the Company's monetary obligations to them under their (now terminated) employment agreements.

     Prior to its initial public offering in 1995 Unison entered into an employment agreement with Mr. Rollins. The employment agreement will expire in August 1998, subject to automatic renewal for successive one-year periods unless either Unison or Mr. Rollins gives notice of non-renewal 30 days prior to expiration. As of December 31, 1996, the employment agreement provides for an annual base salary of $220,000 and the right to earn quarterly and annual incentive compensation totalling at least 60% of base salary, based on Unison's attainment of its quarterly and annual budget as reflected in its quarterly and annual filings with the Commission. The employment agreement provides that in the event of termination by Unison other than for cause, Unison will pay Mr. Rollins one year's base salary or his base salary for the remaining term of the agreement, whichever is longer, and Mr. Rollins' pro-rated performance bonus. If the employment agreement is not renewed at the end of the initial or subsequent term, Mr. Rollins will be entitled to receive one year's base salary plus his pro-rated performance bonus. The employment agreement contains a one-year nonsolicitation of employees and customers provision. The contract also permits termination upon Unison's failure to meet certain financial covenants under pledge agreements that secure Unison's obligations incurred in the BritWill Acquisition. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions." The contract also provides that Mr. Rollins could be terminated for cause defined in part as a material neglect of duties. In the event of a for cause termination, Mr. Rollins is entitled to the equivalent of one month's salary.

     Unison entered into an employment agreement with Mr. Oberfield for a one-year term beginning in May 1995, subject to automatic renewal for successive one-year terms unless either Unison or Mr. Oberfield has given notice of non-renewal 30 days prior to expiration. The employment agreement provides for an initial annual base salary of $96,000. The annual base salary increased to $136,800 as of January 1996 because Quest became profitable during 1995. Mr. Oberfield is also entitled to participate in Unison's incentive compensation program for key employees, up to a maximum award of 15% of his base salary. If the employment agreement is not renewed by Unison other than for cause, Unison must pay Mr. Oberfield one year's base salary and his pro-rated incentive compensation. The employment agreement contains a one-year nonsolicitation of employees and customers provision. During 1995, Mr. Oberfield was granted an option to purchase 6,185 shares of Unison Common Stock under the Option Plan, and in September 1996 he was granted an option to purchase an additional 10,000 shares at $13.75 per share which were subsequently repriced at $9.50 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Prior to August 1995, decisions concerning compensation of executive officers were made by the Executive Committee of the Board of Directors, then consisting of Messrs. Walker, Rollins and Contris. In August 1995, the Board of Directors created a Compensation Committee consisting of Messrs. Garth, White and Casey. See "-- Directors and Executive Officers."

     At the time that Unison acquired BritWill in August 1995, Mr. Garth was outside counsel, a former director and a shareholder of BritWill, and Mr. White was a director and shareholder of BritWill. Mr. Garth and Mr. White have (or had) direct or indirect material interests in the following recent or anticipated transactions with BritWill or Unison.

     - As former shareholders of BritWill, Mr. Garth and Mr. White have participated and will participate pro rata in all acquisition payments made and acquisition obligations incurred by Unison in connection with the BritWill Acquisition (the "BritWill Acquisition Obligations"). The BritWill Acquisition Obligations are secured by stock pledge agreements from Messrs. Walker, Rollins, Clark and Contris. See "Risk
       Factors -- Concentration of Ownership." The BritWill Acquisition Obligations paid through December 31, 1996 include $5.6 million of principal, $853,000 of interest, $2.3 million of payment on monthly contingent obligations and 561,815 shares of Unison Common Stock delivered to the former

       BritWill shareholders. The proceeds from the sale of the Original Notes were used (in part) to prepay in January 1997 the remaining $8.0 million outstanding under the Subordinated Note and $1.75 million of contingent payment obligations (see "Use of Proceeds"), after which the remaining BritWill Acquisition Obligations are solely Additional Payment Obligations totaling approximately $9.8 million ($14.1 million including an interest component), primarily due on the earlier of Unison's next public or private sale of debt or equity securities exceeding $10 million or August 9, 2000.

     - Mr. Garth had a $400,000 interest in a $2.5 million promissory note payable by BritWill and bearing interest at the rate of 12% per annum (the "Participation Note"). The Participation Note was refinanced by BritWill when it was acquired by Unison, and the $3.4 million refinancing note (the "Renewal Note") was ultimately repaid from the proceeds of Unison's IPO in December 1995.

     - Mr. Garth's company, Cheyenne Capital, received consulting fees of $24,000 per year from Unison from August 1995 through December 31, 1996, when the consulting agreement was terminated.

                              CERTAIN TRANSACTIONS

     When Unison acquired BritWill in August 1995, Mr. Whitehead indirectly owned approximately 81.5% of BritWill's outstanding stock and served as its Chairman and as a director. As a result of this interest in the BritWill Acquisition Obligations, Mr. Whitehead currently is beneficially Unison's second largest shareholder and one of its largest creditors. Mr. Clark was a BritWill shareholder and served as BritWill's Executive Vice President and Chief Financial Officer at the time Unison acquired BritWill. Messrs. Garth, Lynch and White were also BritWill shareholders and directors. For information concerning recent and anticipated transactions with BritWill or Unison in which Messrs. Garth or White had or have a material direct or indirect interest, see "Management -- Compensation Committee Interlocks and Insider Participation in Compensation Decisions." Messrs. Clark, Lynch and Whitehead also have pro rata interests in the BritWill Acquisition Obligations described therein.

     Mr. Whitehead has (or had) a direct or indirect material interest in the following additional recent or anticipated transactions with BritWill or Unison.

     - Prior to Unison's acquisition of BritWill, Mr. Whitehead sold certain healthcare facilities or related interests to BritWill and acquired certain other direct and indirect financial interests and obligations related to BritWill's healthcare facilities, some of which have continued thereafter. Through BritWill Texas, Mr. Whitehead is the indirect owner and lessor of six of the long-term healthcare facilities that Unison leases in Texas (including three facilities that were subleased to an unrelated party effective March 1, 1997) with 767 licensed beds and an annual base rental of $1.1 million, which is approximately the amount of the annual payment obligations on the related $10.2 million acquisition mortgage loan secured by those facilities from Omega, an unrelated party, plus payments due on certain seller subordinated notes incurred when BritWill Texas acquired the facilities. The parties are currently in the process of restructuring the ownership structure for three of the six facilities to eliminate BritWill Texas from the chain of title. The parties anticipate that BritWill Texas will convey fee title to the three facilities to Omega and that Omega will then lease the facilities to BritWill Investments - II, Inc., a subsidiary of Unison, on substantially the same economic terms that existed under the BritWill Texas mortgage. Mr. Whitehead, who had guaranteed the BritWill Texas loan, will remain liable under his guaranty for all obligations owing under the new lease. Mr. Whitehead is also the guarantor of BritWill's (now Unison's) obligations under the leases of all fourteen other healthcare facilities that are leased from Omega.

     - Mr. Whitehead directly or indirectly owned all of the interests in the Participation Note and the Renewal Note (as described above) that were not owned by Mr. Garth.

     - From time to time both before and after Unison's acquisition of BritWill, Mr. Whitehead has made loans and other financial accommodations to BritWill (now Unison). In addition to the Renewal Note and a portion of the BritWill Acquisition Obligations, $750,000 of loans from Mr. Whitehead or his affiliates was repaid from the proceeds of the IPO. A Unison subsidiary is obligated to repay to an affiliate of Mr. Whitehead five unsecured promissory notes in the amounts at December 31, 1996 of $1.2 million, $392,000, $319,000, $194,000, and $401,000 with interest at rates currently ranging from

       9.0% to 10.75% per annum and with scheduled maturities in November 2001 and October 2004. Aggregate monthly payments on these five notes total approximately $39,000. In addition, approximately $1.1 million of the proceeds from the $7.5 million Bank Financing was used to repay a loan from Mr. Whitehead that bore interest at the rate of 12% per annum. The Bank Financing was repaid from the proceeds of the sale of the Original Notes. See "Use of Proceeds."

     - On April 21, 1997, the Company obtained a $2,950,000 loan for general working capital purposes from Elk Meadows Investments, L.L.C., and BritWill Investments Company, Ltd., as joint lenders. Elk Meadows Investments, L.L.C., is controlled by Mr. Kremser and BritWill Investments Company, Ltd. is controlled by Mr. Whitehead. The loan matures on the earlier of August 1, 1997, or 30 days after written demand from the lenders, subject to earlier maturity in the event of acceleration upon a default. Interest accrues on the loan at the Prime Rate plus 2%, subject to an increase in the rate upon a default. Interim payments on the loan are not required prior to maturity. The Company paid a loan fee of $29,500 at the closing, and also agreed to pay all of the lenders' out of pocket fees and costs, including attorneys fees and costs, in an amount not yet determined or demanded by the lenders. Repayment of the loan is secured by (i) a pledge from the Company of approximately $5 million of accounts receivable generated by certain of the Company's affiliates and assigned to the Company, and (ii) a pledge from the Company of its stock in those affiliates of the Company that either assigned their accounts receivable to the Company so they could be pledged by the Company as security for the subject loan or control the entities that assigned such accounts receivable. The collateral securing the loan also secures repayment of other obligations owing from the Company and its affiliates to Messrs. Whitehead and Kremser, and to individuals and entities related to them.

     In addition to his interests as a former director and shareholder of BritWill, Mr. Lynch is a General Partner of Trouver. Trouver (a) earned financial advisory fees of $675,000 in connection with Unison's acquisition of BritWill, (b) assisted Unison in securing lease or management agreements in respect of four long-term care facilities for which it is entitled to receive fees of up to approximately $400,000 over the next seven years based on Unison's management fees or earnings from those facilities over that period, and
(c)earned financial advisory fees of approximately $84,000 from Unison in connection with the Ampro Acquisition. Trouver is not entitled to any compensation in connection with the Signature Acquisition or the offering of the Original Notes or the Exchange Notes.

     The Board of Directors has entered into a Services Agreement with Mr. Kremser commencing March 31, 1997. As compensation for his services to the Company in all capacities, Mr. Kremser is entitled to cash compensation of $7,500 per week plus expenses as well as options for 50,000 shares of Unison common stock at an exercise price of $2.875 per share, fully vested. The options will terminate on March 31, 2002. Mr. Kremser and the Company are also parties to an indemnification agreement and a tolling agreement in respect of claims he may have against the Company.

     Mr. Oberfield, one of Unison's executive officers, serves as the president and is the minority shareholder of its Quest subsidiary. He receives compensation based in part upon the earnings of the subsidiary, and Unison is required to repurchase his stock in the subsidiary at a formula price under certain circumstances.

     Effective February 1, 1996, Unison purchased 90% of the outstanding common stock of Sunbelt from Mr. Henderson and Paige Plash. In consideration for the stock of Sunbelt, Unison paid $800,000 in cash, issued term notes for $1.0 million in the aggregate and issued subordinated convertible debentures totaling $1.8 million in the aggregate (collectively, the "Sunbelt Notes"). Approximately 56.2% of the purchase price was payable to Mr. Henderson. Interest on the Sunbelt Notes was 10.0% payable quarterly. The Sunbelt Notes were converted in January 1997 into 105,196 shares of Unison Common Stock with the aggregate balance of $2.0 million paid in cash. In November 1996, Unison purchased the remaining 10% of Sunbelt stock effective as of February 1, 1996. The aggregate purchase price, payable 50% to each of Mr. Henderson and Mr. Plash, amounted to $1.4 million plus a guaranteed payment of $709,000. Additional contingent payments of up to $1.4 million will be due if specified income targets are achieved. Consideration for the purchase (excluding the guaranteed payments) was comprised of promissory notes in the aggregate amount of $1.2 million and 27,942 shares of Unison Common Stock.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of Unison Common Stock at July 3, 1997 (December 31, 1996 in the case of U.S. Bancorp) with respect to (i) each person known to Unison to own beneficially more than five percent of the outstanding shares of Unison Common Stock, (ii) each director of Unison, (iii) each of the executive officers listed in the Summary Compensation Table set forth herein and (iv) all directors and executive officers of Unison as a group.

                                                                         SHARES BENEFICIALLY
                                                                              OWNED(1)
                                                                     ---------------------------
                 IDENTITY OF STOCKHOLDER OR GROUP                     NUMBER             PERCENT
-------------------------------------------------------------------  ---------           -------
David A. Kremser(2)................................................  1,540,431            23.80%
Bruce H. Whitehead(3)..............................................    477,335             7.41
U.S. Bancorp
  111 SW Fifth Avenue
  Portland, Oregon 97204...........................................    369,100             5.75
Jerry M. Walker(4).................................................    287,946             4.48
Phillip R. Rollins(5)..............................................    364,098             5.62
Paul J. Contris(6).................................................    193,294             3.01
John T. Lynch, Jr.(7)..............................................    164,331             2.55
Craig R. Clark(8)..................................................     38,022                *
Mark W. White(9)...................................................     19,788                *
Tyrrell L. Garth(10)...............................................     16,746                *
John T. Casey(11)..................................................     18,746                *
L. Robert Oberfield(12)............................................      8,961                *
All executive officers and directors as a group (14 persons)(13)...  3,219,667            48.54

---------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 1,490,431 shares of Unison Common Stock issued to Mr. Kremser in the Signature Acquisition, including additional shares issued to him as part of the Equity Adjustment Amount, and 50,000 shares issuable pursuant to vested options. Does not include 15,000 shares of Unison Common Stock issuable upon exercise of options which will vest in December 1997 and thereafter.

 (3) Includes 458,089 shares of Unison Common Stock issued to Whitehead Family Investments, Ltd. ("WFI") upon conversion of the Convertible Debenture issued to the former shareholders of BritWill as partial payment of the purchase price for the BritWill Acquisition. Mr. Whitehead has sole voting and investment power with respect to the shares held by WFI. Does not include 8,750 shares of Unison Common Stock issuable upon exercise of outstanding options which will vest in September 1998. Includes 19,246 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

 (4) Currently 265,518 of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition.

 (5) Currently 132,759 of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Does not include 20,000 shares of Unison Common Stock issuable upon exercise of options which will vest in September 1998. Includes 53,924 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

 (6) Currently 86,294 of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition.

 (7) Includes 10,140 shares of Unison Common Stock as to which he currently shares investment power with Bruce H. Whitehead. Excludes 7,500 shares of Unison Common Stock issuable upon exercise of options which will vest in September 1998. Includes 16,746 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

 (8) Includes 38,022 shares of Unison Common Stock as to which Mr. Clark currently shares investment power with Bruce H. Whitehead, which shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition.

 (9) Does not include 7,500 shares of Common Stock issuable upon exercise of options which will vest in September 1998. Includes 16,746 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(10) Does not include 7,500 shares of Unison Common Stock issuable upon exercise of options which will vest in September 1998. Includes 16,746 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(11) Includes 16,746 shares of Unison Common Stock issuable upon the exercise of immediately exercisable options, but does not include another 7,500 shares issuable upon exercise of options that will vest in September 1998.

(12) Does not include 8,474 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1998 and thereafter. Includes 7,711 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(13) Includes a total of 210,887 shares of Unison Common Stock issuable upon exercise of immediately exercisable options (including those described in the preceding footnotes).

                           DESCRIPTION OF THE SENIOR NOTES

     The Original Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of October 31, 1996 (the "Indenture") among Unison, the Guarantors and First Bank National Association, St. Paul, Minnesota, as trustee (the "Trustee"). The terms of the Exchange Notes and of the Original Notes (which are sometimes referred to collectively as the "Senior Notes") will be substantially identical to each other, except for transferability. Under the terms of the Indenture, the covenants and events of default will apply equally to the Original Notes and the Exchange Notes, and the Original Notes and Exchange Notes will be treated as one class for all actions to be taken by the holders thereof and for determining their respective rights under the Indenture. The terms of the Senior Notes (including both the Original Notes and the Exchange Notes) include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect from time to time. The Senior Notes are subject to all such terms, and holders of the Senior Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The following is a summary of certain terms and provisions of the Indenture and the Senior Notes. This summary does not purport to be a complete description of the Indenture or the Senior Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Senior Notes and the Indenture (including the definitions contained therein). A copy of the Indenture has been filed as an exhibit to the registration statement of which this Prospectus is a part, and also may be obtained from Unison by any holder or prospective investor upon request. Definitions relating to certain capitalized terms are set forth under "Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference.

GENERAL

     The Senior Notes are limited in aggregate principal amount to $100.0 million. The Senior Notes are senior unsecured obligations of Unison ranking senior in right of payment to all existing and future

Subordinated Indebtedness of Unison and pari passu in right of payment with all other existing and future senior indebtedness of Unison. The Senior Notes are effectively subordinated to all secured Indebtedness of Unison to the extent of the value of the assets securing such Indebtedness.

     Unison is a holding company and has no material assets or operations other than its investment in its subsidiaries. The Senior Notes are fully and unconditionally guaranteed on a senior unsecured and joint and several basis (the "Guarantees") by all of Unison's present subsidiaries and will be similarly guaranteed by its future subsidiaries (collectively, the "Guarantors"). The term Subsidiaries does not include Unrestricted Subsidiaries; however, as of the date hereof there are no Unrestricted Subsidiaries. The Guarantees rank senior to all Subordinated Indebtedness of the Guarantors and rank pari passu in right of payment to all other indebtedness of the Guarantors. As of September 30, 1996, on a pro forma basis after giving effect to the issuance and sale of the Original Notes and the use of the net proceeds therefrom and certain other transactions described in this Prospectus, the aggregate outstanding principal amount of senior indebtedness of Unison and its subsidiaries would have been approximately $121.0 million (including the Senior Notes), of which approximately $20.3 million would have been secured indebtedness that would have effectively ranked senior to the Senior Notes.

     The Senior Notes have been and will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Senior Notes, but Unison may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Principal, premium, if any, and interest on the Senior Notes is payable at the office or agency of Unison maintained for such purpose within the City and State of New York or, at the option of Unison, payment of interest may be made by check mailed to the holders of the Senior Notes at their respective addresses set forth in the register of holders of Senior Notes; provided that all payments with respect to Senior Notes, the holders of which have given wire transfer instructions to the paying agent on or prior to the relevant record date will be required to be made by wire transfer of immediately available funds to the accounts specified by such holders. Until otherwise designated by Unison, Unison's office or agency in New York will be the office of the Trustee maintained for such purpose.

MATURITY, INTEREST AND PRINCIPAL

     The Senior Notes will mature on November 1, 2006. The Original Notes bear interest at a rate of 12 1/4% per annum from the date of original issuance until maturity, except that they bore additional interest ("Additional Interest") at
the rate of 50 basis points per annum from December 15, 1996 until           ,
1997. The Exchange Notes will bear interest at the same rate from the issue date of the Original Notes for which they are exchanged or from the last date as to which interest has been paid on such Original Notes. Interest is payable semi-annually in arrears on May 1 and November 1, commencing May 1, 1997, to holders of record of the Senior Notes at the close of business on the immediately preceding April 15 and October 15, respectively (whether or not a business day). Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. The interest rate on the Senior Notes is subject to increase, and such Additional Interest (as defined herein) will be payable on the payment dates set forth above, in certain circumstances, including if the Original Notes or the Exchange Notes are not registered with the Commission and if the Registration Statement covering the Exchange Notes is not declared effective within certain prescribed time periods. See "The Registration Rights Agreement."

OPTIONAL REDEMPTION

     The Senior Notes will be redeemable at the option of Unison, in whole or in part, at any time on or after November 1, 2001 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on November 1 of each year listed below:

                                       YEAR                             PERCENTAGE
            ----------------------------------------------------------  ----------
            2001......................................................    106.125%
            2002......................................................    104.594%
            2003......................................................    103.063%
            2004......................................................    101.531%
            2005 and thereafter.......................................    100.000%

     Notwithstanding the foregoing, Unison may redeem in the aggregate up to 25% of the original principal amount of Senior Notes at any time and from time to time prior to November 1, 1999 at a redemption price equal to 110% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the redemption date, out of the Net Proceeds of one or more Public Equity Offerings, provided, however, that at least $75 million of the principal amount of Senior Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

     In the event of redemption of fewer than all of the Senior Notes, the Trustee shall select pro rata, by lot or in such other manner as it shall deem fair and equitable, the Senior Notes to be redeemed. The Senior Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Senior Notes. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note, in a principal amount equal to the unredeemed portion thereof, will be issued in the name of the holder thereof upon cancellation of the original Senior Note. After any redemption date, unless Unison shall default in the payment of the redemption price, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

MANDATORY REDEMPTION

     Except as set forth under "-- Change of Control Offer" and "-- Certain Covenants -- Limitation on Certain Asset Sales," Unison is not obligated to make any mandatory redemption of or sinking fund payments with respect to the Senior Notes.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Additional Indebtedness

     Unison and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, provided, however, that Unison may incur Indebtedness (including Acquired Indebtedness) if
(a) after giving effect on a pro forma basis to the incurrence of such Indebtedness and to the extent set forth in the definition of Consolidated Fixed Charge Coverage Ratio the receipt and application of the proceeds thereof, Unison's Consolidated Fixed Charge Coverage Ratio would be greater than (i) 2.0 to 1 if such Indebtedness is to be incurred on or before December 31, 1997 and
(ii) 2.25 to 1 if such Indebtedness is to be incurred after December 31, 1997; and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     The Indenture provides that Unison and the Guarantors will not, directly or indirectly, incur any Indebtedness that is subordinated to any other Indebtedness of Unison or any Guarantor unless such Indebtedness is also expressly subordinated to the Senior Notes, provided, however, that no Indebtedness of Unison or any Guarantor shall be deemed to be subordinated to any other Indebtedness of Unison or any Guarantor solely because such other Indebtedness is secured.

     Limitation on Indebtedness of Subsidiaries

     Unison and the Guarantors will not permit any of their Subsidiaries to incur any Indebtedness except (i) Indebtedness to and held by Unison or a Wholly-Owned Subsidiary of Unison or a Guarantor, provided, however, that any subsequent issuance or transfer of any Equity Interest that results in such Subsidiary ceasing to be a Wholly-Owned Subsidiary of Unison or a Guarantor or any transfer of such Indebtedness to any Person other than Unison or a Guarantor shall be deemed to be the incurrence of such Indebtedness by Unison, (ii) Permitted Secured Indebtedness, (iii) Acquired Indebtedness, provided, however, that such Acquired Indebtedness was not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary, and (iv) Indebtedness incurred by a Guarantor which Unison would be permitted to incur in compliance with the restrictions under "-- Limitation on Additional Indebtedness."

     Limitation on Restricted Payments

     Unison and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, Unison could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment (the "Base Period") does not exceed the sum of (1) 50% of Unison's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the Base Period, (2) 100% of the aggregate Net Proceeds, including the fair market value of securities or other property received by Unison from the issue or sale, during the Base Period, of Equity Interests (other than Disqualified Equity Interests or Equity Interests of Unison issued to any Subsidiary of Unison) of Unison or any Indebtedness or other securities of Unison convertible into or exercisable or exchangeable for Equity Interests (other than Disqualified Equity Interests) of Unison which have been so converted or exercised or exchanged, as the case may be, and (3) $1.0 million. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the agreement or commitment to make any payment or distribution permitted under the Indenture or the payment or distribution so agreed or committed to be made as long as such payment or distribution is made on the date of such agreement or commitment or within 60 days thereof, provided, however, that on the date of such agreement or commitment such payment would comply with the foregoing provisions, it being understood that the agreement or commitment to make such payment or distribution shall constitute Permitted Indebtedness, (ii) the retirement of any Equity Interests of Unison or Subordinated Indebtedness of Unison by conversion into, or by or in exchange for, Equity Interests (other than Disqualified Equity Interests), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Unison) of other Equity Interests of Unison (other than Disqualified Equity Interests); provided, that the Net Proceeds of such Equity Interests so used shall not be included under clause (2) of paragraph (c) above, (iii) the redemption or retirement of Subordinated Indebtedness of Unison that is subordinated to the Senior Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of Unison that is contractually subordinated in right of payment to the Senior Notes to at least the same extent as the Subordinated Indebtedness being redeemed or retired, (iv) the retirement of any Disqualified Equity Interests by conversion into, or by exchange for, shares of Disqualified Equity Interests, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Unison) of other Disqualified Equity Interests and (v) the purchase of minority interests from shareholders of Quest and the subsidiaries of Sunbelt and the purchase of the warrant to purchase shares of Unison Common Stock from HealthPartners Funding, L.P. pursuant to agreements outstanding on the Issue Date or on terms no less favorable to the holders of the Senior Notes, provided, however, that in the case of the immediately preceding clauses (ii), (iii) and
(v), no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would occur as a result thereof.

     The Indenture provides that in determining the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of subparagraph (c) above, amounts expended pursuant to clauses (i), (ii) and (v) of the immediately preceding paragraph shall be included, but without duplication, in such calculation.

     The Indenture provides that for purposes of calculating the Net Proceeds received by Unison from the issuance or sale of its Equity Interests either upon the conversion of, or exchange for, Indebtedness of Unison or any Subsidiary, such amount will be deemed to be an amount equal to the difference of (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Indebtedness on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by Unison upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of calculating the Net Proceeds received by Unison from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of Unison, such amount will be deemed to be an amount equal to the difference of (a) the additional cash consideration, if any, received by Unison upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

     Not later than the date of making any Restricted Payment, Unison shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon Unison's latest available financial statements, and, where required, that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to such Restricted Payment.

     Limitation on Subsidiaries and Unrestricted Subsidiaries

     The Indenture provides that Unison may by written notice to the Trustee designate any Subsidiary (including a newly acquired or a newly formed Subsidiary) to be an Unrestricted Subsidiary, provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (ii) such designation is at that time permitted under the covenant described under "Limitation on Restricted Payments" and (iii) immediately after giving effect to such designation, Unison could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "Limitation on Additional Indebtedness." For purposes of the covenant described under "Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to Unison's percentage Equity Interest in such Subsidiary) equal to the net worth of such Subsidiary at the time that such Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to Unison's percentage Equity Interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Subsidiary, the amount of Investments previously made by Unison and its Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     The Indenture provides that notwithstanding the foregoing, the Board of Directors of Unison may not designate any Subsidiary of Unison to be an Unrestricted Subsidiary if, after such designation, (a) Unison or any Subsidiary of Unison provides credit support for, or a guarantee of, any Indebtedness or other obligation (contingent or otherwise) of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness or obligation) or is otherwise subject to recourse or obligated thereunder or therefor, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Unison or any Subsidiary of Unison to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, (c) such Subsidiary owns any Equity Interests in, or owns or holds any Lien on any property of, any Subsidiary which is not a Subsidiary of the Subsidiary to be so designated, (d) such Subsidiary has any contract, arrangement, agreement or understanding with Unison, or any Subsidiary of Unison, whether written or oral, other than a transaction having terms no less favorable to Unison or such Subsidiary of Unison than those which might be obtained at the time from persons who are not Affiliates of Unison, or (e) Unison or any Subsidiary of Unison has any obligation to subscribe for any Equity Interest in such Subsidiary or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve specified levels of operating results.

     Limitations on Investments

     Unison will not, and will not permit any of its Subsidiaries to, make any Investment except (i) Permitted Investments or (ii) an Investment that is made in compliance with the covenant described under "Limitation on Restricted Payments."

     Limitations on Liens

     Unison will not, and will not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of Unison or any Subsidiary or any shares of stock or debt of any Subsidiary which owns property or assets, now owned or hereafter acquired, or any income or profits therefrom, unless (i) if such Lien secured Indebtedness which is pari passu with the Senior Notes, then the Senior Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Subordinated Indebtedness, any such Lien shall be subordinated to a Lien on such property or asset or shares of stock or debt granted to the holders of the Senior Notes to the same extent as such Subordinated Indebtedness is subordinated to the Senior Notes.

     Limitation on Transactions with Affiliates

     Unison will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Unison (including any Affiliate in which Unison or any Subsidiary thereof owns a minority interest) or holder of 10% or more of Unison's Equity Interests (each such transaction, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is solely between or among Unison and its Wholly-Owned Subsidiaries; (ii) such Affiliate Transaction is solely between or among Wholly-Owned Subsidiaries of Unison; (iii) such Affiliate Transaction is for reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Unison or any Subsidiary thereof as reasonably determined in good faith by the Board of Directors (when required as described below) or senior management of Unison or of such Subsidiary having no interest in such Affiliate Transaction; or (iv) the terms of such Affiliate Transaction are fair and reasonable to Unison or such Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Unison or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1.0 million in any one year which is not permitted under clause (i) or (ii) above, Unison or such Subsidiary, as the case may be, must obtain a resolution of its Board of Directors certifying that such Affiliate Transaction complies with clause (iii) or (iv) above, as the case may be. In transactions with a value in excess of $3.0 million which are not permitted under clause (i) or

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

(ii) above, Unison or such Subsidiary, as the case may be, must obtain a written opinion as to the fairness of such a transaction, from a financial point of view, from an Independent Financial Advisor.

     The foregoing provisions will not apply to (i) the payment of reasonable annual compensation to directors or executive officers of Unison, (ii) dividends on Equity Interests made in compliance with the covenant described under "Limitation on Restricted Payments," (iii) purchase in the ordinary course of business of, supplies, services and the like from Unison or any Subsidiary; and
(iv) the continued performance of transactions with Affiliates disclosed in this Prospectus.

     Limitation on Certain Asset Sales

     Unison will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) Unison or such Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as reasonably determined for Asset Sales other than eminent domain, condemnation or similar governmental proceedings in good faith by its Board of Directors); and (ii) not less than 75% of the consideration received (which shall not include any assumed liabilities or obligations) by Unison or the Subsidiary, as the case may be, from such Asset Sale is in the form of cash or cash equivalents (those equivalents allowed under "Temporary Cash Investments") provided, that any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value of less than $3 million per Asset Sale or series of related Asset Sales, but in any case not to exceed $10 million in the aggregate for all transactions in any consecutive 12-month period, shall be exempt from the provisions of this clause (ii) (but any consideration received from any such Asset Sales shall be deemed to be Asset Sale Proceeds for purposes of this paragraph when reduced to cash or cash equivalents), and (iii) the Asset Sale Proceeds received by Unison or such Subsidiary are applied, to the extent Unison elects, (A) to repay and permanently reduce outstanding Permitted Secured Indebtedness and to permanently reduce the commitments in respect thereof, provided, however, that such repayment and commitment reduction occurs within 180 days following the receipt of such Asset Sale Proceeds or (B) to an investment in assets (including Equity Interests or other securities purchased in connection with the acquisition of Equity Interests or property of another person) used or useful in businesses similar or ancillary to the business of Unison or such Subsidiary as conducted at the time of such Asset Sale, provided, however, that such investment occurs or Unison or such Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 180th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") (and notifies the Trustee of the same in writing) and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds. Any Asset Sale Proceeds that are not applied as permitted by clause (iii) of the preceding sentence shall constitute "Excess Proceeds." If at any time the aggregate amount of Excess Proceeds exceeds $5 million, Unison shall offer (an "Excess Proceeds Offer") to purchase from all holders of Senior Notes, pursuant to procedures set forth in the Indenture, the maximum principal amount of Senior Notes that may be purchased with such Excess Proceeds at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the date of the purchase. To the extent that the aggregate amount of Senior Notes tendered pursuant to such Excess Proceeds Offer is less than the amount of Excess Proceeds, Unison may use such portion of the Excess Proceeds that is not used to purchase Senior Notes so tendered for general corporate purposes not inconsistent with the Senior Notes or the Indenture. If the aggregate principal amount of Senior Notes tendered pursuant to such Excess Proceeds Offer is more than the amount of the Excess Proceeds, the Senior Notes tendered will be repurchased on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate. Upon the completion of any Excess Proceeds Offer and the closing of any repurchase of Senior Notes tendered pursuant to such Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be zero.

     If Unison is required to make an Excess Proceeds Offer, Unison shall mail, within 30 days following the Reinvestment Date, a notice to the holders of the Senior Notes stating, among other things: (1) that such holders have the right to require Unison to apply the Excess Proceeds to repurchase such Senior Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by Unison, that each holder of

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

Senior Notes must follow in order to have such Senior Notes repurchased; and (4) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Senior Notes.

     In the event of the transfer of substantially all (but not all) of the assets of Unison or any Subsidiary of Unison or substantially all (but not all) of the assets of any division or line of business of Unison or any Subsidiary of Unison as an entirety to a Person in a transaction or series of related transactions permitted under "-- Mergers, Consolidations and Sales of Assets," the successor corporation shall be deemed to have sold the assets of Unison, the Subsidiary or the division or line of business, as the case may be, not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such assets of Unison, the Subsidiary or the division or line of business, as the case may be, deemed to be sold shall be deemed to be Asset Sale Proceeds for purposes of this covenant.

     Any Excess Proceeds Offer will be made in substantially the same manner as a Change of Control Offer. Unison will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to an Excess Proceeds Offer.

     Limitation on Dividends and Other Payment Restrictions Affecting
Subsidiaries

     Unison will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries to (a) pay dividends or make any other distributions in cash or otherwise to Unison or any Subsidiary on its Equity Interests, (b) pay any Indebtedness owed to Unison or any Subsidiary, (c) make loans or advances to Unison or any Subsidiary thereof, (d) transfer any of its properties or assets to Unison or any Subsidiary thereof (other than customary restrictions on transfer of property subject to a Permitted Lien under the term of the agreements creating such Permitted Lien (other than a Lien on cash not constituting proceeds of non-cash property subject to a Permitted Lien) which would not materially adversely affect Unison's ability to satisfy its obligations under the Senior Notes) or (e) guarantee any Indebtedness of Unison or any Subsidiary of Unison, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) the Senior Notes or the Indenture, (ii) any restrictions existing under or contemplated by agreements evidencing any Permitted Secured Indebtedness, (iii) any restrictions which are in existence on the Issue Date or which exist with respect to a Person that becomes a Subsidiary on or after the Issue Date, which are in existence at the time such Person becomes a Subsidiary of Unison (but not created in connection with or contemplation of such Person becoming a Subsidiary of Unison and which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired) and any agreement that refinances or replaces the same, provided, however, that the terms and conditions of any such restrictions are not materially less favorable in the aggregate to the holders of the Senior Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced or replaced and (iv) customary non-assignment provisions in any contract or licensing agreement entered into by Unison or any Subsidiary of Unison in the ordinary course of business or in any lease governing any leasehold interest of Unison or a Subsidiary.

     Restriction on Sale and Issuance of Subsidiary Equity Interests

     The Indenture provides that Unison and its Subsidiaries will not issue or sell, and will not permit any of their Subsidiaries to issue or sell, any Equity Interests of any Subsidiary to any person other than Unison or a Wholly-Owned Subsidiary of Unison, except for Common Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions.

     Limitation on Sale and Lease-Back Transactions

     Unison will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and (ii) immediately prior to and after giving effect to the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction, Unison could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "Limitation on Additional Indebtedness."

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

     Payments for Consent

     Neither Unison nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Senior Notes which so consent, waive or agree to amend within any time period set forth in the solicitation documents relating to such consent, waiver or agreement.

     Line of Business

     Unison will not, and will not permit any of its Subsidiaries to, engage in any business other than the provision of healthcare and health fitness services, including without limitation, the ownership, operation or management of healthcare facilities, the provision of services or supplies to the healthcare business, providing care and/or housing for the elderly (including independent living, assisted living or home healthcare), managed care or any other business determined by Unison's Board of Directors, in good faith, to be reasonably related to the foregoing.

     Limitation on Status as Investment Company

     The Indenture prohibits Unison and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation as an investment company.

CHANGE OF CONTROL OFFER

     Within 30 days of the occurrence of a Change of Control, Unison shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Senior Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 30 days of the occurrence of a Change of Control, Unison also shall
(i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Senior Notes, at the address appearing in the register maintained by the Registrar of the Senior Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Senior Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date");

          (3) that any Senior Note not tendered will continue to accrue interest;

          (4) that, unless Unison defaults in the payment of the Change of Control Purchase Price, any Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount

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

     of the Senior Notes delivered for purchase, and a statement that such holder is withdrawing its election to have such Senior Notes purchased;

          (7) that holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, provided that each Senior Note purchased and each such new Senior Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, Unison shall, to the extent lawful,
(i) accept for payment all Senior Notes or portions thereof or beneficial interests under a Global Note tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof or beneficial interests, so tendered and
(iii) deliver or cause to be delivered to the Trustee Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof tendered to Unison. The Paying Agent shall promptly (1) mail to each holder of Senior Notes so accepted and (2) cause to be credited to the respective accounts of the Holders under a Global Note of beneficial interests so accepted payment in an amount equal to the Change of Control Purchase Price for such Senior Notes, and Unison shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered and shall issue a new Global Note equal in principal amount to any unpurchased portion of beneficial interest so surrendered; provided, however, that each such new Senior Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture requires that if any Permitted Secured Indebtedness is outstanding, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraphs, but in any event within 30 days following any Change of Control, Unison covenants to
(i) repay in full all obligations and terminate all commitments under such Permitted Secured Indebtedness or offer to repay in full all obligations and terminate all commitments under such Permitted Secured Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under such Permitted Secured Indebtedness to permit the repurchase of the Senior Notes as described above. Unison must first comply with the covenant described in the preceding sentence before it shall be required to purchase Senior Notes in the event of a Change of Control, provided, however, that Unison's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "Events of Default" below. As a result of the foregoing a holder of the Senior Notes may not be able to compel Unison to purchase the Senior Notes unless Unison is able at the time to refinance any of the Permitted Secured Indebtedness or obtain requisite consents thereunder. Failure by Unison to make a Change of Control Offer when required by the Indenture constitutes an Event of Default under the Indenture. The Indenture provides that, (A) if Unison or any Subsidiary thereof has issued any outstanding (i) Subordinated Indebtedness or (ii) Preferred Equity Interests, and Unison or such Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such Subordinated Indebtedness or Preferred Equity Interests in the event of a change of control, Unison and such Subsidiary shall not consummate any such offer or distribution with respect to such Subordinated Indebtedness or Preferred Equity Interests until such time as Unison shall have paid the Change of Control Purchase Price in full to the holders of Senior Notes that have accepted Unison's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Senior Notes and (B) Unison will not issue Subordinated Indebtedness or Preferred Equity Interests with change of control provisions requiring the payment of such Subordinated Indebtedness or Preferred Equity Interests prior to the payment of the Senior Notes in the event of a Change in Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Senior Notes exercise their right to require Unison to purchase Senior Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, Unison will comply with the requirements of Rule 14e-1 as

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

then in effect with respect to such repurchase. Unison's ability to purchase the Senior Notes will be limited by Unison's then available financial resources and, if such financial resources are insufficient, its ability to arrange financing to effect such purchases. There can be no assurance that Unison will have sufficient funds to repurchase the Senior Notes upon a Change of Control or that Unison will be able to arrange financing for such purpose.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Unison will not and will not permit any of its Subsidiaries to consolidate with, merge with or into, or sell, assign, lease, convey, transfer or otherwise dispose of (a "transfer") all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) Unison or such Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than Unison or such Subsidiary) formed by such consolidation or into which Unison or such Subsidiary, as the case may be, is merged or to which the properties and assets of Unison or such Subsidiary, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Unison or such Subsidiary, as the case may be, under the Senior Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis Unison or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and (iv) immediately thereafter, Unison, such Subsidiary or the other surviving entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Unison or such Subsidiary, as the case may be, immediately prior to such transaction.

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, Unison shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction or transactions have been complied with.

FUTURE GUARANTEES

     The Original Notes are, and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured and joint and several basis by the Guarantors. The Guarantees will rank senior to all Subordinated Indebtedness of the Guarantors and will rank pari passu in right of payment to all other indebtedness of the Guarantors.

     The obligations of each Guarantor will be limited to the maximum amounts as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     A Guarantor will be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Equity Interests is sold, in each case in a transaction in compliance with the covenant described under "Certain Covenants -- Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

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

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Senior Notes when such principal becomes due and payable;

          (ii) default for 30 days in the payment of any interest on the Senior Notes after such interest becomes due and payable:

          (iii) the failure of Unison to comply with any of the terms or provisions of "Change of Control Offer" or "Certain Covenants -- Limitation on Certain Asset Sales" or "Merger, Consolidation or Sale of Assets";

          (iv) default by Unison in the observance or performance of any other provision in the Senior Notes or the Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding;

          (v) failure to pay when due principal, interest or premium in an aggregate amount of $3 million or more with respect to any Indebtedness of Unison or any Subsidiary thereof, or the acceleration prior to its express maturity of any such Indebtedness aggregating $3 million or more:

          (vi) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $3 million (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed or threatened to disclaim coverage) shall be rendered against Unison or any Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect,

          (vii) certain events involving bankruptcy, insolvency or reorganization of Unison or any Subsidiary of Unison.

     The Indenture provides that the Trustee may withhold notice to the holders of the Senior Notes of any default (except in payment of principal or premium, if any, or interest on the Senior Notes or that resulted from the failure of Unison to comply with the provisions of "Change of Control Offer" or "Certain Covenants -- Limitation on Certain Asset Sales") if the Trustee considers it to be in the best interest of the holders of the Senior Notes to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Senior Notes then outstanding plus accrued interest to the date of acceleration, provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Senior Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Senior Notes.

     The holders of a majority in principal amount of the Senior Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Senior Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Senior Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice (if a continuing Event of Default) and unless also the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Senior Notes a direction inconsistent with such

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

request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Senior Note on or after the respective due dates expressed in such Senior Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that Unison may elect either (a) to defease and be discharged (and discharge the obligations of the Guarantors under the Guarantees) from any and all obligations with respect to the Senior Notes (except for the obligations to register the transfer or exchange of such Senior Notes, to replace temporary or mutilated, destroyed, lost or stolen Senior Notes, to maintain an office or agency in respect of the Senior Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from its and its Subsidiaries' obligations with respect to the Senior Notes under certain covenants contained in the Indenture and described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Senior Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, Unison shall have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) describing either a private ruling concerning the Senior Notes, a published ruling of the Internal Revenue Service or a change in applicable federal income tax law, to the effect that holders of the Senior Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, Unison and/or one or more Guarantors and the Trustee may, without the consent of holders of the Senior Notes, modify, amend, waive or supplement the provisions of the Indenture or the Senior Notes for certain specified purposes, including providing for uncertificated Senior Notes in addition to certificated Senior Notes, and curing any ambiguity, defect or inconsistency, or making any other change that, in each case, does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting Unison and/or one or more Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Senior Notes, to modify, amend, waive or supplement the Indenture, the Senior Notes or Guarantees, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Senior Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Senior Notes, (ii) reduce the rate of or change the time for payment of interest on any Senior Note, (iii) reduce the principal of or premium on or change the stated maturity of any Senior Note, (iv) make any Senior Note payable in money other than that stated in the Senior Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Senior Notes or reduce the premium payable upon any redemption of Senior Notes or change the time before which no such redemption may be made,
(vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Senior Note, (vii) subordinate in right of payment, or otherwise subordinate, the Senior Notes or the Guarantees to any other Indebtedness or obligation of Unison or the Guarantors, (viii) amend, alter, change or modify the obligation of Unison to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers or (ix) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     So long as any of the Senior Notes are outstanding, whether or not Unison is required to be subject to Section 13(a) or 15(d) of the Exchange Act, Unison will furnish the information required thereby to the Commission, the holders of the Senior Notes and to the Trustee. The Indenture provides that even if Unison is

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

entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Senior Notes, it will nonetheless continue to furnish such information to the Commission, the holders of the Senior Notes and the Trustee.

COMPLIANCE CERTIFICATE

     Unison will deliver to the Trustee on or before 120 days after the end of Unison' fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture initially is the Registrar and Paying Agent with regard to the Senior Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Senior Notes may transfer or exchange Senior Notes (other than in accordance with the exchange of Original Notes for Exchange Notes pursuant to this Prospectus) in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Senior Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Senior Note for a period of 15 days before selection of the Senior Notes to be redeemed.

     The Original Notes were issued in a transaction exempt from registration under the Act and are therefore subject to certain restrictions on transfer as required by law. The Exchange Notes will be issued pursuant to the Registration Statement of which this Prospectus is a part and so will not be subject to such restrictions on transfer except as described in "Plan of Distribution."

     The registered holder of a Senior Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with an Asset Acquisition from such Person.

     "Acquisition Indebtedness" means Indebtedness incurred by Unison or by a Subsidiary after the Issue Date the proceeds of which are used for an Asset Acquisition not prohibited by the covenant under "Line of Business."

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the total amount of its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Indebtedness) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For

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

the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Acquisition" means (a) an Investment by Unison or any Subsidiary of Unison in any other Person pursuant to which such Person shall become a Subsidiary of Unison, or shall be merged with or into Unison or any Subsidiary of Unison, (b) the acquisition by Unison or any Subsidiary of Unison of the assets of any Person (other than a Subsidiary of Unison) which constitute all or substantially all of the assets of such Person or (c) the acquisition by Unison or any Subsidiary of Unison of any division or line of business of any Person (other than a Subsidiary of Unison).

     "Asset Sale" means the direct or indirect sale, transfer, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business pursuant to ordinary business terms, it being understood that the lease of a healthcare facility shall not be considered to be in the ordinary course but that leases of portions of a healthcare facility to service providers shall be considered to be in the ordinary course), assignment or other disposition (including, without limitation, by eminent domain, condemnation or similar governmental proceeding) and any merger or consolidation of any Subsidiary of Unison with or into another Person (other than Unison or any Wholly-Owned Subsidiary of Unison whereby such Subsidiary shall cease to be a Wholly-Owned Subsidiary) in any single transaction or series of related transactions (separate eminent domain, condemnation or similar governmental proceedings to each be considered a single transaction but not to be considered together as a series of related transactions) involving property or assets with a fair market value in excess of $250,000 of (a) any Equity Interest in any Subsidiary, (b) real property owned by Unison or any Subsidiary thereof, or a division, line of business or healthcare facility or comparable business segment of Unison or any Subsidiary thereof or (c) other property, assets or rights (including, without limitation leasehold rights) of Unison, any Subsidiary thereof or any division, line of business or healthcare facility of Unison or any Subsidiary thereof, provided, however, that Asset Sales shall not include
(i) sales, leases, conveyances, transfers or other dispositions to Unison or to a Subsidiary thereof or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Wholly-Owned Subsidiary of Unison, (ii) transactions complying with "Merger, Consolidation or Sale of Assets" above (except as otherwise provided in the penultimate paragraph set forth under "Certain Covenants -- Limitation on Certain Asset Sales" above), and (iii) sales, transfers, issuances, conveyances, leases, assignments or other dispositions to Unison or any Wholly-Owned Subsidiary of Unison.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by Unison or any Subsidiary thereof from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Subsidiary as a result of such Asset Sale, (d) payments made to retire Indebtedness secured by the assets subject to such Asset Sale and (e) deduction of appropriate amounts to be provided by Unison or a Subsidiary thereof as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Unison or a Subsidiary thereof after such Asset Sale including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale and (ii) promissory notes and other noncash consideration received by Unison or any Subsidiary thereof from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Attributable Indebtedness" when used with respect to any Sale-Lease-Back Transaction or an operating lease with respect to a long-term care facility means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease) during the remaining term of the lease included in any such Sale-Lease-

Back Transaction or such operating lease or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale-Lease-Back Transaction shall be no less than the fair market value (as determined reasonably and in good faith by the Board of Directors of the Person incurring the Attributable Indebtedness) of the property subject to such Sale-Lease-Back Transaction.

     "Board of Directors" means, as to any Person, the board of directors or any duly authorized committee thereof of such Person or, if such Person is a partnership (or other non-corporate Person), of the managing general partner or partners (or Persons serving an analogous function) of such Person.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Change of Control" means (i) any sale, merger or consolidation with or into any Person or any transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Unison, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" other than an Excluded Person is or becomes the "beneficial owner" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of the Board of Directors, of the transferee or surviving entity, (ii) any "person" or "group" other than an Excluded Person is or becomes the "beneficial owner" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Equity Interests of Unison then outstanding normally entitled to vote in elections of the Board of Directors or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Unison (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Unison was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Common Equity Interest" of any Person means all Equity Interests of such Person that are generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any Person for any period, on a consolidated basis in accordance with GAAP, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (A) (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense, (d) Consolidated Income Tax Expense, and (e) one-third of Consolidated Rental Payments less (B) any non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Fixed Charge Coverage Ratio" means with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such Person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Four Quarter Period (it being understood that with respect to Indebtedness incurred under a revolving facility used primarily to finance working capital, the average daily principal amount outstanding during the Reference Period shall be deemed to be the amount incurred during the Reference Period), and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Four Quarter Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period. In calculating the Consolidated Fiscal Charge Coverage Ratio and giving pro forma effect to the incurrence of Indebtedness during a Reference Period, pro forma effect shall be given to use of proceeds thereof to permanently repay or retire Indebtedness. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, for purposes of determining the "Consolidated Fixed Charge Coverage Ratio," effect shall be given to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense, (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Disqualified Equity Interests of such Person and its Subsidiaries on a consolidated basis and (b) a fraction, the numerator which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal and (iii) one-third of Consolidated Rental Payments.

     "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for each period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person, on a consolidated basis in accordance with GAAP, for any period, the sum of, without duplication, (a) the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, (b) imputed interest included in Capitalized Lease Obligations, (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (d) the net costs associated with Interest Rate Agreements, (e) amortization of other financing fees and expenses, (f) the interest portion of any deferred payment obligation, (g) amortization of discount or premium, if any, (h) all other non-cash interest expense (other than interest amortized to cost of sales), (i) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (j) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus the amount of any dividends or distributions received by such Person from Unrestricted Subsidiaries; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation (whether by terms of its charter, agreement or applicable law) on the payment of dividends or the making of other distributions shall be excluded to the extent such restriction or limitation would prevent such Subsidiary from being able to pay dividends or make other distributions out of its Net Income, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and
(ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses (including any related tax effects) shall be excluded and (e) the cumulative effect of changes in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person at any date, the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Disqualified Equity Interests of such Person and its Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

     "Consolidated Rental Payments" of any Person means, for any period, the aggregate rental obligations of such Person and its consolidated Subsidiaries (not including taxes, utilities, insurance, maintenance and repairs and other similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with GAAP, payable in respect of such period (net of income from subleases thereof, not including taxes, utilities, insurance, maintenance and repairs and other similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Interest Expense of such person representing payments by such Person or any of its consolidated Subsidiaries in respect of Capitalized Lease Obligations (net of payments to such Person or any of its consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense) and (ii) the aggregate amount of amortization of obligations of such Person and its consolidated Subsidiaries in respect of such Capitalized Lease Obligations for such period (net of payments to such Person or any of its consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments could be deducted in determining such amortization amount).

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Senior Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Equity Interests shall be deemed to include (i) any Preferred Equity Interests of a Subsidiary of Unison and (ii) any Preferred Equity Interests of Unison, with respect to either of which, under the terms of such Preferred Equity Interests, by agreement or otherwise, such Subsidiary or Unison is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Senior Notes, provided, however, that Preferred Equity Interests of Unison or any Subsidiary thereof that are issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Equity Interest in the event of a change of control of Unison or such Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Equity Interests solely by virtue of such provisions.

     "Equity Interests" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interests in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exchangeable for any of the foregoing; provided that the Contingent Obligations to the former BritWill shareholders shall not be deemed to be an Equity Interest.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Person" means all or any of Bruce H. Whitehead, Jerry M. Walker, Phillip R. Rollins, Craig R. Clark or Paul J. Contris and their Related Parties.

     "fair market value" or "fair value" means, with respect to any assets or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a fully informed, willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, all as reasonably determined by a majority of the Board of Directors acting in good faith, such determination to be evidenced by a board resolution delivered to the Trustee. No such determination need be supported by an appraisal or expert opinion.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become, directly or indirectly, liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred, "incurable," and "incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Any Indebtedness or Equity Interests of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such person at the time it becomes a Subsidiary. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is issued or renewed.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other liabilities arising in the ordinary course of business) and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) all Indebtedness of others of the type described in the other clauses of this definition (including all dividends of other Persons) the payment of which is guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Equity Interests, (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing and (vii) Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, however, that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Senior Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of Unison or any Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of Unison, qualified to perform the task for which such firm has been engaged and is disinterested and independent with respect to Unison and its Affiliates.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business, including accounts receivable arising in the ordinary course of business and acquired as a part of the assets acquired by Unison in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or stock or other evidence of beneficial ownership of, any Person, the guarantee or assumption of the Indebtedness of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration with a fair market value at least equal to the principal amount of the Indebtedness assumed), the designation of a Subsidiary as an Unrestricted Subsidiary or the making of any investment in any Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means the closing date for the sale and original issuance of the Original Notes, which was October 31, 1996.

     "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Investments" means the excess of (i) the aggregate of all Investments made by Unison or a Subsidiary thereof on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of Unison) over (ii) the sum of (A) the aggregate amount returned in cash on such Investments whether through interest payments, principal payments, dividends or other distributions and (B) the net cash proceeds received by Unison or such Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of Unison), provided, however, that with respect to all Investments made in Unrestricted Subsidiaries the sum of clauses
(A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all Investments made in all Unrestricted Subsidiaries.

     "Net Proceeds" means (a) in the case of any sale of Equity Interests by Unison, the aggregate net proceeds received by Unison, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of Unison, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into Equity Interests of Unison which are not Disqualified Equity Interests, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to Unison upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by Unison in connection therewith).

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person (or, in the case of a Person that is a partnership (or other non-corporate Person), of a general partner (or analogous individuals) of such Person in such capacity) that shall comply with applicable provisions of the Indenture.

     "Permitted Indebtedness" means:

          (i) Indebtedness (plus interest, premium, fees and other obligations associated therewith) of Unison or any Subsidiary thereof arising under or in connection with Permitted Secured Indebtedness;

          (ii) Indebtedness under the Senior Notes;

          (iii) Interest Rate Agreements;

          (iv) Additional Indebtedness of Unison, including Indebtedness incurred in connection with or arising out of Capitalized Lease Obligations, in an aggregate principal amount outstanding not to exceed the greater of (x) $10.0 million and (y) 10% of the Company's Consolidated Net Worth;

          (v) Indebtedness of a Subsidiary issued to and held by Unison or a Subsidiary or Indebtedness of Unison to a Subsidiary in respect of intercompany advances or transactions;

          (vi) Indebtedness outstanding on the Issue Date after giving effect to the application of the proceeds of the sale of the Original Notes; and

          (vii) Refinancing Indebtedness.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of:

          (i) Temporary Cash Investments;

          (ii) (A) Investments in the Company or a Subsidiary of the Company,
     (B) Investments in any Person, if (1) as a result of such Investment (y) such Person becomes a Wholly-Owned Subsidiary of Unison or (z) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Unison or a Wholly-Owned Subsidiary thereof and (2) after giving effect to such Investment Unison is in compliance with the covenant described under "Line of Business" above and (C) Net Investments in any Person, provided, however, that the aggregate amount of all such Net Investments made pursuant to this clause (C) shall not exceed $1 million at any one time outstanding;

          (iii) Investments represented by accounts receivable created or acquired in the ordinary course of business;

          (iv) Advances to employees in the ordinary course of business not to exceed an aggregate of $250,000 outstanding at any one time;

          (v) Investments under or pursuant to Interest Rate Agreements;

          (vi) An investment that is made by Unison or a Subsidiary thereof in the form of any Equity Interests, Indebtedness or securities that are issued by any Person solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Limitation of Certain Asset Sales;"

          (vii) Investments in the Senior Notes; and

          (viii) Investments existing on the Issue Date (or incurred in conjunction with the Signature Acquisition and the Ampro Acquisition).

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

     "Permitted Liens" means, without duplication, (i) Liens existing on the date of the Indenture, (ii) Liens in favor of Unison or any Subsidiary thereof,
(iii) Liens on property of a Person existing at the time such Person becomes a Subsidiary of, or is acquired by, merged into or consolidated with Unison or any Subsidiary thereof, provided, however, that such Liens (a) were not created in connection with or in anticipation of such acquisition, merger or consolidation or such Person becoming a Subsidiary and (b) are not applicable to any other property of Unison or any of the other Subsidiaries of Unison, (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (v) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings, (vi) pledges or deposits made in the ordinary course of business in connection with (a) leases, performance bonds and similar obligations, (b) workers' compensation, unemployment insurance and other social security legislation, or (c) securing the performance of surety bonds and appeal bonds required (1) in the ordinary course of business or in connection with the enforcement of rights or claims of Unison or a Subsidiary thereof or (2) in connection with judgments that do not give rise to an Event of Default and which do not exceed $3 million in the aggregate, (vii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Unison or any Subsidiary in connection therewith, (viii) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, provided, however, that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (ix) Liens securing Permitted Secured Indebtedness, (x) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (iv) of the definition of "Permitted Indebtedness," provided, however, that such Lien does not extend to any property other than that subject to the underlying lease, (xi) Liens pursuant to leases and subleases of real property which do not interfere with the ordinary conduct of the business of Unison or any of its Subsidiaries and which are made on customary and usual terms applicable to similar properties and in the case of any lease of a healthcare facility do not extend to any property of the Company or a Subsidiary other than the personal property located at such facility, (xii) Liens securing reimbursement obligations under commercial letters of credit, but only in or upon the goods the purchase of which were financed by such letters of credit, (xiii) Liens securing Acquisition Indebtedness, provided that such Liens do not extend to or cover any property other than the property directly or indirectly acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto (unless such Liens are otherwise Permitted Liens), and
(xiv) Liens securing Refinancing Indebtedness, provided, however, that such Liens extend only to the assets securing the Indebtedness being extended, refinancing, renewed or replaced, and such Indebtedness was previously secured by such assets and provided, further, the terms of such Liens are no less favorable to the holders of the Senior Notes than the Liens being extended, refinanced, renewed or replaced.

     "Permitted Secured Indebtedness" means any Indebtedness (plus interest, premium, fees and other obligations associated therewith), and any refinancing, refunding, replacement, renewal or extension of, under agreements evidencing any Indebtedness which is secured by assets of Unison or its Subsidiaries, provided, however, that the aggregate amount of all such Indebtedness outstanding (or committed to be advanced under the agreements to which such Indebtedness relates) at any time other than Indebtedness outstanding on the Issue Date, after giving effect to the sale of the Original Notes and the application of the proceeds therefrom, shall not exceed the greater of (i) $30 million or (ii) the sum of 60% of the Company's inventory and 90% of the Company's accounts receivable as set forth in the Company's consolidated financial statements most recently delivered pursuant to the Indenture.

     "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Equity Interest" means any Equity Interest of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of any other Equity Interest issued by such Person.

     "Property" or "property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means, with respect to any Person, a public offering by such Person of some or all of its Common Equity Interests other than Disqualified Equity Interests (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Equity Interests.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith. The acquisition of a healthcare facility shall not be considered to be in the ordinary course.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness of Unison or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by Unison or its Subsidiaries pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Senior Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Senior Notes, (iii) except where such Refinancing Indebtedness is Attributable Indebtedness, such Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced or extended, (iv) except where such Refinancing Indebtedness is Attributable Indebtedness, such Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced or extended and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that Unison may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of Unison.

     "Related Party" with respect to an Excluded Person means (i) any Wholly-Owned Subsidiary, or spouse or immediate family member of such Excluded Person or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a controlling interest of which consist of such Excluded Person and/or such other Persons referred to in the immediately preceding clause (i).

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Equity Interests of Unison or any Subsidiary thereof (including, without limitation, any payment in connection with any merger or consolidation including Unison) or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of Unison or any Subsidiary thereof (other than (a) dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests) or (b) in the case of Subsidiaries of Unison, dividends or distributions payable to Unison or to a Wholly-Owned Subsidiary of Unison), (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Unison or any Subsidiary thereof (other than Equity Interests owned by Unison or a Wholly-Owned Subsidiary, excluding Disqualified Equity Interests), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness, (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment or (v) forgiveness of any Indebtedness of an Affiliate of Unison to Unison or a Subsidiary of Unison. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by Unison or any Subsidiary of Unison of any real or tangible personal property, which property (i) has been or is to be sold, conveyed or transferred by Unison or such Subsidiary to such Person in contemplation of such leasing and (ii) would constitute an Asset Sale if such property had been sold in an outright sale thereof.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of Unison other than for purposes of the definition of Unrestricted Subsidiary, unless Unison shall have designated such Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee. An Unrestricted Subsidiary may be designated as a Subsidiary at any time by Unison by written notice to the Trustee, provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom and (ii) if such Unrestricted Subsidiary is an obligor of any Indebtedness, any such designation shall be deemed to be an incurrence as of the date of such designation by Unison of such Indebtedness and immediately after giving effect to such designation, Unison could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "Limitation on Additional Indebtedness".

     "Subordinated Indebtedness" means Indebtedness of any Person which is expressly subordinated in right of payment to any other Indebtedness of such Person.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or fully guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, backed by the full faith and credit of the United States and maturing within one year of the date of purchase; (ii) Investments in time deposits, certificates of deposit, bankers acceptances or commercial paper issued by a bank (or any parent company of such bank) organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500 million and rated at least A by Standard & Poor's Corporation ("S&P") and A-2 by Moody's Investors Service, Inc. ("Moody's"), maturing within one year of purchase; (iii) commercial paper that is rated at least A-1 by S&P or P-1 by Moody's, issued by a company that is incorporated under the laws of the United States or of any State and directly issues its own commercial paper, and has a remaining term to maturity of not more than one year; (iv) a repurchase agreement with (A) any commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $500 million, or (B) any investment bank that is organized under the laws of any State and that has total assets of at least $500 million, which agreement is secured by any one or more of the securities and obligations described in clauses (i), (ii) or (iii) of this definition of Temporary Cash Investments, which shall have a market value (exclusive of accrued interest and valued at least monthly) at least equal to the principal amount of such investment; or (v) Investments in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i), (ii), (iii) and (iv).

     "Unrestricted Subsidiary" means, (i) any Subsidiary of an Unrestricted Subsidiary and (ii) any Subsidiary of Unison which shall have been designated as an Unrestricted Subsidiary in accordance with the

Indenture. An Unrestricted Subsidiary may be designated as a Subsidiary at a later date in the manner provided in the definition of "Subsidiary" above.

     "Wholly-Owned Subsidiary" means any Subsidiary, all of the outstanding Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by Unison.

BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth in the next paragraph, the Exchange Notes to be offered as set forth herein will each be issued in the form of one "Global Note." The Global Note will be deposited on the date of the closing of the Exchange Offer of Exchange Notes for Original Notes pursuant to this Prospectus (the "Closing Date") with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of the DTC. The Global Note (and any Global
Note issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under the heading "Notice to Investors" herein.

     Senior Notes (i) originally purchased by or transferred to Accredited Investors who are not qualified institutional buyers, or (ii) held by qualified institutional buyers which elect to take physical delivery of their certificates instead of holding their interest through the Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued, in registered form, without interest coupons ("Certificated Securities"). Upon the transfer to a qualified institutional buyer of such Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for such Certificated Securities, be exchanged for an interest in the Global Note.

     The Global Note. Unison expects that pursuant to procedures established by the DTC (i) upon deposit of the Global Note, the DTC will credit the accounts of persons who have accounts with DTC ("participants") or persons who hold interests through participants designated by such person with portions of the Global Note and (ii) ownership of the Senior Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Senior Notes, DTC or such nominee will be considered the sole owner or holder of the Senior Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, premium (if any) and interest on the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Unison, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Unison expects that DTC or its nominee, upon receipt of any payment of the principal of, premium (if any) and interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note, as shown on the records of DTC or its nominee. Unison also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Senior Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and including the procedures set forth in the Indenture.

     DTC has advised Unison that it will take any action permitted to be taken by a holder of Senior Notes (including the presentation of Senior Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interest in the Global Note is credited and only in respect of such portion of the aggregate principal amount of Senior Notes as to which such participant or participants have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

     DTC has advised Unison as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither Unison nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depository for the Global Note and a successor depository is not appointed by Unison within 90 days, Unison will issue Certificated Securities in exchange for the Global Note.

                       THE REGISTRATION RIGHTS AGREEMENT

     On October 31, 1996, Unison entered into the Registration Rights Agreement pursuant to which it agreed, for the benefit of the holders of the Original Notes, that it would, at its sole expense, (i) use its best efforts to file as soon as practicable, but in no event, later than within 45 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Original Notes for notes (the "Exchange Notes") which will have terms substantially identical in all material respects to the Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), (ii) within 135 days after the Issue Date, use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) use its best efforts to consummate the Exchange Offer within 31 days after the effective date of the Exchange Offer Registration Statement (or, if not a business day, on the next business day thereafter). Unison did not satisfy these requirements within the times alloted and so has been required to pay Additional Interest as described below. Nevertheless, Unison has proposed an amendment to the Registration Rights Agreement (the "Amendment") that is intended to confirm that the Exchange Offer being made pursuant to this Prospectus will satisfy this obligation. The Amendment is attached as Appendix A to this Prospectus. Unison's obligation to consummate the Exchange Offer is subject to certain conditions, including approval or consent to the Amendment by the Initial Purchasers and by the holders of a majority of the outstanding principal amount of the Original Notes. Unison will keep this Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Original Notes. For each Original Note surrendered to Unison pursuant to this Exchange Offer, the holder of such Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note. Interest on the Exchange Notes will accrue from the later of (i) the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor or (ii) if the

Original Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date. Under existing Commission interpretations, the Exchange Notes will in general be freely transferable after the Exchange Offer without further registration under the Securities Act, provided, however, that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act must be delivered as required. Unison has agreed for a period of up to 180 days after consummation of this Exchange Offer (or longer if required by the Registration Right Agreement) to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of Original Notes that wishes to exchange such Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of Unison, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     In the event that (i) applicable interpretations of the staff of the Commission do not permit Unison to effect this Exchange Offer, or if for any other reason the Amendment is not approved, or (ii) in the case of any holder of the Original Notes that participates in this Exchange Offer, such holder does not receive Exchange Notes on the date of exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of Unison within the meaning of the Securities Act) or (iii) under certain other circumstances described in the Registration Rights Agreement, Unison will, at its own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the affected Senior Notes (the "Shelf Registration Statement"), (b) use its respective best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 60 days of filing the same and (c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of the disposition of the Senior Notes covered by the Shelf Registration Statement or three years after its effective date. Unison will provide to each holder of the affected Senior Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the affected Senior Notes has become effective and take certain other actions as are required to permit unrestricted resales of the affected Senior Notes. A holder of the Senior Notes that sells such Senior Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

     If Unison fails to comply with the above provisions, then, as liquidated damages, additional interest shall become payable in respect of the affected Senior Notes as follows:

        If (i) notwithstanding that Unison has consummated or will consummate this Exchange Offer, Unison is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement;

        (ii) notwithstanding that Unison has consummated or will consummate this Exchange Offer, Unison is required to file a Shelf Registration Statement and such Shelf Registration
        Statement is not declared effective by the Commission on or prior to the 60th day following the date such Shelf Registration Statement was filed; or

        (iii) either (A) Unison has not exchanged the Exchange Notes for all Original Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 31 days after the effective date of the Exchange Offer Registration Statement (or, if not a business day, on the next business day thereafter) or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the earlier of the disposition of the Senior Notes covered by the Shelf Registration Statement or the third anniversary of its effective date;

(each such event referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to holders of the affected Senior Notes as to which there is a Registration Default will be the immediate assessment of additional interest ("Additional Interest") as follows: the per annum interest rate on the affected Senior Notes will increase by 50 basis points; and the per annum interest rate will increase by an additional 25 basis points for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 200 basis points per annum in excess of the interest rate on the cover of this Prospectus. All Additional Interest will be payable to holders of the affected Senior Notes in cash on the same original interest payment dates as the Senior Notes, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the affected Senior Notes will revert to the interest rate originally borne by the Senior Notes (as shown on the cover of this Prospectus).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and also will be available upon request to Unison.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     Unison will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of up to 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Unison has agreed to pay certain expenses incident to the Exchange Offer, other than commissions or concession of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for Unison by Quarles & Brady.

                                    EXPERTS

     The consolidated financial statements of Unison HealthCare Corporation at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in this Prospectus and Registration Statement and the related financial statement schedule appearing elsewhere herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein which, as to the years 1995 and 1994, are based in part on the reports of Ronald H. Ridgers, P.C., independent auditor. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated statements of operations and cash flows of BritWill HealthCare Company for the one month ended July 31, 1995 appearing in this Prospectus and Registration Statement, and the related financial statement schedule appearing elsewhere herein have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of BritWill HealthCare Company as of June 30, 1995 and for the year ended December 31, 1994 and the six months ended June 30, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Signature Health Care Corporation as of December 31, 1995 and 1994 and for each of the years then ended, and the combined financial statements of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. as of December 31, 1995 and for the period from inception at May 9, 1995 through December 31, 1995 appearing herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of RehabWest, Inc. for the years ended December 31, 1995 and 1994 included in this Prospectus and Registration Statement have been audited by Anderson and Whitney, P.C., indepen-dent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The combined financial statements of Henderson and Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. for the years ended December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Franciscan Health Care Centers at Enumclaw and Walla Walla at June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     Unison is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the Securities Exchange Commission (the "Commission"). Unison Common Stock is listed on the Nasdaq National Market under the symbol UNHC. Reports, proxy statements and other information filed by Unison can be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 10006 and can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of the Commission's site is: http//www.sec.gov.

                                                                      APPENDIX A

     "Notwithstanding anything to the contrary in the Registration Rights Agreement, the Registration Default caused by the Company's failure to file the Exchange Registration Statement by the Filing Date or to cause it to become effective by the Effectiveness Date, or by its failure to file and cause a Shelf Registration Statement to become effective, is hereby cured and terminated, and the Additional Interest related to such Registration Default shall cease to accrue, effective upon the effective date of the Exchange Registration Statement."

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                PAGE
                                                                                                -----
1.  FINANCIAL STATEMENTS

UNISON HEALTHCARE CORPORATION
Report of Independent Auditors................................................................    F-3
Consolidated Balance Sheets as of December 31, 1996 and 1995..................................    F-4
Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and 1994....    F-5
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31,
  1996, 1995 and 1994.........................................................................    F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994....    F-7
Notes to Consolidated Financial Statements....................................................    F-8

BRITWILL HEALTHCARE COMPANY
Report of Independent Auditors................................................................   F-28
Report of Independent Accountants.............................................................   F-29
Consolidated Balance Sheet June 30, 1995......................................................   F-30
Consolidated Statements of Operations for the year ended December 31, 1994, six months ended
  June 30, 1995 and one month ended July 31, 1995.............................................   F-31
Consolidated Statements of Shareholders' Equity for the year ended December 31, 1994 and the
  six months ended June 30, 1995..............................................................   F-32
Consolidated Statements of Cash Flows for the year ended December 31, 1994, six months ended
  June 30, 1995 and one month ended July 31, 1995.............................................   F-33
Notes to Consolidated Financial Statements....................................................   F-34

SIGNATURE HEALTH CARE CORPORATION
Report of Independent Public Accountants......................................................   F-44
Consolidated Balance Sheets as of December 31, 1995 and 1994..................................   F-45
Consolidated Statements of Operations for the years ended December 31, 1995 and 1994..........   F-46
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995 and
  1994........................................................................................   F-47
Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1994..........   F-48
Notes to Consolidated Financial Statements....................................................   F-49

ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.
Report of Independent Public Accountants......................................................   F-54
Combined Balance Sheet as of December 31, 1995................................................   F-55
Combined Statement of Operations for the year ended December 31, 1995.........................   F-56
Combined Statement of Stockholders' Equity for the year ended December 31, 1995...............   F-57
Combined Statement of Cash Flows for the year ended December 31, 1995.........................   F-58
Notes to Combined Financial Statements........................................................   F-59

REHABWEST, INC.
Report of Independent Public Accountants......................................................   F-62
Balance Sheets as of December 31, 1995 and 1994...............................................   F-63
Statements of Operations for the years ended December 31, 1995 and 1994.......................   F-64
Statements of Stockholders' Equity for the years ended December 31, 1995 and 1994.............   F-65
Statements of Cash Flows for the years ended December 31, 1995 and 1994.......................   F-66
Notes to Financial Statements.................................................................   F-67

                                                                                                PAGE
                                                                                                -----
HENDERSON AND ASSOCIATES REHABILITATION AND SUNBELT THERAPY MANAGEMENT SERVICES, INC.
Report of Independent Auditors................................................................   F-70
Combined Statements of Operations and Stockholders' Equity for the years ended December 31,
  1995 and 1994...............................................................................   F-71
Combined Statements of Cash Flows for the years ended December 31, 1995 and 1994..............   F-72
Notes to Financial Statements.................................................................   F-73

FRANCISCAN HEALTH CARE CENTER AT ENUMCLAW AND WALLA WALLA
Report of Independent Auditors................................................................   F-76
Combined Statements of Operations for the years ended June 30, 1994, 1995 and 1996............   F-77
Combined Statements of Cash Flows for the years ended June 30, 1994, 1995 and 1996............   F-78
Notes to Combined Financial Statements........................................................   F-79

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Unison HealthCare Corporation:

     We have audited the accompanying consolidated balance sheets of Unison HealthCare Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of American Professional Holding, Inc. (Ampro) and Memphis Clinical Laboratory, Inc. (Memphis), which statements reflect total assets constituting 5% at December 31, 1995 of the related consolidated totals, and which reflect net income constituting approximately 123% and 121% of the consolidated totals for each of the two years in the period ended December 31, 1995, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Ampro and Memphis, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and, for 1995 and 1994, the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Unison HealthCare Corporation and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
Phoenix, Arizona
May 16, 1997

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                   ----------------------------
                                                                       1996            1995
                                                                   ------------     -----------
ASSETS
Current assets:
  Cash and cash equivalents......................................  $ 17,409,000     $ 6,169,000
  Accounts receivable (Notes 2, 5, 10 and 13)....................    28,608,000      18,324,000
  Prepaid expenses and other current assets (Note 6).............     5,885,000       2,319,000
                                                                   ------------     -----------
     Total current assets........................................    51,902,000      26,812,000
Property and equipment, net
  (Notes 7 and 13)...............................................    30,830,000       3,688,000
Lease operating rights and other intangible assets, net (Note
  8).............................................................   113,781,000      39,160,000
Goodwill, net (Note 2)...........................................    28,431,000       8,452,000
Security deposits and other assets (Note 9)......................     5,977,000       3,189,000
                                                                   ------------     -----------
                                                                   $230,921,000     $81,301,000
                                                                   ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit (Note 10).......................................  $         --     $   789,000
  Accounts payable (Note 11).....................................    10,505,000       9,968,000
  Accrued expenses (Note 12).....................................    21,437,000       9,238,000
  Current portion of notes payable and long-term debt, including
     amounts due to related parties (Notes 13 and 17)............    33,915,000       6,865,000
  Deferred taxes (Note 18).......................................            --         879,000
                                                                   ------------     -----------
     Total current liabilities...................................    65,857,000      27,739,000
Notes payable and long-term debt, including amounts due to
  related parties, less current portion (Notes 13 and 17)........   123,223,000      19,083,000
Deferred taxes (Note 18).........................................    24,791,000       8,173,000
Leasehold liability, net (Note 16)...............................     4,434,000       4,622,000
Other liabilities................................................       927,000         781,000
                                                                   ------------     -----------
     Total liabilities...........................................   219,232,000      60,398,000
Stockholders' equity (Note 14):
  Preferred stock, $.001 par value; authorized 1,000,000 shares;
     no shares issued or outstanding.............................                            --
  Common stock, $.001 par value; authorized 25,000,000 shares in
     1996 and 10,000,000 shares in 1995; issued and outstanding
     6,078,000 shares in 1996 and 4,214,000 shares in 1995.......         5,000           3,000
  Additional paid-in capital.....................................    34,723,000      20,501,000
  Retained earnings (accumulated deficit)........................   (23,039,000)        399,000
                                                                   ------------     -----------
     Net stockholders' equity....................................    11,689,000      20,903,000
                                                                   ------------     -----------
                                                                   $230,921,000     $81,301,000
                                                                   ============     ===========

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEARS ENDED DECEMBER 31,
                                                     --------------------------------------------
                                                         1996            1995            1994
                                                     ------------     -----------     -----------
Operating revenues:
  Net patient service revenues.....................  $146,379,000     $64,947,000     $17,070,000
  Other operating revenues.........................     2,295,000       3,541,000       1,336,000
                                                     ------------      ----------     -----------
          Total operating revenues.................   148,674,000      68,488,000      18,406,000
Expenses:
  Wages and related................................    85,789,000      35,047,000       9,593,000
  Other operating..................................    64,771,000      24,032,000       6,462,000
  Rent.............................................    15,658,000       6,673,000       1,406,000
  Interest.........................................     5,824,000       1,176,000         147,000
  Depreciation and amortization....................     4,561,000       1,311,000         286,000
  Impairment losses (Note 23)......................     3,865,000              --              --
                                                     ------------      ----------     -----------
          Total expenses...........................   180,468,000      68,239,000      17,894,000
                                                     ------------      ----------     -----------
Income (loss) before income taxes..................   (31,794,000)        249,000         512,000
Income tax expense (benefit).......................    (8,356,000)        132,000         172,000
                                                     ------------      ----------     -----------
Net income (loss)..................................  $(23,438,000)    $   117,000     $   340,000
                                                     ============      ==========     ===========

Net income (loss) per share:.......................  $      (5.01)    $      0.05     $      0.19

Common shares used in per share calculation:.......     4,676,037       2,280,213       1,806,164

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                         COMMON STOCK                      RETAINED
                                      ------------------   ADDITIONAL      EARNINGS
                                      NUMBER OF              PAID-IN     (ACCUMULATED
                                       SHARES     AMOUNT     CAPITAL       DEFICIT)        TOTAL
                                      ---------   ------   -----------   ------------   ------------
Balance at December 31, 1993

  As previously reported............. 1,250,000   $   --   $        --   $   (103,000)  $   (103,000)
  Pooling adjustments................   540,000    1,000       410,000         45,000        456,000
                                      ---------   ------   -----------   ------------    -----------
  Balance as restated................ 1,790,000    1,000       410,000        (58,000)       353,000
Stock warrants issued................        --       --        43,000             --         43,000
Net income...........................        --       --            --        340,000        340,000
                                      ---------   ------   -----------   ------------    -----------

Balance at December 31, 1994......... 1,790,000    1,000       453,000        282,000        736,000
Sale of common stock in public
  offering, net of stock issuance
  costs.............................. 2,000,000    2,000    14,612,000             --     14,614,000
Conversion of debenture..............   424,000       --     5,286,000             --      5,286,000
Stock warrants issued................        --       --       150,000             --        150,000
Net income...........................        --       --            --        117,000        117,000
                                      ---------   ------   -----------   ------------    -----------

Balance at December 31, 1995......... 4,214,000    3,000    20,501,000        399,000     20,903,000
Costs of initial public offering.....        --       --       (93,000)            --        (93,000)
Stock warrants exercised.............   178,000       --            --             --             --
Conversion of debenture..............   138,000       --     1,714,000             --      1,714,000
Common stock issued for
  acquisitions....................... 1,537,000    2,000    12,701,000             --     12,703,000
Stock options exercised..............    11,000       --       102,000             --        102,000
Tax benefit associated with exercise
  of stock options...................        --       --        11,000             --         11,000
Repurchase of stock warrants.........        --       --      (213,000)            --       (213,000)
Net loss.............................        --       --            --    (23,438,000)   (23,438,000)
                                      ---------   ------   -----------   ------------    -----------

Balance at December 31, 1996......... 6,078,000   $5,000   $34,723,000   $(23,039,000)  $ 11,689,000
                                      =========   ======   ===========   ============    ===========

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          YEARS ENDED DECEMBER 31,
                                                                  ----------------------------------------
                                                                      1996          1995          1994
                                                                  ------------   -----------   -----------
OPERATING ACTIVITIES:
Net income (loss)...............................................  $(23,438,000)  $   117,000   $   340,000
Adjustments to reconcile net income (loss) to net cash used in operating activities:
  Impairment losses.............................................     3,865,000            --            --
  Depreciation and amortization.................................     4,561,000     1,311,000       286,000
  Provision for doubtful accounts...............................     2,742,000        29,000       128,000
  Change in deferred taxes......................................    (9,238,000)      (21,000)        8,000
  Minority interest expense.....................................       138,000        21,000            --
  Leasehold liability amortization..............................      (188,000)      (78,000)           --
  Other charges and credits, net................................       (69,000)           --            --
  Changes in operating assets and liabilities, net of
     acquisitions:
     Increase in net accounts receivable --.....................    (5,310,000)   (8,694,000)   (2,749,000)
     (Increase) decrease in prepaids and other..................       825,000      (607,000)     (575,000)
     Increase in accounts payable and accrued expenses..........     2,454,000     6,990,000     2,519,000
                                                                  ------------   -----------   -----------
Net cash used in operating activities...........................   (23,658,000)     (932,000)      (43,000)
                                                                  ------------   -----------   -----------
INVESTING ACTIVITIES:
Purchase of equipment and leasehold improvements................    (3,587,000)   (1,333,000)     (995,000)
Increase in intangibles and other assets........................    (2,707,000)   (1,397,000)     (155,000)
Increase in lease deposits......................................    (1,204,000)     (272,000)     (180,000)
Acquisitions, net of cash acquired..............................   (41,225,000)     (677,000)     (300,000)
                                                                  ------------   -----------   -----------
Net cash used in investing activities...........................   (48,723,000)   (3,679,000)   (1,630,000)
                                                                  ------------   -----------   -----------
FINANCING ACTIVITIES:
Net increase (decrease) in revolving line of credit.............      (789,000)   (2,916,000)      950,000
Proceeds from sale of accounts receivable.......................            --     2,515,000       197,000
Proceeds from long-term borrowings..............................   113,567,000     2,448,000     1,130,000
Payments on long-term borrowings................................   (24,808,000)   (6,187,000)     (482,000)
Repayment of other long-term liabilities........................    (2,779,000)           --            --
Proceeds from public stock offering.............................            --    14,614,000            --
Bank overdrafts.................................................     3,043,000            --            --
Repurchase of stock warrants....................................      (213,000)           --            --
Exercise of stock options.......................................       102,000            --            --
Increase in deferred financing costs............................    (4,502,000)           --            --
                                                                  ------------   -----------   -----------
Net cash provided by financing activities.......................    83,621,000    10,474,000     1,795,000
                                                                  ------------   -----------   -----------
  Net increase in cash..........................................    11,240,000     5,863,000       122,000
Cash and cash equivalents at beginning of period................     6,169,000       306,000       184,000
                                                                  ------------   -----------   -----------
Cash and cash equivalents at end of period......................  $ 17,409,000   $ 6,169,000   $   306,000
                                                                  ============   ===========   ===========
Supplemental disclosure:
  Income taxes paid.............................................  $    124,000   $    92,000   $   172,000
  Interest expense paid.........................................     3,014,000     1,127,000       130,000
Supplemental disclosure of noncash investing and financing
  activities
Acquisitions:
  Fair value of assets acquired.................................   122,420,000    58,744,000            --
  Liabilities incurred and assumed..............................    68,492,000    59,421,000            --
  Common stock issued...........................................    12,703,000            --            --
                                                                  ------------   -----------
                                                                    41,225,000       677,000            --
Conversion of debentures into shares of common stock............     1,714,000     5,286,000            --
Acquisition of leasehold rights ($237,000) and equipment and leasehold improvements ($126,000) through issuance of note
  payable.......................................................            --            --       363,000
Common stock warrants issued (Note 16)..........................            --       150,000            --
Property and equipment purchased under capital leases...........     7,205,000            --            --

                             See accompanying notes

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

1. DESCRIPTION OF BUSINESS

     Unison HealthCare Corporation ("Unison") is a provider of long-term and specialty healthcare services. At December 31, 1996, Unison operated and managed 62 facilities, including long-term care and specialty care and independent/assisted living facilities. Unison's operations are located in 13 states, principally in the midwest and southwest regions of the United States.

     Unison changed its name from SunQuest HealthCare Corporation in November 1995. In August 1995, Unison acquired all of the common stock of BritWill HealthCare Company ("BritWill"). In March 1996, Unison acquired 90% of the Common Stock of four rehabilitation therapy centers (collectively "Sunbelt Therapy") and in November 1996 retroactively acquired the remaining 10%. In October 1996, Unison acquired all of the common stock of Signature Health Care Corporation and four affiliated companies ("Signature"). In October 1996, Unison completed a merger with two clinical laboratory companies, American Professional Holding, Inc. ("Ampro") and Memphis Clinical Laboratory, Inc. ("Memphis"). (Note
4). Unison also operates a pharmacy operation and a Medicare Part B billing and supply company.

2. SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of Unison, its subsidiaries, and all of its leased facilities. Significant intercompany transactions and balances have been eliminated in consolidation.

     Revenues and expenses related to the operations acquired from BritWill, Sunbelt Therapy, Signature and other acquisitions are included in Unison's results of operations for periods subsequent to the date of acquisition. The mergers with Ampro and Memphis have been accounted for as poolings of interests. Accordingly the consolidated financial statements of Unison have been restated to include the accounts of Ampro and Memphis for all periods presented.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Net Operating Revenues

     Unison's revenues are derived primarily from providing long-term healthcare services. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient service revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined. As of December 31, 1996 and 1995, Unison has approximately $2,260,000 and $1,800,000, respectively, of Medicare routine cost limit exceptions which are subject to audit and final approval by the fiscal intermediary. Based on consultation with outside reimbursement specialists, it is management's opinion that the ultimate resolution of third party payor settlements will not have a material adverse impact on the consolidated financial position or results of operations of Unison.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Unison receives management fees for the management of long-term care facilities on behalf of the owners. Other operating revenues include management fees amounting to $1.2 million in 1996, $1.7 million in 1995, and $1.1 million in 1994.

     Provision for doubtful accounts is made when the related revenue is recorded and is included in other operating expense. The provisions totaled $2,742,000 in 1996, $29,000 in 1995 and $128,000 in 1994. Accounts, when determined to be uncollectible, are charged against the allowance for doubtful accounts. The allowance for doubtful accounts is determined by management using estimates of potential losses based on an analysis of current and past due accounts, collection experience in relation to amounts billed, prior settlements experience and other relevant information. The allowance for doubtful accounts totaled $3,776,000 and $783,000 at December 31, 1996 and 1995, respectively.

  Cash and cash equivalents

     Cash and cash equivalents include amounts held in demand deposits at financial institutions and all highly liquid investments that have an original maturity of three months or less.

  Inventories

     Inventories are comprised primarily of nursing facility supplies and pharmaceutical products and are stated at the lower of cost (first-in, first-out) or market.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization for financial statement purposes are computed using the straight-line method over the lesser of the respective lease term or the estimated useful life of the respective asset.

  Intangible Assets

     Certain costs incurred in the acquisition of facilities such as assembled workforce and covenants not to compete are amortized on a straight line basis over five years. Lease operating rights (net of leasehold liabilities) recorded in connection with lease arrangements or through acquisition have been capitalized and are being amortized on a straight line basis over the respective initial lease term, including probable renewal periods, not to exceed thirty years.

     Management believes that goodwill related to nursing home acquisitions has an unlimited useful life and, therefore, assigned a forty-year amortization period to goodwill resulting from such acquisitions. In determining its unlimited useful life, management considered factors such as: policies of similar public healthcare and long-term care companies, nature of the long-term care industry which is positively impacted by the increasing age of the American population as well as the continual transfer of patients from a high cost acute care setting to a lower cost long-term care setting, profitability of companies in the long-term care industry, and the fact that nursing care services provided in nursing home facilities will be continuously needed in the future and are not subject to obsolescence.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Goodwill resulting from various acquisitions is summarized as follows:

                                                                              DECEMBER 31,
                                                                       --------------------------
                                                              LIFE        1996            1995
                                                              ----     -----------     ----------
BritWill....................................................   40      $ 7,000,000     $7,000,000
Pharmacy....................................................   20        1,197,000        545,000
Gamma Labs..................................................   15        1,087,000      1,087,000
Sunbelt.....................................................   20        5,425,000             --
Signature...................................................   40        9,300,000             --
RehabWest...................................................   20        5,029,000             --
                                                                       -----------     ----------
                                                                        29,038,000      8,632,000
Accumulated amortization....................................              (607,000)      (180,000)
                                                                       -----------     ----------
                                                                       $28,431,000     $8,452,000
                                                                       ===========     ==========

     Unison periodically assesses the recoverability of intangible assets by comparing the carrying amount of the intangible assets to the future benefits or undiscounted cash flows derived from that asset. Impairments are recognized in operating results if it is probable that the carrying value of the asset will not be recovered from future cash flows derived from that asset (Note 23).

  Income Taxes

     Unison accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of an asset and liability approach for measuring deferred taxes based on temporary differences between financial statement and tax bases of assets and liabilities existing at each balance sheet date using enacted tax rates for years in which the related taxes are expected to be paid or recovered.

  Net Income (Loss) Per Share

     Net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common and dilutive equivalent shares outstanding.

  Reclassifications

     Certain reclassifications have been made to the 1994 and 1995 financial statements to conform with the 1996 presentation.

3. LIQUIDITY

     Unison incurred a loss from operations during 1996, and at December 31, 1996, has a working capital deficiency of $13,955,000 and is in default on $18,640,000 of debt (Note 13). The 1996 loss resulted primarily from non-recurring expenses including impairment losses on long-lived assets, costs of failed acquisitions and related financing efforts, write-offs of non patient receivables, penalties and fines, and similar items. The debt in default is collateralized by nursing facilities with market values significantly in excess of the debt. Management believes that the debt can be refinanced if payment on the debt is accelerated, but has no reason to believe that the debt payments will be accelerated.

     In February 1997, members of Unison's Board of Directors formed an Executive Committee which replaced members of senior management and which now has responsibility for overseeing Unison's operations until new management is secured. The Executive Committee subsequently initiated various revenue enhance-

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

3. LIQUIDITY -- (CONTINUED)
ment and cost containment initiatives. Additionally, Unison has other assets, such as its pharmacy and therapy companies, which could be sold to generate additional cash flow if needed, and has access to a $10,000,000 line of credit. The Company is attempting to develop lending relationships that will use the Company's available accounts receivable and other available assets to reduce overall borrowing costs and, if necessary, supply additional working capital. The Company also intends to explore opportunities for a secured or unsecured term loan or for equity financings, should that prove necessary or desirable. There can be no assurance that such financings will be available or, if available, that necessary funds will be available on terms favorable to Unison and its shareholders.

     The Executive Committee believes that the revenue enhancement and cost containment initiatives and access to cash flows from draws on its line of credit or, if necessary, proceeds from sales of unencumbered assets and additional borrowings, will provide Unison with the liquidity necessary to meet its obligations during 1997.

4. SIGNIFICANT BUSINESS TRANSACTIONS, ACQUISITIONS AND DISPOSITIONS

     In August 1995, Unison acquired all of the common stock of BritWill, another long-term care company operating approximately 28 facilities located in Texas and Indiana. The terms of the BritWill acquisition were modified in April 1996, effective August 10, 1995, such that Unison acquired all of the outstanding stock of BritWill for a total fixed purchase amount of $20,600,000 plus, to the extent applicable, monthly contingent payments if Unison's monthly consolidated net patient revenues exceeded specified monthly amounts ranging from $8,000,000 to $11,989,000 for the period from September 9, 1995 through July 31, 2000. An additional lump sum contingent payment was payable on the earlier of (i) August 9, 2000 if Unison had consolidated net patient revenues of not less than $150,000,000 for the twelve-month period ended June 30, 2000 or
(ii) the sale by Unison of debt or equity securities exceeding $10,000,000. The purchase price was comprised of a $5,602,000 term note (the "Term Note"), an $8,000,000 subordinated promissory note (the "Subordinated Note"), and a $7,000,000 noninterest bearing convertible subordinated debenture (the "Convertible Debenture") (Note 13). During August 1996, as a result of the proposed acquisition of the common stock of Signature, the contingent payments became assured and Unison accrued the present value of the remaining contingent payments related to the BritWill acquisition in an amount totaling $11,500,000 (the "Additional Payment Obligation") (Note 13). In connection with the BritWill acquisition, Unison paid a financial advisory fee to Trouver Capital Partners, L.P. ("Trouver") amounting to $675,000. One of Unison's directors is a partner in Trouver. The acquisition was accounted for as a purchase. The contingent portions of the purchase price were initially added to lease operating rights when paid, and then in August 1996 when accrued. At December 31, 1996 and 1995, contingent payments and accruals amounting to $19,523,000 and $567,000, respectively, had been added to lease operating rights.

     Effective February 1, 1996, Unison acquired 90% of the common stock of Sunbelt Therapy, paying $800,000 in cash, and issuing term notes aggregating $1,000,000 (the "Notes") and subordinated convertible debentures aggregating $1,800,000 (the "Debentures"). The transaction was accounted for as a purchase. In November 1996, Unison purchased the remaining 10% of Sunbelt Therapy effective February 1, 1996. The aggregate purchase price amounted to $1,418,000 plus a guaranteed payment amounting to $709,000. Additional contingent payments of up to $1,418,000 will be due if specified income targets are achieved. Consideration for the purchase was comprised of promissory notes in the aggregate amount of $1,876,000 and 27,942 shares of Unison common stock (Note
13).

     On October 31, 1996, Unison, through a newly formed wholly owned subsidiary, completed a merger with Ampro. The outstanding shares of Ampro common stock were converted into the right to receive 521,000

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

4. SIGNIFICANT BUSINESS TRANSACTIONS, ACQUISITIONS AND
DISPOSITIONS -- (CONTINUED)
shares of Unison common stock. Unison simultaneously completed a merger with Memphis. Three shareholders who owned approximately 35% of the outstanding shares of Memphis received pro rata portions of 19,000 shares of Unison common stock and the holder of the remaining shares of Memphis received cash in the amount of $237,000 and a promissory note in the amount of $250,000. The transaction has been recorded as a pooling of interests.

     Summarized results of operations of the separate companies for the period from January 1, 1996 through October 31, 1996 are as follows (unaudited):

                                                       UNISON          AMPRO        MEMPHIS
                                                    ------------     ----------     --------
    Total revenues................................  $109,862,000     $5,137,000     $686,000
    Net income (loss).............................   (12,728,000)       163,000       50,000

     Following is a reconciliation of restated revenues and net income (loss) to amounts previously reported for the years ended December 31:

                                                                   1995            1994
                                                                -----------     -----------
    Total operating revenues:
      As previously reported..................................  $61,285,000     $12,406,000
      Merged companies (Ampro and Memphis)....................    7,203,000       6,000,000
                                                                -----------     -----------
      As restated.............................................  $68,488,000     $18,406,000
                                                                ===========     ===========
    Net income (loss):
      As previously reported..................................  $   (26,000)    $   (80,000)
      Merged companies (Ampro and Memphis)....................      143,000         420,000
                                                                -----------     -----------
      As restated.............................................  $   117,000     $   340,000
                                                                ===========     ===========

     On October 31, 1996, Unison acquired Signature, comprised of Signature Health Care Corporation ("Signature Health Care") and four affiliated companies, Douglas Manor, Inc. ("Douglas"), Safford Care, Inc. ("Safford"), Arkansas, Inc. ("Arkansas"), and Cornerstone, Inc. ("Cornerstone"). Signature operates 13 long-term care facilities in Colorado and Arizona. Outstanding shares of Signature were converted into the right to receive cash and promissory notes totaling approximately $38,200,000 and 1,509,434 shares of Unison's common stock. In accordance with an adjustment provision of the Signature merger agreements relating to the stockholders' equity, in March 1997 the former shareholders of Signature received additional consideration of $2,511,000, paid in convertible promissory notes ($1,827,000) and 238,052 shares of Unison common stock ($684,000). In connection with the Signature acquisition, Unison also acquired all of the outstanding stock of RehabWest, Inc. ("RehabWest"), a related rehabilitation services company, for a cash purchase price of $5,350,000. These acquisitions were accounted for as purchases.

     On September 30, 1996, Unison announced a disposition plan designed to improve its long-term financial strength and operating performance. The original plan included the disposition of seven nursing facilities and was subsequently modified to include an aggregate of eight facilities (the "Disposition Facilities"). On March 1, 1997, Unison subleased four of the Disposition Facilities to an unrelated party. The provision for disposal of these facilities is included in impairment losses (Note 23). Of the remaining four Disposition Facilities, one is closed and three remain in operation with an aggregate of 522 licensed beds.

     Summarized below are the unaudited pro forma consolidated results of operations of Unison for the periods indicated, assuming the acquisitions, lease agreements and dispositions described above and the private placement of the Senior Notes described in Note 13 were consummated as of January 1, 1995. The

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

4. SIGNIFICANT BUSINESS TRANSACTIONS, ACQUISITIONS AND
DISPOSITIONS -- (CONTINUED)
unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had these transactions occurred at January 1, 1995 or of results which may occur in the future.

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                                  1996             1995
                                                              ------------     ------------
                                                                       (UNAUDITED)
    Revenues............................................      $182,382,000     $148,182,000
    Net loss............................................        19,039,000        5,652,000
    Net loss per share..................................             $3.21            $1.66

5. ACCOUNTS RECEIVABLE

     In April 1995, Unison entered into a sales agreement with HealthPartners Funding, L.P. ("Health Partners") to routinely sell eligible accounts receivable, consisting primarily of Medicare and Medicaid receivables, up to $3,000,000 for a discount fee of up to 1.583% of outstanding eligible receivables purchased under the agreement. As of December 31, 1995, Unison had sold approximately $2,515,000 of eligible accounts receivable to HealthPartners. The proceeds from the sale were in the form of cash of $1,982,000 and collateralization of accounts receivable of $533,000 (included in other current assets) (Note 6). Under the terms of the sales agreement, Unison was required to repurchase from HealthPartners all Medicare and Medicaid receivables which were uncollected after 60 days, management receivables which were uncollected after 90 days and cost report settlement receivables which were uncollected after 120 days. As additional consideration, Unison granted to HealthPartners warrants to purchase common stock equal to at least $150,000 (Note 14). In March 1996, the sales agreement was terminated.

6. PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets as of December 31 are summarized as follows:

                                                                     1996           1995
                                                                  ----------     ----------
    Prepaid expenses............................................  $1,615,000     $1,146,000
    Deferred taxes (Note 18)....................................   3,332,000             --
    Inventories.................................................     938,000        640,000
    HealthPartners receivable (Note 5)..........................          --        533,000
                                                                  ----------     ----------
                                                                  $5,885,000     $2,319,000
                                                                  ==========     ==========

7. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31 are summarized as follows:

                                                                   1996            1995
                                                                -----------     -----------
    Land and building.........................................  $21,757,000     $   205,000
    Equipment.................................................   11,806,000       3,408,000
    Leasehold improvements....................................    2,386,000       1,148,000
                                                                -----------      ----------
                                                                 35,949,000       4,761,000
    Less accumulated depreciation.............................   (5,119,000)     (1,073,000)
                                                                -----------      ----------
                                                                $30,830,000     $ 3,688,000
                                                                ===========      ==========

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

7. PROPERTY AND EQUIPMENT -- (CONTINUED)
     Property and equipment includes assets acquired under capitalized leases of approximately $7,205,000, net of $159,000 accumulated depreciation.

8. LEASE OPERATING RIGHTS AND OTHER INTANGIBLE ASSETS

     Lease operating rights and other intangible assets as of December 31 are summarized as follows:

                                                                   1996            1995
                                                               ------------     -----------
    Lease operating rights...................................  $108,050,000     $36,999,000
    Capitalized assembled workforce..........................     1,845,000       1,250,000
    Debt and bond issue costs................................     5,200,000         194,000
    Covenant not to compete..................................       850,000         100,000
    Other....................................................     1,076,000       1,270,000
                                                               ------------     -----------
                                                                117,021,000      39,813,000
    Less amortization........................................    (3,240,000)       (653,000)
                                                               ------------     -----------
                                                               $113,781,000     $39,160,000
                                                               ============     ===========

     Of the increase in lease operating rights during 1996, $55,234,000 was a result of the acquisition of Signature and $18,500,000 represents the Additional Payment Obligation of $11,500,000 and $7,000,000 of related deferred tax liabilities relating to the BritWill acquisition (Note 4).

     The significant increase in debt and bond issue costs is due to issue costs capitalized in connection with the Senior Notes described in Note 13.

9. SECURITY DEPOSITS AND OTHER ASSETS

     Security deposits and other assets as of December 31 are summarized as follows:

                                                                     1996           1995
                                                                  -----------    ----------
    Security deposits...........................................  $ 5,077,000    $2,735,000
    Other.......................................................      900,000       454,000
                                                                   ----------    ----------
                                                                  $ 5,977,000    $3,189,000
                                                                   ==========    ==========

     In connection with certain lease agreements with Omega Healthcare Investors, Inc. ("Omega"), Unison is required to maintain security deposits with Omega. Omega invests these funds in a money market fund on behalf of Unison at an approximate rate of 5% at December 31, 1996.

10. LINE OF CREDIT

     In March 1996, Unison's revolving lines of credit were replaced by a $10,000,000 credit facility. Borrowings under this credit facility bear interest at the prime rate plus 2.0%, mature in 1998 and are collateralized by Unison's eligible accounts receivable. A commitment fee of .5% is payable on the unused portion. The agreement requires Unison to comply with certain financial and operational covenants including limitations on additional borrowings and sale of assets and alteration of Unison's existing capital structure. There were no amounts outstanding under the line of credit at December 31, 1996.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

11. ACCOUNTS PAYABLE

     Accounts payable as of December 31 are summarized as follows:

                                                                    1996            1995
                                                                 -----------     ----------
    Trade payables.............................................  $ 7,462,000     $9,968,000
    Checks drawn in excess of bank balance.....................    3,043,000             --
                                                                 -----------     ----------
                                                                 $10,505,000     $9,968,000
                                                                 ===========     ==========

12. ACCRUED EXPENSES

     Accrued expenses as of December 31 are summarized as follows:

                                                                    1996            1995
                                                                 -----------     ----------
    Accrued compensation and benefits..........................  $ 8,487,000     $4,814,000
    Purchase accounting liabilities............................    2,688,000        879,000
    Due to State Medicaid......................................           --        470,000
    Accrued interest...........................................    2,879,000          8,000
    Accrued professional fees..................................    1,090,000             --
    Income and gross receipt taxes payable.....................    3,106,000             --
    Other......................................................    3,187,000      3,067,000
                                                                 -----------     ----------
    Accrued expenses...........................................  $21,437,000     $9,238,000
                                                                 ===========     ==========

     The purchase accounting liabilities at December 31, 1996 represent additional consideration payable to the former shareholders of Signature amounting to $2,511,000 (Note 4) and an accrual of $177,000 for severance, exit and lease terminations. As of December 31, 1995, the accrual represents estimated severance, exit and lease termination costs incurred in connection with the BritWill acquisition (Note 4).

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

13. NOTES PAYABLE AND LONG-TERM DEBT

     Notes payable and long-term debt is summarized as follows:

                                                                           DECEMBER 31,
                                                                   ----------------------------
                                                                       1996            1995
                                                                   ------------     -----------
Senior Notes...................................................... $100,000,000     $        --
Mortgage Note.....................................................   18,640,000              --
Notes in escrow...................................................    1,146,000              --
Additional Payment Obligation (Note 4)............................   11,500,000              --
Subordinated Note (Note 4)........................................    8,000,000       8,000,000
Term Note (Note 4)................................................           --       5,602,000
Convertible Debenture (Note 4)....................................           --       1,714,000
Subordinated notes payable to related party.......................    2,547,000       4,199,000
Other notes payable to related parties............................    4,676,000              --
Payable to State of Indiana Medicaid..............................           --       3,741,000
Capital lease obligations (Note 16)...............................    7,759,000              --
Note payable in annual installments of $200,000 plus interest
  at the prime rate, due January 1998.............................      400,000              --
Note payable in annual installments of $133,000 plus interest
  at the published federal rate, due February 1998................      267,000         400,000
10.0% subordinated note, payable monthly to 1998..................      219,000         234,000
Noninterest bearing note payable to lessor due 1999,
  net of unamortized discount.....................................      383,000         393,000
Notes payable to banks, interest at 8.0% to 10.5%, due 1997 to
  2000, collateralized by certain assets of subsidiaries..........      345,000         727,000
Unsecured notes payable to banks, variable interest rates, due
  1997 to 1998....................................................      433,000              --
Note payable to an individual, payable monthly with interest at
  10.0%,
  due 1998, collateralized by receivables of subsidiary...........      211,000         342,000
11.5% notes payable to lessor due 1997............................      283,000              --
Other.............................................................      329,000         596,000
                                                                   ------------     -----------
                                                                    157,138,000      25,948,000
Less current portion..............................................  (33,915,000)     (6,865,000)
                                                                   ------------     -----------
                                                                   $123,223,000     $19,083,000
                                                                   ============     ===========

     On October 31, 1996, Unison completed the private placement of $100,000,000 of 12 1/4% Senior Notes due 2006 (the "Senior Notes"). The net proceeds to Unison in the amount of $94,550,000 were used to: (i) complete the acquisitions of Signature and RehabWest (Note 4); (ii) repay certain debt and contingent obligations and; for general corporate purposes. In January 1997, a portion of the proceeds from the Senior Notes were used to (i) repay the Subordinated Note and (ii) prepay $1,750,000 of the Additional Payment Obligation. Interest on the Senior Notes is payable semiannually. The stated interest rate of 12 1/4% per annum is subject to temporary increase if the Senior Notes (or Exchange Notes with the same terms) are not registered with the Securities and Exchange Commission within specified time periods. As of December 31, 1996, the interest rate on the Senior Notes was 12.75% and as of May 16, 1997 the interest rate is 13.00%. The interest rate is subject to further increases of 0.25% on June 13, 1997 and every 90 days thereafter (up to a maximum rate of 14 1/4%) until such registration becomes effective. The Senior Notes are guaranteed by all of Unison's present and future subsidiaries. The Senior Note indenture contains certain covenants, including limitations on additional indebtedness, investments, transactions with affiliates, asset sales, payment of dividends and certain other transactions. Because all of Unison's direct and indirect subsidiaries have fully

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

13. NOTES PAYABLE AND LONG-TERM DEBT -- (CONTINUED) guaranteed Unison's obligations under the Senior Notes, separately audited financial statements for the individual subsidiary guarantors would not be meaningful to investors and so are not included herein.

     In connection with the Signature acquisition, Unison assumed a 10.5% mortgage loan (the "Mortgage Note") collateralized by property and equipment of six of the Signature facilities. Principal and interest of $180,000 is payable monthly with a balloon payment due in April 2004. The Mortgage Note requires Unison to maintain consolidated net worth of at least $39,000,000, a minimum current ratio (current assets to current liabilities) consolidated for the six properties of at least 1.45 to 1 during 1996 and a debt service coverage ratio (as defined) for the four preceding quarters consolidated for the six properties of at least 1.5 to 1. While the minimum current ratio and debt service ratios consolidated for the six properties were in compliance with the debt covenants, the consolidated Unison net worth at December 31, 1996 was $11,689,000 and accordingly, the Company was not in compliance with the net worth covenant. Unison did not receive a waiver of this covenant violation and accordingly, classified the entire obligation of $18,640,000 as current. In addition, the Company has not met the financial reporting requirements of the Mortgage Note.

     Also in connection with the Signature acquisition (Note 4) Unison placed promissory notes in the aggregate amount of $1,146,000 in escrow. Of this amount, and subject to any outstanding claims, $500,000 and $646,000 will be released from escrow and paid to the former owners of Signature on October 31, 1997 and 1998, respectively.

     In connection with the BritWill acquisition (Note 4), Unison incurred the following indebtedness to the former shareholders of BritWill: (i) the Term Note in the amount of $5,602,000; (ii) the Subordinated Note in the amount of $8,000,000, (iii) the $7,000,000 noninterest-bearing Convertible Debenture convertible into 561,815 shares of common stock and, (iv) the Additional Payment Obligation of $11,500,000 which became assured during August 1996 (Note 4). The Additional Payment Obligation represents the present value of the remaining monthly payments, ranging from $99,000 to $166,000 at interest rates ranging from 12% to 14% through the term of the loan with a balloon payment of $8.1 million due August 9, 2000. The Term Note, as amended, was repaid in January 1996. The Subordinated Note is payable in monthly installments of interest only at 8% and was repaid in January 1997 with proceeds from the Senior Notes. The holder of the Convertible Debenture converted a portion of the Convertible Debenture in December 1995 into 424,251 shares of Unison common stock and converted the remainder on March 28, 1996 into 137,564 shares of Unison common stock.

     The terms of the Subordinated Note require Unison to meet certain financial covenants, including current and cash flow ratios.

     Subordinated notes payable to a related party are payable to BritWill Investments Texas, Ltd. ("BritWill Texas"), an affiliate of BritWill. The notes are payable monthly with interest at 9% to 10% with the balance due in October 2004. As of December 31, 1995, the aggregate balance included a $1,400,000 advance from BritWill Texas for a lease security deposit. In 1996, this liability was forgiven and the balance was recorded as a reduction of lease operating rights in the consolidated balance sheet.

     Other notes payable to related parties represent obligations to the former owners of Sunbelt Therapy. In connection with the purchase of Sunbelt Therapy (Note 4), Unison issued Notes and Debentures in the aggregate amount of $2,800,000 with interest payable quarterly at 10.0% and convertible into Unison common stock at a conversion price equal to 100% and 85% of the average closing price of Unison's common stock for the 20 day trading period preceding the date of conversion. In January 1997, the Notes and Debentures were converted into 105,196 shares of Unison common stock with the balance of $2,000,000 paid in cash. Effective February 1, 1996, Unison purchased the remaining 10% minority ownership in Sunbelt Therapy (Note 4).

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

13. NOTES PAYABLE AND LONG-TERM DEBT -- (CONTINUED)
The purchase price included notes payable in the aggregate amount of $1,876,000. Interest on the notes is payable quarterly beginning January 1997 at a rate of 9.0% per year, with scheduled principal reductions due annually through January 1999.

     In March 1995, BritWill received an erroneous Medicaid reimbursement payment of approximately $4,300,000 related to one of its Indiana facilities. Negotiations with the State of Indiana's agent regarding such overpayment resulted in BritWill retaining the funds subject to BritWill's payment of interest thereon to the State of Indiana at the higher of the prime rate plus 3.25% or 12%. In April 1996, Unison agreed to repayment of the remaining $3,741,000 balance by: (i) a $1,100,000 payment to the State of Indiana in April 1996; and (ii) withholding of Medicaid reimbursement payments due five of Unison's facilities in Indiana to offset the amount due to the State until the balance was paid in full in September 1996. Interest was payable at 14%.

     Future maturities of notes payable and long-term debt at December 31, 1996 are as follows:

        Year ending December 31,
                    1997.............................................    $ 33,915,000
                    1998.............................................       4,761,000
                    1999.............................................       2,951,000
                    2000.............................................       9,768,000
                    2001.............................................       1,607,000
               Thereafter............................................     104,136,000
                                                                         ------------
                                                                         $157,138,000
                                                                         ============

     As of December 31, 1996, Unison was not in compliance with certain debt covenants for the Mortgage Note, Subordinated Note, and certain capitalized equipment leases. Because holders of these debt instruments have the right to accelerate payment of the debt, these notes and leases have been classified as current liabilities in the accompanying consolidated balance sheet.

14. STOCKHOLDER'S EQUITY

     In December 1995 and January 1996, Unison completed an initial public offering ("the IPO") resulting in the issuance of 2,000,000 shares of common stock at $9.00 per share. Proceeds from the IPO amounted to $14,614,000, net of expenses, of which $9,727,000 was used to repay debt (Notes 13 and 17). In connection with the IPO, Unison issued warrants to the representatives of the underwriters to purchase up to 120,000 shares of common stock, at an exercise price of $11.70 per share, in exchange for certain advisory services to be provided to Unison during the twelve-month period following the IPO. The warrants are exercisable for a five-year period beginning in December 1996.

     On August 10, 1995, Unison entered into a stock purchase warrant agreement with HealthPartners. The agreement entitled HealthPartners to purchase shares of Unison's common stock with an aggregate market value of $150,000, or approximately 16,667 shares based on the IPO price of $9.00 per share. The $150,000 has been capitalized as a deferred financing cost and is being amortized over two years. In December 1996, HealthPartners exercised its option which required Unison to repurchase the warrants for $213,000 in cash, which has been recorded as a reduction of additional paid-in capital.

     Effective December 31, 1994, Unison completed a stock purchase warrant agreement to satisfy amounts due to an individual who actively negotiated several of Unison's management and operating lease agreements.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

14. STOCKHOLDER'S EQUITY -- (CONTINUED)
The warrants were exercised in 1996, whereby 178,000 shares of Unison common stock were purchased for $200. Since the warrants were granted at less than fair market value, leasehold rights totaling $43,000 have been capitalized and are being amortized over the respective initial lease term.

     In August and October 1996, warrants to purchase an aggregate of 300,464 shares of common stock were issued to a commercial bank in connection with a short-term loan agreement. The exercise prices of the warrants are $12.80 and $13.00 and the warrants expire on October 31, 2001.

     Unison's common stock has been traded on the Nasdaq Stock Market's National Market System since December 19, 1995. As of December 31, 1996, Unison does not currently satisfy the minimum tangible net worth criteria for maintaining the listing of its common stock on the Nasdaq Stock Market.

15. STOCK OPTIONS

     In July 1995, the Board of Directors approved the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan offers two types of options: (i) a discretionary option grant program (the "Discretionary Program") under which eligible individuals may, at the discretion of the Board of Directors, be granted options to purchase shares of common stock at an exercise price determined by the Board of Directors, and (ii) the automatic option grant program (the "Automatic Program") under which grants of options will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of common stock at an exercise price equal to 100% of their fair market value on the grant date. Each grant under the Automatic Program vests over two years and is exercisable for ten years. Options granted in 1995 under the Discretionary Program vest over periods of two to four years. In January 1996, the 1995 Plan was amended by the Board of Directors to change the exercise price of all outstanding options from $10.00 to $9.00 per share, which was the IPO price (Note 14). The 1995 Plan was further amended in October 1996 to increase the number of shares of common stock authorized for issuance under the 1995 Plan from 511,046 to 800,000.

     Unison has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of Unison's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if Unison had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1995, respectively: risk-free interest rates of 5.0% and 5.0%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of .64 and .64; and a weighted-average expected life of the option of 8 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Unison's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

15. STOCK OPTIONS -- (CONTINUED)
     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Unison's pro forma information follows:

                                                                     1996           1995
                                                                 ------------     --------
    Pro forma net loss.........................................  $ 24,157,000     $ 72,000
    Pro forma net loss per share...............................  $       5.16     $   0.03

     Information regarding the 1995 Plan is as follows:

                                                DISCRETIONARY PROGRAM             AUTOMATIC PROGRAM
                                            -----------------------------   -----------------------------
                                              NUMBER     WEIGHTED-AVERAGE     NUMBER     WEIGHTED-AVERAGE
                                            OF OPTIONS    EXERCISE PRICE    OF OPTIONS    EXERCISE PRICE
                                            ----------   ----------------   ----------   ----------------
    Shares under option:
    Outstanding at December 31, 1994......         --                              --
      Granted.............................    261,520         $ 9.00           47,480         $ 9.00
      Canceled............................     (8,684)          9.00               --           9.00
                                              -------                         -------
    Outstanding at December 31, 1995......    252,836           9.00           47,480           9.00
      Granted.............................    412,412           9.47           92,500           9.50
      Canceled............................    (40,664)          9.24               --
      Exercised...........................    (11,307)          9.00               --
                                              -------                         -------
    Outstanding at December 31, 1996......    613,277           9.30          139,980           9.33
                                              =======                         =======
    Exercisable at December 31,
      1995................................         --                              --
      1996................................    127,998           9.00           23,740           9.00
    Weighted-average fair value of options
      granted:
      1995................................   $   6.18
      1996................................   $   6.39

     Exercise prices for options outstanding at December 31, 1996 ranged from $9.00 to $10.50. The weighted-average remaining contractual life of those options is 9.5 years.

     At December 31, 1996, 35,436 shares of common stock were available under the 1995 Plan for future awards.

16. LEASES

     As of December 31, 1996, Unison operated 51 facilities under noncancelable operating leases with lease terms ranging from five to twenty years plus renewal options. The lease agreements provide for contingent rental provisions based on increases in the consumer price index, Medicaid reimbursement rates, and number of licensed beds. Certain of the leases have purchase options determined by a specified formula. Unison is responsible for all taxes, maintenance and other executory costs.

     Unison leases 14 facilities from Omega, of which nine facilities are in Indiana and five are in Texas. Each of the Omega leases expires in 2005 and allows Unison up to three five-year renewal options. The Omega leases require Unison to pay stated rent, with annual increases based upon the greater of 5% of incremental revenues or the Consumer Price Index, but limited to a maximum annual increase of 5%. The Omega leases

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

16. LEASES -- (CONTINUED)
grant Unison the right, but not the obligation, to purchase the Omega facilities upon the expiration of the initial lease term.

     Unison leases six facilities located in Texas from BritWill Texas (the "BritWill Texas Leases") for an initial term that expires in December 2005. The lease agreement requires Unison to pay monthly amounts equal to (i) the amount of monthly payments made by BritWill Texas to Omega pursuant to a loan agreement which provided the financing for BritWill's purchase of the six facilities; (ii) all payments due from lessees related to the facilities that are subleased; and
(iii) payment of certain third-party seller subordinated notes incurred in connection with the acquisition of the six facilities.

     At December 31, 1996, Unison was obligated to Omega as a tenant under three master lease agreements covering 14 facilities having an aggregate minimum rent of approximately $34.9 million (subject to increase) during the remainder of their initial terms. The master leases require the Company to maintain specified cash flow to rent ratio, cash flow to debt service ratios, minimum cash, current ratio and tangible net worth ratio (each as defined). The BritWill Texas Leases contain cross default provisions with the Omega leases by which if Unison is in default with any Omega indebtedness or lease obligation, the Company is also in default under the BritWill Texas Leases. Unison was not in compliance with these covenants at December 31, 1996. Omega has waived all existing covenant violations through April 11, 1997. The Company may not be in compliance with these covenants subsequent to April 11, 1997 and, accordingly, is negotiating with Omega to restructure the aforementioned covenants. Management is attempting to renegotiate the leases; however, there can be no assurance that such restructuring will be completed or that Omega will not exercise their remedies of default under the master lease agreements.

     The Company leases six facilities formerly affiliated with Signature for an initial term which expires in 2005 and which allows Unison the option to renew for three additional 10-year terms and the option to purchase the facilities through the end of the initial term or any renewal periods. The leases provide for certain restrictions on the maintenance and operation of the facilities and an annual 2.5% increase in rent.

     In connection with the BritWill acquisition (Note 4), Unison recorded a leasehold liability in the amount of $4,700,000. This adjustment was based on an independent appraisal which valued the present value of the BritWill lease obligations based on market lease rates. The leasehold liability is being amortized over the aggregate lease term of approximately 25 years.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

16. LEASES -- (CONTINUED)
     Future minimum lease payments at December 31, 1996, by year and in the aggregate, under noncancelable lease arrangements with initial or remaining terms of one year or more consist of the following:

                     YEAR ENDING DECEMBER 31,                 CAPITAL       OPERATING
        --------------------------------------------------  -----------    ------------
        1997..............................................  $ 1,661,000    $ 15,492,000
        1998..............................................    1,714,000      15,591,000
        1999..............................................    1,700,000      15,362,000
        2000..............................................    1,352,000      14,727,000
        2001..............................................    1,294,000      13,975,000
        Thereafter........................................    5,894,000      89,596,000
                                                             ----------    ------------
        Total minimum lease payments......................   13,615,000    $164,743,000
                                                                           ============
        Less amount representing interest.................   (5,856,000)
                                                             ----------
        Present value of net minimum lease payments.......    7,759,000
        Less current portion..............................     (793,000)
                                                             ----------
        Long-term obligations.............................  $ 6,966,000
                                                             ==========

     Unison's lease payments are senior to all unsecured debt.

17. RELATED PARTY TRANSACTIONS

     The Term Note, Subordinated Note and Convertible Debenture issued as consideration for the BritWill acquisition were issued to the former shareholders of BritWill (Note 13). The primary BritWill shareholder receiving payments was Whitehead Family Investments, Ltd. ("WFI"), which owned 81.5% of the stock of BritWill prior to the BritWill acquisition. Bruce H. Whitehead, Chairman of the Board of Unison, is the president of the general partner of WFI and, together with a family trust, owns 100% of WFI.

     In connection with the BritWill acquisition, a note payable to WFI in the amount of $3,375,000 was repaid with the proceeds from the IPO. Subsequent to the BritWill acquisition, Unison also incurred notes payable to WFI in the aggregate amount of $750,000 bearing interest at the rate of 12%. These notes were repaid with the proceeds from the IPO.

     Unison's lease payments to Omega, the owner of 14 facilities that the Company leases in Indiana and Texas, are personally guaranteed to $13,500,000 by the Chairman of the Board of Unison as well as collateralized by substantially all the personal property of Unison. Unison also leases six facilities in Texas from BritWill Texas. Lease expense on these facilities for the five months ended December 31, 1995 and the year ended December 31, 1996 amounted to $505,000 and $2,661,000, respectively (Note 16).

     With the BritWill acquisition, Unison also assumed unsecured notes payable to BritWill Texas with an aggregate balance at December 31, 1996 of $2,547,000 (Note 13). Interest expense on these notes amounted to $83,993 and $264,000 for the five months ended December 31, 1995 and the year ended December 31, 1996, respectively.

     On April 21, 1997, the Company obtained a $2,950,000 loan for general working capital purposes from Elk Meadows Investments, L.L.C. and BritWill Investments Company, Ltd., as joint lenders. Elk Meadows Investments, L.L.C. is controlled by David Kremser and BritWill Investments Company, Ltd. is controlled by Bruce Whitehead. The loan matures on the earlier of August 1, 1997, or 30 days after written demand from the lenders, subject to earlier maturity in the event of acceleration upon a default. Interest accrues on the loan

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

17. RELATED PARTY TRANSACTIONS -- (CONTINUED) at the Prime Rate plus 2%, subject to an increase in the rate upon a default. Interim payments on the loan are not required prior to maturity. The Company paid a loan fee of $29,500 at the closing, and also agreed to pay all of the lenders' out of pocket fees and costs, including attorneys fees and costs, in an amount not yet determined or demanded by the lenders. Repayment of the loan is secured by (i) a pledge from the Company of approximately $5.0 million of accounts receivable generated by certain of the Company's affiliates and assigned to the Company and (ii) a pledge from the Company of its stock in those affiliates of the Company that either assigned their accounts receivable to the Company so they could be pledged by the Company as security for the subject loan or control the entities that assigned such accounts receivable. The collateral securing the loan also secures repayment of other obligations owing from the Company and its affiliates to Messrs. Whitehead and Kremser, and to individuals and entities related to them.

18. INCOME TAXES

     The components of the provision (benefit) for income taxes are as follows:

                                                             YEARS ENDED DECEMBER 31,
                                                       -------------------------------------
                                                          1996           1995         1994
                                                       -----------     --------     --------
    Current:
      Federal........................................  $   698,000     $153,000     $128,000
      State..........................................       61,000           --        1,000
    Deferred:
      Federal........................................   (7,777,000)     (28,000)      43,000
      State..........................................   (1,338,000)       7,000           --
                                                       -----------     --------     --------
                                                       $(8,356,000)    $132,000     $172,000
                                                       ===========     ========     ========

     The difference between Unison's effective income tax rates and statutory rates are as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
                                                              1996           1995         1994
                                                          ------------     --------     --------
Statutory federal income tax expense (benefit)..........  $(10,810,000)    $ 85,000     $174,000
Increases (decreases) resulting from:
  Change in effective tax rate..........................      (495,000)          --           --
  Amortization of intangibles and nondeductible
     expenses...........................................     1,060,000       91,000           --
  State tax expense (benefit), net of federal benefit...      (876,000)       5,000        1,000
  Valuation allowance...................................     1,528,000      (56,000)      25,000
  Current federal income taxes of subsidiaries not
     consolidated for tax purposes......................       698,000           --           --
  Other.................................................       539,000        7,000      (28,000)
                                                          ------------     --------     --------
Income tax expense (benefit)............................  $ (8,356,000)    $132,000     $172,000
                                                          ============     ========     ========

     Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences are primarily attributable to reporting for income tax purposes certain items of income and expense using a cash basis of accounting and recognition of depreciation using the accelerated cost recovery system.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

18. INCOME TAXES -- (CONTINUED)
     Significant components of deferred taxes are as follows:

                                                                  DECEMBER 31,
                                              -----------------------------------------------------
                                                        1996                        1995
                                              -------------------------   -------------------------
                                               CURRENT      LONG-TERM       CURRENT      LONG-TERM
                                              ----------   ------------   -----------   -----------
Deferred liabilities:
  Intangibles...............................  $       --   $(31,165,000)  $        --   $(9,937,000)
  Accelerated depreciation..................          --        171,000            --       (30,000)
  Cash to accrual adjustment................    (208,000)            --    (1,085,000)           --
                                              ----------   ------------      --------   -----------
Total liabilities...........................    (208,000)   (30,994,000)   (1,085,000)   (9,967,000)
Deferred assets:
  Allowance for doubtful accounts...........   1,388,000             --       206,000            --
  Reserve for loss on disposition of
     assets.................................   1,460,000             --            --            --
  Vacation accruals.........................     692,000             --            --            --
  Net operating loss
     carryforward...........................          --      7,604,000            --     1,794,000
  Valuation allowance.......................          --     (1,528,000)           --            --
  Other, net................................          --        127,000            --            --
                                              ----------   ------------      --------   -----------
Total assets................................   3,540,000      6,203,000       206,000     1,794,000
                                              ----------   ------------      --------   -----------
Total net asset (liability).................  $3,332,000   $(24,791,000)  $  (879,000)  $(8,173,000)
                                              ==========   ============      ========   ===========

     The increase in deferred taxes and the elimination of the valuation reserve was due to the application of the provisions of SFAS 109 with respect to the treatment of basis differences between assets acquired and liabilities assumed in the BritWill acquisition. At December 31, 1996, Unison has consolidated net operating loss carryforwards which approximate $20,316,000 and begin to expire in 2009 for federal income tax purposes and 1999 for state income tax purposes. Certain of the net operating loss carryforwards could be subject to annual limitations. Approximately $2,950,000 of certain subsidiaries' net operating losses must be offset by taxable income of the same company.

19. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of Unison's financial instruments as of December 31, 1996 are as follows:

                                                                CARRYING           FAIR
                                                                 AMOUNT           VALUE
                                                              ------------     ------------
    Notes payable and long-term debt, excluding capital
      lease obligations.....................................  $149,379,000     $153,664,000

     The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of Unison's long-term borrowings is estimated by discounting future cash flows at current rates offered to Unison for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

20. INSURANCE

     Health care companies are subject to medical malpractice, personal injury and other liability claims that are customary risks inherent in the operation of health facilities and are generally covered by insurance. Unison maintains property, liability and professional malpractice insurance policies through commercial carriers on a claims made basis in amounts and with such coverages and deductibles that are deemed appropriate by management, based upon historical claims, industry standards and the nature and risks of its business. There can be no assurance that a future claim will not exceed available insurance coverages or that such coverages will continue to be available for the same scope of coverages at reasonable premium rates. Any substantial increase in the cost of such insurance or the unavailability of any such coverages could have an adverse effect on Unison's business. However, based upon the evaluation of Unison's historical asserted and unasserted claim experience, management believes that the ultimate liability, if any, resulting from the settlement of any future claim will not have a material impact on Unison's financial position, operations or liquidity.

     Unison maintains workers compensation coverage on its facilities with the exception of certain facilities located in Texas. Management believes that the reserve for incurred but not reported claims is adequate based on historical results.

21. COMMITMENTS

     Unison has entered into an agreement with Trouver to provide financial advisory services in connection with Unison's financing and business acquisition plans. Trouver is compensated by Unison based on a percentage, ranging from 1.5% to 10.0%, dependent upon the type of transaction consummated (Note 4).

22. CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     Unison acquires or leases and operates long-term health care facilities, and uses such facilities to develop networks offering a range of other healthcare services. Unison and others in the healthcare industry are subject to certain inherent risks, including the following:

     - Substantial dependence on revenues derived from reimbursement under the Medicare and Medicaid programs;

     - Government regulation, budgetary constraints, and proposed legislative and regulatory changes; and

     - Lawsuits alleging malpractice and related claims.

     Approximately 83% in 1996, 83% in 1995, and 70% in 1994 of Unison's long-term care net patient service revenues were derived from reimbursement under Medicare and Medicaid programs, and approximately 84% and 82% of Unison's patient accounts receivable at December 31, 1996 and 1995, respectively, are due from such programs.

     Changes in Medicare and Medicaid reimbursement funding mechanisms, related government budgetary constraints and differences between final settlements and estimated settlements receivable under the Medicare and Medicaid programs, which are subject to audit and retroactive adjustment, could have a significant adverse effect on Unison. Unison's operations are also subject to a variety of other Federal, state and local regulatory requirements. Failure to maintain required regulatory approvals and licenses and/or changes in such regulatory requirements could have a significant adverse effect on Unison.

     Unison is from time to time subject to malpractice and related claims and lawsuits, which arise in the normal course of business and which could have a significant effect on Unison. Management believes that

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

22. CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES -- (CONTINUED) adequate provision for these items has been made in the accompanying consolidated financial statements and that their ultimate resolution will not have a material effect on the consolidated financial statements.

     Since its inception, Unison has grown through acquisitions. The recoverability of acquisition costs, including excess costs over fair value of net assets acquired, is dependent initially upon the consummation of the acquisitions and subsequently upon Unison's ability to successfully integrate and manage acquired operations. Also, Unison's development of healthcare networks is dependent upon successfully effecting economies of scale, the recruitment of skilled personnel and the expansion of services and related revenues.

23. STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 121 -- ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (SFAS NO. 121)

     During 1996, Unison incurred an operating loss raising the possibility of continuing losses associated with its income producing assets. Consequently, Unison evaluated its long-lived assets for impairment in accordance with SFAS No. 121. Unison estimated the undiscounted net cash flows from all business units and determined that the carrying value of certain of Unison's long-lived assets exceeded such undiscounted cash flows. Accordingly, Unison compared the fair value of the assets based on the present value of the estimated future cash flows for the facilities (which were estimated based on the remaining weighted average useful lives of the assets, earnings history, and a discount rate commensurate with the risks involved and market conditions and assumptions reflecting internal operating plans and strategies) with the carrying value.

     Unison determined that the fair value of certain facilities was less than their carrying value and estimated the costs to sublease and exit from the Disposition Facilities (Note 4) and, accordingly, recorded a loss on impairment of $3,865,000 in the 1996 consolidated statements of operations.

24.  SUBSEQUENT EVENTS

     Effective January 1, 1997, Unison, through its Sunbelt Therapy subsidiary, purchased the assets of a rehabilitation therapy services company located in Mississippi. Consideration for the purchase was comprised of cash amounting to $600,000 and a $300,000 promissory note. Interest on the note bears interest at 10.0%, payable quarterly, and the principal balance is due January 2, 2002.

     Unison and certain of its current and former directors and officers are named as defendants in several class action complaints seeking unspecified damages following Unison's announcement in March 1997 that the Company expected to restate its financial statements for the nine-month period ended September 30, 1996. To date, six such claims have been filed in federal district court in Phoenix, Arizona alleging violations of Sections 10 and 20 of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. While the purported class periods and the named defendants vary, the broadest class period to date asserts that between May 14, 1996 (the date of Unison's announcement of first quarter results) and March 10, 1997 (the date before Unison's March 11 announcement of the restatement) the defendants knew, or were reckless in not knowing, that Unison's results for the first three quarters of 1996 were materially overstated. In addition, the Company is informed that an action has been filed in the Superior Court of the State of California (County of Orange) against the Company, certain current and former officers and directors and certain underwriting firms. The Orange County action is purportedly filed on behalf of all persons who acquired Unison stock in the Company's December 1995 initial public offering ("IPO"); it essentially alleges that in connection with the IPO, the defendants made positive statements about the Company's prospects for which there was no basis, that accounts receivable were overstated, and that the Company's statement of financial position as of September 30, 1995 was not fairly presented. Unison's bylaws require the Company to indemnify

                         UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

24.  SUBSEQUENT EVENTS -- (CONTINUED)
current and former officers and directors to the extent permitted by Delaware law against such liabilities and related expenses. The Company denies the material allegations in these complaints and intends to defend the actions vigorously. Management believes that the costs of the ultimate disposition of these matters, if any, will be substantially covered by insurance. An adverse determination could have a material adverse effect upon Unison.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
BritWill HealthCare Company

     We have audited the accompanying consolidated statement of operations and cash flows of BritWill HealthCare Company for the month ended July 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of BritWill HealthCare Company for the one month ended July 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Phoenix, Arizona
April 10, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of BritWill HealthCare Company

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of BritWill HealthCare Company and its subsidiaries at June 30, 1995, and the results of their operations and their cash flows for the six month period ended June 30, 1995 and for the year ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Dallas, Texas
November 8, 1995

                          BRITWILL HEALTHCARE COMPANY

                           CONSOLIDATED BALANCE SHEET

                                                                                            JUNE 30,
                                                                                              1995
                                                                                           -----------
ASSETS
Current assets:
  Cash and cash equivalents..............................................................  $   858,606
  Accounts receivable, less allowance for doubtful accounts of $997,246..................    7,599,464
  Due from third party payors, net.......................................................    2,290,066
  Inventories............................................................................      442,033
  Due from affiliates....................................................................      512,594
  Prepaid expenses.......................................................................      486,874
  Other receivables......................................................................       31,151
  Security deposits......................................................................      637,517
  Restricted cash........................................................................       45,000
                                                                                           -----------
     Total current assets................................................................   12,903,305
Furniture, fixtures and equipment, net...................................................    2,210,682
Other assets, net........................................................................    6,827,126
Deferred charges, net....................................................................      537,321
Security deposits........................................................................    2,237,944
                                                                                           -----------
     Total assets........................................................................  $24,716,378
                                                                                           ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................................  $ 5,133,964
  Accrued expenses.......................................................................    7,002,347
  Notes payable due affiliates...........................................................      528,230
  Income taxes payable...................................................................       92,126
                                                                                           -----------
     Total current liabilities...........................................................   12,756,667
Revolving line of credit.................................................................    1,672,577
Subordinated long-term debt due affiliates...............................................    8,488,465
Other long-term debt.....................................................................       48,183
                                                                                           -----------
     Total liabilities...................................................................   22,965,892
                                                                                           -----------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1.00 par value; authorized 1,000,000 shares; 424,050 issued and
     outstanding.........................................................................      424,050
  Additional paid-in capital.............................................................    4,714,469
  Treasury stock, 54,650 shares, at par..................................................      (54,650)
  Accumulated deficit....................................................................   (3,333,383)
                                                                                           -----------
     Total shareholders' equity..........................................................    1,750,486
                                                                                           -----------
     Total liabilities and shareholders' equity..........................................  $24,716,378
                                                                                           ===========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                        YEAR ENDED    SIX MONTHS     ONE MONTH
                                                         DECEMBER     ENDED JUNE       ENDED
                                                            31,           30,        JULY 31,
                                                           1994          1995          1995
                                                        -----------   -----------   -----------
Revenues:
  Patient care services, net........................... $53,800,520   $32,723,297   $ 5,655,071
  Management fee from related parties..................     251,186        40,430            --
  Other income.........................................     373,239       228,426       207,270
                                                        -----------   -----------   -----------
     Total revenues....................................  54,424,945    32,992,153     5,862,341
                                                        -----------   -----------   -----------
Expenses:
  Salaries and contract labor..........................  32,634,732    19,812,601     3,467,433
  Rent.................................................   8,263,642     4,448,134       775,136
  Supplies.............................................   6,686,572     4,134,207       716,037
  General and administrative...........................   6,252,183     3,255,917       614,191
  Depreciation and
     amortization......................................     986,812       500,682        90,803
  Bad debt.............................................     644,471        21,442        48,631
  Other................................................      71,529        10,731       121,900
                                                        -----------   -----------   -----------
     Total expenses....................................  55,539,941    32,183,714     5,834,131
                                                        -----------   -----------   -----------
  Income (loss) from
     operations........................................  (1,114,996)      808,439        28,210
  Interest income (expense):
     Interest income...................................      54,545       109,309         3,878
     Interest expense..................................    (131,764)     (226,587)     (105,127)
     Related party interest
       expense.........................................    (739,823)     (485,265)      (88,977)
                                                        -----------   -----------   -----------
  Income (loss) before income taxes....................  (1,932,038)      205,896      (162,016)
  Provision for income taxes...........................      52,896        26,000         4,500
                                                        -----------   -----------   -----------
  Net income (loss).................................... $(1,984,934)  $   179,896   $  (166,516)
                                                        ===========   ===========   ===========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
        YEAR ENDED DECEMBER 31, 1994 AND SIX MONTHS ENDED JUNE 30, 1995

                                     COMMON STOCK      ADDITIONAL    TREASURY STOCK
                                  ------------------    PAID-IN     -----------------   ACCUMULATED
                                  SHARES     AMOUNT     CAPITAL     SHARES    AMOUNT      DEFICIT        TOTAL
                                  -------   --------   ----------   ------   --------   -----------   -----------
Balance, December 31, 1993....... 389,750   $389,750   $5,176,836       --         --   $(1,464,058)  $ 4,102,528
  Common stock issued............  31,300     31,300      (23,475)      --         --            --         7,825
  Employee receivable due to
    common stock issued..........      --         --       (7,825)      --         --            --        (7,825)
  Rescission of shares due to
    employee terminations........      --         --       42,600   42,600   $(42,600)           --            --
  Excess consideration over
    historical cost of assets
    acquired in a purchase
    combination
    (Note 1).....................      --         --     (482,596)      --         --            --      (482,596)
  Net loss.......................                                                        (1,984,934)   (1,984,934)
                                  -------   --------   ----------   ------     ------    ----------    ----------
Balance, December 31, 1994....... 421,050..  421,050    4,705,540   42,600    (42,600)   (3,448,992)    1,634,998
  Common stock issued............   3,000      3,000       (2,250)      --         --            --           750
  Employee receivable due to
    common stock issued..........      --         --         (750)      --         --            --          (750)
  Purchase of shares due to
    employee terminations........      --         --       11,929   12,050    (12,050)      (64,287)      (64,408)
  Net income.....................      --         --           --       --         --       179,896       179,896
                                  -------   --------   ----------   ------     ------    ----------    ----------
Balance, June 30, 1995........... 424,050   $424,050   $4,714,469   54,650   $(54,650)  $(3,333,383)  $ 1,750,486
                                  =======   ========   ==========   ======     ======    ==========    ==========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                  SIX MONTHS
                                                                    YEAR ENDED       ENDED        ONE MONTH
                                                                   DECEMBER 31,    JUNE 30,         ENDED
                                                                       1994          1995       JULY 31, 1995
                                                                   ------------   -----------   -------------
Cash flows from operating activities:
  Net income (loss)..............................................  $ (1,984,934)  $   179,896    $   (166,516)
  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
     Depreciation and amortization...............................     1,083,779       574,065          90,803
     Increase in accounts receivable.............................    (2,461,879)     (743,748)       (100,036)
     (Increase) decrease in amounts due from third party
      payors.....................................................    (1,011,345)   (1,140,747)        895,801
     Decrease (increase) in inventories..........................      (114,066)       (8,550)             --
     Increase in due from affiliates.............................      (361,752)     (143,360)             --
     Increase in prepaid expenses................................       (67,110)      (86,567)        (19,097)
     (Increase) decrease in other receivables....................        15,017       (12,320)         (1,047)
     (Increase) decrease in other assets and deferred
       charges...................................................       (69,733)     (173,037)         67,370
     Payment for restricted cash.................................       (45,000)           --              --
     (Increase) decrease in security deposits....................      (141,344)          883         (13,119)
     (Decrease) increase in accounts payable.....................     3,681,783    (1,115,972)     (1,604,192)
     Increase in accrued expenses................................     1,156,766     3,506,897          90,725
     Increase (decrease) in income taxes payable.................         1,146        39,230         (19,749)
                                                                    -----------   -----------     -----------
     Net cash (used in) provided by operating activities.........      (318,672)      876,670        (779,057)
                                                                    -----------   -----------     -----------
Cash flows from investing activities:
  Purchase of furniture and equipment............................      (551,714)     (485,009)       (136,997)
  Purchase of facilities from related party, net of liabilities
     of $340,000.................................................      (482,596)           --              --
  Construction in progress.......................................      (170,904)     (436,169)             --
                                                                    -----------   -----------     -----------
     Net cash used in investing activities.......................    (1,205,214)     (921,178)       (136,997)
                                                                    -----------   -----------     -----------
Cash flows from financing activities:
  Proceeds from issuance of notes payable........................     2,283,823            --              --
  Proceeds from revolving line of credit.........................            --     1,672,577       1,082,377
  Payments on notes payable and long-term debt...................      (364,922)   (1,754,875)       (117,894)
  Receipt of restricted cash.....................................            --       600,000              --
  Payment for debt issuance costs................................      (190,000)     (111,059)             --
  Repurchase of shares...........................................            --       (64,408)             --
                                                                    -----------   -----------     -----------
     Net cash provided by financing activities...................     1,728,901       342,235         964,483
                                                                    -----------   -----------     -----------
Net increase in cash and cash equivalents........................       205,015       297,727          48,429
Cash and cash equivalents at beginning of period.................       355,864       560,879         858,606
                                                                    -----------   -----------     -----------
Cash and cash equivalents at end of period.......................  $    560,879   $   858,606    $    907,035
                                                                    ===========   ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest....................................................  $    684,615   $   296,562    $     82,069
     Income taxes................................................        51,502
Supplemental schedule of noncash investing and financing
  activities:
  Security deposit with Omega through issuance of note...........     1,400,000
  Acquisition of other intangibles through issuance of note......       249,000

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND NATURE OF BUSINESS

     BritWill HealthCare Company (the "Company") was organized as a Delaware corporation on August 5, 1992. The Company leases and manages long-term care facilities located throughout Texas and Indiana. The Company commenced operations on December 24, 1992. At that time, BritWill Investments -- Indiana L.P. (BI-Indy), an affiliate of the Company, managed thirteen long-term care facilities owned by Cloverleaf Enterprises, Inc. Such facilities were leased and operated by Sherwood Healthcare Corp. (Sherwood) and Cedar Care, Inc. (Cedar
Care). Under the terms of a management agreement, BI-Indy exercised its options to acquire nine of these facilities and acquire the leasehold rights to the remaining four facilities from Cloverleaf Enterprises, Inc. Concurrently, the nine facilities were sold by BI-Indy to Omega Healthcare Investors, Inc. (Omega) and leased back under a "Master Lease" agreement by BritWill Investments -- I (BI-1), a subsidiary of the Company. The leasehold rights to the four facilities were contributed to BI-1 by BI-Indy. Further, BI-Indy assigned the two management agreements for these thirteen facilities to BI-1.

     In December 1993, BritWill Investments Texas, Ltd. (BI-TX), an affiliate of the Company, entered into purchase agreements for six long-term care facilities and entered into lease agreements for three facilities with third-party lessors. The total consideration paid by BI-TX was approximately $18,440,000. BI-TX financed these transactions through two participating mortgages with Omega totaling $14,760,000 and the sale of five facilities to Omega for $13,810,000. BritWill Investments -- II (BI-2), a subsidiary of the Company, then entered into a noncancelable operating lease ("Texas Master Lease") with Omega for the five facilities sold by BI-TX and also entered into two noncancelable operating lease and sublease agreements for six facilities either owned or leased by BI-TX.

     During 1993, BI-TX conveyed supply inventories and certain liabilities and other accrued expenses from the facilities to BI-2. No consideration was paid by BI-2 to BI-TX for the inventory and BI-TX did not give BI-2 any consideration for the transfer of the liabilities and accrued expenses. The amount by which the predecessor cost of the inventory exceeded the assumed liabilities, $77,009, was recognized as additional paid-in capital.

     Effective November 1, 1994, BI-2 purchased the net assets of two nursing homes operated by Avalon Care, Inc. ("Avalon"), an affiliated company. The nursing homes acquired were: Elkhart Manor ("Elkhart") and Oakwood Health Care Center ("Oakwood") facilities. Avalon assigned the responsibilities and rewards of the Elkhart and Oakwood operating leases to BI-2. As consideration for the purchase of the leases, BI-2 forgave intercompany debt from Avalon. The amount by which the consideration paid exceeded the predecessor cost of the acquired assets less the assumed liabilities and forgiveness of debt, $482,496, was recognized as a reduction of additional paid-in capital.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Basis of consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries, consisting of BI-1 and BI-2. The financial statements include the accounts of Cedar Care and Sherwood since December 24, 1992. Although the Company has no ownership interest in Cedar Care or Sherwood, these companies are consolidated because the Company has unilateral and perpetual control over the assets and operations of these companies due to the management agreements. Under these management agreements, managerial control and operating proceeds have been transferred directly to BI-1. Fees under the management agreements are based upon the revenues of Cedar Care and Sherwood from the facilities, such that all net income of Cedar Care and Sherwood is paid to BI-1. All significant intercompany accounts and transactions have been eliminated.

                          BRITWILL HEALTHCARE COMPANY

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

  Cash and cash equivalents

     Cash and cash equivalents include amounts held in demand deposits at financial institutions and all highly liquid investments that have an original maturity of three months or less.

  Restricted cash

     As of June 30, 1995, restricted cash consists of the $45,000 certificate of deposit assigned to a third party as security for payment of insurance claims.

  Revenue and accounts receivable

     Revenues are derived from patient care services and management fees of nursing homes not owned or leased by the Company. Credit risk exists to the extent that the most significant source of revenue is reimbursement for patient care from state sponsored Medicaid programs in Texas and Indiana and from Medicare. However, management does not believe that there are any significant credit risks associated with these governmental agencies. Payments from such programs are based on cost as defined under the programs, and associated revenues are presented net of provisions to reduce customary charges to amounts receivable from such programs. Revenues from private sources are recognized based upon established charges. Reserves are provided for receivables estimated to be uncollectible and are adjusted periodically based on the Company's evaluation of industry conditions, historical collection experience and other relevant factors.

     The following table summarizes the approximate percent of net patient revenues and accounts receivable from such payors:

                                                         NET REVENUE
                                        ----------------------------------------------        ACCOUNTS
                                                           SIX MONTHS       ONE MONTH        RECEIVABLE
                                                           ----------       ----------       ----------
                                        DECEMBER 31,        JUNE 30,         JULY 31,         JUNE 30,
                                            1994              1995             1995             1995
                                        ------------       ----------       ----------       ----------
Medicaid............................        60.5%             53.7%             53.9%           62.8%
Medicare............................        17.6              28.6              28.6            25.4
Private.............................        20.1              16.0              15.9             7.9
Other...............................         1.8               1.7               1.6             3.9
                                            ----              ----              ----            ----
                                             100%              100%              100%            100%
                                            ====              ====              ====            ====

  Inventories

     Inventories consist of medical and other supplies necessary for delivering resident care at the facilities. Inventories are recorded at the lower of cost (determined by the first-in, first-out method) or market.

  Furniture, fixtures and equipment

     Furniture, fixtures and equipment are carried at cost. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Leasehold improvements are amortized over the lesser of the estimated useful life or lease term. Maintenance cost and repairs are expensed as incurred; betterments and leasehold improvements are capitalized.

                          BRITWILL HEALTHCARE COMPANY

  Deferred charges

     Deferred charges consist of costs incurred to acquire leases to the long-term care facilities, which are amortized on the straight-line method over the term of the lease. Amortization expense was $77,186, $38,366 and $6,436 for the year ended December 31, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

  Income taxes

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (SFAS 109). The cumulative effect of the adoption of SFAS 109 was immaterial to the Company's financial position. Under SFAS 109, the liability method is used to account for income taxes. Under this method, the deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting of existing assets and liabilities and their respective tax basis. The Company's principal differences relate to the availability of tax net operating loss carry forwards, certain reserves, accrued vacation, and depreciation.

  Interim financial data

     The following table sets forth summarized results of operations for BritWill for the periods indicated:

                                                                   SEVEN MONTHS
                                                                       ENDED
                                                                     JULY 31,
                                                            ---------------------------
                                                               1995            1994
                                                            -----------     -----------
                                                                    (UNAUDITED)
        Total revenues....................................  $38,854,000     $29,857,000
        Income (loss) from operations.....................      836,000      (1,365,000)
        Income (loss) before income taxes.................       44,000      (1,886,000)
        Net income (loss).................................       13,000      (1,912,000)

3.  FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consists of the following:

                                                         AT DECEMBER 31,        JUNE 30,
                                                              1994                1995
                                                         ---------------       ----------
        Furniture and fixtures.......................      $ 1,202,684         $1,476,780
        Leasehold improvements.......................          349,943            504,952
        Construction in progress.....................          213,596            649,765
        Land.........................................               --             55,904
                                                            ----------         ----------
                                                             1,766,223          2,687,401
        Less accumulated depreciation................         (367,007)          (476,719)
                                                            ----------         ----------
                                                           $ 1,399,216         $2,210,682
                                                            ==========         ==========

     Depreciation expense was $162,143, $109,712 and $23,468 for the year ended December 31, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

                          BRITWILL HEALTHCARE COMPANY

4.  OTHER ASSETS

     Other assets consist of the following:

                                                                           JUNE 30,
                                                                             1995
                                                                          -----------
        Leasehold rights -- BI-Indy...................................    $ 4,103,338
        Leasehold rights -- BI-TX.....................................      3,331,547
        Deferred financing costs......................................      1,131,224
                                                                          -----------
                                                                            8,566,109
        Less accumulated amortization.................................     (1,738,983)
                                                                          -----------
                                                                          $ 6,827,126
                                                                          ===========

     The leasehold rights -- BI-Indy were recorded at the cost of the predecessor and are being amortized to rent expense over ten years, the term of the lease.

     The leasehold rights -- BI-TX were recorded at the amount of the obligation entered into to obtain the right to operate nursing homes acquired by BI-TX in June and December 1993 and are being amortized to rent expense over ten years, the term of the lease. See Note 10.

     Other deferred financing costs include additional acquisition costs and debt closing costs which are being amortized to interest expense over periods of three to ten years. The total amount charged to interest expense was $73,838, $83,483 and $13,446 for the year ended December 31, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     Total amortization expense relating to these assets was $747,483, $352,604 and $60,934 for the year ended December 31, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

5.  SECURITY DEPOSIT

     Security deposits consist of the following:

                                                                            JUNE 30,
                                                                              1995
                                                                           ----------
        Lease deposit -- BI-Indy.......................................    $1,335,000
        Liquidity deposit -- BI-TX.....................................     1,400,000
        Other deposits.................................................       140,461
                                                                           ----------
                                                                            2,875,461
        Less current portion...........................................      (637,517)
                                                                           ----------
                                                                           $2,237,944
                                                                           ==========

     In connection with the Indiana transaction discussed in Note 1, the Company is required to maintain a security deposit equal to seven months minimum lease obligation. These funds are held in escrow and restricted until certain financial covenants have been met, including but not limited to net worth and net operating cash flow requirements. These funds are currently invested by the lessor in a mutual fund on behalf of the Company and bear interest at 5.5% on June 30, 1995. Accrued interest receivable on these funds is $72,389 at June 30, 1995. This deposit has been classified as noncurrent.

     In connection with the Texas transaction discussed in Note 1, BI-TX advanced BI-2 $1,400,000. This advance, as described in Note 7, matures in December 2003 and is classified as a long-term liability. These funds were used as a liquidity deposit with OMEGA (the "lessor") and are currently invested by the lessor on

                          BRITWILL HEALTHCARE COMPANY
behalf of the Company and bear interest at 5.25% to 6.0%. The underlying note between BI-2 and BI-TX has interest payable at the same term as the interest earned on the security deposit. A portion of this deposit, $500,000, has been classified as current as the terms of the Texas master lease allow for the use of a letter of credit in place of a security deposit. The Company has a $500,000 letter of credit available through a third party.

     Other deposits, primarily lease and utility, have been classified as current at June 30, 1995. Due to the subsequent event described in Note 12, the Dallas, Texas operations of the Company will be relocated to Phoenix, Arizona by March 1996.

6.  ACCRUED EXPENSES

     Accrued expenses consists of the following:

                                                                            JUNE 30,
                                                                              1995
                                                                           ----------
        Amounts due Medicaid -- Indiana..................................  $3,741,188
        Accrued salaries and benefits....................................   1,205,922
        Payroll withholding taxes........................................     481,522
        Ancillary expense................................................     620,142
        Property taxes...................................................     396,700
        Rent.............................................................     245,547
        Financing costs..................................................
        Other............................................................     311,326
                                                                           ----------
                                                                           $7,002,347
                                                                           ==========

     In March 1995, the Company received an erroneous Medicaid reimbursement payment of approximately $4,300,000 related to one of its Indiana facilities. Negotiations with the state of Indiana's agent regarding such overpayment resulted in the Company retaining the money paid subject to the Company's payment of interest thereon to the state of Indiana. Future amounts due the Company by the state will be offset against the interest-bearing obligation until March 25, 1996 at which time the Company must reimburse the state for the unused portion. The unreimbursed Medicaid payment accrues interest at prime plus 3.25% or 12% per annum, whichever is higher. The Company recorded $72,000 of interest expense during the six-month period ended June 30, 1995 and $74,440 of interest expense during the one-month period ended July 31, 1995.

                          BRITWILL HEALTHCARE COMPANY

7.  NOTES PAYABLE AND LONG-TERM DEBT

     Subordinated notes payable and long-term debt consist of the following:

                                                                                   JUNE 30,
                                                                                     1995
                                                                                  -----------
Subordinated notes payable to an affiliate, secured by a $1,400,000 liquidity deposit bearing interest at 5.2% to 12.0%, due January 1995 through December
  2003 payable quarterly......................................................    $ 8,776,782
Note payable to bank, bearing interest at prime plus 2.0% payable monthly, due
  October 1998................................................................         48,183
Subordinated notes payable to third party, bearing interest at 10.0% payable
  monthly, due August 1998....................................................        239,913
Revolving line of credit advances bearing interest at the commercial paper 30
  day weighted average rate plus 4.25% payable monthly........................      1,672,577
                                                                                  -----------
                                                                                   10,737,455
Less current portion..........................................................       (528,230)
                                                                                  -----------
                                                                                  $10,209,225
                                                                                  ===========

     The maturities of long-term debt are as follows:

                Year ending December 31,
                     1995.......................................  $ 1,280,741
                     1996.......................................      831,918
                     1997.......................................      254,049
                     1998.......................................    2,496,647
                     1999.......................................      286,349
                     Thereafter.................................    5,670,051
                                                                  -----------
                                                                  $10,819,755
                                                                  ===========

     The stated interest rate for the line of credit and note payable to bank bear interest at 2.0% over prime (9.0% at June 30, 1995).

     On January 31, 1995, the Company completed a three-year revolving credit line for $6,000,000. The credit line is collateralized by existing and future accounts receivable of the Company. The credit line requires the Company to maintain quarterly financial covenants including fixed charge ratio requirements, cash velocity test requirements, accounts receivable day-sales-outstanding requirements and positive earnings test requirements. As of June 30, 1995, the Company was in compliance with all such quarterly covenants.

                          BRITWILL HEALTHCARE COMPANY

8.  INCOME TAXES

     The components of the provision for income taxes is as follows:

                                                                       SIX MONTHS     ONE MONTH
                                                                       ----------     ---------
                                                      DECEMBER 31,      JUNE 30,      JULY 31,
                                                          1994            1995          1995
                                                      ------------     ----------     ---------
    Current:
      Federal.....................................
      State and local.............................      $ 52,896        $ 26,000       $ 4,500
                                                         -------         -------       -------
                                                          52,896          26,000         4,500
    Deferred:
      Federal.....................................
                                                         -------         -------       -------
                                                        $ 52,896        $ 26,000       $ 4,500
                                                         =======         =======       =======

     A reconciliation of the provision for income taxes to the amount computed by applying the statutory income tax rate to income before income taxes is as follows:

                                                                       SIX MONTHS     ONE MONTH
                                                                       ----------     ---------
                                                      DECEMBER 31,      JUNE 30,      JULY 31,
                                                          1994            1995          1995
                                                      ------------     ----------     ---------
    Income taxes computed at statutory U.S.
      federal income tax rates....................     $ (533,067)     $   70,005     $(55,080)
    Limitation on (utilization of) NOL............        473,479        (101,239)      50,080
    State and local income taxes..................         52,896          26,000        4,500
    Permanent differences.........................         59,588          31,234        5,000
                                                        ---------       ---------     ---------
                                                       $   52,896      $   26,000     $  4,500
                                                        =========       =========     =========

     At June 30, 1995 and July 31, 1995, the Company has federal tax net operating loss carry forwards of approximately $2,100,000 and $2,100,000, respectively, which expire at various dates through 2008. Under section 382 of the Internal Revenue Code of 1986, as amended, the utilization of net operating loss carry forwards may be delayed or permanently lost if there has been a cumulative change in ownership during the past three years of more than 50%. Such a change occurred in August 1995 as described in Note 12. Therefore, the annual limitation on the Company's net operating loss carry forward is approximately $1,500,000.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                          BRITWILL HEALTHCARE COMPANY

     The components of the Company's net deferred tax assets and liabilities were as follows:

                                                                                   JUNE 30,
                                                                                     1995
                                                                                  -----------
Deferred tax assets:
  Vacation accrual............................................................    $  (107,086)
  Net operating loss carry forward............................................     (1,034,568)
  Capital leases..............................................................       (880,088)
  Leasehold rights............................................................        (55,191)
  Allowance for bad debts.....................................................       (292,621)
                                                                                  -----------
     Gross deferred tax assets................................................     (2,369,554)
Valuation allowance...........................................................      2,369,554
                                                                                  -----------
Net deferred tax assets.......................................................             --
Deferred tax liabilities......................................................             --
                                                                                  -----------
Net deferred tax liabilities..................................................    $        --
                                                                                  ===========

9.  LEASES

     The Company has noncancelable operating leases on substantially all of its buildings and equipment which expire at various dates through the year 2003. BI-1 and BI-2 lease sixteen facilities from Omega under the "Master Lease" and "Texas Master Lease" Agreements.

     The approximate future minimum rental commitments at December 31, 1994 under the operating leases are as follows:

            1995....................................................  $  8,098,047
            1996....................................................     7,804,644
            1997....................................................     7,886,491
            1998....................................................     7,901,301
            1999....................................................     7,910,753
            Thereafter..............................................    35,869,739
                                                                       -----------
                                                                      $ 75,470,975
                                                                       ===========

     Rent expense under operating leases was $8,263,642, $4,448,134 and $750,636 during the year ended December 31, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     The lease terms are generally from eight to ten years with two or three five-year renewal options. Minimum rentals increase annually based upon the greater of 5.0% of incremental revenues or the Consumer Price Index, but limited to a maximum annual increase of 3.5%. Upon exercise of a renewal option, the rental payments continue in the same fashion as the original lease. The Company and certain affiliated entities have options to purchase certain properties at various times at prices determined by a specified formula. The Company and its subsidiaries have guaranteed performance on the mortgages and lease payments to Omega as discussed in Note 1 totaling $35,500,000 at December 31, 1994.

     The lease payments are personally guaranteed to $13,500,000 by the chairman of the board whose family trust is a majority shareholder of the Company, as well as secured by substantially all the personal property and equity of the Company. Lease rental payments are senior to all unsecured debt. The Company is responsible for all taxes, maintenance and other executory costs.

                          BRITWILL HEALTHCARE COMPANY

     Covenants to the Master Lease and Texas Master Lease include, but are not limited to, current ratio requirements, cash flow to rent and debt service requirements, minimum net worth requirements, and minimum cash requirements. In March 1994, Omega consolidated and amended certain financial covenants related to the Indiana and Texas Master Leases and the participating mortgages. Certain payments to affiliates are subordinate to the lease payments made to Omega. As of June 30, 1995, the Company was in compliance with these covenants.

10.  RELATED PARTY TRANSACTIONS

     BritWill HealthCare Company is a member of a group of affiliated companies and has extensive transactions and relationships with members of the group. Management of the Company believes that the terms of these transactions are not materially different than those which would result from transactions among wholly unrelated parties.

     In December 1992, the Company entered into a transaction with BI-Indy in which the Company exchanged 75% of its common stock for leasehold rights with a value of $4,100,000. BI-Indy contributed furniture and equipment and $623,466 of other costs incurred and capitalized as part of the transaction.

     In December 1992, certain affiliates of a director of the Company loaned the Company $400,000; and Whitehead Family Investments (WFI), a related party, loaned the Company $2,075,000 which, combined with the director loan, is recorded as subordinated long-term debt. The loans are subordinate to the lease obligations on the Company's Indiana facilities. Interest expense on the loans totaled $297,000 for 1994 and $148,500 and $28,875 for the six months ended June 30, 1995 and one month ended July 31, 1995, respectively. In addition, the lenders are entitled to a minimum quarterly bonus. The expense for this bonus agreement totaled $40,000 for 1994 and $20,000 for the six months ended June 30, 1995 and $3,333 for the one month ended July 31, 1995.

     On December 23, 1993, an officer of the Company, loaned the Company $70,000, at 12.0% annual interest, for working capital. The loan renewed a $60,000 loan issued on October 23, 1993. At December 31, 1994, the outstanding principal balance amounted to $49,000. Such principal balance was repaid in 1995. Interest expense on these loans amounted to approximately $5,880 in 1994.

     In December 1993, the Company entered into a transaction with BI-TX in which BI-TX contributed $2,800,000 of leasehold rights and $510,000 of working capital to the Company in exchange for a note payable of $3,310,000. The outstanding principal balance totaled $2,901,782 at June 30, 1995. Interest expense on this loan amounted to approximately $226,476, $121,365 and $31,943 for the year ended December 31, 1994, for the six months ended June 30, 1995 and for the one month ended July 31, 1995, respectively.

     In December 1994, certain affiliates of a director of the Company loaned the Company $1,500,000 at 12.0% annual interest. A portion of the loan, $500,000, represents a renewal of a $250,000 loan issued on December 1, 1994. Interest expense on these loans amounted to approximately $1,500 for the year ended December 31, 1994, $85,562 for the six months ended June 30, 1995 and $15,068 for the one month ended July 31, 1995.

     On June 1, 1994, the Company renewed a $600,000 note payable (in addition to the above mentioned note) to WFI for working capital at an annual interest rate of 12.0%. The note was renewed from a loan of the same amount issued on June 1, 1993. Interest expense on these loans amounted to $72,000, $36,000 and $6,000 for the year ended December 31, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     The Company manages nursing homes owned by an affiliate. Management fee revenues charged the affiliate totaled $251,186, $40,430 and $0 during the year ended December 31, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

                          BRITWILL HEALTHCARE COMPANY

11.  COMMITMENTS AND CONTINGENCIES

  Estimated third party settlements

     Final determination of amounts earned under cost-reimbursed programs is subject to review by appropriate governmental authorities or their agents. In the opinion of management, adequate provision has been made for any adjustments that could result from such reviews. In addition, the state of Indiana has reviewed the Indiana Medicaid reimbursement structure. The ultimate impact to healthcare providers in that state has been estimated and management believes there will not be a material adverse effect on the financial position or results of operations of the Company.

  Medical malpractice and self-insured risks

     The Company has obtained medical malpractice coverage with liability limits of $5,000,000 per claim and in the aggregate. The Company has also obtained workers' compensation coverage in Indiana but is uninsured with respect to certain facilities located in Texas. The Company believes that the provision of $20,550 recorded at June 30, 1995 for asserted and/or unasserted claims is adequate based on historical results.

12.  SUBSEQUENT EVENT

     On August 10, 1995, Sunquest HealthCare Corporation, another long-term care company operating approximately 21 facilities in eleven states, acquired the Company's outstanding stock for a fixed payment of $26,000,000, plus contingent amounts of up to approximately $9.8 million if the company achieves specified revenue targets. The purchase price was comprised of two promissory notes amounting to $19,000,000, in total, and a $7,000,000 noninterest bearing convertible subordinated debenture.

     In November 1995, a retroactive restatement and correction of the purchase agreement reduced the fixed purchase price by $6,000,000. The purchase agreement includes a related contingent purchase price obligation of up to $9,800,000 depending upon future revenues.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Signature Health Care Corporation:

     We have audited the accompanying consolidated balance sheets of SIGNATURE HEALTH CARE CORPORATION (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Health Care Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
April 15, 1996

                       SIGNATURE HEALTH CARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1995            1994
                                                                    -----------     -----------
Cash and cash equivalents.........................................  $   274,992     $   919,121
Patient accounts receivable, net of allowance for doubtful
  accounts of $195,900 and $155,200 at December 31, 1995 and
  1994............................................................    3,663,958       1,641,216
Prepaid income taxes..............................................           --         407,448
Inventory.........................................................        5,000           5,000
Other current assets..............................................      160,073         164,704
Deferred tax asset................................................      101,300         102,400
                                                                    -----------     -----------
     Total current assets.........................................    4,205,323       3,239,889
Property and equipment, at cost...................................   18,264,010      18,020,293
  Less-Accumulated depreciation...................................   (1,490,542)       (594,150)
                                                                    -----------     -----------
     Net property and equipment...................................   16,773,468      17,426,143
Goodwill, net of accumulated amortization of $639,142 and $68,900
  at December 31, 1995 and 1994...................................    2,005,744       2,576,027
Loan fees, net of accumulated amortization of $49,000 and $20,000
  at December 31, 1995 and 1994...................................      275,330         304,288
Debt service reserve..............................................    1,161,808       1,110,647
Receivables due from affiliates, net..............................      495,031              --
Deposits and other................................................       59,925          63,425
                                                                    -----------     -----------
     Total other assets...........................................    3,997,838       4,054,387
                                                                    -----------     -----------
          Total assets............................................  $24,976,629     $24,720,419
                                                                    ===========     ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt..............................  $   198,994     $   141,417
Accounts payable..................................................    1,078,237         189,660
Accrued payroll, taxes and benefits...............................      354,714         676,374
Income taxes payable..............................................      211,847              --
Accrued property taxes............................................       87,683          92,336
Other accrued expenses............................................      104,468          31,077
Unearned revenue..................................................       96,402         121,016
                                                                    -----------     -----------
     Total current liabilities....................................    2,132,345       1,251,880
Deferred income taxes.............................................    2,939,553       3,219,753
Long-term debt, net of current maturities.........................   18,605,174      18,842,292
Payables due to affiliates, net...................................           --              --
                                                                    -----------     -----------
          Total liabilities.......................................   23,677,072      23,313,925
Common stock, $.01 par value; 1,200,000 shares authorized; 250,000
  shares issued and outstanding...................................        2,500           2,500
Additional paid-in capital........................................    1,610,600       1,610,600
Accumulated deficit from operations...............................     (313,543)       (206,606)
                                                                    -----------     -----------
     Total stockholders' equity...................................    1,299,557       1,406,494
                                                                    -----------     -----------
          Total liabilities and stockholders' equity..............  $24,976,629     $24,720,419
                                                                    ===========     ===========

      The accompanying notes are an integral part of these balance sheets.

                       SIGNATURE HEALTH CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEARS ENDED DECEMBER 31,
                                                                  -----------------------------
                                                                     1995              1994
                                                                  -----------       -----------
Sub-acute and rehabilitation....................................  $ 8,314,758       $ 4,151,426
Alzheimers care.................................................    1,493,735         1,129,135
Skilled nursing care............................................   14,481,606        14,428,066
Miscellaneous services..........................................      119,527           200,301
                                                                  -----------       -----------
Net patient revenue.............................................   24,409,626        19,908,928
Management fees.................................................           --            32,772
                                                                  -----------       -----------
     Total revenue..............................................   24,409,626        19,941,700
                                                                  -----------       -----------
Nursing services (including $2,365,582 and $583,911 at December
  31, 1995 and 1994 to an affiliate)............................   11,467,625         9,683,175
Dietary services................................................    1,514,387         1,500,641
General services................................................    2,890,000         3,053,090
Provision for bad debts.........................................      181,339           213,482
Management fees to an
  affiliate.....................................................    4,725,703         2,301,848
Rent............................................................      375,101           397,297
Interest, net of income of $96,959 and $90,041 at December 31,
  1995
  and 1994......................................................    1,933,452         1,657,162
Depreciation and amortization...................................    1,495,634         1,078,710
                                                                  -----------       -----------
     Total expenses.............................................   24,583,241        19,885,405
                                                                  -----------       -----------
     (Loss) income before income taxes..........................     (173,615)           56,295
     (Benefit) provision for income taxes.......................      (66,678)           28,654
                                                                  -----------       -----------
          Net (loss) income.....................................  $  (106,937)      $    27,641
                                                                  ===========       ===========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                   COMMON STOCK
                                       CONVERTIBLE         -----------------------------
                                     PREFERRED STOCK                          ADDITIONAL   ACCUMULATED      TOTAL
                                  ----------------------                       PAID-IN      EARNINGS/    STOCKHOLDERS'
                                   SHARES      AMOUNT      SHARES    AMOUNT    CAPITAL      (DEFICIT)      EQUITY
                                  --------   -----------   -------   ------   ----------   -----------   -----------
Balance at December 31, 1993....   700,000   $ 2,540,092   250,000   $2,500   $  191,100   $ 1,391,792   $ 4,125,484
  Net income....................        --            --        --      --            --        27,641        27,641
  Purchase of Preferred stock
    and elimination of residual
    interest in retained
    earnings....................  (700,000)   (2,540,092)       --      --     1,419,500    (1,626,039)   (2,746,631)
                                  --------   -----------   -------   ------   ----------   -----------   -----------
Balances at December 31, 1994...        --   $        --   250,000   $2,500   $1,610,600   $  (206,606)  $ 1,406,494
  Net loss......................        --            --        --      --            --      (106,937)     (106,937)
                                  --------   -----------   -------   ------   ----------   -----------   -----------
Balances at December 31, 1995...        --   $        --   250,000   $2,500   $1,610,600   $  (313,543)  $ 1,299,557
                                  ========   ===========   =======   ======   ==========   ===========   ===========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               YEARS ENDED DECEMBER 31,
                                                                              --------------------------
                                                                                 1995           1994
                                                                              -----------   ------------
Cash flows from operating activities:
Net (loss) income...........................................................  $  (106,937)  $     27,641
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization.............................................    1,495,634      1,078,710
  Provision for bad debts...................................................      181,339        213,482
  Change in deferred taxes..................................................     (279,100)        73,591
  Changes in non-cash working capital:
     Patient accounts receivable............................................   (2,204,081)      (421,724)
     Prepaid income taxes...................................................      407,448       (407,448)
     Inventory and other current assets.....................................        4,631        (54,280)
     Accounts payable.......................................................      888,577       (149,569)
     Accrued payroll, taxes and benefits....................................     (321,660)       118,214
     Income taxes payable...................................................      211,847       (223,500)
     Accrued property taxes and other accrued expenses......................       68,738        (47,779)
     Unearned revenue.......................................................      (24,614)        33,213
                                                                              -----------   ------------
     Net cash provided by operating activities..............................      321,822        240,551
                                                                              -----------   ------------
Cash flows from investing activities:
Recognition of buyout net asset value.......................................           --     (4,459,908)
Purchase of property and equipment..........................................     (243,718)      (512,922)
Purchase of investments.....................................................      (51,161)       (17,739)
Purchase of goodwill........................................................           --     (2,644,885)
Increase in deferred taxes related to buyout................................           --      2,778,543
Change in deposits and other assets.........................................        3,500         96,377
                                                                              -----------   ------------
     Net cash used in investing activities..................................     (291,379)    (4,760,534)
                                                                              -----------   ------------
Cash flows from financing activities:
Repayment of long-term debt.................................................     (179,541)   (11,462,055)
Receivables due from affiliates, net........................................     (495,031)            --
Issuance of long-term debt..................................................           --     19,100,000
Payment of loan fees........................................................           --       (324,297)
Purchase of preferred stock.................................................           --     (2,746,631)
                                                                              -----------   ------------
     Net cash (used in) provided by financing activities....................     (674,572)     4,567,017
                                                                              -----------   ------------
     Net (decrease) increase in cash........................................     (644,129)        47,034
     Cash and cash equivalents,
       at beginning of year.................................................      919,121        872,087
                                                                              -----------   ------------
     Cash and cash equivalents,
       at end of year.......................................................  $   274,992   $    919,121
                                                                              ===========   ============

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

(1)  BUSINESS AND ORGANIZATION

     Signature Health Care Corporation and its wholly owned subsidiaries (the "Corporation") own, operate and manage skilled nursing centers providing restorative, rehabilitative, and sub-acute services. As of December 31, 1995, the Corporation owns six nursing homes and leases one for a total of seven nursing homes with 602 total beds. The Corporation does business in Colorado and Arizona. The Corporation's nursing homes are subject to licensing and regulation of their services by various federal and state government agencies. The Corporation incorporated in Delaware on October 12, 1987.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation. The accompanying consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries with all significant intercompany accounts and transactions eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Property and Equipment. Property and equipment are recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of depreciable assets which range from two to 40 years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 requires that the Corporation perform a review of long-lived assets and goodwill related to those assets to assess whether an impairment of value exists. If such an impairment does exist, the related assets must be written down to fair value.

     The Corporation is required to adopt SFAS 121 in fiscal 1996. Management has not yet determined what the ultimate impact of adopting this new Statement will be on the Corporation's financial position or results of operations.

     Loan Fees. Loan fees amortize over the term of the related debt using the effective interest method.

     Net Patient Service Revenue and Accounts Receivable. Patient revenue is reported at established rates or estimated net realizable amounts from third-party payors or others for services rendered. Credit risk exists to the extent that the Corporation's most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

     Until the year of settlement, accounts receivable are reduced for the differences between recognized revenue and interim payments received from third-party payors. The Corporation classifies these differences in contra-accounts in accounts receivable as payable to Medicare and Medicaid third-party payors until the year of settlement. These settlement amounts total $1,084,000 and $586,000 as of December 31, 1995 and 1994, respectively.

                       SIGNATURE HEALTH CARE CORPORATION

     The Company derived patient revenues from various sources in 1995 and 1994, respectively, as follows:

          (a) federal Medicare program (retrospectively reimbursing actual allowable costs), 33% and 20%;

          (b) negotiated contracts with various government agencies and private insurance companies, 31% and 36%;

          (c) private pay sources, 19% and 25%; and

          (d) state Medicaid programs (prospectively reimbursing historical allowable costs plus an inflation factor and profit factor), 17% and 19%.

     Management Fees. During 1994 the Corporation provided accounting services to a contracted therapy business. In return for its management services, the Corporation received management fees in an amount equal to 3% of net revenue plus its costs for providing accounting services.

     Goodwill.  Goodwill is being amortized over a five-year period.

     Income Taxes. The Corporation accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of an asset and liability approach for measuring deferred taxes based on temporary differences between financial statement and tax bases of assets and liabilities existing at each balance date using enacted tax rates for years in which the related taxes are expected to be paid or recovered.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  LONG-TERM DEBT

     Long-term debt at December 31, 1995 and 1994 consisted of the following:

                                                           1995            1994
                                                        -----------     -----------
            10 year mortgage at 10.5% payable
              monthly.................................  $18,804,168     $18,983,709
            Less current maturities...................     (198,994)       (141,417)
                                                        -----------     -----------
                                                        $18,605,174     $18,842,292
                                                         ==========      ==========

     The property and equipment of the Corporation secure the current mortgage. The mortgage contains a personal guarantee from a stockholder of the Corporation. The mortgage contains various covenants including debt service coverage, minimum current ratio, and restrictions on the payment of dividends. The Corporation complied with the covenants throughout 1995 and 1994. Cash paid for interest totaled $2,030,110 and $1,658,341 in 1995 and 1994, respectively.

     Long-term debt maturing in the next five years follows:

            1996....................................................  $   198,994
            1997....................................................      220,924
            1998....................................................      245,271
            1999....................................................      272,301
            2000....................................................      302,309
            Thereafter..............................................   17,564,369
                                                                      -----------
                      Total long-term debt..........................  $18,804,168
                                                                      ===========

                       SIGNATURE HEALTH CARE CORPORATION

(4)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, deposits/accounts payable and long-term borrowings approximate their fair value. The fair value of the Corporation's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Corporation for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(5)  EQUITY

     The common stock carry certain rights, the more significant of which follow.

     Voting.  Each share of common stock carry the right to one vote.

     Options. The Corporation reserves 250,000 shares of authorized but unissued common stock for issuance to employees upon exercise of stock purchase options. As of December 31, 1995, granted options cover the purchase, of 113,800 shares of common stock, of which 90,000 shares have vested and 23,800 shares vest upon completion of certain conditions, none of which had occurred as of December 31, 1995. Activity related to granted options for the two years ended December 31, 1995 follows:

                                                                                    PRICE PER
                                                                     SHARES           SHARE
                                                                     -------     ---------------
Granted options at December 31, 1993...............................  107,000           --
  Options granted..................................................    6,800         $12.00
  Cancelled options................................................   (3,000)          --
                                                                     -------
Granted options at December 31, 1994...............................  110,800           --
  Options granted..................................................    6,850         $25.00
  Cancelled options................................................   (3,850)          --
                                                                     -------
Granted options at December 31, 1995...............................  113,800           --
                                                                     =======

(6)  RELATED PARTY TRANSACTIONS

     During 1993 the Corporation advanced $100,000 to an affiliated entity which will provide physical, occupational, and speech therapy services to the Corporation and others. This advance was outstanding during 1993 and 1994.

     During 1995 the Corporation incurred and paid for management and rehabilitation services from an entity having common owners.

(7)  COMMITMENTS AND CONTINGENCIES

     The Corporation leases a nursing home, on a ten year base term expiring in 2000, under which the Corporation possesses (1) the right to renew for one additional 5 year term and (2) the option to purchase the nursing home through the end of the base term. The lease provides for certain restrictions on the maintenance and operation of the nursing home and an annual 2% escalation in the base rent.

     The Corporation also leases office space for its corporate office, on a year to year basis, under which the Corporation possesses the right to renew for additional one year terms.

                       SIGNATURE HEALTH CARE CORPORATION

     Both leases are treated as operating leases, future lease payments follow:

            1996.....................................................  $  381,152
            1997.....................................................     374,370
            1998.....................................................     380,736
            1999.....................................................     387,648
            2000.....................................................     361,152
                                                                       ----------
                      Total base term rent...........................  $1,885,058
                                                                       ==========

     The Corporation has been named as a defendant in certain litigation. Corporation management believes amounts which may become payable, if any, pursuant to such litigation, will be covered by the Corporation's insurance policies.

(8)  INCOME TAXES

     The Corporation accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of events which have been included in the financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Deferred taxes liability as of December 31, 1995 and 1994 are comprised of the following:

                                                               1995            1994
                                                            -----------     -----------
        Tax credit........................................  $        --          13,000
        Accrued liabilities and allowances................      101,300          89,400
                                                            -----------     -----------
             Total current deferred tax asset.............      101,300         102,400
                                                            -----------     -----------
        Depreciation and amortization.....................     (601,100)       (441,200)
        Basis step-up (see Note 9)........................   (2,338,500)     (2,778,500)
                                                            -----------     -----------
             Total noncurrent deferred tax liability......   (2,939,600)     (3,219,700)
                                                            -----------     -----------
                  Total net deferred taxes................  $(2,838,300)    $(3,117,300)
                                                            ===========     ===========

     The Corporation did not record any valuation allowances against the deferred tax asset at December 31, 1995 and 1994, as the Corporation's management believes that it is more likely than not that the asset will be realized. Cash paid for income taxes totaled $0 and $462,000 in 1995 and 1994 respectively.

     The components of the income tax provision (benefit) consist of the following:

                                                                  1995          1994
                                                                ---------     --------
        Federal...............................................  $ 195,484     $ 44,533
        State.................................................     43,275        9,859
                                                                ---------     --------
          Current income tax provision........................    238,759       54,392
                                                                ---------     --------

        Federal...............................................   (250,077)     (21,072)
        State.................................................    (55,360)      (4,666)
                                                                ---------     --------
          Deferred income tax provision (benefit).............   (305,437)     (25,738)
                                                                ---------     --------
             Total income tax provision (benefit).............  $ (66,678)    $ 28,654
                                                                =========     ========

                       SIGNATURE HEALTH CARE CORPORATION

     The difference between the Corporation's effective income tax rates and the statutory rates are as follows:

                                                                 YEAR ENDED DECEMBER
                                                                         31,
                                                                ----------------------
                                                                  1995          1994
                                                                ---------     --------
        Statutory federal income tax expense (benefit)........  $ (59,025)    $ 19,140
        Increases (decreases) resulting from:
          State tax expense (benefit) net of federal
             benefit..........................................     (8,681)       2,815
          Nondeductible expenses..............................      5,659        6,115
          Other...............................................     (4,631)         584
                                                                ---------     --------
        Income tax expense (benefit)..........................  $ (66,678)    $ 28,654
                                                                =========     ========

(9)  BUY OUT OF PREFERRED STOCKHOLDERS

     On March 30, 1994, the Corporation completed new long-term financing. The proceeds were used to retire all existing debt, create a minimum debt service reserve, and redeem all outstanding convertible preferred stock, which had rights which made it essentially equivalent to common stock and comprised approximately 67% of the Corporation's equity ownership.

     Because a substantive change in control occurred, a proportional share of the Corporation's net assets were revalued based on the monetary consideration paid to the preferred shareholders and the assets applicable to common stockholders' residual interest were carried forward at historical cost, net of related valuation and allowance accounts.

     The transaction resulted in an increase in property and equipment of approximately $4.4 million, goodwill of $2.6 million, deferred tax liability of $2.8 million as no step-up in basis was allowed for tax purposes, and the elimination of retained earnings and an increase in paid-in capital.

     The depreciation and amortization related to the increase in property and equipment and goodwill referred to above totalled $233,350 in 1994 and $1,210,111 in 1995.

(10)  SUBSEQUENT EVENT

     On August 2, 1996, the Corporation entered into an agreement and plan of merger with Unison HealthCare Corporation ("Unison"). Through the merger the Corporation will become a wholly owned subsidiary of Unison. Outstanding shares of the Corporation will be converted into the right to receive, subject to certain adjustments, cash equal to $10,200,000 and shares of Unison's common stock equal to approximately $20,000,000. The merger is subject to regulatory and shareholder approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care,
Inc.:

     We have audited the accompanying combined balance sheet of ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR, INC., and SAFFORD CARE, INC. (Colorado corporations) as of December 31, 1995, and the related combined statements of operations, stockholders' equity and cash flows for the period from inception, May 9, 1995 through December 31, 1995. These financial statements are the responsibility of each Corporation's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. as of December 31, 1995, and the combined results of their operations and their cash flows for the period from inception through December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
April 15, 1996

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                             COMBINED BALANCE SHEET

                                                                                    DECEMBER
                                                                                    31, 1995
                                                                                   ----------
ASSETS
Cash and cash equivalents........................................................  $  313,198
Patient accounts receivable, net of allowance for doubtful accounts of $23,000...   2,382,353
Inventory........................................................................          --
Other current assets.............................................................       3,483
                                                                                   ----------
     Total current assets........................................................   2,699,034
Equipment........................................................................     800,995
Leasehold improvements...........................................................     167,695
                                                                                   ----------
  Property and equipment, at cost................................................     968,690
  Less -- Accumulated depreciation...............................................     (54,314)
                                                                                   ----------
     Net property and equipment..................................................     914,376
Deposits and other...............................................................      70,605
Prepaid rent.....................................................................     209,587
                                                                                   ----------
     Total other assets..........................................................     280,192
                                                                                   ----------
          Total assets...........................................................  $3,893,602
                                                                                    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of capitalized lease.............................................  $   48,003
Accounts payable.................................................................     430,382
Accrued payroll, taxes and benefits..............................................     312,124
Property taxes payable...........................................................      48,015
Other accrued expenses...........................................................       4,905
Unearned revenue.................................................................      30,550
                                                                                   ----------
     Total current liabilities...................................................     873,979
     Deferred rent...............................................................      91,428
     Capitalized lease, net of current portion...................................     668,940
     Amounts due affiliates......................................................   1,579,209
                                                                                   ----------
     Total liabilities...........................................................   3,213,556
Common stock, $.01 par value; 400,000 shares authorized; 4,000 shares issued and
  outstanding....................................................................       4,000
Additional paid-in capital.......................................................     377,000
Distributions to stockholders....................................................    (406,000)
Accumulated earnings from operations.............................................     705,046
                                                                                   ----------
     Total stockholders' equity..................................................     680,046
                                                                                   ----------
          Total liabilities and stockholders' equity.............................  $3,893,602
                                                                                    =========

       The accompanying notes are an integral part of this balance sheet.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
Sub-acute and rehabilitation..................................................     $1,965,605
Alzheimers care...............................................................      1,063,937
Skilled nursing care..........................................................      5,449,292
Miscellaneous services........................................................        161,906
                                                                                  -----------
     Total revenue............................................................      8,640,740
                                                                                  -----------
Nursing services ($467,124 paid to an affiliate)..............................      4,286,037
Dietary services..............................................................        634,946
General services..............................................................      1,213,308
Provision for bad debts.......................................................         55,624
Management fees paid to an affiliate..........................................        797,900
Rent..........................................................................        860,211
Interest, net of income of $2,600.............................................         33,354
Depreciation and amortization.................................................         54,314
                                                                                  -----------
     Total expenses...........................................................      7,935,694
                                                                                  -----------
          Net income..........................................................     $  705,046
                                                                                  ===========

        The accompanying notes are an integral part of these statements.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                            COMMON STOCK
                                    ----------------------------
                                                      ADDITIONAL   DISTRIBUTIONS   ACCUMULATED       TOTAL
                                                       PAID-IN          TO          EARNINGS/    STOCKHOLDERS'
                                    SHARES   AMOUNT    CAPITAL     STOCKHOLDERS     (DEFICIT)       EQUITY
                                    ------   ------   ----------   -------------   -----------   -------------
Arkansas, Inc. ...................  1,000    $1,000    $     --     $        --     $      --      $   1,000
Cornerstone Care, Inc. ...........  1,000    1,000           --              --            --          1,000
Douglas Manor, Inc. ..............  1,000    1,000           --              --            --          1,000
Safford Care, Inc. ...............  1,000    1,000           --              --            --          1,000
                                    -------  -------
                                     ----        -
                                                      ----------
     Purchase of common stock.....  4,000    4,000           --              --            --          4,000
Douglas Manor, Inc. ..............     --       --      259,000              --            --        259,000
Safford Care, Inc. ...............     --       --      118,000              --            --        118,000
                                    -------  -------
                                     ----        -
                                                      ----------
     Additional capital
       contributions..............     --       --      377,000              --            --        377,000
Arkansas, Inc. ...................     --       --           --              --       442,759        442,759
Cornerstone Care, Inc. ...........     --       --           --              --       170,237        170,237
Douglas Manor, Inc. ..............     --       --           --              --       (58,419)       (58,419)
Safford Care, Inc. ...............     --       --           --              --       150,469        150,469
                                    -------  -------
                                     ----        -
                                                      ----------
     Net Income...................     --       --           --              --       705,046        705,046
Arkansas, Inc. ...................     --       --           --        (318,000)           --       (318,000)
Cornerstone Care, Inc. ...........     --       --           --         (88,000)           --        (88,000)
                                    -------  -------
                                     ----        -
                                                      ----------
     Distributions to
       stockholders...............     --       --           --        (406,000)           --       (406,000)
                                    -------  -------
                                     ----        -
                                                      ----------
Balances at December 31, 1995.....  4,000    $4,000    $377,000     $  (406,000)    $ 705,046      $ 680,046
                                    =========== ======== ==========

        The accompanying notes are an integral part of these statements.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
    Cash flows from operating activities:
    Net income..............................................................  $    705,046
    Adjustments to reconcile net income to net cash used in operating activities:
      Depreciation and amortization.........................................        54,314
      Provision for bad debts...............................................        55,624
      Deferred rent expense.................................................        91,428
      Changes in non-cash working capital:
         Patient accounts receivable........................................    (2,437,977)
         Inventory and other current assets.................................      (213,070)
         Accounts payable...................................................       430,382
         Accrued payroll, taxes and benefits................................       312,124
         Property taxes payable and other accrued expenses..................        52,920
         Unearned revenue...................................................        30,550
                                                                               -----------
           Net cash used in operating activities............................      (918,659)
                                                                               -----------
    Cash flows from investing activities:
    Purchase of property and equipment......................................      (229,455)
    Change in deposits and other assets.....................................       (70,605)
                                                                               -----------
      Net cash used in investing activities.................................      (300,060)
                                                                               -----------
    Cash flows from financing activities:
    Sale of common stock....................................................         4,000
    Amortization of lease obligation........................................       (22,292)
    Amounts due to affiliates, net..........................................     1,579,209
    Additional paid in capital..............................................       377,000
    Distributions to stockholders...........................................      (406,000)
                                                                               -----------
           Net cash provided by financing activities........................     1,531,917
                                                                               -----------
              Net increase in cash and cash equivalents.....................       313,198
              Cash and cash equivalents, at beginning of year...............  $         --
                                                                               ===========
              Cash and cash equivalents at end of year......................  $    313,198
                                                                               ===========
    Supplemental disclosure of non-cash investing and financing activities:
      Acquisition of capitalized equipment lease............................  $    739,235
                                                                               ===========

        The accompanying notes are an integral part of these statements.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

(1)  BUSINESS AND ORGANIZATION

     Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. (the "Sub-S Corporations"), operate skilled nursing centers providing restorative, rehabilitative, and sub-acute services and assisted living centers providing supervisory nursing services. As of December 31, 1995, the Sub-S Corporations lease four nursing homes and two assisted living centers with 579 total beds. The Sub-S Corporations do business in Colorado and Arizona. The Sub-S Corporations' nursing homes and assisted living centers are subject to licensing and regulation of their services by various federal and/or state government agencies. The Sub-S Corporations incorporated in Colorado on May 9, 1995.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Combination. The accompanying combined financial statements include the accounts of the Sub-S Corporations, which all have common ownership, with all significant intercompany accounts and transactions eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Property and Equipment. Property and equipment are recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of depreciable assets which range from three to ten years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 requires that the Sub-S Corporations perform a review of long-lived assets to assess whether an impairment of value exists. If such an impairment does exist, the related assets must be written down to fair value.

     The Sub-S Corporations are required to adopt SFAS 121 in fiscal 1996. Management has not yet determined what the ultimate impact of adopting this new Statement will be on the Sub-S Corporations' financial position or results of operations.

     Net Patient Service Revenue and Accounts Receivable. Patient revenue is reported at established rates or estimated net realizable amounts from third-party payors or others for services rendered. Credit risk exists to the extent that the Sub-S Corporations' most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

     Until the year of settlement, accounts receivable are reduced for the differences between recognized revenue and interim payments received from third-party payors. The Sub-S Corporations classify these

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

differences in contra-accounts in accounts receivable as payable to Medicare and Medicaid third-party payors until the year of settlement. These settlement amounts total $114,550 as of December 31, 1995.

     The Sub-S Corporations derived patient revenues from various sources in 1995, as follows:

          (a) state Medicaid programs (prospectively reimbursing historical allowable costs plus an inflation factor and profit factor), 42%;

          (b) federal Medicare program (retrospectively reimbursing actual allowable costs), 22%;

          (c) negotiated contracts with various government agencies and private insurance companies, 21%; and

          (d) private pay sources, 15%.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, deposits/accounts payable and long-term borrowings approximate their fair value. The fair value of the Sub-S Corporation's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Sub-S Corporations for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(4)  COMMITMENTS AND CONTINGENCIES

     The Sub-S Corporations lease nursing homes and assisted living centers, on a ten year base term expiring in 2005, under which the Sub-S Corporations possess (1) the right to renew for three additional 10 year terms and (2) the option to purchase the nursing homes and assisted living centers through the end of the base term and any renewals. The leases provide for certain restrictions on the maintenance and operation of the nursing homes and assisted living centers and an annual 2.5% escalation in the base rent. Future lease payments follow:

            1996....................................................  $ 1,642,264
            1997....................................................    1,683,320
            1998....................................................    1,725,403
            1999....................................................    1,768,538
            2000....................................................    1,812,752
            Thereafter..............................................    8,729,428
                                                                      -----------
                      Total base term rent..........................  $17,361,705
                                                                      ===========

     For financial reporting purposes leases are treated as operating leases and, for financial reporting purposes, the applicable future lease payments are being recognized on a straight-line allocation basis. The property and equipment of the Sub-S Corporations secure the leases. The leases contain various covenants

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

including completion of capital additions. The Sub-S Corporations complied with the covenants throughout 1995.

(5)  RELATED PARTY TRANSACTIONS

     The Sub-S Corporations incurred and paid for management and rehabilitation services from an entity having common ownership.

(6)  INCOME TAXES

     The Sub-S Corporations elected and have been granted S corporation status under the regulations of the Internal Revenue Service. Under these regulations, The Sub-S Corporations' taxable income is divided among, and passed through to, its stockholders. Therefore, the Sub-S Corporations do not account for income taxes and deferred tax assets or liabilities.

(7)  SUBSEQUENT EVENT

     On August 2, 1996 the Sub-S Corporations entered into agreements and plans of merger with Unison HealthCare Corporation ("Unison"). Through the mergers the Sub-S Corporations will become wholly owned subsidiaries of Unison. Outstanding shares of the Sub-S Corporations will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28,000,000. The merger agreements are subject to regulatory and shareholder approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of RehabWest, Inc.:

     We have audited the accompanying balance sheets of RehabWest, Inc. (a S corporation), as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RehabWest, Inc., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ANDERSON & WHITNEY, P.C.

Greeley, Colorado
September 27, 1996

                                REHABWEST, INC.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
ASSETS
Cash...................................................................  $153,867     $ 22,397
  Related party accounts receivable....................................   309,896      111,793
  Accounts receivable..................................................     2,273      209,942
  Bad debt allowance...................................................   (36,868)     (46,797)
                                                                         --------     --------
Accounts receivable, net...............................................   275,301      274,938
Prepaid expenses.......................................................     4,387        5,194
                                                                         --------     --------
     Total current assets..............................................   433,555      302,529
Equipment..............................................................    11,315        2,748
Accumulated depreciation...............................................    (6,288)        (458)
                                                                         --------     --------
Equipment, net.........................................................     5,027        2,290
Other assets...........................................................       595            0
                                                                         --------     --------
          TOTAL ASSETS.................................................  $439,177     $304,819
                                                                         ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.......................................................  $  4,542     $  7,513
Accrued wages..........................................................   120,914      114,319
Accrued payroll related................................................    92,994       28,974
Income taxes payable...................................................         0        7,433
Amounts owed to related party..........................................   122,923      165,350
                                                                         --------     --------
          TOTAL LIABILITIES............................................   341,373      323,589
Common stock, no par, 1,000,000 shares authorized, 340,000 shares
  issued and outstanding...............................................       340          340
Accumulated earnings/(deficit).........................................    97,464      (19,110)
                                                                         --------     --------
          TOTAL STOCKHOLDERS' EQUITY...................................    97,804      (18,770)
                                                                         --------     --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................  $439,177     $304,819
                                                                         ========     ========

                 See Accompanying Notes to Financial Statements

                                REHABWEST, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      ----------     ----------
Physical therapy....................................................  $1,309,515     $  432,240
Speech therapy......................................................     728,919        274,664
Occupational therapy................................................   1,342,792        384,514
                                                                      ----------     ----------
          TOTAL REVENUE.............................................   3,381,226      1,091,418
                                                                      ----------     ----------
Direct labor and related............................................   1,999,919        630,537
Contracted labor....................................................     248,257        106,902
Supplies and other..................................................      54,738         15,001
                                                                      ----------     ----------
COST OF SERVICES RENDERED...........................................   2,302,914        752,440
                                                                      ----------     ----------
GROSS PROFIT........................................................   1,078,312        338,978
                                                                      ----------     ----------
Labor and related...................................................     522,704        219,827
Supplies and other..................................................     113,707         35,810
Related party accounting fee........................................     301,038         32,772
Bad debts...........................................................           0         48,614
                                                                      ----------     ----------
  Total administrative expenses.....................................     937,449        337,023
Interest expense....................................................       8,862          7,363
Interest income.....................................................        (890)          (975)
                                                                      ----------     ----------
Interest, net.......................................................       7,972          6,388
Office rent.........................................................      10,487          6,446
Depreciation and amortization.......................................       5,830            798
                                                                      ----------     ----------
  Total general expenses, net.......................................      24,289         13,632
                                                                      ----------     ----------
          TOTAL INDIRECT EXPENSES...................................     961,738        350,655
                                                                      ----------     ----------
EARNINGS/(LOSS) BEFORE INCOME TAX...................................     116,574        (11,677)
INCOME TAXES........................................................           0          7,433
                                                                      ----------     ----------
          NET INCOME/(LOSS).........................................  $  116,574     $  (19,110)
                                                                      ==========     ==========

                 See Accompanying Notes to Financial Statements

                                REHABWEST, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         ACCUMULATED        TOTAL
                                                                          EARNINGS/      STOCKHOLDERS'
                                                  SHARES      AMOUNT      (DEFICIT)         EQUITY
                                                  -------     ------     -----------     ------------
BALANCES AT DECEMBER 31, 1993...................  340,000      $340       $       0        $    340
  Net loss......................................        0         0         (19,110)        (19,110)
                                                  -------      ----        --------        --------
BALANCES AT DECEMBER 31, 1994...................  340,000       340         (19,110)        (18,770)
  Net income....................................        0         0         116,574         116,574
                                                  -------      ----        --------        --------
BALANCES AT DECEMBER 31, 1995...................  340,000      $340       $  97,464        $ 97,804
                                                  =======      ====        ========        ========

                 See Accompanying Notes to Financial Statements

                                REHABWEST, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995          1994
                                                                       ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income/(loss)..................................................  $ 116,574     $ (19,110)
  Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
     Depreciation and amortization...................................      5,830           798
     Provision for bad debts.........................................     (9,929)       46,797
  Changes in non-cash working capital:
     Accounts receivable.............................................      9,566      (321,735)
     Prepaid expenses................................................        807        (5,194)
     Accounts payable................................................     (2,971)        7,513
     Accrued wages...................................................     64,020        28,974
     Accrued payroll related.........................................      6,595       114,319
     Income taxes payable............................................     (7,433)        7,433
     Related party payable...........................................     57,573        65,350
                                                                       ---------     ---------
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES..................    240,632       (74,855)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment..............................................     (8,567)       (2,748)
  Change in other assets.............................................       (595)            0
                                                                       ---------     ---------
NET CASH USED IN INVESTING ACTIVITIES................................     (9,162)       (2,748)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party notes payable..........................     60,000       100,000
  Principal payments on related party notes payable..................   (160,000)            0
                                                                       ---------     ---------
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES..................   (100,000)      100,000
                                                                       ---------     ---------
NET INCREASE/(DECREASE) IN CASH......................................    131,470        22,397
CASH, AT BEGINNING OF YEAR...........................................     22,397             0
                                                                       ---------     ---------
CASH, AT END OF YEAR.................................................  $ 153,867     $  22,397
                                                                       =========     =========

                 See Accompanying Notes to Financial Statements

                                REHABWEST, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

(1)  BUSINESS AND ORGANIZATION

     RehabWest, Inc., (the "Corporation") provides and manages Physical, Speech, and Occupational Therapy ("Therapy") programs in health care centers, predominantly, skilled nursing centers. As of December 31, 1995, the Corporation provided services to nine skilled nursing homes in Colorado (5) and Arizona (4), previously on December 31, 1994, the Corporation provided services to ten skilled nursing homes, one psychiatric medical center, one developmentally disabled medical center, and one home health agency in Colorado (11) and Arizona
(2). RehabWest earns a significant portion of its revenue from health care centers owned by entities having common owners (see Note 5 below). The Corporation's employees are subject to licensing and regulation by various state government agencies and the provision of Therapies in health care centers is regulated by various federal and state government agencies. The Corporation incorporated in Colorado on November 22, 1993, and began business operations in January of 1994.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Equipment. Equipment is recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of the depreciable assets.

     Net Therapy Revenue and Accounts Receivable. Revenue is reported at established rates or estimated net realizable amounts from private payors.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable, and borrowings approximate their fair value. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(4)  EQUITY

     The common stock carries certain rights, the more significant of which is that each share carries the right to one vote. The Corporation reserves 70,000 shares of authorized but unissued common stock for issuance to employees upon exercise of stock purchase options. No options were granted during 1994. As of December 31, 1995, granted options covering the purchase of 20,000 shares of common stock at $16.04 per share, which vest upon completion of certain conditions, none of which had occurred as of December 31, 1995.

(5)  RELATED PARTY TRANSACTIONS

     During 1995 and 1994, the Corporation earned 83% and 53%, respectively, of its revenue from health care centers owned by entities having common owners with RehabWest. The Corporation bills and accrues revenue the same at both related party and non-related party health care centers.

     During 1995 and 1994, the Corporation incurred and paid for accounting services to an entity having common owners with RehabWest.

                                REHABWEST, INC.

     During 1994 the Corporation received an advance of $100,000 and during 1995 an advance of $60,000 at 8% from entities having common owners with RehabWest. These advances were paid back during 1995. Cash paid for interest totaled $8,884 and $7,341 in 1995 and 1994 respectively.

(6)  COMMITMENTS AND CONTINGENCIES

     The Corporation leases office space for its corporate office, on a year to year basis. The lease is treated as an operating lease. The future base lease payments of exercised terms as of December 31, 1994 and 1995, was immaterial.

(7) INCOME TAXES

     During 1994 the Corporation was classified as a "C" corporation by the Internal Revenue Service (IRS) and accounted for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of events which have been included in the financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     The net deferred tax asset as of December 31, 1994, was comprised of the following.

                                                                                  1994
                                                                                 -------
    Allowances for bad debts...................................................  $ 9,360
                                                                                 -------
    Total current deferred tax asset...........................................    9,360
                                                                                 -------
    Deferred tax asset valuation allowance.....................................   (9,360)
                                                                                 -------
    Total net deferred taxes...................................................  $     0
                                                                                 =======

     The components of the income tax provision consist of the following.

                                                                                  1994
                                                                                 -------
    Federal....................................................................  $ 5,576
    State......................................................................    1,857
                                                                                 -------
    Current income tax provision...............................................    7,433
                                                                                 -------
    Federal....................................................................        0
    State......................................................................        0
                                                                                 -------
    Deferred income tax provision..............................................        0
                                                                                 -------
    Total income tax provision.................................................  $ 7,433
                                                                                 =======

     On January 1, 1995, the stockholders of the Corporation filed an election with, which was granted by, the IRS for classification as a "S" corporation. Under these regulations, the Corporation's taxable income is divided among, and passed through to, its stockholders. Therefore, the Corporation does not account for income taxes and deferred tax assets or liabilities after December 31, 1994. Cash paid for income taxes totaled $7,433 and $0 in 1995 and 1994, respectively.

(8)  RETIREMENT PLAN

     The Corporation has a 401(k) savings plan that covers substantially all employees who have attained age 21 and completed six months of service. Employer contributions are at the discretion of the Board of

                                REHABWEST, INC.

Directors. Employees become fully-vested after seven years of service for employer contributions. There were no employer contributions for 1995 or 1994.

(9)  CONCENTRATION OF CREDIT RISK

     At December 31, 1994, the Corporation had accounts receivable of $200,553 from four customers. Each of these customer's balances at year end exceeded 10% of the Corporation's total accounts receivable. The Corporation's policy is to not obtain collateral on accounts receivable.

     At December 31, 1995, the Corporation had various cash accounts totaling $153,867 in one commercial bank located in Greeley, Colorado. The cash balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

(10)  SUBSEQUENT EVENTS

     On March 1, 1996, all the outstanding shares of the Corporation were sold, by the then current stockholders, to the President of the Corporation. The new shareholder of the Corporation is unrelated to the previous owners of the Corporation's shares.

     In September of 1996, the Corporation reached an agreement in principal to merge with Unison HealthCare Corporation ("Unison"). Through the merger the Corporation will become a wholly owned subsidiary of Unison. Outstanding shares of the Corporation will be sold for cash. The merger is subject to negotiation of a definitive agreement, regulatory approval, and shareholder approval.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Henderson & Associates Rehabilitation and
  Sunbelt Therapy Management Services, Inc.

     We have audited the accompanying combined statements of operations and stockholders' equity and cash flows of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined results of operations and cash flows of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

May 16, 1996
Phoenix, Arizona

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                     COMBINED STATEMENTS OF OPERATIONS AND
                              STOCKHOLDERS' EQUITY

                                                                       YEAR ENDED DECEMBER 31
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
Net Patient Service Revenue.......................................    $4,803,845     $3,965,529
Operating Expenses:
  Salaries and related expenses...................................     3,710,351      2,840,249
  Contract labor..................................................       382,612        345,843
  Insurance.......................................................       202,814        230,980
  Office supplies and expenses....................................       127,262         88,902
  Rent............................................................        59,497         57,130
  Travel..........................................................       156,166        100,015
  Other...........................................................        92,892         82,754
  Depreciation....................................................        34,741         17,387
  Interest........................................................        12,335          6,651
                                                                      ----------     ----------
          Total operating expenses................................     4,778,670      3,769,911
                                                                      ----------     ----------
Income from operations............................................        25,175        195,618
Nonoperating losses...............................................       (39,744)       (46,626)
                                                                      ----------     ----------
Net (loss) income.................................................       (14,569)       148,992
Distributions to stockholders.....................................      (150,319)       (83,541)
Retained earnings at beginning of period..........................       234,578        169,127
                                                                      ----------     ----------
Retained earnings at end of period................................    $   69,690     $  234,578
                                                                      ==========     ==========

                            See accompanying notes.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31
                                                                       -----------------------
                                                                         1995          1994
                                                                       ---------     ---------
OPERATING ACTIVITIES
  Net (loss) income................................................    $ (14,569)    $ 148,992
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Depreciation..................................................       34,741        17,387
     Loss on partnership investment................................       16,278        22,457
     Loss on disposal of assets....................................       23,466        24,167
  Changes in operating assets and liabilities:
     Accounts receivable, net......................................     (128,913)        9,967
     Accounts payable..............................................        9,593        14,730
     Other accrued expenses and liabilities........................      177,420        66,649
     Customer deposits.............................................         (731)       28,067
                                                                       ---------     ---------
          Net cash provided by operating activities................      117,285       332,416
INVESTING ACTIVITIES
  Purchases of property and equipment..............................       (7,280)     (144,915)
  Changes in other assets..........................................      (21,910)      (28,969)
                                                                       ---------     ---------
          Net cash used in investing activities....................      (29,190)     (173,884)
FINANCING ACTIVITIES
  Proceeds from long-term debt.....................................      201,460        99,497
  Payments of long-term debt and capital lease obligation..........     (131,315)      (92,327)
  Distributions to stockholders....................................     (150,319)      (83,541)
                                                                       ---------     ---------
          Net cash used in financing activities....................      (80,174)      (76,371)
                                                                       ---------     ---------
  Increase in cash.................................................        7,921        82,161
  CASH at beginning of period......................................       61,858       (20,303)
                                                                       ---------     ---------
  CASH at end of period............................................    $  69,779     $  61,858
                                                                       =========     =========

                            See accompanying notes.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1.  ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS

     Henderson & Associates Rehabilitation (HAR) and Sunbelt Therapy Management Services, Inc. (Sunbelt) provide a variety of therapy services to patients, and contract their services to hospitals, home health agencies and other third-parties.

  PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. All significant intercompany accounts and transactions have been eliminated.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

  DEPRECIATION

     Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expenses as incurred.

  INCOME TAXES

     HAR and Sunbelt are S corporations, and taxable income or loss flows through to the individual stockholders for income tax purposes. Accordingly, no provision for income taxes or income tax liabilities has been included in the accompanying combined financial statements.

  NET PATIENT SERVICE REVENUE

     Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. HAR and Sunbelt have negotiated agreements with several organizations to provide therapy services based on fee schedules.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

2.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION

     Long-term debt and capital lease obligation consists of the following:

                                                                             DECEMBER 31
                                                                       -----------------------
                                                                         1995          1994
                                                                       ---------     ---------
Lines of credit....................................................    $  65,050     $  18,000
Note payable to a bank, due in monthly installments of $1,421,
  interest at 1% above prime through November 1996.................           --        30,003
Note payable to a bank in monthly installments of $1,282, interest
  at 1% above prime through October 1997...........................           --        31,510
Note payable to a credit union in monthly installments of $680,
  interest at 7.11% through December 1997..........................           --        22,000
Note payable to a bank, due in monthly installments of $2,245,
  interest at 8.25% through November 1998..........................       69,638            --
Note payable to a bank, due in monthly installments of $3,100, interest at .5% above the average yield of U.S. Treasury Bills through May 1996, at which time a final installment in the amount
  of the unpaid balance is due.....................................       46,785            --
Capital lease obligation in monthly installments of $818...........        5,725        15,540
                                                                       ---------     ---------
                                                                         187,198       117,053
Less current portion...............................................     (139,580)      (65,996)
                                                                       ---------     ---------
                                                                       $  47,618     $  51,057
                                                                       =========     =========

     HAR has negotiated a $35,000 line of credit with a bank at an interest rate of 1% over the prime rate.

     Sunbelt has negotiated a $50,050 line of credit with a bank at an interest rate of .5% over the bank's Base Lending Rate (8.5% at December 31, 1995).

     Both lines of credit are secured by personal guarantees of the stockholders.

     Sunbelt has a capital lease for physical therapy equipment with a bargain purchase option upon completion of the lease. At December 31, 1995, the leased equipment, which is included in property and equipment in the accompanying combined balance sheet, is carried at a cost of $21,310 less accumulated depreciation of $6,038.

     The lease expires in June 1996.

     The following is a schedule of principal maturities of long-term debt and capital lease obligation at December 31, 1995:

        1996............................................................     $139,580
        1997............................................................       23,907
        1998............................................................       23,711
                                                                             --------
                                                                             $187,198
                                                                             ========

3.  RELATED PARTIES

     HAR and Sunbelt share employees and expenses with several organizations of which the stockholders are owners. However, HAR and Sunbelt have not billed these organizations for shared activities and have not

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

identified the related costs, and the accompanying combined financial statements do not include revenue from these shared activities.

4.  EMPLOYEE BENEFIT PLAN

     Sunbelt has a qualified defined contribution plan covering all eligible employees. Contributions are determined based upon a percentage of each eligible employee's compensation, as defined by management. Contributions to the plan were approximately $3,809 in 1995 and $3,458 in 1994.

     HAR has a profit sharing plan covering all eligible employees. Contributions are at the discretion of management. No contributions were made to the plan in 1995 or 1994.

5.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by HAR and Sunbelt in estimating the fair value of their financial instruments:

     Cash, Accounts Payable and Accrued Liabilities: The carrying amounts reported in the combined balance sheets approximate their fair values.

     Long-Term Debt: The fair values of fixed rate issues are estimated using discounted cash flow analyses based on the current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of all fixed and variable rate issues approximate their fair values.

6.  SUBSEQUENT EVENT

     Unison HealthCare Corporation purchased 90% of the common stock of HAR and Sunbelt effective February 1, 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Unison HealthCare Corporation

     We have audited the accompanying combined statements of operations, and cash flows of the Franciscan Health Care Centers at Enumclaw and Walla Walla (the Companies) for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, combined results of their operations and their cash flows of the Companies for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP
Phoenix, Arizona
October 4, 1996

                       FRANCISCAN HEALTH CARE CENTERS AT
                            ENUMCLAW AND WALLA WALLA

                       COMBINED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED JUNE 30,
                                                         ----------------------------------------
                                                            1994           1995           1996
                                                         ----------     ----------     ----------
Changes in unrestricted net assets:
Revenues:
  Net patient..........................................  $5,367,940     $5,571,282     $4,991,628
  Other................................................       3,221          1,026            584
                                                         ----------     ----------     ----------
Total..................................................   5,371,161      5,572,308      4,992,212
Expenses:
  Wages and related....................................   4,158,494      4,576,574      4,107,961
  Other................................................   1,412,513      1,424,319      1,554,089
  Depreciation.........................................     276,853        240,153        268,934
                                                         ----------     ----------     ----------
Total..................................................   5,847,860      6,241,046      5,930,984
                                                         ----------     ----------     ----------
Net loss...............................................  $ (476,699)    $ (668,738)    $ (938,772)
                                                         ==========     ==========     ==========

                            See accompanying notes.

                       FRANCISCAN HEALTH CARE CENTERS AT
                            ENUMCLAW AND WALLA WALLA

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED JUNE 30
                                                          -------------------------------------
                                                            1994          1995          1996
                                                          ---------     ---------     ---------
OPERATING ACTIVITIES
Net loss................................................  $(476,699)    $(668,738)    $(938,772)
Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:
  Depreciation..........................................    276,853       240,153       268,934
  Provision for doubtful accounts.......................      5,619        20,523       104,502
  Changes in operating assets and liabilities:
     Accounts receivable................................    262,725      (404,232)     (386,721)
     Prepaids and other.................................     (4,980)       53,380       (43,474)
     Accounts payable and accrued expenses..............      5,884        (2,967)      524,251
                                                          ---------     ---------     ---------
Net cash provided by (used in) operating activities.....     69,402      (761,881)     (471,280)
INVESTING ACTIVITIES
Purchases of property and equipment.....................   (158,892)      (63,288)     (326,685)
                                                          ---------     ---------     ---------
Net cash used in investing activities...................   (158,892)      (63,288)     (326,685)
FINANCING ACTIVITIES
Net transfers from affiliates...........................     89,993       825,440       799,850
                                                          ---------     ---------     ---------
Net cash provided by financing activities...............     89,993       825,440       799,850
                                                          ---------     ---------     ---------
Net increase in cash....................................        503           271         1,885
Cash at beginning of period.............................        699         1,202         1,473
                                                          ---------     ---------     ---------
Cash at end of period...................................  $   1,202     $   1,473     $   3,358
                                                          =========     =========     =========

                             See accompanying notes

                       FRANCISCAN HEALTH CARE CENTERS AT
                            ENUMCLAW AND WALLA WALLA

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

DESCRIPTION OF BUSINESS

     Franciscan Health Care Center at Enumclaw (Enumclaw) is a 148 bed skilled nursing facility located in Enumclaw, Washington. Franciscan Health Care Center at Walla Walla (Walla Walla) is a 74 bed skilled nursing facility located in Walla Walla, Washington. Unison HealthCare Corporation (Unison) began operating Enumclaw and Walla Walla through the terms of an operating lease agreement effective August 1996. Prior to August 1996, both Enumclaw and Walla Walla were operating divisions of Franciscan ElderCare Corporation (FEC), a Delaware not-for-profit corporation.

SIGNIFICANT ACCOUNTING POLICIES

  Basis of Combination

     The accompanying combined financial statements include the accounts of Enumclaw and Walla Walla, (collectively referred to as the Companies).

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

  Net Patient Revenues

     The Companies' revenues are derived primarily from providing long-term health care services. Approximately 83, 77 and 78 percent of the Companies' net patient revenues for the years ended June 30, 1996, 1995 and 1994, respectively, were derived from Medicare and Medicaid assistance programs and approximately 71 and 87 percent of the Companies' net patient accounts receivable at June 30, 1996 and 1995, respectively, are due from such programs. These revenues are reported at their estimated net realizable amounts and are subject to audit and retroactive adjustments. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The collectibility of receivables from Medicare and Medicaid are dependent upon the performance of these programs.

     A provision for doubtful accounts is made when the related revenue is recorded. Accounts, when determined to be uncollectible, are charged against the allowance for doubtful accounts. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered and are adjusted in the period of settlement.

     The estimated third party payor settlements under the Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

  Depreciation

     Depreciation is computed using the straight-line method over the respective estimated useful lives of the respective assets. The Companies' property and equipment serves as collateral with FEC's pooled financing bonds.

                       FRANCISCAN HEALTH CARE CENTERS AT
                            ENUMCLAW AND WALLA WALLA

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

RELATED PARTY TRANSACTIONS

     The Companies represent two of several facilities operated as divisions of FEC. FEC makes advances to its divisions for operating purposes and the divisions forward cash receipts to FEC as part of FEC's centralized cash management system. Consequently, the Companies' combined financial statements do not include certain accounts, such as operating cash and debt. The results of transactions between FEC and the Companies are reflected as net transfers from affiliates in the accompanying combined statements of operations and changes in net assets.

     Prior to December 1, 1994, management services were provided to the Companies by FEC. Management fees allocated from FEC totaled $283,000 for the year ended June 30, 1994 and $23,000 for the five months ended November 30, 1994. From December 1, 1994 to June 30, 1996, management services were provided to the Companies by Unison, based on a percentage of net patient revenue. Management fees totaled $298,000 in 1996 and $182,000 in 1995, and are included in other expenses. Management fee accrual totaled $26,252 at June 30, 1996 and $16,493 at June 30, 1995.

LEASES

     Future minimum lease payments for the Companies at June 30, 1996, by year and in the aggregate, under noncancelable operating lease arrangements with initial or remaining terms of one year or more consist of the following:

            1997.....................................................  $  629,724
            1998.....................................................     629,724
            1999.....................................................     629,724
            2000.....................................................     629,724
            2001.....................................................     629,724
            Thereafter...............................................   5,341,980
                                                                       ----------
                                                                       $8,490,600
                                                                        =========

INSURANCE

     Health care companies are subject to medical malpractice, personal injury and other liability claims that are customary risks inherent in their operations and are generally covered by insurance. The Companies are subject to claims and litigation for which FEC carries professional, general liability and other insurance coverages. In the opinion of the Companies management, the outcome of such claims and litigation will not have a material impact on the Companies' combined financial position or results of operations.

SUBSEQUENT EVENT

     In July 1996, FEC entered into a purchase agreement, pursuant to which Monica R. Salusky and Walla Walla Partners, L.P. (the acquirers) purchased certain accounts receivable, equipment, leasehold improvements and supply inventory, and acquired FEC's rights under certain contracts of the Companies. Beginning in August of 1996, Unison leased the Companies' skilled nursing facilities from the acquirers. The lease agreements require that Unison be responsible for management and operation of the Companies' facilities.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   10
Certain Federal Income Tax
  Consequences........................   25
Use of Proceeds.......................   25
Capitalization........................   27
Unaudited Pro Forma Condensed Com-
  bined Financial Statements..........   28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   35
Business..............................   46
Management............................   61
Certain Transactions..................   67
Principal Stockholders................   70
Description of the Senior Notes.......   71
The Registration Rights Agreement.....   96
Plan of Distribution..................   98
Legal Matters.........................   99
Experts...............................   99
Available Information.................  100
Proposed Amendment to the Registration
  Rights Agreement....................  A-1
Index to Financial Statements.........  F-1

                               ------------------
    UNTIL            , 1997 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================
======================================================

                                  $100,000,000

                                      LOGO
                         UNISON HEALTHCARE CORPORATION

                         12 1/4% SENIOR NOTES DUE 2006
             ------------------------------------------------------

                      OFFER TO EXCHANGE ITS 12 1/4% SENIOR
                           NOTES DUE 2006, WHICH HAVE
                           BEEN REGISTERED UNDER THE
                          SECURITIES ACT, FOR ANY AND
                             ALL OF ITS OUTSTANDING
                         12 1/4% SENIOR NOTES DUE 2006

             ------------------------------------------------------

                                            , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under provisions of Section 145 of the Delaware General Corporation Law and the Bylaws of the Company (Exhibit 3.2 hereto), directors, officers and persons controlling the Company are indemnified by the Company under certain circumstances for certain liabilities and expenses. In addition, officers and directors of the Company are insured, under a policy of insurance paid for by the Company, under certain circumstances for certain liabilities and expenses.

     Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Certificate of Incorporation (Exhibits 3.1 and 3.1.1 hereto) and Bylaws of the Company include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for such indemnification is asserted (except to the extent that such claim seeks reimbursement of expenses in connection with a successful defense of any action, suit or proceeding) by a director, officer or controlling person of the Company in connection with the securities being registered and the Securities and Exchange Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (C) EXHIBITS

   2        Second Amended and Restated Purchase and Sale Agreement among Unison HealthCare
            Corporation and Whitehead Family Investments, Ltd., as amended (incorporated by reference to Exhibit 2 to Amendment No. 1 to the Registration Statement on Form
            S-1 filed on November 16, 1995, File No. 33-97662)
   2.1      Modification Agreement dated April 15, 1996 among Unison HealthCare Corporation,
            BritWill HealthCare Company and Bruce H. Whitehead (incorporated by reference to
            Exhibit 2.1 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1995)
   2.1.1    Modification Agreement dated August 28, 1996 among Unison HealthCare Corporation,
            BritWill HealthCare Company and Bruce H. Whitehead (incorporated by reference to
            Exhibit 2.1.1 to the Registration Statement on Form S-4 filed on September 18,
            1996, File No. 333-12263)
   2.2      Purchase and Sale Agreement effective as of February 1, 1996 by and among Unison
            HealthCare Corporation, a Delaware corporation, Sunbelt Therapy Management
            Services, Inc., an Arizona corporation, Paul G. Henderson and Paige B. Plash
            (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on April 12, 1996)
   2.2.1    Agreement for Purchase of Shares as of November 24, 1996, among Unison HealthCare
            Corporation, Paul G. Henderson and Paige B. Plash (incorporated by reference to
            Exhibit 2.2.1 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)

   2.3      Agreement and Plan of Merger among Unison HealthCare Corporation, Signature Health
            Care Corporation, David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q for the period ended
            June 30, 1996)
   2.3.1    Amendment to Agreement and Plan of Merger among Union HealthCare Corporation,
            Signature Health Care Corporation, David A. Kremser and John D. Filkoski
            (incorporated by reference to Exhibit 2.3.1 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)
   2.4      Agreement and Plan of Merger among Unison HealthCare Corporation, Arkansas, Inc.,
            David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit 2.4 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996)
   2.5      Agreement and Plan of Merger among Unison HealthCare Corporation, Cornerstone
            Care, Inc., David A. Kremser and John D. Filkoski (incorporated by reference to
            Exhibit 2.5 to the Company's Quarterly Report on Form 10-Q for the period ended
            June 30, 1996)
   2.6      Agreement and Plan of Merger among Unison HealthCare Corporation, Douglas Manor,
            Inc., David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit
            2.6 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
            1996)
   2.7      Agreement and Plan of Merger among Unison HealthCare Corporation, Safford Care,
            Inc., David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit
            2.7 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
            1996)
   2.7.1    Amendment to Agreements and Plans of Merger among Unison HealthCare Corporation,
            Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., Safford Care, Inc.,
            David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit 2.7.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   2.8      Agreement and Plan of Merger among Unison HealthCare Corporation, a Delaware corporation, Labco Acquisition Co., a Delaware corporation, and American
            Professional Holding, Inc., a Utah corporation (incorporated by reference to the
            Company's Current Report on Form 8-K dated July 31, 1996)
   2.8.1    First Amendment to Agreement and Plan of Merger among Unison HealthCare
            Corporation, a Delaware corporation, Labco Acquisition Co., a Delaware corporation, and American Professional Holding, Inc., a Utah corporation
            (incorporated by reference to Exhibit 2.8.1 to Amendment No. 1 to the Registration
            Statement on Form S-4 filed on October 11, 1996, File No. 333-12263)
   2.9      Agreement and Plan of Merger among Unison HealthCare Corporation, a Delaware corporation, Memphis Acquisition Co., a Delaware corporation, and Memphis Clinical
            Laboratory, Inc., a Tennessee corporation (incorporated by reference to the
            Company's Current Report on Form 8-K dated July 31, 1996)
   2.10     Stock Purchase Agreement among Unison HealthCare Corporation, Linda Redwine, David
            A. Kremser and John D. Filkoski (incorporated by reference to the Company's
            Current Report on Form 8-K dated October 10, 1996)
   3.1      Restated Certificate of Incorporation of Unison HealthCare Corporation
            (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration
            Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   3.1.1    Amendment to Restated Certificate of Incorporation of Unison HealthCare
            Corporation (incorporated by reference to Exhibit 3.1.1 to the Company's Annual
            Report on Form 10-K for the year ended December 31, 1996)
   3.2      Articles of Incorporation of SunQuest SPC, Inc. (incorporated by reference to
            Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.3      Certificate of Incorporation of BritWill HealthCare Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
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   3.4      Certificate of Incorporation of BritWill Investments-I, Inc. (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.5      Certificate of Incorporation of BritWill Investments-II, Inc. (incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.6      Certificate of Incorporation of BritWill Funding Corporation (incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.7      Articles of Incorporation of Emory Care Center, Inc. (incorporated by reference to
            Exhibit 3.7 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.8      Charter of Memphis Clinical Laboratory, Inc. (incorporated by reference to Exhibit
            3.8 to the Company's Annual Report on Form 10-K for the year ended December 31,
            1996)
   3.9      Articles of Incorporation of American Professional Holding, Inc. (incorporated by reference to Exhibit 3.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.10     Articles of Incorporation of Ampro Medical Services, Inc. (incorporated by reference to Exhibit 3.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.11     Articles of Incorporation of Gamma Laboratories, Inc. (incorporated by reference to Exhibit 3.11 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.12     Certificate of Incorporation of Signature Health Care Corporation (incorporated by reference to Exhibit 3.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.13     Articles of Incorporation of Brookshire House, Inc. (incorporated by reference to
            Exhibit 3.13 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.14     Articles of Incorporation of Christopher Nursing Center, Inc. (incorporated by reference to Exhibit 3.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.15     Articles of Incorporation of Amberwood Court, Inc. (incorporated by reference to
            Exhibit 3.15 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.16     Articles of Incorporation of The Arbors Health Care Center, Inc. (incorporated by reference to Exhibit 3.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.17     Articles of Incorporation of Los Arcos, Inc. (incorporated by reference to Exhibit
            3.17 to the Company's Annual Report on Form 10-K for the year ended December 31,
            1996)
   3.18     Articles of Incorporation of Pueblo Norte, Inc. (incorporated by reference to
            Exhibit 3.18 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.19     Articles of Incorporation of Rio Verde Nursing Center, Inc. (incorporated by reference to Exhibit 3.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.20     Articles of Incorporation of Signature Management Group, Inc. (incorporated by reference to Exhibit 3.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.21     Articles of Incorporation of Cornerstone Care, Inc. (incorporated by reference to
            Exhibit 3.21 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.22     Articles of Incorporation of Arkansas, Inc. (incorporated by reference to Exhibit
            3.22 to the Company's Annual Report on Form 10-K for the year ended December 31,
            1996)
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   3.23     Articles of Incorporation of Douglas Manor, Inc. (incorporated by reference to
            Exhibit 3.23 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.24     Articles of Incorporation of Safford Care, Inc. (incorporated by reference to
            Exhibit 3.24 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.25     Articles of Incorporation of RehabWest, Inc. (incorporated by reference to Exhibit
            3.25 to the Company's Annual Report on Form 10-K for the year ended December 31,
            1996)
   3.26     Articles of Incorporation of Quest Pharmacies, Inc., as amended, and related
            Shareholder Agreements (incorporated by reference to Exhibit 3.26 to the Company's
            Annual Report on Form 10-K for the year ended December 31, 1996)
   3.27     Articles of Incorporation of Sunbelt Therapy Management Services, Inc.
            (incorporated by reference to Exhibit 3.27 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)
   3.28     Articles of Incorporation of Decatur SportsFit & Wellness Center, Inc.
            (incorporated by reference to Exhibit 3.28 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)
   3.29     Articles of Incorporation of Therapy Health Systems, Inc. (incorporated by reference to Exhibit 3.29 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.30     Articles of Incorporation of Henderson & Associates Rehabilitation, Inc.
            (incorporated by reference to Exhibit 3.30 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)
   3.31     Articles of Incorporation of Sunbelt Therapy Management Services, Inc.
            (incorporated by reference to Exhibit 3.31 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)
   3.32     Articles of Incorporation of Cedar Care, Inc. (incorporated by reference to
            Exhibit 3.32 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.33     Articles of Incorporation of Sherwood Healthcare Corporation (incorporated by reference to Exhibit 3.33 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.34     Partnership Agreement of BritWill Indiana Partnership (incorporated by reference to Exhibit 3.34 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.35     Bylaws of Unison HealthCare Corporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
            33-97662)
   3.36     Bylaws of Henderson & Associates Rehabilitation, Inc. (incorporated by reference to Exhibit 3.36 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.37     Form of Bylaws of SunQuest SPC, Inc., The Arbors Health Care Center, Inc. and
            Sunbelt Therapy Management Services, Inc. (incorporated by reference to Exhibit
            3.37 to the Company's Annual Report on Form 10-K for the year ended December 31,
            1996)
   3.38     Form of Bylaws of Brookshire House, Inc., Christopher Nursing Center, Inc.,
            Amberwood Court, Inc., Los Arcos, Inc., Pueblo Norte, Inc., Rio Verde Nursing
            Center, Inc., Signature Management Group, Inc., Cornerstone Care, Inc., Arkansas,
            Inc., Douglas Manor, Inc., Safford Care, Inc. and RehabWest, Inc. (incorporated by reference to Exhibit 3.38 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.39     Form of Bylaws of BritWill HealthCare Company, BritWill Investments-I, Inc.,
            BritWill Investments-II, Inc., BritWill Funding Corporation and Signature Health
            Care Corporation (incorporated by reference to Exhibit 3.39 to the Company's
            Annual Report on Form 10-K for the year ended December 31, 1996)
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   3.40     Bylaws of Therapy Health Systems, Inc. (incorporated by reference to Exhibit 3.40 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.41     Bylaws of Gamma Laboratories, Inc. (incorporated by reference to Exhibit 3.41 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.42     Bylaws of Memphis Clinical Laboratory, Inc. (incorporated by reference to Exhibit
            3.42 to the Company's Annual Report on Form 10-K for the year ended December 31,
            1996)
   3.43     Bylaws of Emory Care Center, Inc. (incorporated by reference to Exhibit 3.43 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.44     Bylaws of Ampro Medical Services, Inc. (incorporated by reference to Exhibit 3.44 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   3.45     Bylaws of American Professional Holding, Inc. (incorporated by reference to
            Exhibit 3.45 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   3.46     Form of Bylaws of Cedar Care, Inc. and Sherwood Healthcare Corporation**
   4.1      Specimen 12 1/4% Senior Note due 2006 (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   4.2      Securities Purchase Agreement dated as of October 28, 1996 between Unison
            HealthCare Corporation and the Initial Purchasers (incorporated by reference to
            Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
   4.3      Indenture dated as of October 31, 1996 among Unison HealthCare Corporation, the
            Guarantors and First Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)
   4.3.1    Supplement No. 1 dated as of February 1, 1997 to Indenture dated as of October 28,
            1996 (incorporated by reference to Exhibit 4.3.1 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1996)
   4.4      Senior Note Registration Rights Agreement dated as of October 31, 1996 among
            Unison HealthCare Corporation, the Guarantors and the Initial Purchasers
            (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)
   5.1      Form of Opinion Regarding Legality of Securities*
   9        Voting Agreement among the Company and Messrs. Walker, Rollins, Contris, Lynch,
            Boystak and King (incorporated by reference to Exhibit 9 to the Registration
            Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.1      Promissory Note of Unison HealthCare Corporation to the Agent for the Former
            BritWill Shareholders in the amount of $1,000,000 dated May 6, 1996 (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-Q filed on May 15, 1996, File No. 0-27374)
  10.1.1    Second Amended and Restated Subordinated Promissory Note of the Company to the
            former shareholders of BritWill (incorporated by reference to Exhibit 10.1.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)
  10.1.2    Contingent Payment Agreement dated April 15, 1996 among Unison HealthCare
            Corporation, BritWill HealthCare Company and Bruce H. Whitehead (incorporated by reference to Exhibit 10.1.2 to the Company's Annual Report on Form 10-K for the
            year ended December 31, 1995)
  10.2      Term Note of the Company to the former shareholders of BritWill (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on
            October 2, 1995, File No. 33-97662)
  10.3      Convertible Debenture of the Company issued to the former shareholders of BritWill
            (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration
            Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
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  10.4      Renewal Note of BritWill to the former shareholders of BritWill (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 filed on
            December 4, 1995, File No. 33-97662)
  10.4.1    Letter agreement modifying the Term Note and the Renewal Note (incorporated by reference to Exhibit 10.4.1 to Amendment No. 2 to the Registration Statement on
            Form S-1 filed on December 4, 1995, File No. 33-97662)
  10.5      $500,000 Supplemental Note of the Company to the former shareholders of BritWill
            (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form
            S-1 filed on October 2, 1995, File No. 33-97662)
  10.5.1    Letter agreement regarding the $500,000 Supplemental Note (incorporated by reference to Exhibit 10.5.1 to Amendment No. 1 to the Registration Statement on
            Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.6      $250,000 Supplemental Note of the Company to WFI (incorporated by reference to
            Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
            November 16, 1995, File No. 33-97662)
  10.7      Example of Stock Pledge Agreement of certain officers and the Former Shareholders of BritWill (incorporated by reference to Exhibit 10.7 to the Registration
            Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.8      Registration Rights Agreement between the Company and WFI (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on
            October 2, 1995, File No. 33-97662)
  10.9      Employment Agreement of Jerry M. Walker (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
            1995, File No. 33-97662)
  10.10     Employment Agreement of Phillip R. Rollins, Sr. (incorporated by reference to
            Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.11     Employment Agreement of Craig R. Clark (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
            1995, File No. 33-97662)
  10.12     Employment Agreement of Paul J. Contris (incorporated by reference to Exhibit
            10.12 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
            November 16, 1995, File No. 33-97662)
  10.13     Employment and Non-Competition Agreement of L. Robert Oberfield (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on
            Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.14     Shareholders Agreement dated May 15, 1995, among Quest Pharmacies, Inc., the
            Company and L. Robert Oberfield (incorporated by reference to Exhibit 10.14 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.15     Unison HealthCare Corporation 1995 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the
            year ended December 31, 1996)
  10.16     [Intentionally Omitted]
  10.17     Receivables Acquisition Agreement, dated November 14, 1994, as amended, with
            HealthPartners Funding, L.P. (incorporated by reference to Exhibit 10.17 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.18     Agreements between the Company and Trouver Capital Partners, L.P. dated March 16,
            1992 and July 10, 1995 (incorporated by reference to Exhibit 10.18 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
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  10.19     Agreement between BritWill and Trouver Capital Partners, L.P. dated September 15,
            1992, as amended (incorporated by reference to Exhibit 10.19 to the Registration
            Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.20     Master Lease between BritWill -- I and Omega, dated as of November 1, 1992, for
            Capital Care HealthCare Center, Cedar Crest HealthCare Center (Wellington Manor),
            English Estates (Kingsbury Rehabilitation and HealthCare Center), Lockerbie
            HealthCare Center, Parkview Manor and Sunset Manor (incorporated by reference to
            Exhibit 10.20 to the Registration Statement on Form S-1 filed on October 2, 1995,
            File No. 33-97662)
  10.21     Agreement of Acquisition and Lease between BritWill and Omega, dated as of
            November 1, 1992 (incorporated by reference to Exhibit 10.21 to the Registration
            Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.22     Leasehold Mortgage between BritWill -- I and Omega, dated November 1, 1992
            (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form
            S-1 filed on October 2, 1995, File No. 33-97662)
  10.23     Loan Agreement (Texas Facilities) between BritWill Investments -- Texas and Omega, dated April 1, 1993 (incorporated by reference to Exhibit 10.23 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.24     [Intentionally Omitted]
  10.25     Loan Agreement between BritWill Investments -- Texas and Omega, dated November 30,
            1993 (incorporated by reference to Exhibit 10.25 to the Registration Statement on
            Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.26     BritWill Master Guaranty between BritWill and Omega, dated November 30, 1993
            (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form
            S-1 filed on October 2, 1995, File No. 33-97662)
  10.27     Letter of Credit Agreement between BritWill Investments -- II and Omega, dated
            November 30, 1993 (incorporated by reference to Exhibit 10.27 to the Registration
            Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.28     Master Lease between BritWill -- II and Omega, dated as of November 30, 1993
            (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form
            S-1 filed on October 2, 1995, File No. 33-97662)
  10.29     Agreement Regarding Financial Covenants Compliance and Amendment Agreement among
            BritWill and Omega, dated December 13, 1994 (incorporated by reference to Exhibit
            10.29 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
            33-97662)
  10.30     Master Lease between BritWill -- II and Omega, dated December 12, 1994
            (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form
            S-1 filed on October 2, 1995, File No. 33-97662)
  10.31     Amendment Agreement between the Company and Omega, dated August 10, 1995
            (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form
            S-1 filed on October 2, 1995, File No. 33-97662)
  10.32     Unison Master Guaranty to Omega, dated August 10, 1995 (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1 filed on October 2,
            1995, File No. 33-97662)
  10.32.1   Letter Agreement among Unison HealthCare Corporation, Bruce H. Whitehead and Omega
            dated October 31, 1996 (incorporated by reference to Exhibit 10.32.1 to the
            Company's Annual Report on Form 10-K for the year ended December 31, 1996)
  10.33     Subordinated Promissory Note in the amount of $2,475,000 of BritWill to WFI, dated
            December 24, 1992 (incorporated by reference to Exhibit 10.33 to the Registration
            Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
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  10.34     Participation Agreement among BritWill, WFI and Garth Financial Services, Inc., dated December 24, 1992 (incorporated by reference to Exhibit 10.34 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.35     Bonus Participation Agreement between BritWill and WFI, dated December 24, 1992
            (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form
            S-1 filed on October 2, 1995, File No. 33-97662)
  10.36     Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in
            the amount of $1,081,548.39, dated November, 1993 (incorporated by reference to
            Exhibit 10.36 to the Registration Statement on Form S-1 filed on October 2, 1995,
            File No. 33-97662)
  10.37     Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in
            the amount of $500,000, dated November, 1993 (incorporated by reference to Exhibit
            10.37 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
            33-97662)
  10.38     Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in
            the amount of $660,000, dated November, 1993 (incorporated by reference to Exhibit
            10.38 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
            33-97662)
  10.39     [Intentionally Omitted]
  10.40     Management Services Agreement between Unison and Lake City Nursing Homes, Inc., dated December 1, 1993 (incorporated by reference to Exhibit 10.40 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.41     Lease Contract and Agreement between BritWill Investments -- Texas, as Lessor and
            BritWill -- II, as Lessee, dated December 1, 1993, for Four States Care Center,
            Heritage Plaza Nursing Center, Pine Haven Care Center, Reunion Plaza Senior Care
            and Retirement Center and Texarkana Nursing Center (incorporated by reference to
            Exhibit 10.41 to the Registration Statement on Form S-1 filed on October 2, 1995,
            File No. 33-97662)
  10.42     Management Agreement between Sherwood HealthCare Corp. and BritWill Investments --
            Indiana, dated November 1, 1991, as amended, for Capital Care, Parkview, Sunset
            Manor, Boonville, Holiday Manor, Kendallville Manor and Owensville (incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-1 filed on
            October 2, 1995, File No. 33-97662)
  10.43     Management Agreement between Cedar Care, Inc. and BritWill Investments -- Indiana,
            dated November 1, 1991, as amended, for Cedar Crest, Country Side, English, Harty,
            Lockerbie and Willow Manor (incorporated by reference to Exhibit 10.43 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.44     [Intentionally Omitted]
  10.44.1   Lease for Oakwood Nursing Care Center (incorporated by reference to Exhibit
            10.44.1 to the Company's Annual Report on Form 10-K for the year ended December
            31, 1996)
  10.45     Lease for Elkhart Nursing Home (incorporated by reference to Exhibit 10.45 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.46     Management Services Agreement between the Company and Marshall Manor (Michigan), dated September 15, 1992 (incorporated by reference to Exhibit 10.46 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
  10.47     Leases for Center (aka Pine Grove Care Center) and Waxahachie (aka Pleasant Manor
            Living Center) with BritWill Investments -- Texas (incorporated by reference to
            Exhibit 10.47 to the Registration Statement on Form S-1 filed on October 2, 1995,
            File No. 33-97662)
  10.48     Management Services Agreement between the Company and HP/HealthCare Acquirors,
            Inc. for Windsor Manor (incorporated by reference to Exhibit 10.48 to the
            Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
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  10.49     Management Services Agreement for Bayshore Convalescent Center (incorporated by reference to Exhibit 10.49 to the Registration Statement on Form S-1 filed on
            October 2, 1995, File No. 33-97662)
  10.50     Lease for Henry Clay Villa, dated July 1, 1995 (incorporated by reference to
            Exhibit 10.50 to the Registration Statement on Form S-1 filed on October 2, 1995,
            File No. 33-97662)
  10.51     Lease for Marshall Manor Nursing Home (Alabama) (incorporated by reference to
            Exhibit 10.51 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.52     [Intentionally Omitted]
  10.53     [Intentionally Omitted]
  10.54     [Intentionally Omitted]
  10.55     Sublease for Ridgewood Health Care Center (incorporated by reference to Exhibit
            10.55 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
            November 16, 1995, File No. 33-97662)
  10.56     Management Services Agreement for Peachtree Nursing Center (aka Smyrna Nursing
            Center) and Rehabilitation Facility, dated September 15, 1993 (incorporated by reference to Exhibit 10.56 to Amendment No. 1 to the Registration Statement on
            Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.57     Management Services Agreement for St. Barnabas Nursing Home, and Retirement
            Apartments, dated January 12, 1995 (incorporated by reference to Exhibit 10.57 to
            Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
            1995, File No. 33-97662)
  10.58     [Intentionally Omitted]
  10.59     Lease for Boonville Convalescent Center (incorporated by reference to Exhibit
            10.59 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
            November 16, 1995, File No. 33-97662)
  10.60     [Intentionally Omitted]
  10.61     [Intentionally Omitted]
  10.62     [Intentionally Omitted]
  10.63     Sublease for Holiday Manor (incorporated by reference to Exhibit 10.63 to
            Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
            1995, File No. 33-97662)
  10.64     [Intentionally Omitted]
  10.65     [Intentionally Omitted]
  10.66     Lease for Owensville Convalescent Center (incorporated by reference to Exhibit
            10.66 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
            November 16, 1995, File No. 33-97662)
  10.67     [Intentionally Omitted]
  10.68     [Intentionally Omitted]
  10.69     [Intentionally Omitted]
  10.70     Lease for Willow Manor Convalescent Center (incorporated by reference to Exhibit
            10.70 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
            November 16, 1995, File No. 33-97662)
  10.71     Lease for Bonner Health Center, dated February 1, 1995 (incorporated by reference to Exhibit 10.71 to Amendment No. 1 to the Registration Statement on Form S-1
            filed on November 16, 1995, File No. 33-97662)

  10.72     Lease for Hillside Care Center (aka Prairie Manor), dated February 1, 1995
            (incorporated by reference to Exhibit 10.72 to Amendment No. 1 to the Registration
            Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.73     Lease for Oswego Manor, dated March 2, 1994 (incorporated by reference to Exhibit
            10.73 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
            November 16, 1995, File No. 33-97662)
  10.74     [Intentionally Omitted]
  10.75     Lease for SunCrest HealthCare Center, dated September 14, 1994 (incorporated by reference to Exhibit 10.75 to Amendment No. 1 to the Registration Statement on
            Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.76     Sublease for The Oaks of Boise (aka Franciscan Health Care Center of Boise)
            (incorporated by reference to Exhibit 10.76 to Amendment No. 1 to the Registration
            Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.77     Lease for Mountainside Care Center (aka Sandpoint Manor) and St. Francis Preschool
            and Childcare Center (incorporated by reference to Exhibit 10.77 to Amendment No.
            1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No.
            33-97662)
  10.77.1   Sublease for Mountainside Care Center (incorporated by reference to Exhibit
            10.77.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
            November 16, 1995, File No. 33-97662)
  10.78     [Intentionally Omitted]
  10.79     Lease for White Pine Care Center, dated November 1, 1994 (incorporated by reference to Exhibit 10.79 to Amendment No. 1 to the Registration Statement on
            Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.80     [Intentionally Omitted]
  10.81     [Intentionally Omitted]
  10.82     [Intentionally Omitted]
  10.83     Lease for Green Acres Nursing Home, dated August 30, 1995 (incorporated by reference to Exhibit 10.83 to Amendment No. 1 to the Registration Statement on
            Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.84     Lease for Hemphill Care Center, dated September 1, 1994 (incorporated by reference to Exhibit 10.84 to Amendment No. 1 to the Registration Statement on Form S-1
            filed on November 16, 1995, File No. 33-97662)
  10.85     [Intentionally Omitted]
  10.86     [Intentionally Omitted]
  10.87     [Intentionally Omitted]
  10.88     [Intentionally Omitted]
  10.89     [Intentionally Omitted]
  10.90     Lease for Nightingale West Nursing Home, dated August 24, 1995 (incorporated by reference to Exhibit 10.90 to Amendment No. 1 to the Registration Statement on
            Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.91     Sublease for Twin Pines of Lewisville, dated September 8, 1995 (incorporated by reference to Exhibit 10.91 to Amendment No. 1 to the Registration Statement on
            Form S-1 filed on November 16, 1995, File No. 33-97662)
  10.92     Lease for Homestead of McKinney dated as of July 1, 1996 between Westminister
            Healthcare, Inc. and Brit Will Investments-II, Inc. (incorporated by reference to
            Exhibit 10.92 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)

  10.93     [Intentionally Omitted]
  10.94     Letter Agreement regarding licensing and operation of the Indiana facilities from
            Cedar Care and Sherwood to the Company, dated August 10, 1995 (incorporated by reference to Exhibit 10.94 to Amendment No. 2 to the Registration Statement on
            Form S-1 filed on December 4, 1995, File No. 33-97662)
  10.95     Agreement Regarding Conversion of the Convertible Debenture, dated December 1,
            1995 (incorporated by reference to Exhibit 10.95 to Amendment No. 2 to the
            Registration Statement on Form S-1 filed on December 4, 1995, File No. 33-97662)
  10.96     Letter Agreement Regarding Consulting Services (incorporated by reference to
            Exhibit 10.96 to Amendment No. 3 to the Registration Statement on Form S-1 filed on December 12, 1995, File No. 33-97662)
  10.97     Loan and Security Agreement dated February 16, 1996 by and between Unison
            HealthCare Corporation, SunQuest SPC, Inc., BritWill HealthCare Company, BritWill
            Investments-I, Inc., BritWill Funding Corporation, BritWill Investments-II, Inc.,
            Emory Care Center, Inc., Cedar Care, Inc., Sherwood Healthcare Corp. (collectively as borrowers) and HealthPartners Funding, L.P. (as lender) (incorporated by reference to Exhibit 10.97 to the Company's Annual Report on Form 10-K for the
            year ended December 31, 1995)
  10.97.1   Letter Agreement dated October 4, 1996 between HealthPartners Funding, L.P. and
            Unison HealthCare Corporation (incorporated by reference to Exhibit 10.97.1 to
            Amendment No. 1 to the Registration Statement on Form S-4 filed on October 11,
            1996, File No. 333-12263)
  10.98     Security Agreement effective as of February 1, 1996 by and among Unison HealthCare
            Corporation, a Delaware corporation, Sunbelt Therapy Management Services, Inc., an
            Arizona corporation, Paul G. Henderson and Paige B. Plash (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on April 12, 1996)
  10.99     Promissory Note of Unison HealthCare Corporation to Omega Healthcare Investors,
            Inc. in the amount of $3,500,000, dated February 9, 1996 (incorporated by reference to Exhibit 10.99 to the Company's Annual Report on Form 10-K for the
            year ended December 31, 1995)
  10.100    Lease dated November 30, 1994 between Monica R. Salusky and SunQuest SPC, Inc.
            (commencement date: August 1, 1996) (incorporated by reference to the Company's
            Current Report on Form 8-K dated August 14, 1996)
  10.101    Modification of Lease dated as of July 31, 1996 between Monica R, Salusky,
            SunQuest SPC, Inc. and Unison HealthCare Corporation (incorporated by reference to the Company's Current Report on Form 8-K dated August 14, 1996)
  10.102    Lease dated June 19, 1996 between Walla Walla Partners, L.P. and SunQuest SPC,
            Inc. (commencement date: August 1, 1996) (incorporated by reference to the
            Company's Current Report on Form 8-K dated August 14, 1996)
  10.103    First Amendment to Lease dated July 26, 1996 between Walla Walla Partners, L.P.
            and SunQuest SPC, Inc. (incorporated by reference to the Company's Current Report on Form 8-K dated August 14, 1996)
  10.109    Promissory Note of Unison HealthCare Corporation to Red Line Healthcare
            Corporation in the amount of $771,004.60 dated August 30, 1996 (incorporated by reference to Exhibit 10.109 to the Registration Statement on Form S-4 filed on
            September 18, 1996, File No. 333-12263)
  10.110    Receivables Purchase and Sale Agreement dated August 8, 1996 between
            HealthPartners Funding, L.P., Sunbelt Therapy Management Services, Inc. (an
            Arizona corporation), Henderson & Associates Rehabilitation, Inc., Decator
            Sportsfit & Wellness Center, Inc., Therapy Health Systems, Inc., Sunbelt Therapy
            Management Services, Inc. (an Alabama corporation), Quest Pharmacies, Inc. and
            SunQuest SPC, Inc. (incorporated by reference to Exhibit 10.110 to the
            Registration Statement on Form S-4 filed on September 18, 1996, File No.
            333-12263)

  10.111    Master Lease Agreement dated June 4, 1996 between Unison HealthCare Corporation and LINC Anthem Corporation (incorporated by reference to Exhibit 10.111 to the
            Registration Statement on Form S-4 filed on September 18, 1996, File No.
            333-12263)
  10.112    Form of Promissory Notes dated March 17, 1997, to former Signature shareholders in partial payment of Equity Adjustment Amount (incorporated by reference to Exhibit
            10.112 to the Company's Annual Report on Form 10-K for the year ended December 31,
            1996)
  10.113    Services Agrement dated as of March 31, 1997, between the Registrant and David A.
            Kremser (incorporated by reference to Exhibit 10.113 to the Company's Annual
            Report on Form 10-K for the year ended December 31, 1996)
  10.114    Indemnification Agreement dated as of March 31, 1997, between the Registrant and
            David A. Kremser (incorporated by reference to Exhibit 10.114 to the Company's
            Annual Report on Form 10-K for the year ended December 31, 1996)
  10.115    Tolling Agreement dated as of March 31, 1997, between the Registrant and David A.
            Kremser (incorporated by reference to Exhibit 10.115 to the Company's Annual
            Report on Form 10-K for the year ended December 31, 1996)
  10.116    Stock Option Agreement dated as of March 31, 1997, between the Registrant and
            David A. Kremser (incorporated by reference to Exhibit 10.116 to the Company's
            Annual Report on Form 10-K for the year ended December 31, 1996)
 10.117.1   Form of Loan and Security Agreement dated as of April 21, 1997 among the
            Registrant, Elk Meadows Investments, L.L.C. and BritWill Investments Company, Ltd.
            (incorporated by reference to Exhibit 10.117.1 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1996)
 10.117.2   Form of Stock Pledge Agreement dated as of April 21, 1997 among the Registrant,
            Elk Meadows Investments, L.L.C. and BritWill Investments Company, Ltd.
            (incorporated by reference to Exhibit 10.117.2 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1996)
  10.118    Asset Purchase Agreement dated as of December 20, 1996, among Sunbelt Therapy
            Management Services, Inc., Spine Rehabilitation and Physical Therapy Center, Inc.
            and Douglas L. Bates (incorporated by reference to Exhibit 10.118 to the Company's
            Annual Report on Form 10-K for the year ended December 31, 1996)
  10.119    Master Lease Agreement dated November 25, 1996, between Unison HealthCare
            Corporation and Pacific Financial Company, relating to computer equipment and software (incorporated by reference to Exhibit 10.119 to the Company's Annual
            Report on Form 10-K for the year ended December 31, 1996)
  10.120    Form of sublease agreement dated as of March 1, 1997, between BritWill
            Investments-II, Inc. and Hasmark East Ltd., relating to Four States Care Center,
            Green Acres, Heritage Oaks and Texarkana Nursing Center (incorporated by reference to Exhibit 10.120 to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1996)
  10.121    Lease dated as of June 13, 1995, between AHP of Colorado, Inc. and Arkansas, Inc.*
  10.122    Lease dated as of June 13, 1995, between AHP of Colorado, Inc. and Cornerstone
            Care, Inc.*
  10.123    Lease dated as of July 28, 1995, between American Health Properties of Arizona,
            Inc. and Safford Care, Inc.*
  10.124    Lease dated as of July 28, 1995, between American Health Properties of Arizona,
            Inc. and Douglas Manor, Inc. (incorporated by reference to Exhibit 10.124 to the
            Company's Annual Report on Form 10-K for the year ended December 31, 1996)
  10.125    Promissory Note and related Mortgage dated March 30, 1994 in the original principal amount of $19.1 million between Signature Health Care, Inc. and National
            Health Investors, Inc. (incorporated by reference to Exhibit 10.125 to the
            Company's Annual Report on Form 10-K for the year ended December 31, 1996)

  10.126    Lease dated as of December 1, 1990 between Health Care Reit, Inc. and The Arbors
            Health Care Center Inc. (incorporated by reference to Exhibit 10.126 to the
            Company's Annual Report on Form 10-K for the year ended December 31, 1996)
  11.1      Unison HealthCare Corporation Statement Re: Computation of Per Share Earnings
            (incorporated by reference to Exhibit 11.1 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)
  12        Computation of Ratio of Earnings to Fixed Charges(reference is made to II-27)*
  21        List of subsidiaries (incorporated by reference to Exhibit 21 to the Company's
            Annual Report on Form 10-K for the year ended December 31, 1996)
  23.1      Consent of Ernst & Young LLP (reference is made to page II-21)*
  23.2      Consent of Price Waterhouse (reference is made to page II-22)*
  23.3      Consent of Arthur Andersen LLP (reference is made to II-23)*
  23.4      Consent of Anderson & Whitney, P.C. (reference is made to II-24)*
  23.12     Consent of Quarles & Brady (contained in its opinion filed as Exhibit 5.1 hereto)*
  24.1      Power of Attorney (reference is made to pages II-17 and II-20)*
  99.1      Form of Letter of Transmittal*
  99.2      Form of Notice of Guaranteed Delivery**
  99.3      Report of Ernst & Young LLP (reference is made to II-25)*
  99.4      Report of Ernst & Young LLP (reference is made to II-26)*
  99.5      Report of Ronald H. Ridgers, P.C. related to American Professional Holding, Inc.
            (incorporated by reference to Exhibit 99.1 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)
  99.6      Report of Ronald H. Ridgers, P.C. related to Memphis Clinical Laboratory, Inc.
            (incorporated by reference to Exhibit 99.2 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1996)

---------------

 * Filed herewith.

** To be filed by amendment

     (B) FINANCIAL STATEMENT SCHEDULES

     Unison HealthCare Corporation
          Schedule II Valuation and Qualifying Accounts (reference is made to II-15)

     BritWill HealthCare Company
          Schedule II Valuation and Qualifying Accounts (reference is made to II-16)

     All other schedules are omitted because they are not applicable or required or because the information required is included in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                                                     SCHEDULE II

                         UNISON HEALTHCARE CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS

                                                       ADDITIONS
                                                 ---------------------
                                                  CHARGED
                                    BALANCE AT    TO COST     CHARGED                     BALANCE AT
                                    BEGINNING       AND       TO OTHER                      END OF
DESCRIPTION                         OF PERIOD     EXPENSES    ACCOUNTS     DEDUCTIONS       PERIOD
                                    ----------   ----------   --------     ---------      ----------
Year ended December 31, 1994
  Allowance for doubtful
  accounts........................    $164,000   $  128,000   $            $  (2,000)(1)  $  290,000
Year ended December 31, 1995
  Allowance for doubtful
  accounts........................    $290,000   $   29,000   $801,000(2)  $(337,000)(1)  $  783,000
Year ended December 31, 1996
  Allowance for doubtful
  accounts........................    $783,000   $2,742,000   $672,000(3)  $(420,000)(1)  $3,776,000

---------------

(1) Uncollectible accounts written off, net of recoveries.

(2) Represents the allowance for doubtful accounts recorded by BritWill at July 31, 1995.

(3) Represents the allowance for doubtful accounts recorded by Signature at October 31, 1996.

                                                                     SCHEDULE II

                          BRITWILL HEALTHCARE COMPANY
                       VALUATION AND QUALIFYING ACCOUNTS

                                                       ADDITIONS
                                                -----------------------
                                                 CHARGED
                                   BALANCE AT    TO COST      CHARGED                      BALANCE AT
                                   BEGINNING       AND        TO OTHER                       END OF
           DESCRIPTION             OF PERIOD     EXPENSES     ACCOUNTS      DEDUCTIONS       PERIOD
                                   ----------   ----------   ----------     ---------      ----------
Year ended December 31, 1994
  Allowance for uncollectible
  accounts........................ $ (480,039)   $(644,471)                  $127,264(2)    $(997,246)
Six Months ended June 30, 1995
  Allowance for uncollectible
  accounts........................ $ (997,246)   $ (21,442)                  $227,821(2)    $(790,867)
One Month ended July 31, 1995
  Allowance for uncollectible
  accounts........................ $ (790,867)   $ (48,631)                  $ 38,724(2)    $(800,774)

---------------

(1) Adjustment related to increasing accounts receivable and the allowance to reconcile to accounts receivable agings.

(2) Uncollectible accounts written off, net of recoveries.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the third day of July 1997.

                                          Unison HealthCare Corporation

                                          By: /s/   DAVID A. KREMSER

                                            ------------------------------------
                                                 David A. Kremser
                                               Interim Chief Executive Officer
                                               and Chief Financial Officer

                               POWER OF ATTORNEY

     Know All Men by These Presents, that each person whose signature appears below constitutes and appoints David A. Kremser and Phillip R. Rollins, and each one of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of Unison HealthCare Corporation in the capacities and on the dates indicated.

             SIGNATURE                                  TITLE                          DATE
-----------------------------------    ----------------------------------------    -------------

       /s/ DAVID A. KREMSER            Interim Chief Executive Officer             July 3, 1997
-----------------------------------    and Chief Financial Officer
         David A. Kremser              (Principal Executive Officer)

      /s/ PHILLIP R. ROLLINS           Executive Vice President -- Operations,     July 3, 1997
-----------------------------------    Chief Operating Officer, Director
        Phillip R. Rollins

       /s/ WARREN K. JERREMS           Vice President, Chief Accounting Officer    July 3, 1997
-----------------------------------    (Principal Accounting Officer)
         Warren K. Jerrems
      /s/ BRUCE H. WHITEHEAD           Chairman of the Board of Directors          July 3, 1997
-----------------------------------
        Bruce H. Whitehead

       /s/ TYRRELL L. GARTH            Director                                    July 3, 1997
-----------------------------------
         Tyrrell L. Garth

      /s/ JOHN T. LYNCH, JR.           Director                                    July 3, 1997
-----------------------------------
        John T. Lynch, Jr.

             SIGNATURE                                  TITLE                          DATE
-----------------------------------    ----------------------------------------    -------------


-----------------------------------    Director                                    July 3, 1997
           Mark W. White

         /s/ JOHN T. CASEY             Director                                    July 3, 1997
-----------------------------------
           John T. Casey

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Scottsdale, State of Arizona on the third day of July 1997.

                                          Quest Pharmacies, Inc., an Arizona
                                          corporation

                                          By: /s/  PHILLIP R. ROLLINS

                                            ------------------------------------
                                                 Phillip R. Rollins
                                               Vice President for the above
                                                 subsidiary of
                                               Unison HealthCare Corporation

                                          Sunbelt Therapy Management Services,
                                          Inc., an
                                          Arizona corporation

                                          By: /s/  PHILLIP R. ROLLINS

                                            ------------------------------------
                                                 Phillip R. Rollins
                                               President and Chief Executive
                                                 Officer for the above
                                                 subsidiary of Unison HealthCare
                                                 Corporation

                                          Decatur Sports Fit & Wellness Center,
                                          Inc., an
                                          Alabama corporation
                                          Therapy Health Systems, Inc., a
                                          Mississippi corporation
                                          Henderson & Associates Rehabilitation,
                                          Inc., an
                                          Alabama corporation
                                          Sunbelt Therapy Management Services,
                                          Inc., an
                                          Alabama Corporation

                                          By: /s/  PHILLIP R. ROLLINS

                                            ------------------------------------
                                                 Phillip R. Rollins
                                               President and Chief Executive
                                                 Officer for the above direct or
                                                 indirect subsidiaries of Unison
                                                 HealthCare Corporation

Sunquest SPC, Inc.,
an Arizona corporation

BritWill HealthCare Company
a Colorado corporation

BritWill Investments - I, Inc.,
a Delaware corporation

BritWill Investments - II, Inc.,
a Delaware corporation

BritWill Funding Corporation,
a Delaware corporation

Emory Care Center, Inc.,
a Texas corporation

Memphis Clinical Laboratory, Inc.,
a Tennessee corporation

American Professional Holding, Inc.,
a Utah corporation

Ampro Medical Services, Inc.,
a Texas corporation

Gamma Laboratories, Inc.,
a Missouri corporation

Signature Health Care Corporation,
a Delaware corporation

Brookshire House, Inc.,
a Colorado corporation

Christopher Nursing Center, Inc.,
a Colorado corporation

Amberwood Court, Inc.,
a Colorado corporation

The Arbors Health Care Center, Inc.,
an Arizona corporation

Los Arcos, Inc.,
a Colorado corporation

Pueblo Norte, Inc.,
a Colorado corporation

Signature Management Group, Inc.,
a Colorado corporation

Cornerstone Care, Inc.,
a Colorado corporation

Arkansas Inc.,
a Colorado corporation

Douglas Manor, Inc.,
a Colorado corporation

Safford Care, Inc.,
a Colorado corporation

RehabWest, Inc.,
a Colorado corporation

By: /s/                        PHILLIP R. ROLLINS

    -----------------------------------------
         Phillip R. Rollins
         President and Chief Executive
         Officer for the above direct or
         indirect subsidiaries of
         Unison HealthCare Corporation

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints David A. Kremser and Phillip R. Rollins, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                             TITLE                         DATE
-----------------------------------    ------------------------------    ---------------------
                        Quest Pharmacies, Inc., an Arizona corporation
      /s/ L. ROBERT OBERFIELD          President, Director (Principal    July 3, 1997
-----------------------------------    Executive Officer)
        L. Robert Oberfield

      /s/ PHILLIP R. ROLLINS           Vice President, Director          July 3, 1997
-----------------------------------
        Phillip R. Rollins


               Sunbelt Therapy Management Service, Inc., an Arizona corporation

      /s/ PHILLIP R. ROLLINS           President and Chief Executive     July 3, 1997
-----------------------------------    Officer, Director
        Phillip R. Rollins

              Decatur Sports Fit & Wellness Center, Inc., an Alabama corporation
                   Therapy Health Systems, Inc., a Mississippi corporation
             Henderson & Associates Rehabilitation, Inc., an Alabama corporation
              Sunbelt Therapy Management Services, Inc., an Alabama corporation

      /s/ PHILLIP R. ROLLINS           President and Chief Executive     July 3, 1997
-----------------------------------    Officer, Director
        Phillip R. Rollins

   Sunquest SPC, Inc., an Arizona corporation, Christopher Nursing Center, Inc., a Colorado corporation, BritWill HealthCare Company, a Delaware corporation, Amberwood Court, Inc., a
    Colorado corporation, BritWill Investments - I, Inc., a Delaware corporation, The Arbors
  Health Care Center, Inc., an Arizona corporation, BritWill Investments -II, Inc., a Delaware corporation, Los Arcos, Inc., a Colorado corporation, BritWill Funding Corporation, a
  Delaware corporation, Pueblo Norte, Inc., a Colorado corporation, Emory Care Center Inc., a
  Texas corporation, Rio Verde Nursing Center, Inc., a Colorado corporation, Memphis Clinical
    Laboratory, Inc., a Tennessee corporation, Signature Management Group, Inc., a Colorado corporation, American Professional Holding, Inc., a Utah corporation, Cornerstone Care,
   Inc., a Colorado corporation, Ampro Medical Services, Inc., a Texas corporation, Arkansas,
    Inc., a Colorado corporation, Gamma Laboratories, Inc., a Missouri corporation, Douglas
       Manor, Inc., a Colorado corporation, Signature Health Care Corporation, a Delaware corporation, Safford Care, Inc., a Colorado corporation, Brookshire House, Inc., a Colorado corporation, RehabWest, Inc., a Colorado corporation

      /s/ PHILLIP R. ROLLINS           President and Chief Executive     July 3, 1997
-----------------------------------    Officer, Director
        Phillip R. Rollins

                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 16, 1997 with respect to the financial statements and schedule of Unison HealthCare Corporation for the three years ended December 31, 1996, which, as to the years 1995 and 1994, are based in part on the reports of other auditors; our reports dated April 10, 1996 with respect to the financial statements and schedule of BritWill HealthCare Company for the month ended July 31, 1995; our report dated May 16, 1996 with respect to the financial statements of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. for the two years ended December 31, 1995; and our report dated October 4, 1996 with respect to the financial statements of Franciscan Healthcare Centers at Enumclaw and Walla Walla for the three years ended June 30, 1996, all of which are included in the Registration Statement
(Form S-4 No. 333-      ) and related Prospectus of Unison HealthCare
Corporation for the registration of $100,000,000 of its 12 1/4% Senior Notes Due 2006.

                                          Ernst & Young LLP

Phoenix, Arizona
June 27, 1997

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated November 8, 1995 relating to the financial statements of BritWill HealthCare Company, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the six month period ended June 30, 1995 and for the year ended December 31, 1994 included in Part II of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Dallas, Texas
June 27, 1997

                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated April 15, 1996, on the consolidated balance sheets of Signature Health Care Corporation (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994; and our report dated April 15, 1996, on the combined balance sheet of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc. (Colorado corporations) as of December 31, 1995 and the related combined statements of operations, stockholders' equity and cash flows for the period from inception, May 9, 1995, through December 31, 1995, and to all references to our Firm included in or made a part of the Registration Statement on Form S-4
(File No.      ) for Unison HealthCare Corporation.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
July 3, 1997

                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 27, 1996 accompanying the financial statements of RehabWest, Inc. contained in the Prospectus of Unison HealthCare Corporation that is made a part of the Registration Statement (Form S-4) for the registration of the exchange of its 12.25% Senior Notes due 2006.

ANDERSON & WHITNEY, P.C.

Greeley, Colorado
July 3, 1997

                                                                    EXHIBIT 99.3

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Unison HealthCare Corporation

     We have audited the consolidated balance sheets of Unison HealthCare Corporation as of December 31, 1996 and 1995, and the related consolidated statement of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and have issued our report thereon dated May 16, 1997 which, as to the years 1995 and 1994, are based upon the report of other auditors. Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express our opinion on this schedule based on our audits.

     In our opinion, the financial statement schedule referred to above, based on our audits and, for 1995 and 1994, the report of other auditors, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Phoenix, Arizona
May 16, 1997

                                                                    EXHIBIT 99.4

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
BritWill HealthCare Company

     We have audited the consolidated statements of operations and cash flows of BritWill HealthCare Company for the month ended July 31, 1995 and have issued our report thereon dated April 10, 1996. Our audit also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express our opinion on this schedule based on our audit.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Phoenix, Arizona
April 10, 1996

                                                                      EXHIBIT 12

                         UNISON HEALTHCARE CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                           YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------
                                                              ACTUAL                         PRO
                                           --------------------------------------------     FORMA
                                           1992    1993     1994      1995       1996        1996
                                           ----    ----    ------    ------    --------    --------
Income (loss) before income taxes.......   $338    $286    $  512    $  249    $(31,794)   $(31,731)
                                           ----    ----    ------    ------    --------    --------
Fixed charges:
  Interest expense......................     14      44       147     1,176       5,824      15,638
  Amortization of debt expense..........     --      --        --        69         246         700
  Portion of rents representing
     interest -- 33%....................     52      69       468     2,222       5,214       5,199
                                           ----    ----    ------    ------    --------    --------
Total fixed charges.....................     66     113       615     3,467      11,284      21,537
                                           ----    ----    ------    ------    --------    --------
Income (loss) before income taxes and
  fixed charges.........................   $404    $399    $1,127    $3,716    $(20,510)   $(10,194)
                                           ====    ====    ======    ======    ========    ========
Ratio of earnings to fixed charges......   6.15    3.54      1.83      1.07          --          --

---------------

Earnings were inadequate to cover fixed charges by $31,794 in 1996 and $31,731 in 1996 on a pro forma basis.